Information contained herein is subject to completion or amendment. Offers to buy these securities may not be accepted withought he delivery of a Final Prospectus Supplement and Prospectus. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualificaton under the securities laws of any such state.

                    SUBJECT TO COMPLETION, DATED JUNE 5, 1997

PROSPECTUS SUPPLEMENT
----------------------------------
(TO PROSPECTUS DATED JUNE 5, 1997)

                           $745,386,000 (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                   (DEPOSITOR)

                       MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 1997-C1

                                   ----------

The Mortgage Pass-Through Certificates, Series 1997-C1 (the "Certificates") will consist of fifteen classes (each, a "Class") of Certificates, including the eight Classes of Certificates offered hereby (collectively, the "Offered Certificates"). The Certificates, in the aggregate, will represent the entire undivided beneficial ownership interest in a trust fund (the "Trust Fund") to be established by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), that is expected to consist primarily of a segregated pool (the "Mortgage Pool") of 220 conventional, fixed rate mortgage loans (the "Mortgage Loans") secured by first liens on commercial and multifamily properties (each, a "Mortgaged Property"). As of June 1, 1997 (the "Cut-off Date"), the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of approximately $842,244,629, after application of all payments of principal due on or before such date, whether or not received. The Offered Certificates bear the class designations and have the characteristics set forth in the table below. Simultaneously with the issuance of the Offered Certificates, the Private Certificates (as defined herein) will be issued. Only the Offered Certificates are offered hereby.
                                                        (Continued on next page)

                                   ----------

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ONPAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 16 OF
                                THE PROSPECTUS.

                                   ----------

PROCEEDS OF THE ASSETS IN THE TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON
    THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, EITHER UNDERWRITER, THE MASTER
SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY
                    GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
     ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
      PROSPECTUS.ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

   THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
       THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS
                                    UNLAWFUL.

===============================================================================================
                                     PERCENTAGE                     RATED FINAL
            INITIAL CERTIFICATE      OF INITIAL     PASS-THROUGH   DISTRIBUTION      EXPECTED
 CLASS         BALANCES (1)       POOL BALANCE (1)      RATE         DATE (2)       RATING (3)
----------------------------------------------------------------------------------------------
Class A-1 ..   $252,440,000              30.0%             %       June 18, 2029    Aaa/AAA/AAA

Class A-2 ..   $ 86,358,000              10.3%             %       June 18, 2029    Aaa/AAA/AAA

Class A-3 ..   $254,984,000              30.3%             %       June 18, 2029    Aaa/AAA/AAA

Class B ....   $ 46,323,000               5.5%             %       June 18, 2029     Aa2/AA/AA

Class C ....   $ 46,324,000               5.5%             %       June 18, 2029      A2/A/A

Class D ....   $ 42,112,000               5.0%             %       June 18, 2029    Baa2/BBB/NR

Class E ....   $ 16,845,000               2.0%             %       June 18, 2029   Baa3/BBB-/NR

Class IO ...        N/A                 N/A              (4)       June 18, 2029    Aaa/NR/AAA
===============================================================================================

(1)   Subject to a permitted variance of plus or minus 5%.

(2) The Rated Final Distribution Date is the first Distribution Date (as defined herein) that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest amortization term. See "Ratings" herein.

(3) By each of Moody's Investors Service, Inc., Standard & Poor's Ratings Services (except with respect to the Class IO Certificates) and Fitch Investors Service, L.P. (except with respect to the Class D and Class E Certificates).

(4) The Class IO Certificates will not have a principal balance nor will they entitle the holders thereof to be entitled to receive distributions of principal, but will entitle such holders to receive payments of interest equal to the aggregate interest accrued on the notional amount of each of its Components, as described herein. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amounts" and "--Pass-Through Rates" herein.

                                   ----------

      The Offered Certificates will be offered by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Daiwa Securities America Inc. (together, the "Underwriters") from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $_____________, which includes accrued interest. See "METHOD OF DISTRIBUTION" herein.

      The Offered Certificates are offered by the Underwriters when, as and if issued and delivered to and accepted by the Underwriters, subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company on or about June 26, 1997.

                                   ----------

MERRILL LYNCH & CO.                               DAIWA SECURITIES AMERICA INC.

                                   ----------

            The date of this Prospectus Supplement is June __, 1997.

(cover continued)

      The Depositor will acquire the Mortgage Loans from Merrill Lynch Mortgage Capital Inc., Daiwa Finance Corp. and from General Electric Capital Corporation (each, a "Mortgage Loan Seller"). On or before the date the Certificates are issued, the Depositor will transfer the Mortgage Loans, without recourse, to LaSalle National Bank, as trustee of the Trust Fund (the "Trustee"), in exchange for the Certificates.

      As and to the extent described herein, the Private Certificates will be subordinate to the Offered Certificates; the Class B, Class C, Class D and Class E Certificates will be subordinate to the Class A-1, Class A-2, Class A-3 and Class IO Certificates; the Class C, Class D and Class E Certificates will be subordinate to the Class B Certificates; the Class D and Class E Certificates will be subordinate to the Class C Certificates; and the Class E Certificates will be subordinate to the Class D Certificates. Distributions of interest on and principal of the Certificates will be made, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day, commencing July 18, 1997 (each, a "Distribution Date"). As described herein, distributions allocable to interest accrued on each Class of Offered Certificates (other than the Class IO Certificates) will be made on each Distribution Date based on the pass-through rate (the "Pass-Through Rate") applicable to such Class and the principal amount (the "Certificate Balance") of such Class outstanding immediately prior to such Distribution Date. As described herein, distributions allocable to interest accrued on the Class IO Certificates will be made on each Distribution Date in an amount equal to the sum of the amount of interest which has accrued on each of its components (each, a "Component" and, separately, the "Class IO-1 Component" and the "Class IO-2 Component"). Interest will accrue on the notional amount of each Component based on its respective Pass-Through Rate and the notional amount of such Component outstanding immediately prior to a Distribution Date. The notional amount of the Class IO-1 Component will equal the aggregate principal balance of the Mortgage Loans outstanding from time to time. The notional amount of the Class IO-2 Component will equal the aggregate Certificate Balance of the Class A-1 and Class A-2 Certificates outstanding from time to time. The Pass-Through Rate applicable to the Class IO-1 Component for each Distribution Date will equal the Weighted Average Net Mortgage Rate (as defined herein) minus ___% (but not less than zero), and the Pass-Through Rate applicable to the Class IO-2 Component for each Distribution Date will equal the weighted average of the Class A-1 Strip Rate (as defined below) and the Class A-2 Strip Rate (as defined below), weighted by the Certificate Balances of the corresponding Classes immediately prior to such Distribution Date. The Class A-1 Strip Rate will equal ___%, and the Class A-2 Strip Rate will equal ___%. As described herein, distributions allocable to principal of the Offered Certificates will be made sequentially to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates, in that order, until the respective Certificates are retired. The Class IO Certificates will not have a Certificate Balance, nor will they entitle the holders thereof to distributions of principal. The holders of the Certificates may also receive portions of any Prepayment Premiums (as defined herein) to the extent described herein. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.

      The yield to maturity on each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans that are applied in reduction of the Certificate Balance of such Class. THE YIELD TO MATURITY ON THE CLASS IO CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BY REASON OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND INVESTORS IN THE CLASS IO CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENT OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOUP THEIR INITIAL INVESTMENTS. The allocation to any Offered Class of any Prepayment Premium may be insufficient to offset fully the effects on the reduction to the anticipated yield to maturity resulting from the corresponding principal prepayment. Any delay in collection of a Balloon Payment (as defined herein) due at the maturity of a Mortgage Loan or any delay in the repayment of the principal balance of a Mortgage Loan by its respective Expected Repayment Date (as defined herein) will likely extend the weighted average life of the Class or Classes of Offered Certificates entitled to distributions in respect of principal as of the date such Balloon Payment was due or as of such Expected Repayment Date. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amounts" and "--Distributions," "YIELD AND MATURITY CONSIDERATIONS" and "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein, and "YIELD AND MATURITY CONSIDERATIONS" and "RISK FACTORS--Prepayments; Average Life of Certificates; Yields" in the Prospectus.

      As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby, "REMIC I," "REMIC II" and "REMIC III"). The Offered Certificates will constitute "regular interests" in the related REMIC. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

      There is currently no secondary market for the Offered Certificates. Each Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so. See "RISK FACTORS--The Certificates--Limited Liquidity" herein.

      THE PROSPECTUS THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE OFFERED CERTIFICATES. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A PAPER COPY OF BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT REGARDLESS OF WHETHER THE PURCHASER HAS RECEIVED SUCH DOCUMENTS ELECTRONICALLY.

      UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY OF PROSPECTUS SUPPLEMENT .........................................  S-5

RISK FACTORS .............................................................  S-26
  The Certificates .......................................................  S-26
    Limited Liquidity ....................................................  S-26
    Certain Yield and Maturity Considerations ............................  S-26
    Potential Conflicts of Interest ......................................  S-27
  The Mortgage Loans .....................................................  S-28
    Risks of Lending on Income-Producing Properties ......................  S-28
    Nonrecourse Mortgage Loans ...........................................  S-29
    Environmental Law Considerations .....................................  S-29
    Balloon Payments .....................................................  S-29
    Risk of Subordinated Debt ............................................  S-30

DESCRIPTION OF THE MORTGAGE POOL .........................................  S-30
  General ................................................................  S-30
  Certain Terms and Conditions of the Mortgage Loans .....................  S-31
    Mortgage Rates; Calculations of Interest .............................  S-31
    Due Dates ............................................................  S-31
    Amortization .........................................................  S-31
    Prepayment Provisions ................................................  S-32
    Defeasance ...........................................................  S-32
    Nonrecourse Obligations ..............................................  S-32
    "Due-on-Sale" and "Due-on-Encumbrance" Provisions ....................  S-32
    Cross-Default and Cross-Collateralization of Certain Mortgage Loans ..  S-33
  Assessments of Property Condition ......................................  S-33
    Property Inspection ..................................................  S-33
    Appraisals ...........................................................  S-33
    Environmental Assessments ............................................  S-33
    Engineering Assessments ..............................................  S-33
    Earthquake Analyses ..................................................  S-33
  Largest Mortgage Loans .................................................  S-34
    Shilo Inn Mortgage Loans .............................................  S-34
    Union Square Mortgage Loan ...........................................  S-34
    Boca Mortgage Loan ...................................................  S-34
    Rowland Mortgage Loan ................................................  S-35
    Caruth Mortgage Loan .................................................  S-35
  Additional Mortgage Loan Information ...................................  S-35
    The Mortgage Pool ....................................................  S-35
  The Mortgage Loan Sellers ..............................................  S-45
  Assignment of the Mortgage Loans; Repurchases ..........................  S-45
  Representations and Warranties; Repurchases ............................  S-45
  Changes in Mortgage Pool Characteristics ...............................  S-46

SERVICING OF THE MORTGAGE LOANS ..........................................  S-47
  General ................................................................  S-47
  The Master Servicer ....................................................  S-47
  The Special Servicer ...................................................  S-47
  Servicing and Other Compensation and Payment of Expenses ...............  S-49
  Modifications, Waivers and Amendments ..................................  S-51
  The Controlling Class Representative ...................................  S-51
  Limitation on Liability of Controlling Class Representative ............  S-52

                                                                            PAGE
                                                                            ----
  The Extension Adviser ..................................................  S-52
    Election of the Extension Adviser ....................................  S-52
    Duties of the Extension Adviser ......................................  S-52
    Limitation on Liability of Extension Adviser .........................  S-53
  REO Properties .........................................................  S-53
  Inspections; Collection of Operating Information .......................  S-54

DESCRIPTION OF THE CERTIFICATES ..........................................  S-54
  General ................................................................  S-54
  Registration and Denominations .........................................  S-54
  Certificate Balances and Notional Amounts ..............................  S-55
  Pass-Through Rates .....................................................  S-56
  Distributions ..........................................................  S-56
    General ..............................................................  S-56
    The Available Distribution Amount ....................................  S-56
    Application of the Available Distribution Amount .....................  S-57
    Distributable Certificate Interest ...................................  S-59
    Principal Distribution Amount ........................................  S-60
    Treatment of REO Properties ..........................................  S-60
    Allocation of Prepayment Premiums ....................................  S-61
  Subordination; Allocation of Losses and Certain Expenses ...............  S-61
  P&I Advances ...........................................................  S-63
  Appraisal Reductions ...................................................  S-64
  Reports to Certificateholders; Available Information ...................  S-64
  Voting Rights ..........................................................  S-66
  Termination ............................................................  S-66
  The Trustee ............................................................  S-66
  Duties of the Fiscal Agent .............................................  S-67

YIELD AND MATURITY CONSIDERATIONS ........................................  S-67
  Yield Considerations ...................................................  S-67
    General ..............................................................  S-6
    Rate and Timing of Principal Payment .................................  S-67
    Losses and Shortfalls ................................................  S-68
    Pass-Through Rates ...................................................  S-68
    Certain Relevant Factors .............................................  S-68
    Delay in Payment of Distributions ....................................  S-69
    Unpaid Distributable Certificate Interest ............................  S-69
    Yield Sensitivity of the Class IO Certificates .......................  S-69
  Weighted Average Life ..................................................  S-70
USE OF PROCEEDS ..........................................................  S-74
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..................................  S-74
ERISA CONSIDERATIONS .....................................................  S-75
LEGAL INVESTMENT .........................................................  S-77
METHOD OF DISTRIBUTION ...................................................  S-78
LEGAL MATTERS ............................................................  S-78
RATINGS ..................................................................  S-78
INDEX OF PRINCIPAL DEFINITIONS ...........................................  S-80
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS ............................  A-1
TERM SHEET ...............................................................  B-1
FORM OF DISTRIBUTION DATE STATEMENT ......................................  C-1

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary may be defined elsewhere in this Prospectus Supplement or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement have the meanings specified in the Prospectus. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by aggregate Cut-Off Date Balance. References to percentages of Mortgaged Properties are references to the percentages of the Initial Pool Balance represented by the aggregate Cut-off Date Balance of the related Mortgage Loans. All numerical information provided herein with respect to the Mortgage Loans is approximate.

                                                                                                             WEIGHTED     CASH FLOW
                                         INITIAL        PERCENTAGE OF                                PASS-   AVERAGE         OR
                MOODY'S/S&P/FITCH      CERTIFICATE      INITIAL POOL  CREDIT                        THROUGH    LIFE       PRINCIPAL
 CLASS              RATING(1)          BALANCES(2)       BALANCE(2)   SUPPORT    DESCRIPTION          RATE  (YEARS)(3)    WINDOW(3)
 -----              ----------         ------------      -----------  -------    -----------          ----  ----------   ----------
Class A-1 .....   Aaa/AAA/AAA        $ 252,440,000         30.0%       29.5%     Fixed Coupon           %       5.0       7/97-2/04

Class A-2 .....   Aaa/AAA/AAA        $  86,358,000         10.3%       29.5%     Fixed Coupon           %       7.5       2/04-6/06

Class A-3 .....   Aaa/AAA/AAA        $ 254,984,000         30.3%       29.5%     Fixed Coupon           %       9.6       6/06-5/07

Class B .......    Aa2/AA/AA         $  46,323,000          5.5%       24.0%     Fixed Coupon           %       9.9       5/07-5/07

Class C .......      A2/A/A          $  46,324,000          5.5%       18.5%     Fixed Coupon           %      10.0       5/07-6/07

Class D .......   Baa2/BBB/NR        $  42,112,000          5.0%       13.5%     Fixed Coupon           %      10.5       6/07-4/09

Class E .......   Baa3/BBB-/NR       $  16,845,000          2.0%       11.5%     Fixed Coupon           %      12.1       4/09-4/10

Class F .......       (6)            $  50,535,000          6.0%        5.5%     Fixed Coupon           %      14.8       4/10-5/14

Class G .......       (6)            $   8,422,000          1.0%        4.5%     Fixed Coupon           %      17.3       5/14-3/15

Class H .......       (6)            $  16,845,000          2.0%        2.5%     Fixed Coupon           %      18.5       3/15-8/16

Class J .......       (6)            $  21,056,629          2.5%        0        Fixed Coupon           %      21.1       8/16-6/22

Class IO ......    Aaa/NR/AAA              (4)               N/A         N/A     Variable I/O Strip    (5)      N/A       7/97-6/22

-----------------
(1) By each o f Moody's Investors Service, Inc., Standard & Poor's Ratings Services (exc ept with respect to the Class IO Certificates) and Fitch Investors Service, L.P. (except with respect to the Class D and Class E Certificates).

(2)   Subject to a permitted variance of plus or minus 5%.

(3)   Based on Scenario (1) set forth under "YIELD AND MATURITY
      CONSIDERATIONS--Weighted Average Life" herein.

(4) The Class IO Certificates will not have a Certificate Balance nor will they entitle the holders thereof to receive distributions of principal. See "--Description of the Certificates--Certificate Balances and Notional Amounts" herein.

(5) Holders of the Class IO Certificates will be entitled to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of its Components, as described herein. See "--Description of the Certificates--Pass-Through Rates" herein.

(6) Not offered hereby. Accordingly, any information herein regarding the terms of any such Class of Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Title of Certificates ........... Merrill Lynch Mortgage Investors, Inc.,
                                    Mortgage Pass-Through Certificates, Series
                                    1997-C1 (the "Certificates"), to be issued in fifteen classes (each, a "Class") to be designated as: (i) the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates (collectively, the "Sequential Pay Certificates"); (ii) the Class IO Certificates (together with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iii) the Class R-I, Class R-II and Class R-III Certificates (collectively, the "REMIC Residual Certificates"). Only the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class IO Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J and REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are not offered hereby.

Depositor ....................... Merrill Lynch Mortgage Investors, Inc., a
                                    Delaware corporation. The Depositor is a wholly owned, limited purpose finance subsidiary of Merrill Lynch Mortgage Capital Inc., one of the Mortgage Loan Sellers, and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), one of the Underwriters. Neither the Depositor nor any of its affiliates has insured or guaranteed the Offered Certificates. See "THE DEPOSITOR" in the Prospectus.

Master Servicer ................. GE Capital Asset Management Corporation
                                    ("GECAM"), a Delaware corporation, and an affiliate of the Special Servicer and General Electric Capital Corporation ("GECC"), one of the Mortgage Loan Sellers. See "SERVICING OF THE MORTGAGE LOANS--The Master Servicer and Special Servicer" and "--Servicing and Other Compensation and Payment of Expenses" herein.

Special Servicer ................ GE Capital Realty Group, Inc., a Texas
                                    corporation, and an affiliate of the Master
                                    Servicer and GECC. The Special Servicer will be responsible for performing certain servicing functions with respect to the Mortgage Loans that, in general, are in default or as to which default is imminent, for administering any REO Property (as defined herein) and for performing certain other servicing functions with respect to the Mortgage Pool under the Pooling and Servicing Agreement. The majority holder (or holders) of the Class of Sequential Pay Certificates having the latest alphabetical Class designation will have the right, subject to certain conditions described herein, to replace the Special Servicer and to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein. It is anticipated that GECC or an affiliate of GECC, the Master Servicer and the Special Servicer will purchase a portion of the Class F Certificates and all of the Class G, Class H and Class J Certificates on or about the Closing Date. See "SERVICING OF THE MORTGAGE LOANS--The Master Servicer and Special Servicer,"

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    "--Replacement of the Special Servicer" and "--Servicing and Other Compensation and Payment of Expenses" herein.

Trustee ......................... LaSalle National Bank, a nationally chartered bank and a wholly owned subsidiary of the Fiscal Agent.

Fiscal Agent..................... ABN AMRO Bank N.V., a Netherlands banking corporation and the corporate parent of the Trustee.

Mortgage Loan Sellers............ Merrill Lynch Mortgage Capital Inc. ("MLMCI"),
                                    the Depositor's corporate parent and an
                                    affiliate of Merrill Lynch, one of the
                                    Underwriters; Daiwa Finance Corp. ("Daiwa"), an affiliate of Daiwa Securities America Inc. ("Daiwa Securities"), one of the Underwriters; and GECC, an affiliate of the Master Servicer and the Special Servicer. See "DESCRIPTION OF THE MORTGAGE POOL--The Mortgage Loan Sellers" herein.

Cut-off Date..................... June 1, 1997.

Closing Date .................... On or about June 26, 1997.

Registration of the Offered
  Certificates................... The Offered Certificates of each Class will initially be represented by one or more
                                    global Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in any Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive such Certificate in fully registered, certificated form (a "Definitive Offered Certificate"), except under the limited circumstances described under "DESCRIPTION OF THE
                                    CERTIFICATES--Registration and
                                    Denominations" herein. Instead, DTC will effect payments and transfers in respect of the Offered Certificates by means of its electronic recordkeeping services, acting through certain participating organizations ("Participants"). This may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its Certificates. Unless and until Definitive Offered Certificates of any Class are issued to the related Certificate Owners, all references herein to the rights of holders of such Class of Offered Certificates are to the rights of those Certificate Owners as such rights may be exercised through DTC and its Participants, except as otherwise specified herein.

Denominations.................... The Offered Certificates of each Class will be issued, maintained and transferred on the book-entry records of DTC and its Participants in denominations of $100,000 actual or notional principal amount and in integral multiples of $1 in excess thereof.

The Mortgage Pool................ The Mortgage Pool is expected to consist of
                                    220 conventional, fixed rate Mortgage Loans with an aggregate Cut-off Date Balance of $842,244,629 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. The "Cut-off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-off Date, after reduction for all payments of principal due on or before such date, whether or not received. For purposes

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    of the numerical information provided
                                    herein, each of the Mortgage Loans is deemed to be secured by one Mortgaged Property, whether or not such Mortgaged Property is comprised of more than one parcel.

                                  All of the Mortgage Loans are generally
                                    non-recourse obligations of the respective borrowers. No Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer.

                                  Each Mortgage Loan is secured by a first
                                    mortgage lien on the borrower's fee simple estate (or, with respect to eight Mortgage Loans, or 7%, on the borrower's leasehold estate) in an income producing real property (each, a "Mortgaged Property"). Two of the Mortgage Loans, or 0.4%, are secured by the same Mortgaged Property. Such Mortgage Loans have equal payment priorities and relate to the same borrower.

                                  Set forth below are the number of Mortgage
                                    Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:



                                                       NUMBER OF  PERCENTAGE OF
                                                       MORTGAGE   INITIAL POOL
                                    PROPERTY TYPE        LOANS      BALANCE
                                    -------------        -----      -------

                                    Multifamily .......    99        40%

                                    Retail
                                     Anchored .........    27        20%
                                     Unanchored .......    14         5%
                                                        ------------------
                                                           41        25%

                                    Hospitality .......    35        14%
                                    Mobile Home Park ..    16         6%
                                    Industrial ........     9         4%
                                    Office ............    11         4%
                                    Self Storage ......     5         4%
                                    Mixed Use
                                     Multifamily/Retail     1         *
                                     Office/Retail ....     1         1%
                                                        ------------------
                                                            2         1%

                                    Health Care
                                     Congregate Care ..     1         *
                                     Skilled Nursing ..     1         *
                                                        ------------------
                                                            2         1%
                                                        ==================
                                    Total .............   220       100%

                                    ----------
                                    *Less than 0.5%

                                  The Mortgaged Properties are located
                                    throughout 34 states. Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgage

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Properties located in the states with
                                    concentrations of Mortgage Loans above 5%:

                                                      NUMBER OF   PERCENTAGE OF
                                                      MORTGAGE    INITIAL POOL
                                    STATE               LOANS        BALANCE
                                    -----               -----        -------

                                    California ......... 43            23%
                                    Texas .............. 54            21%
                                    Florida ............ 16             9%
                                    Georgia ............ 17             7%

                                  No Mortgage Loan or group of Mortgage Loans to
                                    one borrower or group of related borrowers exceeds 7% of the Initial Pool Balance. See "DESCRIPTION OF THE MORTGAGE
                                    POOL--Additional Mortgage Loan Information" herein.

                                  All of the Mortgage Loans bear interest at
                                    annualized rates ("Mortgage Rates") that will remain fixed for their respective remaining loan terms, except as described herein. Scheduled payments of principal and interest on the Mortgage Loans ("Monthly Payments") are due monthly on the first day of each month. One of the Mortgage Loans, or 1.2%, provides for Monthly Payments of only interest until a date set for in the respective Mortgage Note (as defined herein), after which date, Monthly Payments of principal and interest will be due, as set forth therein. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Due Dates" and "--Mortgage Rates; Calculations of Interest" herein.

                                  One hundred seventy-five (175) of the Mortgage
                                    Loans ("the Balloon Loans"), or 80%, provide for Monthly Payments based on amortization schedules significantly longer than their respective remaining terms to maturity. As a result, the Balloon Loans will have substantial principal amounts due and payable (each such amount, together with the corresponding payment of interest, a "Balloon Payment") on their respective scheduled maturity dates, unless prepaid prior thereto. Five of the Mortgage Loans (the "Hyperamortization Loans"), or 5%, fully amortize through their respective remaining terms to maturity, but provide that after a date set forth in the respective Mortgage Note (each such date, an "Expected Repayment Date"), interest will accrue on each such Mortgage Loan at an increased rate set forth in such Mortgage Note and the borrower will be obligated to apply all monthly cash flow generated by the related Mortgaged Property in excess of regular debt service payments and certain other expenses (the "Remaining Cash Flow") to the repayment of principal of such Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans" and "--Amortization" herein. The remaining forty (40) Mortgage Loans (the "Fully Amortizing Loans"), or 16%, fully amortize through their respective remaining terms to maturity, but do not include the Hyperamortization Loans. See "RISK FACTORS--The

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Mortgage Loans--Balloon Payments" herein and
                                    "RISK FACTORS--Balloon Payments; Borrower
                                    Default" in the Prospectus.

                                  As of the Cut-off Date, all of the Mortgage
                                    Loans restrict or prohibit voluntary
                                    principal prepayments. In general, the
                                    Mortgage Loans: (i) prohibit voluntary
                                    prepayments of principal for a period (a
                                    "Lockout Period") ending on a date specified in the related Mortgage Note (as defined herein) and, in general, thereafter impose a Yield Maintenance Charge or Percentage Premium (each as defined herein) for most of their respective remaining terms to maturity (196 Mortgage Loans, or 92%); (ii) prohibit voluntary prepayments of principal for a Lockout Period and thereafter permit voluntary principal prepayments in whole without material restrictions (11 Mortgage Loans, or 4%); (iii) permit voluntary principal prepayments provided that the prepayment is accompanied by a Yield Maintenance Charge, then a Percentage Premium in excess of the amount prepaid for most of their respective remaining terms to maturity (ten Mortgage Loans, or 3%) or (iv) permit voluntary principal prepayments provided that the prepayment is accompanied by a Yield Maintenance Charge or Percentage Premium in excess of the amount prepaid for most of their respective remaining terms to maturity (three (3) Mortgage Loans, or 1%). See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans" and "--Additional Mortgage Loan Information" herein. Theability of the Master Servicer or the Special Servicer to waiveor modify the terms of any Mortgage Loan relating to the payment of a Prepayment Premium is limited as described herein. See "SERVICING OF THE MORTGAGE
                                    LOANS--Modifications, Waivers and
                                    Amendments" herein. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium.

                                  With respect to five of the Mortgage Loans, or
                                    2%, during the applicable Lockout Period
                                    (which prohibits payment for most of the term), but after a certain date set forth in each such Mortgage Note (which date is not within two years of the Closing Date), under certain conditions, the related borrower may substitute a pledge of "Defeasance Collateral" in exchange for a release of the Mortgaged Property from the lien of the related Mortgage. In general, "Defeasance Collateral" is non-callable United States Treasury obligations that provide for payments that reflect, as closely as possible, the remaining scheduled payments (including Balloon Payments) in respect of the related Mortgage Loan. Such obligations must provide for payments prior, but as close as possible, to each successive Due Date (as defined herein) and the scheduled maturity date with respect to the defeased Mortgage Loan, with each such payment being equal to or greater than (with any excess to be returned to the borrower)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    the Monthly Payment with respect to such defeased Mortgage Loan and, in the case of the scheduled maturity date, the Balloon Payment (if any), due on such date.

                                  One hundred fourteen (114) of the Mortgage
                                    Loans, or 54%, were originated in 1997, 97 of the Mortgage Loans, or 43% were originated in 1996, and nine of the Mortgage Loans, or 3%, were originated prior to 1996.

                                  Set forth below is certain information
                                    regarding the Mortgage Loans and the
                                    Mortgaged Properties as of the Cut-off Date
                                    (all weighted averages set forth below are based on the Cut-off Date Balances of the respective Mortgage Loans). Such information is described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is set forth, in the tables under "Description of The Mortgage Pool--Additional Mortgage Loan Information" herein and in Annex A hereto. All terms used below as otherwise defined herein.

      Minimum Cut-off Date Balance ..........................   $   323,900
      Maximum Cut-off Date Balance ..........................   $14,926,238
      Average Cut-off Date Balance ..........................   $ 3,828,385
      Minimum Mortgage Rate .................................         8.030%
      Maximum Mortgage Rate .................................        10.350%
      Weighted Average Mortgage Rate ........................         8.893%
      Minimum Remaining Term to Maturity (months) ...........            43
      Maximum Remaining Term to Maturity (months) ...........           300
      Weighted Average Remaining Term to Maturity (months) ..           126
      Minimum Remaining Amortization Term (months) ..........           140
      Maximum Remaining Amortization Term (months) ..........           360
      Weighted Average Remaining Amortization Term (months) .           311
      Minimum Cut-off Date DSCR .............................         1.17x
      Maximum Cut-off Date DSCR .............................         2.17x
      Weighted Average Cut-off Date DSCR ....................         1.37x
      Minimum Cut-off Date LTV ..............................         41.70%
      Maximum Cut-off Date LTV ..............................         82.26%
      Weighted Average Cut-off Date LTV .....................         69.88%
      Minimum Repayment LTV .................................         26.45%(1)
      Maximum Repayment LTV .................................         80.58%(1)
      Weighted Average Repayment LTV ........................         61.68%(1)

----------

(1) Does not include Fully Amortizing Loans.

                                  One hundred thirty-three (133) of the Mortgage
                                    Loans, or 59% (the "MLMCI Loans"), were
                                    acquired by the Depositor from MLMCI, which acquired such Mortgage Loans from one of the participants in its commercial and multifamily mortgage loan conduit program concurrently with or shortly after origination. Fifty-one (51) of the Mortgage Loans, or 22%, were acquired by the Depositor from Daiwa, which originated or acquired such Mortgage Loans concurrently with or shortly after origination or acquired such Mortgage Loans in a secondary market purchase (the "Daiwa Loans"). Thirty-six (36) of the Mortgage Loans, or 19%, were acquired by the Depositor from GECC, which originated or acquired such Mortgage Loans concurrently with or shortly after origination or acquired such Mortgage Loans in a

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    secondary market purchase (the "GECC
                                    Loans"). See "DESCRIPTION OF THE MORTGAGE
                                    POOL" herein.

                                  On or prior to the Closing Date, the Depositor
                                    will cause the Mortgage Loan Sellers to
                                    assign the Mortgage Loans, without recourse
                                    (except as set forth in the next sentence), to the Trustee for the benefit of the holders of the Certificates (the "Certificateholders"). In connection with such assignment, each Mortgage Loan Seller will make certain representations and warranties regarding the characteristics of the Mortgage Loans assigned by such Mortgage Loan Seller and, as described herein, will agree to cure any material breach thereof or, in the absence of such a cure, to repurchase the affected Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE
                                    POOL--Representations and Warranties;
                                    Repurchases" herein.

Description of the
  Certificates................... The Certificates will be issued pursuant to a
                                    Pooling and Servicing Agreement, to be dated as of June 1, 1997, among the Depositor, the Master Servicer, the Special Servicer, GECC, the Fiscal Agent and the Trustee (the "Pooling and Servicing Agreement"), and will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting of the Mortgage Pool and certain related assets.

A. Certificate Balances and
  Notional Amounts............... Upon initial issuance, and in each case subject to a permitted variance of plus or minus 5%, the Offered Certificates (other than the Class IO Certificates) will have the Certificate Balances representing the approximate percentage of the Initial Pool Balance set forth in the table at the beginning of this Summary.

                                  The "Certificate Balance" of any Class of
                                    Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and other assets in the Trust Fund. As described herein, the Certificate Balance of a Class of Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any losses on the Mortgage Loans (herein referred to as "Realized Losses") and certain Trust Fund expenses (herein referred to as "Additional Trust Fund Expenses") actually allocated to principal of such Class of Certificates on such Distribution Date pursuant to the terms of the Pooling and Servicing Agreement.

                                  The Class IO Certificates will not have a
                                    Certificate Balance, but will represent the right to receive distributions of interest accrued on the notional amount of the Class IO-1 Component and the Class IO-2 Component (each a "Component"), as described herein. As of any Distribution Date, the Class IO-1 Component will have

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    a notional amount equal to the aggregate
                                    Stated Principal Balance of the Mortgage
                                    Loans immediately prior to such Distribution
                                    Date and the Class IO-2 Component will have a notional amount equal to the aggregate Certificate Balances of the Class A-1 Certificates and the Class A-2 Certificates immediately prior to such Distribution Date. Each Component will accrue interest at its applicable Pass-Through Rate on its related notional amount. The Class IO-1 Component and the Class IO-2 Component do not represent separate Classes of Certificates, but rather separate components, each of which is a part of the Class IO Certificates. The notional amount of the Class IO Certificates will equal the sum of the notional amount of each of its Components, which notional amount will initially be equal to $1,181,042,629. See "DESCRIPTION OF THE
                                    CERTIFICATES--Certificate Balances and
                                    Notional Amounts" herein.

                                  The REMIC Residual Certificates will not have
                                    Certificate Balances, but will represent the right to receive certain limited amounts not otherwise payable on the REMIC Regular Certificates.

B. Pass-Through Rates............ The Pass-Through Rates applicable to each
                                    Class of Sequential Pay Certificates for each Distribution Date are set forth in the table at the beginning of this Summary. The REMIC Residual Certificates will not bear interest.

                                  The Pass-Through Rate applicable to the Class
                                    IO-1 Component for each Distribution Date will equal the Weighted Average Net Mortgage Rate for such Distribution Date minus ___% (but not less than zero), and the Pass-Through Rate applicable to the Class IO-2 Component for each Distribution Date will equal the weighted average of the Class A-1 Strip Rate and the Class A-2 Strip Rate, weighted by the Certificate Balances of the corresponding Classes immediately prior to such Distribution Date. The Class A-1 Strip Rate will equal ___%, and the Class A-2 Strip Rate will equal ___%.

                                  The "Weighted Average Net Mortgage Rate" for
                                    each Distribution Date is the weighted
                                    average of the Net Mortgage Rates for the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date. The "Net Mortgage Rate" for each Mortgage Loan will equal the Mortgage Rate in effect for such Mortgage Loan as of the Cut-off Date, minus the applicable Initial Servicing Fee Rate and the Trustee Fee Rate (each as defined herein); provided that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Pass-Through Rate for the Class IO-1 Component, such Net Mortgage Rate will, to the extent appropriate, be adjusted from accrual period to accrual period to compensate for such difference. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable thereon and generally will equal the Cut-off Date Balance thereof, reduced

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    on each Distribution Date (to not less than zero) by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period (as defined herein) and distributed on the Certificates on such date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period for such Distribution Date. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such MortgageLoan will be zero. See "DESCRIPTION OF THE
                                    CERTIFICATES--Pass-Through Rates" herein.

C. Distributions................. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day, commencing July 18, 1997 (each, a "Distribution Date"). The total of all payments or other collections (or advances in lieu thereof) on or in respect of the Mortgage Loans (other than any Prepayment Premiums and any Additional Interest (as defined herein), which are separately distributable in respect of the Certificates) that are available for distribution to Certificateholders on any Distribution Date (less certain fees and expenses set forth in the Pooling and Servicing Agreement) is herein referred to as the "Available Distribution Amount" for such date. See "DESCRIPTION OF THE CERTIFICATES--Distributions--The Available
                                    Distribution Amount" herein.

                                  On each Distribution Date, for so long as the
                                    aggregate Certificate Balance of the Classes of the Sequential Pay Certificates is greater than zero, the Trustee will (except as otherwise described under "DESCRIPTION OF THE CERTIFICATES--Termination" herein) apply the Available Distribution Amount for such date for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

                                    (1)      to distributions of interest to the
                                             holders of the Class A-1, Class
                                             A-2, Class A-3 and Class IO
                                             Certificates (in each case, so long
                                             as any such Class remains
                                             outstanding), pro rata in
                                             accordance with the respective
                                             amounts of Distributable
                                             Certificate Interest (as defined
                                             herein) on such Classes of
                                             Certificates on such Distribution
                                             Date, in an amount equal to all
                                             Distributable Certificate Interest
                                             in respect of each such Class of
                                             Certificates for such Distribution
                                             Date and, to the extent not
                                             previously paid, for all prior
                                             Distribution Dates;

                                    (2)      to distributions of principal to
                                             the holders of the Class A-1
                                             Certificates in an amount (not to
                                             exceed the then outstanding
                                             Certificate Balance of such Class
                                             of Certificates) equal to the
                                             Principal Distribution Amount (as
                                             defined herein) for such
                                             Distribution Date;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    (3)      after the Class A-1 Certificates
                                             have been retired, to distributions
                                             of principal to the holders of the
                                             Class A-2 Certificates in an amount
                                             (not to exceed the then outstanding
                                             Certificate Balance of such Class
                                             of Certificates) equal to the
                                             Principal Distribution Amount for
                                             such Distribution Date, less any
                                             portion thereof distributed in
                                             respect of the Class A-1
                                             Certificates;

                                    (4)      after the Class A-1 and Class A-2
                                             Certificates have been retired, to
                                             distributions of principal to the
                                             holders of the Class A-3
                                             Certificates in an amount (not to
                                             exceed the then outstanding
                                             Certificate Balance of such Class
                                             of Certificates) equal to the
                                             Principal Distribution Amount for
                                             such Distribution Date, less any
                                             portion thereof distributed in
                                             respect of the Class A-1 and/or
                                             Class A-2 Certificates;

                                    (5)      to distributions to the holders of
                                             the Class A-1, Class A-2 and Class
                                             A-3 Certificates, pro rata in
                                             accordance with the amount of
                                             Realized Losses and Additional
                                             Trust Fund Expenses, if any,
                                             previously allocated to such
                                             Classes of Certificates for which
                                             no reimbursement has previously
                                             been received, to reimburse such
                                             holders for such Realized Losses
                                             and Additional Trust Fund Expenses,
                                             if any;

                                    (6)      to distributions of interest to the
                                             holders of the Class B Certificates
                                             in an amount equal to all
                                             Distributable Certificate Interest
                                             in respect of such Class of
                                             Certificates for such Distribution
                                             Date and, to the extent not
                                             previously paid, for all prior
                                             Distribution Dates;

                                    (7)      after the Class A-1, Class A-2 and
                                             Class A-3 Certificates have been
                                             retired, to distributions of
                                             principal to the holders of the
                                             Class B Certificates in an amount
                                             (not to exceed the then outstanding
                                             Certificate Balance of such Class
                                             of Certificates) equal to the
                                             Principal Distribution Amount for
                                             such Distribution Date, less any
                                             portion thereof distributed in
                                             respect of the Class A-1, Class A-2
                                             and/or Class A-3 Certificates;

                                    (8)      to distributions to the holders of
                                             the Class B Certificates to
                                             reimburse such holders for all
                                             Realized Losses and Additional
                                             Trust Fund Expenses, if any,
                                             previously allocated to such Class
                                             of Certificates and for which no
                                             reimbursement has previously been
                                             received;

                                    (9)      to distributions of interest to the
                                             holders of the Class C Certificates
                                             in an amount equal to all
                                             Distributable Certificate Interest
                                             in respect of such Class of
                                             Certificates for such Distribution
                                             Date and, to the extent not
                                             previously paid, for all prior
                                             Distribution Dates;

                                    (10)     after the Class A-1, Class A-2,
                                             Class A-3 and Class B Certificates
                                             have been retired, to distributions
                                             of principal to the holders of the
                                             Class C Certificates in an amount
                                             (not to exceed the then outstanding
                                             Certificate Balance of such Class
                                             of Certificates) equal to the
                                             Principal Distribution

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                             Amount for such Distribution Date,
                                             less anyportion thereof distributed
                                             in respect of the Class A-1, Class
                                             A-2, Class A-3 and/or Class B
                                             Certificates;

                                    (11)     to distributions to the holders of
                                             the Class C Certificates to
                                             reimburse such holders for all
                                             Realized Losses and Additional
                                             Trust Fund Expenses, if any,
                                             previously allocated to such Class
                                             of Certificates and for which no
                                             reimbursement has previously been
                                             received;

                                    (12)     to distributions of interest to the
                                             holders of the Class D Certificates
                                             in an amount equal to all
                                             Distributable Certificate Interest
                                             in respect of such Class of
                                             Certificates for such Distribution
                                             Date and, to the extent not
                                             previously paid, for all prior
                                             Distribution Dates;

                                    (13)     after the Class A-1, Class A-2,
                                             Class A-3, Class B and Class C
                                             Certificates have been retired, to
                                             distributions of principal to the
                                             holders of the Class D Certificates
                                             in an amount (not to exceed the
                                             then outstanding Certificate
                                             Balance of such Class of
                                             Certificates) equal to the
                                             Principal Distribution Amount for
                                             such Distribution Date, less any
                                             portion thereof distributed in
                                             respect of the Class A-1, Class
                                             A-2, Class A-3, Class B and/or
                                             Class C Certificates;

                                    (14)     to distributions to the holders of
                                             the Class D Certificates to
                                             reimburse such holders for all
                                             Realized Losses and Additional
                                             Trust Fund Expenses, if any,
                                             previously allocated to such Class
                                             of Certificates and for which no
                                             reimbursement has previously been
                                             received;

                                    (15)     to distributions of interest to the
                                             holders of the Class E Certificates
                                             in an amount equal to all
                                             Distributable Certificate Interest
                                             in respect of such Class of
                                             Certificates for such Distribution
                                             Date and, to the extent not
                                             previously paid, for all prior
                                             Distribution Dates;

                                    (16)     after the Class A-1, Class A-2,
                                             Class A-3, Class B, Class C and
                                             Class D Certificates have been
                                             retired, to distributions of
                                             principal to the holders of the
                                             Class E Certificates in an amount
                                             (not to exceed the then outstanding
                                             Certificate Balance of such Class
                                             of Certificates) equal to the
                                             Principal Distribution Amount for
                                             such Distribution Date, less any
                                             portion thereof distributed in
                                             respect of the Class A-1, Class
                                             A-2, Class A-3, Class B, Class C
                                             and/or Class D Certificates;

                                    (17)     to distributions to the holders of
                                             the Class E Certificates to
                                             reimburse such holders for all
                                             Realized Losses and Additional
                                             Trust Fund Expenses, if any,
                                             previously allocated to such Class
                                             of Certificates and for which no
                                             reimbursement has previously been
                                             received; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    (18)     to distributions to the holders of
                                             the respective Classes of Private
                                             Certificates (other than the REMIC
                                             Residual Certificates) as described
                                             herein (provided that no
                                             distributions of principal will be
                                             made in respect of any Class of
                                             Private Certificates until the
                                             aggregate Certificate Balance of
                                             the Class A-1, Class A-2, Class
                                             A-3, Class B, Class C, Class D and
                                             Class E Certificates has been
                                             reduced to zero). See "DESCRIPTION
                                             OF THE CERTIFICATES--
                                             Distributions--Application of the
                                             Available Distribution Amount"
                                             herein.

                                  The "Distributable Certificate Interest" in
                                    respect of any Class of the Sequential Pay
                                    Certificates for any Distribution Date will generally equal one month's interest at the applicable Pass-Through Rate accrued on the Certificate Balance of such Class of Certificates, outstanding immediately prior to such Distribution Date. The "Distributable Certificate Interest" in respect of the Class IO Certificates will equal the sum of the interest due on each of the Components. With respect to any Class of REMIC Regular Certificates, the Distributable Certificate Interest will be reduced (to not less than zero) by such Class's allocable share (in each case, calculated as described herein) of any Net Aggregate Prepayment Interest Shortfall (as defined herein) for such Distribution Date. Interest payable on the REMIC Regular Certificates on any Distribution Date will accrue during the immediately preceding calendar month and will be calculated on a 30/360 basis (as described herein). See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" and "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable
                                    Certificate Interest" herein.

                                  The "Principal Distribution Amount" for any
                                    Distribution Date will generally equal the aggregate of the following: (a) the aggregate of the principal portions of all Scheduled Payments (as defined below) (other than Balloon Payments) and the principal portion of any Assumed Scheduled Payments (as defined herein) due or deemed due on or in respect of the Mortgage Loans for their respective Due Dates during the related Collection Period; (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period (including any Remaining Cash Flow);
                                    (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; (d) the aggregate of all liquidation proceeds, insurance proceeds, condemnation

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    proceeds and awards of Mortgage Loan
                                    repurchases that were received on or in
                                    respect of Mortgage Loans during the related
                                    Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and (e) for each Distribution Date after the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

                                  The "Scheduled Payment" due on any Mortgage
                                    Loan on any related Due Date is the amount of the Monthly Payment that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment granted or agreed to by the Master Servicer or the Special Servicer in connection with a bankruptcy or similar proceeding involving the related borrower or the application of any Remaining Cash Flow with respect to a Hyperamortization Loan, and assuming that each prior Scheduled Payment has been timely made. The "Assumed Scheduled Payment" is an amount deemed due in respect of a Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date (as defined herein) after its stated maturity date. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect prior to its stated maturity date. The "Determination Date" will be the 9th day of each month (or, if not a business day, the next preceding business day). See "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions--Principal
                                    Distribution Amount" herein.

                                  Reimbursements of previously allocated
                                    Realized Losses and Additional Trust Fund
                                    Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

                                  The holders of the Certificates may also
                                    receive portions of any Prepayment Premiums, to the extent described under "DESCRIPTION OF THE CERTIFICATES--Distributions--
                                    Allocation of Prepayment Premiums" herein.
                                    Such distributions will be in addition to the distributions of interest, if any, made to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    such holders from the Available Distribution
                                    Amount (as defined herein) on each
                                    Distribution Date.

P&I Advances..................... Subject to a recoverability determination, as described herein, and further subject to the reduced advancing obligations in respect of certain Required Appraisal Loans and certain Mortgage Loans as to which the Monthly Payment has been reduced as part of a modification or otherwise, the Master Servicer will be required to make advances (each, a "P&I Advance") with respect to each Distribution Date in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees and any related Principal Recovery Fees (each as defined herein), due or deemed due, as the case may be, on or in respect of the Mortgage Loans during the related Collection Period, in each case to the extent that such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the last day of the related Collection Period. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, and if the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance. No default by the Trustee will be deemed to have occurred if the Fiscal Agent makes such P&I Advance in a timely manner, as set forth in the Pooling and Servicing Agreement. See "DESCRIPTION OF THE CERTIFICATES"--"Appraisal Reductions" herein.

                                  As described herein, the Master Servicer (or
                                    the Trustee or Fiscal Agent, as applicable) will be entitled to interest on any P&I Advance made by it, and the Master Servicer will be entitled to interest on certain reimbursable servicing expenses incurred by it. Such interest will accrue from the date any such P&I Advance is made or such servicing expense is incurred at a rate per annum equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time (the "Reimbursement Rate"), compounded annually, and will be paid, contemporaneously with the reimbursement of the related P&I Advance or servicing expense, from general collections on the Mortgage Pool then on deposit in the Certificate Account. See "DESCRIPTION OF THE CERTIFICATES--P&I Advances" herein and "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING
                                    AGREEMENTS--Certificate Account" in the
                                    Prospectus.

Compensating Interest............ Payments With respect to any Distribution
                                    Date, to the extent of an amount equal to the Servicing Fee computed based upon the Imputed Servicing Fee Rate and any Prepayment Interest Excesses (each as defined herein) received during such Collection Period, the Master Servicer is required to make a non-reimbursable payment (a "Compensating Interest Payment") with respect to each

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred during such Collection Period. A "Prepayment Interest Shortfall" is a shortfall in the collection of a full month's interest (net of the related Servicing Fee and without regard to any Prepayment Premium actually collected) on any Mortgage Loan by reason of a full or partial voluntary principal prepayment made prior to its Due Date in any Collection Period. A "Prepayment Interest Excess" is a payment of interest (net of the related Servicing Fee) made in connection with any full or partial prepayment of a Mortgage Loan after its Due Date in any Collection Period, which payment of interest is intended to cover the period on and after such Due Date (exclusive of any Prepayment Premium actually collected). The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of any Prepayment Interest Shortfalls incurred during the related Collection Period exceeds
                                    (b) any Compensating Interest Payment made by the Master Servicer with respect to such Distribution Date. See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" and "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions--Distributable
                                    Certificate Interest" herein.

Subordination; Allocation of Losses
 and Certain Expenses............ The rights of holders of the Class B, Class C,
                                    Class D, Class E and the Private
                                    Certificates (collectively, the "Subordinate
                                    Certificates") to receive distributions of amounts collected or advanced on the Mortgage Loans will, in each case, be subordinated, to the extent described herein, to the rights of holders of the Class A-1, Class A-2, Class A-3 and Class IO Certificates (collectively, the "Senior Certificates") and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Senior Certificates (other than the Class IO Certificates) of principal equal to the entire respective Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, Class C, Class D and Class E Certificates (in such order) of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of principal equal to the entire respective Certificate Balances of such Classes of Certificates. The protection afforded to the holders of the Senior Certificates and, to an increasingly lesser extent, each Class of Offered Certificates subordinate thereto by means of the subordination referred to above will be accomplished by (i) the application of the Available Distribution Amount on each

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Distribution Date in the order described above in this Summary under "--Description of the Certificates--Distributions" and (ii) the allocation of Realized Losses and Additional Trust Fund Expenses as described below. No other form of Credit Support will be available for the benefit of the holders of the Offered Certificates.

                                  On each Distribution Date, following all
                                    distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-off Date through the end of the related Collection Period and that have not previously been so allocated will be allocated, subject to the limitations described herein, first to the Private Certificates in the order described in the Pooling and Servicing Agreement, and then to the Class E, Class D, Class C and Class B Certificates, in that order, until the Certificate Balance of each such Class has been reduced to zero. Thereafter any additional Realized Losses and Additional Trust Fund Expenses will be allocated to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata in proportion to their outstanding Certificate Balances (in each case in reduction of their respective Certificate Balances as of the related Distribution Date), but in the aggregate only to the extent that the aggregate Certificate Balance of such Classes of Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. See "DESCRIPTION OF THE
                                    CERTIFICATES--Subordination; Allocation of
                                    Losses and Certain Expenses" herein.

                                  Any Realized Loss allocated in reduction of
                                    the aggregate outstanding principal balance of the Mortgage Loans will result in a corresponding reduction in the notional amount of the Class IO-1 Component, and any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of the Class A-1 or Class A-2 Certificates will also result in a corresponding reduction in the notional amount of the Class IO-2 Component.

Treatment of REO Properties...... Notwithstanding that a Mortgaged Property may be acquired on behalf of the
                                    Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an "REO Property"), the related Mortgage Loan will be treated, for purposes of (i) determining distributions on the Certificates, (ii) allocating Realized Losses and Additional Trust Fund Expenses to the Certificates and (iii) determining the amount of fees payable to the Trustee, the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs, including certain reimbursements payable to the Master Servicer or any Special Servicer in connection with the operation and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in each case as if such Mortgage Loan had remained outstanding.

Optional Termination............. Each of the Depositor and the Master Servicer
                                    will have an option to purchase all of the Mortgage Loans and all REO Properties, if any, and thereby effect an early termination of the Trust Fund and an early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance. See "DESCRIPTION OF THE CERTIFICATES--Termination" herein and in the Prospectus.

Certain Investment
  Considerations................. The yield to maturity of a Class A-1, Class
                                    A-2, Class A-3, Class B, Class C, Class D and Class E Certificate purchased at a discount or premium will be affected by the rate and timing of prepayments and other unscheduled collections of principal on or in respect of the Mortgage Loans and the allocation thereof to reduce the principal balance of such Certificate. An investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of prepayments could result in a lower than anticipated yield and, in the case of any such Certificate purchased at a premium, the risk that a faster than anticipated rate of prepayments could result in a lower than anticipated yield. THE YIELD TO MATURITY OF THE CLASS IO CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS, AND INVESTORS IN THE CLASS IO CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENTS, DEFAULTS AND/OR LIQUIDATIONS IN RESPECT OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOUP THEIR INITIAL INVESTMENTS. See "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus. The allocation to any Offered Class of any Prepayment Premium may be insufficient to offset fully the effects on the reduction to the anticipated yield to maturity resulting from the corresponding principal prepayment. See "DESCRIPTION OF CERTIFICATES--Distributions--Allocation of
                                    Prepayment Premiums" herein.

                                  In addition, insofar as an investor's initial
                                    investment in any Offered Certificate is returned in the form of payments of principal thereon, there can be no assurance that such amounts can be reinvested in comparable alternative investments with comparable yields. Investors in the Offered Certificates should consider that, as of the Cut-off Date, certain of the Mortgage Loans may be prepaid at any time and the remainder may be prepaid at any time after the expiration of the applicable Lockout Period, subject, in most cases, to the payment of a Yield Maintenance Charge or Percentage Premium. See

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    "DESCRIPTION OF THE MORTGAGE POOL--Certain
                                    Terms and Conditions of the Mortgage
                                    Loans--Prepayment Provisions" herein.
                                    Accordingly, the rate of prepayments on the Mortgage Loans is likely to be inversely related to the level of prevailing market interest rates (and, presumably, to the yields on comparable alternative investments).

Certain Federal Income Tax
  Consequences................... Three (3) separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes with the resulting REMICs being herein referred to as "REMIC I," "REMIC II" and "REMIC III." The assets of REMIC I will consist of the Mortgage Loans (other than rights to the Additional Interest, as defined herein), any REO Properties acquired on behalf of the Certificateholders and the Certificate Account (see "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus). For federal income tax purposes, (a) the separate noncertificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (b) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I,
                                    (c) the separate noncertificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III, (d) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, (e) the REMIC Regular Certificates (or, in the case of the Class IO Certificates, each Component thereof) will be the "regular interests" in REMIC III and generally will be treated as debt instruments of REMIC III, and (f) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III.

                                  The Class A-1, Class A-2, Class A-3, Class B,
                                    Class C and Class D Certificates will not, and the Class E and IO Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used for purposes of computing the accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be equal to a CPR (as defined herein) of 0%. However, no representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

                                  The Offered Certificates will be treated as
                                    "real estate assets" within the meaning of
                                    Section 856(c)(5)(A) of the Internal Revenue
                                    Code of 1986, as amended (the "Code"). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, an investment in the Offered Certificates may not be suitable for certain thrift institutions.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  For further information regarding the federal
                                    income tax consequences of investing in the Offered Certificates, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

ERISA Considerations............. A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan") should review carefully with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or
                                    Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

                                  The U.S. Department of Labor has issued to
                                    Merrill Lynch an individual exemption,
                                    Prohibited Transaction Exemption 90-29,
                                    which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 (a) and (b) and 407(a) of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by Merrill Lynch and the servicing and operation of related asset pools, provided that certain conditions are satisfied.

                                  The Depositor expects that the Prohibited
                                    Transaction Exemption will generally apply to the Class A-1, Class A-2, Class A-3 and Class IO Certificates, but it will not apply to the other Classes of Offered Certificates. ACCORDINGLY, EXCEPT AS DESCRIBED HEREIN, THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES MAY NOT BE ACQUIRED BY A PLAN OR ANY INVESTOR HOLDING ASSETS OF A PLAN. Purchasers using insurance company general account funds to effect such purchase should consider the availability of Prohibited Transaction Class Exemption 95-60 issued by the U.S. Department of Labor. See "ERISA CONSIDERATIONS" herein and in the Prospectus.

Ratings.......................... It is a condition of their issuance that the
                                    Offered Certificates receive the ratings from each of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") (except with respect to the Class IO Certificates) and, except with respect to the Class D and Class E Certificates, Fitch Investors Service, L.P. ("Fitch," and together with Moody's and Standard & Poor's, the "Rating Agencies") set forth on the cover page of this Prospectus Supplement. The ratings on the Offered Certificates address the likelihood of the timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal sufficient to reduce the Certificate Balance of each Class of Offered Certificates to zero by its respective Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. A security rating is not a

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    recommendation to buy, sell or hold
                                    securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not represent any assessment of (i) the likelihood or frequency of principal prepayments or default interest on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). See "RATINGS" herein and "RISK FACTORS--Limited Nature of Ratings" in the Prospectus.

Legal Investment................. None of the Certificates will constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act ("SMMEA"). As a result, the appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage backed securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "LEGAL INVESTMENT" herein and in the Prospectus.

--------------------------------------------------------------------------------

                                 RISK FACTORS

      Prospective purchasers of the Offered Certificates of any Class should consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the Prospectus) in connection with an investment therein.

THE CERTIFICATES

      Limited Liquidity. There is currently no secondary market for the Offered Certificates. While each of the Underwriters currently intends to make a secondary market in the Offered Certificates, neither is under any obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of the Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence, for example, interests solely in single-family mortgage loans. The Certificates will not be listed on any securities exchange.

      Certain Yield and Maturity Considerations. The yield on any Offered Certificate that is purchased at a discount or premium will be affected by (i) the rate and timing of principal payments and collections on the Mortgage Loans, particularly unscheduled payments or collections in the form of voluntary prepayments of principal or unscheduled recoveries of principal due to defaults, casualties or condemnations whether before or after the scheduled maturity date of the related Mortgage Loans, and (ii) the order of priority of distributions of principal in respect of the Certificates. The rate and timing of unscheduled payments and collections of principal on the Mortgage Loans is impossible to accurately predict and will be affected by a variety of factors, including, without limitation, the level of prevailing interest rates, restrictions on voluntary prepayments contained in the Mortgage Notes, the availability of mortgage credit and other economic, demographic, geographic, tax and legal factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, borrowers under the Mortgage Loans will have an increased incentive to prepay. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in reduction of the Certificate Balance of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable in its entirety in respect of each remaining Class of Certificates (except for the Class IO Certificates), sequentially in alphabetical and numerical order of Class designation, until the Certificate Balance of each such Class is, in turn, reduced to zero. See "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" herein. Accordingly, the actual rate of principal payments on the Mortgage Loans may have different effects on the yields of the respective Classes of Offered Certificates. Any payment of principal in reduction of the principal balance of any Mortgage Loan will result in a corresponding reduction in the notional amount of the Class IO-1 Component, and any payment of principal in reduction of the Certificate Balance of the Class A-1 or Class A-2 Certificates will also result in a corresponding reduction in the notional amount of the Class IO-2 Component. Thus, the yield on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans, and the faster the rate at which the notional amounts of the Components are reduced, the greater will be the negative effect on the yield of the Class IO Certificates, to the extent such effect is not offset by distributions of a portion of any applicable Prepayment Premiums to the holders thereof, as described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums" herein. In addition, the Mortgage Loans may not require the payment of Prepayment Premiums in the event of involuntary prepayments resulting from casualty or condemnation. Accordingly, prospective investors in the Class IO Certificates should consider the associated risks, including the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments.

      The yield on any Offered Certificate also will be affected by the rate and timing of losses attributable to defaults on the Mortgage Loans, the severity of such losses and the extent to which such losses and related expenses are applied in reduction of the actual or notional principal amount of such Certificate or otherwise reduce the amount of funds available for distribution to the holder of such Certificate. To the extent described herein, the Private Certificates are subordinate in right and time of payment to the Offered Certificates and will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans prior to the Offered Certificates; and the Class B, Class C, Class D and Class E Certificates are subordinate in right and time of payment to the Class A-1, Class A-2, Class A-3, and Class IO Certificates and will bear such shortfalls and losses prior to the Class A-1, Class A-2, Class A-3 and Class IO Certificates, in reverse alphabetical order of Class designation. Even though
(i) the Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-2 and Class A-1 Certificates have been reduced to zero and (ii) the Class A-2 Certificates will receive principal payment only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, the Class A-1, Class A-2 and Class A-3 Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in proportion to their outstanding Certificate Balances. On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-off Date through the end of the related Collection Period and that have not previously been allocated to the Certificates will be allocated, subject to the limitations described herein, first to the Private Certificates in the order described in the Pooling and Servicing Agreement, and then to the Class E, Class D, Class C and Class B Certificates, in that order, until the Certificate Balance of each such Class has been reduced to zero. Thereafter any additional Realized Losses and Additional Trust Fund Expenses will be allocated to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata in proportion to their outstanding Certificate Balances (in each case in reduction of their respective Certificate Balances as of the related Distribution Date), but in the aggregate only to the extent that the aggregate Certificate Balance of such Classes of Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES--Subordination; Allocation of Losses and Certain Expenses" herein. Any Realized Loss allocated in reduction of the aggregate outstanding principal balance of the Mortgage Loans will result in a corresponding reduction in the notional amount of the Class IO-1 Component, and any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of the Class A-1 or Class A-2 Certificates will also result in a corresponding reduction in the notional amount of the Class IO-2 Component. See "DESCRIPTION OF THE CERTIFICATES--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein and "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus.

      The Pass-Through Rate applicable to the Class IO-1 Component for each Distribution Date will equal the Weighted Average Net Mortgage Rate minus % (but not less than zero), and the Pass-Through-Rate applicable to the Class IO-2 Component for each Distribution Date will equal to the weighted average of the Class A-1 Strip Rate and the Class A-2 Strip Rate weighted by the Certificate Balances of the corresponding Classes immediately prior to such Distribution Date. Accordingly, the Pass-Through Rate on the Components and, correspondingly, the yieldon the Class IO Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations. See "DESCRIPTION OF THE CERTIFICATES--Distributions" and "Subordination; Allocation of Losses and Certain Expenses" herein and "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus.

      Potential Conflicts of Interest. Subject to certain conditions described herein, the Pooling and Servicing Agreement will permit the holder (or holders) of the majority of the Voting Rights allocated to holders of the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 20% of its original Certificate Balance (or if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 20% of its original Certificate Balance, the Class of Sequential Pay Certificates with the latest alphabetical Class designation) to replace the Special Servicer or any successor thereafter appointed and to select the Controlling Class Representative from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein. The replacement Special Servicer may be a Certificateholder of such Class or an affiliate of any such Certificateholder. As described herein, the Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. In addition, the Special Servicer will perform certain servicing functions with respect to the Mortgage Loans pursuant to the Pooling and Servicing Agreement. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein. Although the Special Servicer will be obligated to observe the terms of the Pooling and Servicing Agreement and will be governed by the servicing standard described herein, it may, especially if it is itself a Certificateholder, have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of other Classes of Offered Certificates. For instance, a Special Servicer that is a Certificateholder could seek to mitigate the potential for loss to its Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, such action could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken. To the extent a Controlling Class Representative has been elected with respect to any Specially Serviced Mortgage Loans, the Special Servicer may, at the direction of the Controlling Class

Representative, take actions with respect to such Specially Serviced Mortgage Loans that could adversely affect the holders of some or all of the Classes of Offered Certificates.

THE MORTGAGE LOANS

      Risks of Lending on Income-Producing Properties. The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences. Income property lending typically involves larger loans than single-family lending. In addition, and unlike loans made on the security of single family residences, repayment of loans made on the security of income-producing real property depends upon the ability of the related real estate project (i) to generate rental income sufficient to pay operating expenses and leasing commissions, to make necessary repairs, tenant improvements and capital improvements and to pay debt service and (ii) in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to repay the loan at maturity by sale or refinancing. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are economic conditions generally and in the area of the project, the age, quality and design of the project and the degree to which it competes with other projects in the area, changes or continued weakness in specific industry segments, increases in operating costs, the willingness and ability of the owner to provide capable property management and maintenance and, in the case of Mortgaged Properties that are retail, industrial/warehouse or office properties, the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants. If leases are not renewed or replaced, if tenants default and/or if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to repay the loan at maturity by sale or refinancing) without necessarily affecting the ability to generate current income.

      In addition, particular types of income properties are exposed to particular risks. For instance, office properties may require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Also, office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding such tenants' continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers). See "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information-Certain Lease Matters" herein. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Various factors, including location, quality and franchise affiliation (or lack thereof), affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to be more sensitive to adverse economic conditions and competition than other commercial properties. In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of the franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hotel property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. See "RISK FACTORS--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" in the Prospectus.

      Mortgage Loans secured by liens on residential health care facilities pose risks not associated with loans secured by liens on other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. The failure of any of such borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained or that the related Mortgage Property would be adaptable to other uses. To the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

      Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer. The Depositor has not undertaken any evaluation of the significance of the recourse provisions of Mortgage Loans for recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the related Mortgaged Property.

      Environmental Law Considerations. Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. A "Phase I" environmental site assessment was performed at each of the Mortgaged Properties and in certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. See "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental and Engineering Assessments" herein.

      The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans", "RISK FACTORS-Environmental Risks" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Environmental Considerations" in the Prospectus.

      Balloon Payments. One hundred seventy-five (175) of the Mortgage Loans, or 80% (the "Balloon Loans"), do not fully amortize over their terms to maturity and have a Balloon Payment due at maturity. Loans with Balloon

Payments involve a greater risk to a lender than fully-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make the Balloon Payment. Moreover, and whether or not losses are ultimately sustained, any delay in the collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates will likely extend the weighted average life of such Class. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. See "RISK FACTORS--Balloon Payments; Borrower Default" in the Prospectus.

      In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement permits the Master Servicer, or the Special Servicer, to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Offered Certificates. See "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus.

      Risk of Subordinated Debt. The Mortgaged Properties securing 11 Mortgage Loans, or 5%, are encumbered by subordinated debt. In each such case, the holder of the subordinate debt has agreed not to foreclose for as long as the related Mortgage Loan is outstanding. The existence of subordinated debt encumbering any Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the Trust Fund) on the Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage Loans and Leases-Subordinate Financing" and "--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The Mortgage Pool is expected to consist of 220 conventional, fixed rate Mortgage Loans with an Initial Pool Balance of $842,244,629 (subject to a variance of plus or minus 5%), which will equal the aggregate Cut-off Date Balance of such Mortgage Loans. The Cut-off Date Balances of the Mortgage Loans will range from $323,900 to $14,926,238 and the Mortgage Loans will have an average Cut-off Date Balance of $3,828,385. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. References to percentages of Mortgaged Properties referred to herein without further description are references to the percentages of the Initial Pool Balance represented by the aggregate Cut-off Date Balance of the related Mortgage Loans. For purposes of calculations herein, as shown on Annex A hereto, each of the Mortgage Loans is deemed to be secured by one Mortgaged Property, whether or not such Mortgaged Property is comprised of more than one parcel. All numerical information provided herein with respect to the Mortgage Loans is approximate.

      Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple estate (or with respect to eight Mortgage Loans, or 7%, on the borrower's leasehold estate) in an income-producing real property (each, a "Mortgaged Property"). Two of the Mortgage Loans, or 0.4%, are secured by the same Mortgaged Property. Such Mortgage Loans have equal payment priorities and relate to the same borrower. Ninety-nine (99) of the Mortgage Loans, or 40%, are secured by multifamily properties; forty-one (41) of the Mortgage Loans, or 25%, are secured by retail properties; thirty-five (35) of the Mortgage Loans, or 14%, are secured by hospitality properties; and sixteen (16) of the Mortgage Loans, or 6%, are secured by mobile home parks. See "--Additional Mortgage Loan Information" herein for a detailed list of property types.

      The Mortgaged Properties are located throughout 34 states. Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the states with concentrations of Mortgage Loans above 5%:

                                                          PERCENTAGE OF
                                                          INITIAL POOL
STATE                     NUMBER OF MORTGAGE LOANS           BALANCE
-----                     ------------------------           -------
California                           43                        23%
Texas                                54                        21%
Florida                              16                         9%
Georgia                              17                         7%

      No Mortgage Loan or group of Mortgage Loans to one borrower or group of related borrowers exceeds 7% of the Initial Pool Balance. See"--Additional Mortgage Loan Information."

      One hundred thirty-three (133) of the Mortgage Loans, or 59% (the "MLMCI Loans") were acquired by the Depositor from MLMCI, which acquired such Mortgage Loans concurrently with or shortly after origination from a participant in its commercial and multifamily mortgage loan conduit program. Fifty-one (51) of the Mortgage Loans, or 22%, were acquired by the Depositor from Daiwa, which originated or acquired such Mortgage Loans concurrently with or shortly after origination or acquired such Mortgage Loans in a secondary market purchase (the "Daiwa Loans"). Thirty-six (36) of the Mortgage Loans, or 19%, were acquired by the Depositor from GECC, which originated or acquired such Mortgage Loans concurrently with or shortly after origination or acquired such Mortgage Loans in a secondary market purchase (the "GECC Loans"). One hundred fourteen (114) of the Mortgage Loans, or 54%, were originated in 1997, (ninety-seven (97) of the Mortgage Loans, or 43%, were orginated in 1996, and nine of the Mortgage Loans, or 3%, were orginated prior to 1996.

      None of the Mortgage Loans will be 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been more than 30 days delinquent since the later of (a) 12 months prior to the Cut-off Date or (b) origination or acquisition of such Mortgage Loan by the Mortgage Loan Seller.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

      Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms, except with respect to the Hyperamortization Loans which provide for an increase in the interest rate accruing on such Mortgage Loans after their respective Expected Repayment Date. Such increase shall have no effect on the Net Mortgage Rate of the related Mortgage Loan. One hundred ninety (190) of the Mortgage Loans, or 84%, accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of twelve 30-day months, and thirty (30) of the Mortgage Loans, or 16%, accrue interest on the basis (an "actual/360 basis") of the actual number of days elapsed over a 360 day year. One of the Mortgage Loans, or 1.2%, provides for Monthly Payments of only interest until a date set forth in the respective Mortgage Note, after which date, Monthly Payments of principal and interest will be due, as set forth therein.

      Due Dates. All of the Mortgage Loans have Due Dates (that is, the dates upon which the related Monthly Payments first become due) that occur on the first day of each month.

      Amortization. One hundred seventy-five (175) of the Mortgage Loans (the "Balloon Loans"), or 80%, provide for Monthly Payments based on amortization schedules significantly longer than their respective terms to maturity. As a result, the Balloon Loans will have substantial principal amounts due and payable (each such amount, together with the corresponding payment of interest, a "Balloon Payment") on their respective scheduled maturity dates, unless prepaid prior thereto. Five of the Mortgage Loans (the "Hyperamortization Loans"), or 5%, fully amortize through their respective remaining terms to maturity, but provide that if the unamortized principal amount thereof is not repaid on a date prior to maturity set forth in the related Mortgage Note (the "Expected Repayment Date"), the Mortgage Loan will accrue interest at a rate equal to the greater of 2% above the Mortgage Rate or 2% above the treasury rate set forth therein. The excess interest which accrues on each such Hyperamortization Loan (the "Additional Interest") above the Mortgage Rate is payable only upon repayment in full of such Mortgage Loan and the borrower will be required to apply all monthly cash flow generated by the related Mortgaged Property in excess of the related Monthly Payment and certain other expenses set forth in the related Mortgage Note, and as determined in the related Mortgage (the "Remaining Cash Flow") to the repayment of principal outstanding on the Mortgage Loan until such principal is repaid in full. With respect to such Mortgage Loans, no Prepayment Premiums will be due in connection with any principal prepayment on or after the Expected Repayment Date. The remaining forty (40) of the Mortgage Loans, or 16%, fully amortize through their respective remaining terms to maturity (the "Fully Amortizing Loans") but do not include any Hyperamortization Loans. See "RISK FACTORS--The Mortgage Loans--Balloon Payments" herein.

      Prepayment Provisions. As of the Cut-off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans (i) prohibit voluntary prepayments of principal for a period (a "Lockout Period") ending on a date specified in the related Mortgage Note and thereafter, in general, require that prepayments made for most of their remaining respective terms to maturity be accompanied by a Yield Maintenance Charge or Percentage Premium (196 of the Mortgage Loans, or 92%); (ii) prohibit voluntary payments of principal for a Lockout Period and thereafter permit voluntary principal prepayments in whole without material restrictions (11 of the Mortgage Loans, or 4%), (iii) permit voluntary prepayments of principal provided that the prepayment is accompanied by a Yield Maintenance Charge, then a Percentage Premium in excess of the amount prepaid for most of their respective terms to maturity (ten of the Mortgage Loans, or 3%); or (iv) permit voluntary principal prepayments provided that the prepayment is accompanied by a Yield Maintenance Charge or a Percentage Premium in excess of the amount prepaid for most of their respective remaining terms to maturity (three Mortgage Loans, or 1%). See "--Additional Mortgage Loan Information" herein. Prepayment Premiums, if and to the extent collected, will be distributed to the holders of the Offered Certificates as described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums." The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium.

      Defeasance. With respect to five of the Mortgage Loans, or 2%, during the applicable Lockout Period (which prohibits payment for most of the term), but after a certain date set forth in each such Mortgage Note (which date is not within two years of the Closing Date), under certain conditions, the related borrower may substitute a pledge of "Defeasance Collateral" in exchange for a release of the Mortgaged Property from the lien of the related Mortgage. In general, "Defeasance Collateral" is non-callable United States Treasury obligations that provide for payments that reflect, as closely as possible, the remaining scheduled payments (including Balloon Payments) in respect of the related Mortgage Loan. Such obligations must provide for payments prior, but as close as possible, to each successive Due Date and the scheduled maturity date with respect to the defeased Mortgage Loan, with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Monthly Payment with respect to such defeased Mortgage Loan and, in the case of the scheduled maturity date, the Balloon Payment (if any), due on such date.

      Neither the Master Servicer nor any Special Servicer will be permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium except under the circumstances described in "SERVICING OF THE MORTGAGE
LOANS--Modifications, Waivers and Amendments" herein.

      Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse.

      "Due-on-Sale" and "Due-on-Encumbrance" Provisions. Generally, the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in most circumstances, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. As provided in the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the servicing standard described herein under "SERVICING OF THE MORTGAGE LOANS--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

      Cross-Default and Cross-Collateralization of Certain Mortgage Loans. Eleven (11) of the Mortgage Loans, or 5%, are cross-collateralized and cross-defaulted with one or more Mortgage Loans in the Mortgage Pool. Of such Mortgage Loans, (i) six Mortgage Loans, or 4% (control numbers 43, 44, 45, 47, 48, and 49), are cross-collateralized and cross-defaulted with each other, (ii) three Mortgage Loans, or 0.6% (control numbers 146, 147 and 148), are cross-collateralized and cross-defaulted with each other, and (iii) two Mortgage Loans, or 0.4% (control numbers 3 and 4), are cross-collateralized and cross-defaulted with each other. In addition, two of the Mortgage Loans, or 0.4%, are secured by the same Mortgaged Property. No Mortgage Loans are cross-collateralized or cross-defaulted with any loans which are not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a Mortgage Loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

ASSESSMENTS OF PROPERTY CONDITION

      Property Inspection. All of the Mortgaged Properties were inspected in connection with the origination or acquisition of the related Mortgage Loans by or on behalf of the originator or the related Mortgage Loan Seller to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.

      Appraisals. All of the Mortgaged Properties were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The purpose of each appraisal was to provide an opinion of the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of value.

      Environmental Assessments. A "Phase I" environmental site assessment was performed with respect to all the Mortgaged Properties in connection with the origination of the related Mortgage Loans. In certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. In each case where environmental assessments recommended further action, the originator of the related Mortgage Loan determined that the necessary remediation was being undertaken in a satisfactory manner or that such remediation would be adequately addressed post-closing. In some instances, the originator of the related Mortgage Loan required that reserves be established to cover the estimated cost of such remediation. Generally, with respect to such Mortgaged Properties, the related borrowers were required to deposit with the lender at the origination of the related Mortgage Loans an amount equal to approximately 125% of the licensed inspector's estimated cost of the recommended action.

      Engineering Assessments. A licensed engineer inspected the related Mortgaged Property with respect to all the Mortgage Loans to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Certain of the resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of such Mortgaged Properties. Generally, with respect to such Mortgaged Properties, the related borrowers generally deposited with the Lender at the origination of the related Mortgage Loans an amount equal to approximately 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

      Earthquake Analyses. An architectural and engineering consultant performed an analysis on thirty-eight (38) of the forty-three (43) Mortgaged Properties located in the State of California in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss or bounded maximum loss for the property in an earthquake scenario. The resulting reports, which were prepared not earlier than six months prior to origination, concluded that in the event of an earthquake, two of the Mortgaged Properties would suffer a bounded maximum loss over a 50-year period in excess of 25% of the amount of the estimated replacement cost of the improvements. One of those two Mortgaged Properties is covered by earthquake insurance in an amount at least equal to amounts customary for such policies and with respect to properties of a similar type. With respect to the other such Mortgaged Property, the borrower established a reserve at origination of the related Mortgage Loan, equal to 125% of the estimated cost of certain seismic retrofitting recommended in the report to reduce the maximum probable loss to less than 25% of such replacement cost. Of the five remaining Mortgaged

Properties located in the State of California, four Mortgaged Properties are covered by earthquake insurance in an amount at least equal to 97% of the outstanding principal balance of the related Mortgage Loan, and one Mortgaged Property is a mobile home park.

LARGEST MORTGAGE LOANS

      Set forth below is a description of the five largest Mortgage Loans or cross-collateralized Mortgage Loans to related parties, by initial principal balance, in the Mortgage Pool. Payment, prepayment, defeasance and reserve data for such Mortgage Loans, to the extent applicable, are set forth on Annex A hereto.

      Shilo Inn Mortgage Loans. Six Mortgage Loans are secured by fee mortgages encumbering six Shilo Inns (the "Shilo Inn Mortgage Loans"). All six loans are cross-collateralized and cross-defaulted. Shilo Inns is one of the largest, privately-owned and operated hospitality chains west of the Rocky Mountains with holdings of approximately 46 hotel/resort properties. The Shilo Inn Mortgage Loans were originated by KeyCorp Real Estate Capital Markets, Inc. on or about October 31, 1996, and were acquired by MLMCI concurrently therewith. As of the Cut-Off Date, the aggregate outstanding principal balance of the Shilo Inn Mortgage Loans is $37,689,688 or 4.5%.

      The six Mortgage Properties, located in four western states, contain a total of 742 rooms and are further detailed as follows:

            Shilo Inn of Salt Lake City was built in 1971 and renovated during the period 1993-1994. Located in Salt Lake City, Utah, improvements include one 12-story building which contains 200 rooms and a two-story parking facility. As of June 1, 1996, the appraised value of the property was $16,000,000. As of the Cut-Off Date, the outstanding principal balance is $11,083,192.48.

            Shilo Inn of Bend was built in two phases in 1988 and 1995. Located in Bend, Oregon, improvements include 11 buildings which contain 151 rooms. As of June 1, 1996, the appraised value of the property was $9,500,000. As of the Cut-Off Date, the outstanding principal balance is $6,580,645.53.

            Shilo Inn of Coeur d'Alene was built in two phases in 1990 and 1992. Located in Coeur d'Alene, Idaho, improvements include two buildings which contain 138 rooms. As of June 1, 1996, the appraised value of the property was $8,200,000. As of the Cut-Off Date, the outstanding principal balance is $5,680,136.14.

            Shilo Inn of Tillamook was built in two phases in 1989 and 1990. Located in Tillamook, Oregon, improvements include two buildings which contain 100 rooms. As of June 1, 1996, the appraised value of the property was $7,200,000. As of the Cut-Off Date, the outstanding principal balance is $4,987,436.61.

            Shilo Inn of Nampa was built in two phases in 1990 and 1992. Located in Nampa, Idaho, improvements include three buildings which contain 83 rooms. As of June 1, 1996, the appraised value of the property was $6,400,000. As of the Cut-Off Date, the outstanding principal balance is $4,433,276.99.

            Shilo Inn of Elko was built in 1990. Located in Elko, Nevada, improvements include one building which contains 70 rooms. As of June 1, 1996, the appraised value of the property was $4,925,000. As of the Cut-Off Date, the outstanding principal balance is $3,404,123.40.

      Union Square Mortgage Loan. One of the Mortgage Loans is secured by a fee mortgage encumbering Union Square Shopping Center, an anchored shopping center located in Harrisburg, Pennsylvania (the "Union Square Mortgage Loan"). The Union Square Mortgage Loan was originated by Merrill Lynch Credit Corporation on or about November 21, 1996, and was acquired by MLMCI concurrently therewith. As of the Cut-Off Date, the outstanding principal balance of the Union Square Mortgage Loan is $14,926,238.37, or 1.8%.

      The Union Square Mortgage Loan was made to Union Square Shopping Center,
L. P., a Pennsylvania limited partnership. The general partner of the borrowing entity is Glenville Union Square, Inc.

      Union Square Shopping Center, containing 288,833 net rentable square feet, was completed in two phases in 1988 and 1990. Union Square Shopping Center is located on approximately 36.72 acres along Union Deposit Road (State Highway
340) approximately 1 @ 4 mile from Interstate 83. Major tenants include TJX-Gabriel Brothers, Phar Mor, Weis Markets, and Office Max. The tenants listed in the immediately preceding sentence occupy 27.3%, 15.9%, 15.6%, and 8.4%, respectively, of Union Square Shopping Center's net rentable area. As of January 14, 1997, the property was 98.38% occupied. As of May 22, 1996, the appraised value of the property was $20,000,000.

      Boca Mortgage Loan. One of the Mortgage Loans is secured by a fee mortgage encumbering Boca/Deerfield Self Storage, two self storage properties located in Florida (the "Boca Mortgage Loan"). The Boca Mortgage Loan was originated by GECC on or about May 5, 1997. As of the Cut-Off Date, the outstanding principal balance of the Boca Mortgage Loan is $13,000,000.00, or 1.5%.

      The Boca Mortgage Loan was made to Timothy R. and Jeanette M. Lewis, individually.

      The Boca/Deerfield Self Storage properties consist of Boca Storage in Boca Raton, Florida and Deerfield Storage in Deerfield Beach, Florida. As of April 29, 1997, these properties had a combined occupancy rate of 88%.

      Boca Storage, built in three phases between 1977 and 1979, contains 139,138 net rentable square feet comprised of 956 storage units. Boca Storage is located on approximately 10.07 acres, along N.W. 2nd Avenue, approximately 1 @ 4 mile south of Spanish River Boulevard. Improvements include 25 rental buildings, one of which includes a second story apartment occupied by the on-site manager. Approximately 142 units are climate-controlled. Additionally, a parking area for vehicle storage contains 123 rental spaces. As of May 1, 1997, the appraised value of the property was $8,400,000.

      Deerfield Storage, built in three phases between 1978 and 1997, contains 148,103 net rentable square feet comprised of 1,511 storage units. Deerfield Storage is located on approximately 8.90 acres along Powerline Road at S.W. 10th Street. The site is improved with 16 rental buildings. Approximately 786 units are climate-controlled. Additionally, a parking area for vehicle storage contains 94 rental spaces. As of May 1, 1997, the appraised value of the property was $10,000,000.

      Rowland Mortgage Loan. One of the Mortgage Loans is secured by a leasehold mortgage encumbering Rowland Heights Shopping Center, an anchored shopping center located in Rowland Heights (Los Angeles metropolitan area), California (the "Rowland Mortgage Loan"). The Rowland Mortgage Loan was originated by Merrill Lynch Credit Corporation on or about April 10, 1997, and was acquired by MLMCI concurrently therewith. As of the Cut-Off Date, the outstanding principal balance of the Rowland Mortgage Loan is $12,792,920.42, or 1.5%.

      The Rowland Mortgage Loan was made to W and B Woo LLC, Alrichjoy Investment LLC, DCC Holdings LLC, G and T Investment LLC, WKC Holdings LLC (each a California limited liability company) and Edward Partners, Inc. (a California corporation), as Tenants-in-Common.

      Rowland Heights Shopping Center, containing 224,900 net rentable square feet, was completed in phases during the period 1984 to 1989. Rowland Heights Shopping Center is located on approximately 17.10 acres along the Pamona Freeway (State Highway 60) and South Nogales Street which is approximately 25 miles east of the Los Angeles Central Business District. Major tenants include Ranch 99 Supermarket, a sublessee of Alexander Haagen Company. As of January 1997, the property was approximately 99.56% occupied. As of January 2, 1997, the appraised value of the property was $17,250,000.

      The Caruth Mortgage Loan. One of the Mortgage Loans is secured by a fee mortgage encumbering Caruth Plaza Shopping Center, an anchored shopping center located in Dallas, Texas (the "Caruth Mortgage Loan"). The Caruth Mortgage Loan was originated by Merrill Lynch Credit Corporation on or about May 28, 1997, and was acquired by MLMCI concurrently therewith. As of the Cut-Off Date, the outstanding principal balance of the Caruth Mortgage Loan is $11,770,000.00, or 1.4%.

      The Caruth Mortgage Loan was made to C.P. Associates, Ltd. (a special purpose Texas limited partnership). The general partner of the borrowering entity is Crow-Taylor #2 Limited Partnership whose general partner is Caruth Plaza Associates, Inc.

      Caruth Plaza Shopping Center, containing 184,134 net rentable square feet, was completed in phases between 1979 and 1995. Caruth Plaza Shopping Center is located on approximately 16.75 acres along Central Expressway (US 75) and Park Lane. Major tenants include Bed, Bath & Beyond, Oshmans Sporting Goods, and TJ Maxx. The tenants listed in the immediately preceding sentence occupy 26.6%, 20.5% and 12.4%, respectively, of Caruth Plaza Shopping Center's net rentable area. As of April 3, 1997, the property was 96.36% occupied. As of April 22, 1997, the appraised value of the property was $16,200,000.

ADDITIONAL MORTGAGE LOAN INFORMATION

      The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annex A hereto. Certain additional information regarding the Mortgage Loans is contained herein under "--Assignment of the Mortgage Loans; Repurchases" and

"--Representations and Warranties; Repurchases," and in the Prospectus under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS."

      Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For purposes of the tables set forth in the Summary, the following tables and Annex A:

            (i) References to "Remain Amort. Term" are references to the remaining amortization terms.

            (ii) References to "DSCR" are references to "Debt Service Coverage Ratios." Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after payment of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The "Debt Service Coverage Ratio" for any Mortgage Loan is the ratio of annual "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by, the applicable Mortgage Loan Seller on the basis of Mortgaged Property operating statements, generally unaudited, and certified rent rolls or occupancy reports (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, industrial, self storage, hospitality, healthcare and office properties (each a "Rental Property"). In general, the applicable Mortgage Loan Seller relied on full year 1995 or 1996 operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on certified rent rolls or occupancy reports (as applicable) for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties. References to "Cut-off Date DSCR" are references to the DSCR as of the Cut-off Date.

            In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements.

            In determining the "revenue" component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent certified rent roll supplied and certified by the related borrower and, where the actual vacancy shown thereon and the market vacancy was less than 5%, generally assumed a minimum of 5% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers and certain single tenant properties, space occupied by such anchor or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. In determining rental revenue for multifamily properties, the applicable Mortgage Loan Seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on certified rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the applicable Mortgage Loan Seller generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied operating statements, but in no case in excess of rolling 12-month operating statements. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Private occupancy rates were within the then current market ranges and vacancy levels were a minimum of 5%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

            In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Seller generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 4% to 5% of effective gross revenue (except with respect to hospitality properties, where a minimum of 4% of gross receipts were assumed, single tenant properties, where a minimum of 2% of gross receipts were assumed and self storage properties, where a minimum of 6% of gross receipts was assumed),
      (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves equal to (1) in the case of retail, office, and industrial properties, not less than $0.10 and not more than $0.37 per square foot net rentable commercial area, (2) in the case of multifamily and one mixed use multifamily/retail properties, not less than $145 or more than $371 per residential unit per year, depending on the condition of the property, (3) in the case of hospitality properties, 4% of the gross revenues received by the property owner on an ongoing basis or not less than $464 or more than $773 per room, (4) in the case of residential healthcare facilities, $250 to $300 per bed per year, (5) in the case of the mobile home parks, not less than $25 or more than $90 per pad per year and (6) in the case of self storage facilities, not less than $0.15 or more than $0.20 per square foot. In addition, in some instances, the applicable Mortgage Loan Seller recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where such Mortgage Loan Seller determined appropriate.

            The borrower's financial information used to determine Net Cash Flow was in most cases unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

            (iii) References to "Cut-off Date LTV" are references to the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the related Mortgage Loan Seller.

            (iv) References to "Repayment LTV" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan or Hyperamortization Loan on its scheduled maturity date or Expected Repayment Date, as the case may be (prior to the payment of any Balloon Payment or repayment of principal) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the related Mortgage Loan Seller prior to the Cut-off Date.

            (v) References to "Loan per Sq ft, Unit, Bed, Key or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home park), self storage facility, hospitality property or healthcare facility, respectively, references to the Cut-off Date Balance are to such Mortgage Loan divided by the number of square feet, dwelling units or pads, guest suites or rooms or beds, as applicable, that comprise the related Mortgaged Property, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse or office property, references to the Cut-off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgage Property.

            (vi) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

            (vii) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

            (viii) References to "Mortgage Rate" are references to the interest rate on a Mortgage Loan set forth in the related Mortgage Note on the Cut-off Date.

            (ix) References to "Initial Reserves at Closing" represent reserves escrowed at closing for needed maintenance, repairs, replacements and corrections of engineering and environmetal issues as outlined in the engineering and environmental reports. Such amounts typically represent 125% of the costs of the work outlined in such reports and not completed by closing. With respect to amounts considered de minimus and a part of ongoing maintenance, a reserve was not established.

            (x) References to "Underwriting Reserves" represent amounts underwritten on an annual basis to cover capital costs, as used by the applicable Mortgage Loan Seller in determining net cash flow.

            (xi) References to "Administrative Cost Rate" represent the sum of the Initial Servicing Fee and the Trustee Fee of 0.005%.

            (xii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references to (a) in the case of multifamily properties and assisted living/congregate care facilities, the percentage of units rented, (b) in the case of hospitality properties, the average annual occupancy rate (that is, for a specified year, the percentage obtained by dividing the number of rooms actually rented for all nights in such year by the number of rooms available to be rented for all nights in such year), (c) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (d) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

            (xiii) References to "Stated Remaining Term" are references to the remaining term to maturity for each Mortgage Loan (or the remaining number of months to the Expected Repayment Date with respect to each Hyperamortization Loan).

      The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                PROPERTY TYPES

                                                % OF     AVERAGE      HIGHEST
                     NUMBER OF    INITIAL     INITIAL    CUT-OFF      CUT-OFF
                     MORTGAGE       POOL        POOL      DATE         DATE
PROPERTY TYPES         LOANS      BALANCE     BALANCE    BALANCE      BALANCE
--------------         -----      -------     -------    -------      -------
MULTIFAMILY             99      $339,441,840   40.30%   3,428,705    10,372,056
RETAIL
 Anchored               27       171,259,610   20.33%   6,342,949    14,926,238
 Unanchored             14        42,114,988    5.00    3,008,213     6,490,779
-------------------------------------------------------------------------------
                        41       213,374,598   25.33%   5,204,258    14,926,238

Hospitality             35       117,175,531   13.91%   3,347,872    11,083,192
MOBILE HOME PARK        16        49,906,090    5.93%   3,119,131     7,974,914
INDUSTRIAL               9        37,705,906    4.48%   4,189,545     9,500,000
OFFICE                  11        36,658,895    4.35%   3,332,627     5,896,181
SELF STORAGE             5        32,924,768    3.91%   6,584,954    13,000,000
MIXED USE

 Multifamily/Retail      1           708,991    0.08%     708,991       708,991
 Office/Retail           1         7,770,812    0.92    7,770,812     7,770,812
-------------------------------------------------------------------------------
                         2         8,479,803    1.01%   4,239,902     7,770,812
Health Care

 Congregate Care         1      $  3,089,015    0.37%   3,089,015  $  3,089,015
 Skilled Nursing         1         3,488,183    0.41    3,488,183     3,488,183
-------------------------------------------------------------------------------
                         2      $  6,577,198    0.78%   3,288,599     3,488,183
-------------------------------------------------------------------------------
TOTAL                  220      $842,244,629  100.00%   3,828,385  $ 14,926,238

                                                                  WEIGHTED AVERAGES
                      --------------------------------------------------------------------------------------------------
                                 STATED     REMAINING             CUT-                             LOAN PER
                                REMAINING     AMORT.              OFF                OCCUPANCY   SQ FT. UNIT,   AVERAGE
                      MORTGAGE     TERM        TERM               DATE   REPAYMENT    PERCENT-  PAD, BED, KEY,  PROPERTY
PROPERTY TYPES          RATE       (MO.)       (MO.)    DSCR      LTV       LTV        AGE(A)      OR ROOM       SIZE(B)
--------------          ----       -----       -----    ----      ---       ---        ------      -------       -------
MULTIFAMILY            8.679%       102         335     1.33x    72.94%    63.60%      93.85%       26,233           215
RETAIL
 Anchored              8.785        117         318     1.32x    71.57%    60.54%      96.65%           62       151,168
 Unanchored            9.162        114         294     1.39x    65.07     53.39       94.76%           80        59,100
------------------------------------------------------------------------------------------------------------------------
                       8.860        116         313     1.33x    70.29%    59.13%      96.28%           66       132,996

Hospitality            9.477%       212         236     1.49x    65.66%     8.02%         NAP       35,563           149
MOBILE HOME PARK       8.868%       121         329     1.40x    66.82%    53.48%      94.45%       12,463           375
INDUSTRIAL             8.825%       109         308     1.33x    69.07%    57.11%      96.01%           35       230,585
OFFICE                 8.993%       103         299     1.42x    63.11%    53.22%      98.00%           73        60,090
SELF STORAGE           9.199%       208         302     1.54x    63.63%    28.25%      90.76%           52       191,960
MIXED USE

 Multifamily/Retail    9.570%       110         290     1.39x    64.45%    54.47%     100.00%       44,312            16
 Office/Retail         8.690         79         325     1.33x    71.95     66.09       93.04            64       120,597
------------------------------------------------------------------------------------------------------------------------
                       8.764%        82         322     1.34x    71.33%    65.12%      93.62%        3,764       110,515
Health Care

 Congregate Care       8.960%       113         293     1.68x    71.84%    59.77%      94.00%       44,129            70
 Skilled Nursing       9.400        116         296     1.66x    67.08     56.19          NAP       29,068           120
------------------------------------------------------------------------------------------------------------------------
                       9.193%       115         295     1.67x    69.31%    57.87%      94.00%       36,141            97
------------------------------------------------------------------------------------------------------------------------
TOTAL                  8.893%       126         311     1.37x    69.88%    51.98%      94.79%       16,602        55,379

----------
(A) Weighted average of the occupancy percentage for the corresponding property type determined on the basis of the individual occupancy percentages set forth on Annex A.

(B) Average Property Size refers to total leasable square feet with respect to retail, office and industrial properties, number of units with respect to multifamily properties, number of pads with respect to mobile home parks, number of guest rooms with respect to each hospitality property, number of square feet with respect to self storage facilities and number of beds with respect to residential health care facilities.

                           GEOGRAPHIC DISTRIBUTION

                                                                      WEIGHTED AVERAGES
                                                     % OF      ------------------------------
                                       INITIAL      INITIAL              CUT-OFF
                      NUMBER OF         POOL         POOL                  DATE     REPAYMENT
  STATE            MORTGAGE LOANS      BALANCE      BALANCE    DSCR        LTV         LTV
  -----            --------------      -------      -------    ----        ---         ---
California               43         $192,463,714     22.85%    1.33x       70.92%      56.67%
Texas                    54          179,159,991     21.27     1.37x       69.98       51.60
Florida                  16           73,270,951      8.70     1.43x       67.62       53.61
Georgia                  17           57,607,486      6.84     1.39x       70.62       57.76
Arizona                  12           36,884,779      4.38     1.33x       71.54       63.72
Virginia                  5           31,244,459      3.71     1.32x       69.10       54.68
Pennsylvania              4           27,163,573      3.23     1.29x       73.60       65.58
North Carolina            5           26,643,421      3.16     1.44x       63.24       51.00
Washington                5           21,823,708      2.59     1.31x       64.63       35.80
Utah                      3           18,855,990      2.24     1.55x       66.79        0.00
New Mexico                4           18,028,859      2.14     1.37x       70.10       49.52
New Jersey                5           17,013,317      2.02     1.29x       72.13       62.17
Michigan                  3           16,122,443      1.91     1.30x       79.64       73.86
Oregon                    5           15,836,300      1.88     1.53x       67.10       14.25
Alabama                   4           13,566,685      1.61     1.29x       72.09       57.73
Idaho                     2           10,113,413      1.20     1.56x       69.27        0.00
Colorado                  4            9,425,440      1.12     1.76x       59.66       41.67
South Carolina            4            9,110,514      1.08     1.34x       71.46       45.18
West Virginia             1            8,629,348      1.02     1.32x       73.13       61.34
Maryland                  4            7,501,280      0.89     1.37x       71.52       61.95
Missouri                  4            7,436,391      0.88     1.35x       62.91       55.59
Nevada                    2            7,039,899      0.84     1.37x       70.24       30.52
Connecticut               1            6,573,483      0.78     1.25x       73.86       65.95
Indiana                   1            5,384,062      0.64     1.30x       79.18       64.86
Massachusetts             2            5,093,479      0.60     1.39x       69.85       48.27
New York                  1            3,672,032      0.44     1.23x       72.00       59.30
Wisconsin                 2            3,450,000      0.41     1.42x       67.12        0.00
Arkansas                  1            2,500,000      0.30     1.57x       53.19       43.96
Mississippi               1            2,173,808      0.26     1.33x       66.89       56.06
Rhode Island              1            1,998,932      0.24     1.28x       79.96       71.68
Louisiana                 1            1,956,168      0.23     1.55x       69.86       63.10
Nebraska                  1            1,603,503      0.19     1.61x       69.72        0.00
Wyoming                   1            1,593,544      0.19     1.44x       69.28        0.00
New Hampshire             1            1,303,659      0.15     1.47x       59.26       55.68
--------------------------------------------------------------------------------------------
TOTALS                  220         $842,244,629    100.00%    1.37x       69.88%      51.98%

Total number of States is 34.

                                   YEARS BUILT

                                                 CUMULATIVE                             WEIGHTED AVERAGES
                                         % OF       % OF       -------------------------------------------------------------------
               NUMBER OF    INITIAL     INITIAL    INITIAL                 STATED       REMAINING           CUT-OFF
 RANGE OF      MORTGAGE      POOL        POOL       POOL       MORTGAGE   REMAINING       AMORT.              DATE      REPAYMENT
YEARS BUILT      LOANS      BALANCE     BALANCE    BALANCE       RATE     TERM (MO.)    TERM (MO.)   DSCR      LTV         LTV
-----------      -----      -------     -------    -------       ----     ----------    ----------   ----      ---         ---
1870-1959         12     $ 33,778,773     4.01%      4.01%      8.962%       150           316       1.36x    69.89%      52.85%
1960-1969         33       98,799,338    11.73      15.74       8.885        108           289       1.39x    68.17       55.26
1970-1979         69      282,041,703    33.49      49.23       8.844        123           320       1.39x    70.34       53.92
1980-1989         61      274,257,368    32.56      81.79       8.851        119           320       1.34x    70.12       55.26
1990-1997         45      153,367,447    18.21     100.00       9.045        153           289       1.38x    69.72       40.26
----------------------------------------------------------------------------------------------------------------------------------
 TOTALS           220    $842,244,629   100.00%    100.00%      8.893%       126           311       1.37x    69.88%      51.98%

                          DEBT SERVICE COVERAGE RATIOS

                                                 CUMULATIVE                             WEIGHTED AVERAGES
  RANGE OF                               % OF       % OF       -------------------------------------------------------------------
DEBT SERVICE   NUMBER OF    INITIAL     INITIAL    INITIAL                 STATED       REMAINING           CUT-OFF
  COVERAGE     MORTGAGE      POOL        POOL       POOL       MORTGAGE   REMAINING       AMORT.              DATE      REPAYMENT
   RATIOS        LOANS      BALANCE     BALANCE    BALANCE       RATE     TERM (MO.)    TERM (MO.)   DSCR      LTV         LTV
-----------      -----      -------     -------    -------       ----     ----------    ----------   ----      ---         ---
1.17x-1.19x         4    $ 16,163,570       1.92%      1.92%    9.445%        54           348       1.18x    77.16%      74.83%
1.20x-1.29x        79     307,019,853      36.45      38.37     8.753        110           330       1.25x    73.38       62.42
1.30x-1.39x        63     254,310,276      30.19      68.57     8.837        116           309       1.34x    69.52       56.34
1.40x-1.49x        37     136,245,029      16.18      84.74     9.015        138           298       1.44x    68.69       44.30
1.50x-1.59x        13      37,754,780       4.48      89.23     9.280        200           267       1.54x    64.79       18.15
1.60x-1.69x        11      46,742,988       5.55      94.77     9.017        168           277       1.64x    66.67       27.95
1.70x-1.79x         4      18,554,168       2.20      96.98     9.474        231           298       1.74x    61.11       18.79
1.80x-1.89x         5      15,471,859       1.84      98.81     8.986        144           273       1.84x    56.91       26.77
1.90x-1.99x         3       7,990,991       0.95      99.76     8.748        154           269       1.95x    47.45       26.72
2.00x-2.17x         1       1,991,115       0.24     100.00     8.780        115           295       2.17x    45.25       37.43
----------------------------------------------------------------------------------------------------------------------------------
 TOTALS           220    $842,244,629     100.00%    100.00%    8.893%       126           311       1.37x    69.88%      51.98%

                             CUT-OFF DATE LTV RATIOS

                                                 CUMULATIVE                             WEIGHTED AVERAGES
    RANGE                                % OF       % OF       -------------------------------------------------------------------
 OF CUT-OFF    NUMBER OF    INITIAL     INITIAL    INITIAL                 STATED       REMAINING           CUT-OFF
  DATE LTV     MORTGAGE      POOL        POOL       POOL       MORTGAGE   REMAINING       AMORT.              DATE      REPAYMENT
   RATIOS        LOANS      BALANCE     BALANCE    BALANCE       RATE     TERM (MO.)    TERM (MO.)   DSCR      LTV         LTV
-----------      -----      -------     -------    -------       ----     ----------    ----------   ----      ---         ---
41.70%-50.00%       4    $ 12,214,808       1.45%      1.45%    8.710%       118           277       1.95x    46.73%      32.42%
50.01%-60.00%      26      75,421,591       8.95      10.41     9.155        138           283       1.54x    57.65       36.04
60.01%-70.00%      89     308,916,076      36.68      47.08     9.130        157           290       1.41x    66.51       37.17
70.01%-80.00%     100     435,492,154      51.71      98.79     8.672        105           330       1.30x    74.76       65.13
80.01%-82.26%       1      10,200,000       1.21     100.00     9.380         50           360       1.19x    82.26       80.58
--------------------------------------------------------------------------------------------------------------------------------
 TOTALS           220    $842,244,629     100.00%    100.00%    8.893%       126           311       1.37x    69.88%      51.98%

                              REPAYMENT LTV RATIOS

                                                   CUMULATIVE                             WEIGHTED AVERAGES
     RANGE                                 % OF       % OF       -------------------------------------------------------------------
 OF REPAYMENT    NUMBER OF    INITIAL     INITIAL    INITIAL                 STATED       REMAINING           CUT-OFF
      LTV        MORTGAGE      POOL        POOL       POOL       MORTGAGE   REMAINING       AMORT.              DATE      REPAYMENT
    RATIOS         LOANS      BALANCE     BALANCE    BALANCE       RATE     TERM (MO.)    TERM (MO.)   DSCR      LTV         LTV
-----------        -----      -------     -------    -------       ----     ----------    ----------   ----      ---         ---
Fully Amortizing    40     $132,458,609    15.73%     15.73%      9.374%       243          243        1.53x   64.87%        0.00%
 0.01%-50.00%       23       61,194,681     7.27      22.99       9.225        144          293        1.50x   60.34        43.68
50.01%-60.00%       58      207,697,234    24.66      47.65       8.920        105          305        1.37x   65.76        56.39
60.01%-70.00%       79      351,794,400    41.77      89.42       8.720        103          331        1.32x   73.50        64.97
70.01%-80.00%       19       78,899,705     9.37      98.79       8.460         89          354        1.27x   78.86        72.49
80.01%-80.58%        1       10,200,000     1.21     100.00       9.380         50          360        1.19x   82.26        80.58
----------------------------------------------------------------------------------------------------------------------------------
 TOTALS            220     $842,244,629   100.00%    100.00%      8.893%       126          311        1.37x   69.88%       51.98%

                                 MORTGAGE RATES

                                                   CUMULATIVE                             WEIGHTED AVERAGES
                                           % OF       % OF       -------------------------------------------------------------------
  RANGE OF       NUMBER OF    INITIAL     INITIAL    INITIAL                 STATED       REMAINING           CUT-OFF
  MORTGAGE       MORTGAGE      POOL        POOL       POOL       MORTGAGE   REMAINING       AMORT.              DATE      REPAYMENT
    RATES          LOANS      BALANCE     BALANCE    BALANCE       RATE     TERM (MO.)    TERM (MO.)   DSCR      LTV         LTV
-----------        -----      -------     -------    -------       ----     ----------    ----------   ----      ---         ---
 8.030%- 8.124%      5     $ 28,621,120     3.40%      3.40%       8.064%       93          346        1.37x   75.66%       68.39%
 8.125%- 8.249%      2       11,939,130     1.42       4.82        8.180        61          345        1.30x   77.71        73.26
 8.250%- 8.374%      9       31,110,181     3.69       8.51        8.317        75          344        1.37x   70.87        65.78
 8.375%- 8.499%     20       89,868,399    10.67      19.18        8.452        98          340        1.29x   75.03        67.16
 8.500%- 8.624%     22       91,764,026    10.90      30.07        8.568       119          321        1.35x   70.92        59.05
 8.625%- 8.749%     22      108,643,572    12.90      42.97        8.690       100          325        1.31x   71.80        63.26
 8.750%- 8.874%     22       56,641,036     6.73      49.70        8.802       117          311        1.41x   69.25        57.33
 8.875%- 8.999%     30      126,570,161    15.03      64.73        8.932       125          312        1.38x   68.50        54.43
 9.000%- 9.124%     14       43,225,986     5.13      69.86        9.053       116          328        1.31x   70.51        58.07
 9.125%- 9.249%     20       81,040,861     9.62      79.48        9.191       174          270        1.48x   68.75        28.18
 9.250%- 9.374%     10       33,459,751     3.97      83.45        9.295       156          290        1.39x   66.53        40.15
 9.375%- 9.499%     16       60,832,941     7.22      90.68        9.416       130          281        1.35x   66.94        41.79
 9.500%- 9.624%      8       28,221,315     3.35      94.03        9.556       241          291        1.57x   62.11        14.73
 9.625%- 9.749%      7       24,844,780     2.95      96.98        9.657       152          288        1.35x   64.22        36.41
 9.750%- 9.874%      4        7,863,503     0.93      97.91        9.793       201          261        1.39x   67.51        15.36
 9.875%- 9.999%      3        7,733,537     0.92      98.83        9.935       235          235        1.52x   67.30         0.00
10.000%-10.124%      3        5,136,275     0.61      99.44       10.000       171          231        1.30x   59.06        27.16
10.125%-10.350%      3        4,728,056     0.56     100.00       10.292       141          257        1.44x   62.65        38.02
----------------------------------------------------------------------------------------------------------------------------------
 TOTALS            220     $842,244,629   100.00%    100.00%       8.893%      126          311        1.37x   69.88%       51.98%

                                 ORIGINAL TERMS

                                                       CUMULATIVE                         WEIGHTED AVERAGES
                                               % OF       % OF     ----------------------------------------------------------------
                     NUMBER OF    INITIAL     INITIAL    INITIAL               STATED     REMAINING          CUT-OFF
  ORIGINAL           MORTGAGE      POOL        POOL       POOL     MORTGAGE   REMAINING     AMORT.             DATE      REPAYMENT
    TERMS              LOANS      BALANCE     BALANCE    BALANCE     RATE     TERM (MO.)  TERM (MO.)  DSCR      LTV         LTV
-----------            -----      -------     -------    -------     ----     ----------  ----------  ----      ---         ---
10 Year Balloon        108     $391,950,407    46.54%    8.850%     116          322        4         1.36x   70.21%       60.15%
10 Year Hyper Amort      4       36,915,828     4.38     8.783      119          338        1         1.33x   72.57        62.99
12 Year Balloon          2       15,325,526     1.82     8.705      142          319        2         1.26x   70.98        56.89
12 Year Hyper Amort      1        2,023,856     0.24     8.840      143          359        1         1.26x   74.96        64.21
15 Year Balloon         10       20,605,714     2.45     9.323      175          295        5         1.34x   68.86        45.33
20 Year Balloon          1        8,170,700     0.97     8.940      235          325        5         1.32x   69.66        37.28
 5 Year Balloon         14       68,258,622     8.10     8.746       52          314        8         1.37x   70.41        66.81
 6 Year Balloon          1          323,900     0.04     8.920       65          298        2         1.24x   74.39        66.93
 7 Year Balloon         39      166,211,467    19.73     8.654       78          331        6         1.30x   72.27        66.52
Fully Amortizing        40      132,458,609    15.73     9.374      243          243        5         1.53x   64.87         0.00
---------------------------------------------------------------------------------------------------------------------------------
 TOTALS                220     $842,244,629   100.00%    8.893%     126          311        5         1.37x   69.88%       51.98%

----------
(A) Number of months elapsed since the first Due Date following origination.

                           REMAINING TERMS TO MATURITY

                                                 CUMULATIVE                             WEIGHTED AVERAGES
                                         % OF       % OF       -------------------------------------------------------------------
  RANGE OF     NUMBER OF    INITIAL     INITIAL    INITIAL                 STATED       REMAINING           CUT-OFF
  REMAINING    MORTGAGE      POOL        POOL       POOL       MORTGAGE   REMAINING       AMORT.              DATE      REPAYMENT
 TERMS (MO.)     LOANS      BALANCE     BALANCE    BALANCE       RATE     TERM (MO.)    TERM (MO.)   DSCR      LTV         LTV
-----------      -----      -------     -------    -------       ----     ----------    ----------   ----      ---         ---
   43- 47          1     $ 10,715,936     1.27%      1.27%      9.380%        43          223        1.36x   59.87%       55.26%
   48- 71         19       68,430,724     8.12       9.40       8.673         55          328        1.36x   71.45        67.77
   72- 83         31      144,042,329    17.10      26.50       8.654         78          332        1.31x   72.79        67.03
   84-167        120      461,073,762    54.74      81.24       8.831        117          322        1.35x   70.35        59.99
  168-227         14       28,769,250     3.42      84.66       9.209        180          266        1.46x   63.72        32.47
  228-239         22       87,063,917    10.34      95.00       9.369        234          243        1.48x   67.28         3.50
  240-295          9       19,850,327     2.36      97.35       9.421        251          251        1.54x   65.22         0.00
  296-300          4       22,298,384     2.65     100.00       9.413        300          300        1.56x   63.80         0.00
----------------------------------------------------------------------------------------------------------------------------------
   TOTALS        220     $842,244,629   100.00%    100.00%      8.893%       126          311        1.37x   69.88%       51.98%

                              CUT-OFF DATE BALANCES

                                                 CUMULATIVE                                  WEIGHTED AVERAGES
       RANGE OF                                   % OF       % OF     --------------------------------------------------------------
        CUT-OFF         NUMBER OF    INITIAL     INITIAL    INITIAL              STATED     REMAINING           CUT-OFF
         DATE           MORTGAGE      POOL        POOL       POOL     MORTGAGE  REMAINING     AMORT.              DATE    REPAYMENT
       BALANCES           LOANS      BALANCE     BALANCE    BALANCE     RATE    TERM (MO.)  TERM (MO.)   DSCR      LTV       LTV
---------------------     -----      -------     -------    -------     ----    ----------  ----------   ----      ---       ---
$  323,900-$   999,999      7    $  5,510,433      0.65%      0.65%    8.978%      109        319        1.31x   62.62%     52.83%
 1,000,000-  1,999,999     57      91,563,289     10.87      11.53     9.107       142        287        1.40x   67.12      42.86
 2,000,000-  2,999,999     50     125,017,978     14.84      26.37     9.000       133        298        1.42x   67.43      46.26
 3,000,000-  3,999,999     28      97,336,189     11.56      37.93     8.819       128        310        1.36x   70.55      52.61
 4,000,000-  4,999,999     25     111,122,278     13.19      51.12     8.925       131        305        1.36x   69.91      49.23
 5,000,000-  5,999,999     15      82,492,848      9.79      60.91     8.795       119        319        1.36x   71.09      55.11
 6,000,000-  6,999,999     12      77,837,331      9.24      70.16     8.960       123        318        1.34x   71.06      53.88
 7,000,000-  7,999,999      7      52,472,494      6.23      76.39     8.667        94        342        1.39x   69.60      63.09
 8,000,000-  8,999,999      4      33,195,368      3.94      80.33     8.985       135        317        1.28x   72.61      57.29
 9,000,000-  9,999,999      4      38,699,106      4.59      84.92     8.620       103        333        1.32x   73.66      65.08
10,000,000- 14,926,238     11     126,997,314     15.08     100.00     8.831       129        313        1.38x   70.82      52.93
----------------------------------------------------------------------------------------------------------------------------------
 TOTALS                   220    $842,244,629    100.00%    100.00%    8.893%      126        311        1.37x   69.88%     51.98%

----------
Average Cut-off Balance is $3,828,385.

                          YEARS OF SCHEDULED MATURITY

                                                 CUMULATIVE                             WEIGHTED AVERAGES
                                         % OF       % OF       -------------------------------------------------------------------
  SCHEDULED    NUMBER OF    INITIAL     INITIAL    INITIAL                 STATED       REMAINING           CUT-OFF
  MATURITY     MORTGAGE      POOL        POOL       POOL       MORTGAGE   REMAINING       AMORT.              DATE      REPAYMENT
    YEAR         LOANS      BALANCE     BALANCE    BALANCE       RATE     TERM (MO.)    TERM (MO.)   DSCR      LTV         LTV
-----------      -----      -------     -------    -------       ----     ----------    ----------   ----      ---         ---
  2000              1    $ 10,715,936     1.27%      1.27%      9.380%        43          223        1.36x   59.87%       55.26%
  2001              5      23,538,558     2.79       4.07       9.118         50          335        1.29x   72.61        70.03
  2002             13      42,367,219     5.03       9.10       8.465         58          323        1.40x   71.52        67.24
  2003             12      66,953,559     7.95      17.05       8.708         76          332        1.35x   71.37        65.95
  2004             23      91,218,716    10.83      27.88       8.568         81          332        1.27x   73.27        67.24
  2005              1       1,956,168     0.23      28.11       8.875        100          340        1.55x   69.86        63.10
  2006             37     117,625,345    13.97      42.08       9.048        112          324        1.39x   67.06        58.28
  2007             74     309,284,721    36.72      78.80       8.767        118          323        1.34x   71.69        61.18
  2009              4      18,751,537     2.23      81.02       8.732        142          310        1.27x   70.21        53.43
  2011              6      12,759,350     1.51      82.54       9.509        171          266        1.35x   64.66        36.12
  2012              8      14,952,403     1.78      84.31       9.081        177          262        1.45x   65.72        31.65
  2015              1       2,908,489     0.35      84.66       8.500        222          222        1.92x   41.70         0.00
  2016             11      57,301,008     6.80      91.46       9.354        233          233        1.53x   67.04         0.00
  2017             16      42,162,909     5.01      96.47       9.391        237          254        1.46x   66.90         7.22
  2019              3       5,847,343     0.69      97.16       9.559        264          264        1.39x   68.09         0.00
  2021              1       1,602,984     0.19      97.35       9.250        285          285        1.56x   57.25         0.00
  2022              4      22,298,384     2.65     100.00       9.413        300          300        1.56x   63.80         0.00
----------------------------------------------------------------------------------------------------------------------------------
    TOTALS        220    $842,244,629   100.00%    100.00%      8.893%       126          311        1.37x   69.88%       51.98%

                      PREPAYMENT RESTRICTIONS BY CATEGORIES

                                                                         WEIGHTED
                                                             % OF         AVERAGE      LOCKOUT TERM (MO.)/       AVERAGE # OF
                               NUMBER OF     INITIAL        INITIAL       STATED      % OF WEIGHTED AVERAGE     MONTHS OPEN TO
                               MORTGAGE       POOL           POOL        REMAINING    STATED REMAINING TERM    PREPAYMENT PRIOR
   PREPAYMENT RESTRICTION(A)     LOANS       BALANCE        BALANCE     TERM (MO.)         OF LOCKOUT             TO MATURITY
-----------------------------  ---------  ------------      -------     ----------    ---------------------    ----------------
Lockout, then YM                  185     $709,526,839       84.24%        127         58             45.83%           4
Lockout, then PP                   10       62,735,670        7.45         137         61             44.30           18
YM, then PP                        10       21,342,329        2.53         125          0              0.00           21
Lockout, then D                     5       19,063,873        2.26         118        112             95.17            6
Lockout Only                        6       16,526,294        1.96          94         45             48.34           48
Lockout, then YM, then PP           1          708,991        0.08         110         50             45.45            6
PP Only                             1        2,836,606        0.34         114          0              0.00           24
YM Only                             2        9,504,028        1.13          74          0              0.00            4
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                             220     $842,244,629      100.00%        126         57             45.19%           6

----------
(A) D=Defeasance Collateral, YM=Yield Maintenance, PP=Percentage Premium.

                    PREPAYMENT RESTRICTIONS BY ORIGINAL TERM

                                                                                             WEIGHTED AVERAGES
                                                                           ------------------------------------------------------
                                                                   % OF                                                   MONTHS
                                         NUMBER OF     INITIAL    INITIAL             STATED    MONTHS  MONTHS  MONTHS     OPEN
                         PREPAYMENT      MORTGAGE       POOL       POOL    MORTGAGE  REMAINING  LOCKED   YIELD     %     PRIOR TO
  ORIGINAL TERM        RESTRICTION(A)      LOANS       BALANCE    BALANCE    RATE    TERM (MO.)   OUT    MAINT  PREMIUM  MATURITY
  -------------        --------------      -----       -------    -------    ----    ----------   ---    -----  -------  --------
10 Year Balloon     Lockout Only             3      $ 10,258,586    1.22%    9.322%    110         56      0       0        54
10 Year Balloon     Lockout, then D          5        19,063,873    2.26     9.193     118        112      0       0         6
10 Year Balloon     Lockout, then YM        94       347,526,696   41.26     8.802     116         50     62       0         4
10 Year Balloon     Lockout, then YM,
  then PP                                    1           708,991    0.08     9.570     110         50     24      30         6
10 Year Balloon     PP Only                  1         2,836,606    0.34     8.890     114          0      0      90        24
10 Year Balloon     YM Only                  1         4,058,693    0.48     9.625     108          0    102       0         6
10 Year Balloon     YM, then PP              3         7,496,962    0.89     9.071     106          0     61      30        15
--------------------------------------------------------------------------------------------------------------------------------
                                           108       391,950,407   46.54%    8.850%    116         51     58       1         6

10 Year Hyperamort  Lockout, then YM         4        36,915,828    4.38%    8.783     119         52     63       0         4

12 Year Balloon     Lockout, then PP         1        10,733,361    1.27%    8.450%    142         70      0      69         3
12 Year Balloon     Lockout, then YM         1         4,592,165    0.55     9.300     142         70     69       0         3
--------------------------------------------------------------------------------------------------------------------------------
                                             2        15,325,526    1.82%    8.705%    142         70     21      48         3

12 Year Hyperamort  Lockout, then YM         1         2,023,856    0.24%    8.840     143         35    105       0         3

15 Year Balloon     Lockout, then YM        10        20,605,714    2.45%    9.323     175         82     89       0         3

20 Year Balloon     Lockout, then YM         1         8,170,700    0.97%    8.940     235        115    117       0         3

5 Year Balloon      Lockout Only             1         1,303,659    0.15%    8.910%     51         45      0       0         6
5 Year Balloon      Lockout, then PP         3        20,666,751    2.45     8.955      49         28      0      17         3
5 Year Balloon      Lockout, then YM         8        39,059,434    4.64     8.594      55         28     23       0         3
5 Year Balloon      YM Only                  1         5,445,335    0.65     8.720      48          0     45       0         3
5 Year Balloon      YM, then PP              1         1,783,444    0.21     9.625      49          0     25      18         6
--------------------------------------------------------------------------------------------------------------------------------
                                            14        68,258,622    8.10%    8.746%     52         25     18       6         3

6 Year Balloon      Lockout, then YM         1           323,900    0.04%    8.920%     65          5     60       0         0

7 Year Balloon      Lockout Only             2         4,964,048    0.59%    8.570      71         23      0       0        48
7 Year Balloon      Lockout, then PP         4        15,095,558    1.79     8.850      79         35      0      39         5
7 Year Balloon      Lockout, then YM        30       140,452,401   16.68     8.609      79         40     34       0         4
7 Year Balloon      YM, then PP              3         5,699,460    0.68     9.334      66          0     42      18         6
--------------------------------------------------------------------------------------------------------------------------------
                                            39       166,211,467   19.73%    8.654%     78         38     30       4         5

Fully Amortizing    Lockout, then PP         2        16,240,000    1.93%    9.570     300        120      0     120        60
Fully Amortizing    Lockout, then YM        35       109,856,145   13.04     9.374     236        113    120       0         3
Fully Amortizing    YM, then PP              3         6,362,464    0.76     8.871     222          0    119      58        44
--------------------------------------------------------------------------------------------------------------------------------
                                            40       132,458,609   15.73%    9.374%    243        108    105      18        12
--------------------------------------------------------------------------------------------------------------------------------
                    TOTALS                 220      $842,244,629  100.00%    8.893%    126         57     57       6         6

----------
(A) D=Defeasance Collateral, YM=Yield Maintenance, PP=Percentage Premium.

                     PREPAYMENT LOCK-OUT/PREMIUM ANALYSIS(A)

                        CURRENT  12 MO.  24 MO.   36 MO.   48 MO.   60 MO.  72 MO.   84 MO.   96 MO.  108 MO.  120 MO.  132 MO.
      PREPAYMENT         JUNE     JUNE    JUNE     JUNE     JUNE     JUNE    JUNE     JUNE     JUNE    JUNE     JUNE     JUNE
     RESTRICTIONS        1997     1998    1999     2000     2001     2002    2003     2004     2005    2006     2007     2008
     ------------        ----     ----    ----     ----     ----     ----    ----     ----     ----    ----     ----     ----
Locked Out               95.7%    95.4%    93.3%   74.9%    50.4%    31.2%    22.2%   26.5%    23.0%    22.7%     3.4%    0.0%
Yield Maintenance         4.0%     4.3%     5.5%   20.1%    42.6%    63.8%    66.4%   68.6%    72.1%    60.9%    77.4%   80.5%
Percentage Premium
  5.00% and greater       0.3%     0.0%     0.0%    0.0%     0.0%     0.0%     1.4%    1.8%     0.0%     0.6%     0.0%    0.0%
  4.00 to 4.99%           0.0%     0.3%     0.3%    1.3%     0.5%     0.0%     0.0%    0.0%     1.8%     0.0%    12.2%   10.5%
  3.00 to 3.99%           0.0%     0.0%     0.5%     0.3%    1.6%     0.6%     0.6%     0.6%    0.0%     1.9%     0.0%    1.8%
  2.00 to 2.99%           0.0%     0.0%     0.0%    2.0%     0.5%     2.0%     0.9%    0.8%     0.6%     0.0%     6.9%    0.0%
  1.00 to 1.99%           0.0%     0.0%     0.0%    0.6%     1.2%     0.0%     0.8%    0.5%     0.4%     0.0%     0.0%    7.1%
Open                      0.0%     0.0%     0.3%    0.8%     3.2%     2.5%     7.6%    1.3%     2.1%    14.0%     0.0%    0.0%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                  100.0%   100.0%   100.0%  100.0%   100.0%   100.0%   100.0%  100.0%   100.0%   100.0%   100.0%  100.0%
Mortgage Pool Balance
 ($ millions)          $842.2   $833.0   $822.8  $811.7   $784.5   $721.1   $699.0  $542.4   $529.2   $503.1   $132.8  $125.4
% of Initial
 Pool Balance(B)        100.0%    98.9%    97.7%   96.4%    93.1%    85.6%    83.0%   64.4%    62.8%    59.7%    15.8%   14.9%

                         144 MO.  156 MO. 168 MO.  180 MO.
      PREPAYMENT          JUNE     JUNE    JUNE     JUNE
     RESTRICTIONS         2009     2010    2011     2012
     ------------         ----     ----    ----     ----
Locked Out                 0.0%     0.0%     0.0%    0.0%
Yield Maintenance         85.8%    85.6%    79.3%   79.8%
Percentage Premium
  5.00% and greater        0.0%     0.0%     1.2%    0.0%
  4.00 to 4.99%            0.0%     0.0%     0.0%    1.6%
  3.00 to 3.99%           12.3%    12.8%    13.5%   17.2%
  2.00 to 2.99%            1.9%     0.0%     0.0%    0.0%
  1.00 to 1.99%            0.0%     1.6%     0.0%    0.0%
Open                       0.0%     0.0%     6.0%    1.5%
----------------------------------------------------------
TOTALS                   100.0%   100.0%   100.0%  100.0%
Mortgage Pool Balance
 ($ millions)           $103.4   $ 95.2   $ 86.3  $ 63.9
% of Initial
 Pool Balance(B)          12.3%    11.3%    10.2%    7.6%

----------
(A) This table sets forth an analysis of the percentage of the declining balance of the Mortgage Pool that, on June 1 of each of the years indicated, will be within a Lockout Period or in which Principal Prepayment must be accompanied by the indicated Prepayment Premium. The table was prepared generally on the basis of the assumptions used in preparing the table set forth under "YIELD AND MATURITY CONSIDERATIONS--Yield Considerations" herein, except that it was assumed in preparing the table that no Mortgage Loan will be prepaid, voluntary or involuntarily.

(B) Represents the percentage of the Initial Pool Balance that will remain outstanding at the indicated date based upon the assumptions in preparing this table.

THE MORTGAGE LOAN SELLERS

      On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers pursuant to separate agreements (the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers acquired or originated the Mortgage Loans as described above under "--General."

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

      On or prior to the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed, without recourse, to the order of the Trustee; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon; (iv) an original assignment of the Mortgage and of any intervening assignments thereof in favor of the Trustee and in recordable form; (v) an original assignment of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form; (vi) originals or copies of all written modification agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified; (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; and (viii) any file copies of any UCC financing statements in the possession of the applicable Mortgage Loan Seller.

      The Trustee or a Custodian on its behalf will be required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur, and
(iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer or Special Servicer plus any interest thereon and on any related P&I Advances; provided that such Mortgage Loan Seller will have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and has delivered to the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period. The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. The applicable Mortgage Loan Seller will be solely responsible for such repurchase obligation, and such obligation will not be the responsibility of the Depositor or any of its other affiliates.

      The Pooling and Servicing Agreement will require that each of the assignments described in clauses (iv) and (v) of the second preceding paragraph be promptly (and in any event within 30 days after the Closing Date) submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See "DESCRIPTION OF THE POOLING AGREEMENTS--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each related Mortgage Loan, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that: (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of the Cut-off Date; (ii) the applicable Mortgage

Loan Seller owns the Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests; (iii) the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (iv) each of the related Mortgage Note, related Mortgage and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); (v) the assignment of the related Mortgage to the Trustee on behalf of the Certificateholders constitutes the legal, valid and binding assignment of such Mortgage; (vi) the related Mortgage is a valid and enforceable first priority mortgage lien on the related Mortgaged Property, having priority over all other liens or encumbrances except for (A) the lien of current real estate taxes and assessments not yet due and payable, and (B) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy;
(vii) prior to the Cut-off Date, any delinquent taxes that had become due and owing in respect of the related Mortgaged Property were paid, or an escrow of funds sufficient to cover such payment had been established; (viii) as of the Cut-off Date, no scheduled payment of principal or interest was 30 days or more past due; (ix) there is no proceeding known to the applicable Mortgage Loan Seller to be pending for the total or partial condemnation of the related Mortgaged Property, and the Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan; (x) the related Mortgaged Property is covered by a lender's title insurance policy insuring that the related-Mortgage is a valid first lien on such Mortgaged Property, subject only to the exceptions stated therein; (xi) each Mortgage Loan represents a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code; (xii) any Prepayment Premium constitutes a "customary prepayment penalty" within the meaning of Treasury Regulation Section 1.860G-l(b)(2); and (xiii) the applicable Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in the report of the environmental assessment of the Mortgaged Property performed by or on behalf of, or otherwise relied upon by, the applicable Mortgage Loan Seller.

      In the case of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot cure such breach within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that such Mortgage Loan Seller will have an additional 90-day period to cure such breach if it is diligently proceeding with such cure and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period.

      The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of the applicable Mortgage Loan Seller's representations and warranties regarding the applicable Mortgage Loans. The applicable Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and neither the Depositor nor any of its other affiliates will be obligated to repurchase any such affected Mortgage Loan in connection with a breach of the applicable Mortgage Loan Seller's representations and warranties if the applicable Mortgage Loan Seller defaults on its obligation to do so. See "DESCRIPTION OF THE POOLING AGREEMENTS--Representations and Warranties; Repurchases" in the Prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates, maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

      A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. If Mortgage Loans are removed from or added to the Mortgage Pool as described in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                       SERVICING OF THE MORTGAGE LOANS

GENERAL

      The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans on behalf of the Trustee and for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans (a) (i) for other third-party's portfolios of a similar nature with similar borrowers, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans or (ii) held in its own portfolio, whichever standard is higher and (b) to the maximization of the recovery on such Mortgage Loans on a net present value basis, notwithstanding (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower, the Depositor or any other party to the transaction; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligations of the Master Servicer or the Special Servicer, as the case may be, to make Advances (as defined herein);
(v) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties; and (vi) any obligation of the Master Servicer or the Special Servicer, as the case may be, as a Mortgage Loan Seller or as an affiliate thereof, to pay any indemnity with respect to or repurchase any Mortgage Loan.

      Set forth below, following the subsection captioned "--The Master Servicer and Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AGREEMENTS," for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally will have all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and the Special Servicer rather than the Master Servicer will perform certain of the servicing duties in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described herein).

THE MASTER SERVICER

      GECAM, in its capacity as master servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer") will be responsible for servicing the Mortgage Loans. Although the Master Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans that are not Specially Serviced Mortgage Loans, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer is a wholly owned subsidiary of GECIA Holdings, Inc., which is itself a wholly-owned subsidiary of GE Capital Services Corporation, which is itself a wholly-owned subsidiary of the General Electric Company, and is an affiliate of the Special Servicer and GECC. The Master Servicer's principal servicing offices are located at 363 N. Sam Houston Parkway E., Suite1200, Houston, TX 77060.

      As of May 1, 1997, the Master Servicer serviced approximately 12,960 commercial and multifamily loans, totaling approximately $10,909,000,000 in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

      The information set forth herein concerning the Master Servicer and the Special Servicer has been provided by the Master Servicer and Special Servicer, respectively, and none of the Depositor or either Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

      The initial Special Servicer will be GE Capital Realty Group, Inc., a Texas corporation. The Special Servicer is an affiliate of the Master Servicer and a wholly-owned subsidiary of the General Electric Capital Corporation, which is a wholly-owned subsidiary of GE Capital Services Corporation, which is itself a wholly-owned subsidiary of the General Electric Company. The Special Servicer will be responsible for performing certain servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent, for administering any REO Property and for performing certain other servicing functions with respect to the Mortgage Pool under the Pooling and Servicing Agreement. As of January 1, 1997, the Special Servicer was responsible for the servicing of approximately $10 billion of commercial and multifamily loans and REO properties. It is anticipated that GECC or an affiliate of GECC, the Master Servicer and the Special Servicer will purchase a portion of the Class F Certificates and all of the Class G, Class H and Class J Certificates on or about the Closing Date. The Special Servicer's principal offices are located at 2 Bent Tree Tower, 16479 Dallas Parkway, Suite 400, Dallas, Texas 75248.

      The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to holders of the Controlling Class of Sequential Pay Certificates to replace the Special Servicer and to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances. See "--The Controlling Class Representative." The "Controlling Class of Sequential Pay Certificates" is the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 20% of its original Certificate Balance (or if no Classes of Sequential Pay Certificates has a Certificate Balance that is greater then 20% of its original Certificate Balance, the Class of Sequential Pay Certificates with the latest alphabetical Class designation). The Class A-1, Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. Any replacement of a Special Servicer by the Controlling Class of Sequential Pay Certificates will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of notice from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. See "DESCRIPTION OF CERTIFICATES--Voting Rights" herein.

      The Special Servicer will be responsible for servicing and administering any Mortgage Loan as to which (a) any Monthly Payment shall be delinquent 45 or more days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained a commitment to refinance, such longer period of delinquency not to exceed 120 days) within which such refinancing is expected to occur); (b) the Master Servicer shall have determined that a default in making a Monthly Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (c) there shall have occurred a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;
(e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or (h) the borrower shall be materially delinquent with respect to payment of insurance premiums or property taxes, including making escrow payments for the payment of insurance premiums or property taxes.

      In the event of any of the foregoing with respect to any Mortgage Loan, the Master Servicer is required to use its reasonable efforts to cause the transfer of its servicing responsibilities with respect thereto to the Special Servicer within five business days. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the

Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by a Special Servicer are referred to herein as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets." If the Special Servicer is not the Master Servicer, the Master Servicer will have no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

      A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

            (w) with respect to the circumstances described in clause (a) of the second preceding paragraph, when the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

            (x) with respect to any of the circumstances described in clauses
      (b), (d), (e) and (f) of the second preceding paragraph, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

            (y) with respect to the circumstances described in clause (c) of the second preceding paragraph, when such default is cured; and

            (z) with respect to the circumstances described in clause (g) of the second preceding paragraph, when such proceedings are terminated;

so long as at that time no circumstance identified in such clauses (a) through
(g) exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The primary compensation to be paid to the Master Servicer in respect of its servicing activities (including fees to be paid to any sub-servicer) will be the Servicing Fee. The "Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan or as otherwise described herein, will accrue at the related Servicing Fee Rate and will be computed on the basis of the same principal amount and on a 30/360 basis. The Servicing Fee Rate will be a per annum rate equal to the Initial Servicing Fee Rate for as long as the initial Master Servicer is acting as Master Servicer or the Successor Servicing Fee Rate thereafter. Eighty-nine (89) of the Mortgage Loans (or 41%) will be initially directly serviced by a third-party sub-servicer (the "Non-GECAM Mortgage Loans"), and 131 of the Mortgage Loans (or 59%) will be initially directly serviced by the initial Master Servicer (the "GECAM Mortgage Loans"). The initial Master Servicer has agreed to service (a) the GECAM Mortgage Loans at a per annum rate equal to 0.000% and (b) the Non-GECAM Mortgage Loans at a per annum rate equal to 0.060% in the case of 38 of the Mortgage Loans (or 20%), 0.125% in the case of 40 of the Mortgage Loans (or 19%), 0.250% in the case of eight of the Mortgage Loans (or 2%), 0.355% in the case of one of the Mortgage Loans (or 0.2%), 0.225% in the case of one of the Mortgage Loans (or 0.2%) and 1.94% in the case of one of the Mortgage Loans (or 0.2%) (the "Initial Servicing Fee Rate"). However, if the initial Master Servicer resigns, is terminated or is otherwise removed pursuant to the terms of the Pooling and Servicing Agreement, the Trustee is obligated to act as Successor Master Servicer or to appoint a Successor Master Servicer to service the Mortgage Loans at a rate (the "Successor Servicing Fee Rate") not to exceed (a) 0.035% over the Initial Servicing Fee Rate with respect to the Non-GECAM Mortgage Loans and to the extent GECAM continues as primary servicer in respect thereof, the GECAM Mortgage Loans and (b) to the extent GECAM is no longer the primary servicer in respect thereof, 0.075% with respect to the GECAM Mortgage Loans (such rate, the "Imputed Servicing Fee Rate"). Upon its termination, resignation or removal, the initial Master Servicer will be obligated to pay monthly to the Trustee, with respect to each Mortgage Loan for so long as such Mortgage Loan continues to be serviced pursuant to the terms of the Pooling and Servicing Agreement, an amount computed on the same basis as the Servicing Fee, but at a per annum rate equal to the difference between the Successor Servicing Fee Rate and the Initial Servicing Fee Rate (the "Servicing Fee Increase"). In the event of the resignation, termination or removal of GECAM as initial Master Servicer, the Trustee shall in good faith attempt to appoint a successor Master Servicer at a Successor Servicing Fee Rate intended to minimize the amount of any Servicing Fee Increase. In the event the initial Master Servicer fails to pay to the Trustee the Servicing Fee Increase, then in accordance with the terms of the Pooling and Servicing Agreement, GECC shall, upon the demand of the Trustee, remit to the Trustee the Servicing Fee Increase. The weighted average Initial Servicing Fee Rate as of the Cut-off Date will be ____%. In addition, as additional servicing compensation, the Master Servicer will be entitled to retain all assumption and modification fees, late charges, exit fees or repayment fees and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. The Master Servicer is authorized to invest or direct the investment of funds held in the Certificate Account in certain short-term United States government securities and other investment grade obligations, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but shall be required to cover any losses from its own fund without any right to reimbursement.

      If borrower voluntarily prepays on a date that is prior to its Due Date in a Collection Period, the amount of interest (net of related Servicing Fees) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Servicing Fees and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Servicing Fees and the Trustee Fee and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer will be required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, an amount equal to the lesser of (i) its servicing compensation for the related Collection Period an amount equal to the Servicing Fee computed based upon the Imputed Servicing Fee Rate, including any Prepayment Interest Excesses received during such Collection Period and (ii) the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein. For purposes of determining the amount of any Compensating Interest Payment required to be made by the initial Master Servicer, on any Distribution Date, with respect to each Mortgage Loan for which the initial Master Servicer has received the Scheduled Payment for the related Due Date, the initial Master Servicer will be deemed to have received a Servicing Fee computed based upon the Imputed ServicingFee Rate.

      As and to the extent described herein under "DESCRIPTION OF THE CERTIFICATES--P&I Advances," the Master Servicer will be entitled to receive interest, at the Reimbursement Rate, on any P&I Advances made by it and on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related P&I Advance or servicing expense, from general collections on the Mortgage Loans then on deposit in the Certificate Account.

      The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee and, under the circumstances described herein, Principal Recovery Fees. The "Special Servicing Fee" will accrue at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Specially Serviced Mortgage Loan is computed. However, earned Special Servicing Fees will be payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan will cease to accrue if such loan is liquidated or becomes a Corrected Mortgage Loan. The Special Servicer will be entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset, which Principal Recovery Fee generally will be in an amount equal to 0.25% of all amounts received while such Mortgage Loan was a Specially Serviced Mortgage Loan in respect thereof and allocable as a recovery of principal. However, no Principal Recovery Fee will be payable in connection with, or out of Liquidation Proceeds (as defined in the Prospectus) resulting from, the purchase of any Specially Serviced Trust Fund Asset or Corrected Mortgage Loan (i) by a Mortgage Loan Seller (as described herein under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," (ii) by the Master Servicer or the Depositor as described herein under "DESCRIPTION OF THE CERTIFICATES--Termination" or (iii) in certain other limited circumstances set forth in the Pooling and Servicing Agreement. As additional servicing compensation, the Special Servicer will be entitled to retain all assumption fees, modification fees and late payment charges received on or with respect to the Specially Serviced Mortgage Loans.

      The Pooling and Servicing Agreement will provide that the Special Servicer will comply with the REMIC Provisions.

      The Master Servicer will, in general, be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, the Master Servicer will be permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

MODIFICATIONS, WAIVERS AND AMENDMENTS

      The Pooling and Servicing Agreement will permit the Special Servicer or Master Servicer, as applicable, to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer or Master Servicer, as applicable, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

      Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, including the extension of the date on which any Balloon Payment is due, and/or
(iv) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee and
(z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause the REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. However, the Special Servicer will not be permitted to extend the date on which any Balloon Payment is scheduled to be due for a period in excess of 12 months per extension or 36 months in the aggregate, without the consent of the Extension Adviser (as defined herein). However, in no event shall the Special Servicer be permitted to extend the date on which any Balloon Payment is due beyond a date which is two years prior to the Rated Final Distribution Date. See "SERVICING OF THE MORTGAGE LOANS--The Extension Adviser."

      The Special Servicer and Master Servicer, as applicable, will be required to notify the Trustee, the Rating Agencies and, in the case of the Special Servicer, the Master Servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" herein.

THE CONTROLLING CLASS REPRESENTATIVE

      The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business days, then the Controlling Class Representative's approval will be deemed to have been given):

            (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

            (ii) any modification of a monetary term of a Specially Serviced Mortgage Loan other than a modification consisting of the extension of the maturity date of a Specially Serviced Mortgage Loan for one year or less;

            (iii) any proposed sale of a Specially Serviced Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES--Termination" herein);

            (iv) any determination to bring an REO Property into compliance with applicable environmental laws;

            (v) any acceptance of substitute or additional collateral for a Specially Serviced Mortgage Loan;

            (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;
      and

            (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Specially Serviced Mortgage Loan.

      In addition, the Controlling Class Representative may direct the Special Servicer to take or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Special Servicer's obligation to act in accordance with the servicing standards described under "--General" above, expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement. Any out-of-pocket expenses incurred by the Special Servicer in connection with its obtaining the approval of the Controlling Class Representative shall be treated as an Advance and the Special Servicer shall be entitled to reimbursement in respect thereof.

LIMITATION ON LIABILITY OF CONTROLLING CLASS REPRESENTATIVE

      The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with holders of some Classes of the Certificates and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Class Representative, each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

THE EXTENSION ADVISER

      Election of the Extension Adviser. The Certificateholders will be entitled to elect a representative (the "Extension Adviser") from whom the Special Servicer will seek approval as described below. The initial Extension Advisor is expected to be LaSalle National Bank, from whom the Special Servicer will seek approval as described below. An election of a successor Extension Advisor will be held by the Certificateholder or Certificateholders of 51% or more of the Offered Certificates (other than the Class IO Certificates) as soon as practicable upon (i) the resignation or removal of the initial or any subsequent Extension Adviser, or (ii) the receipt by the Trustee of written requests for the election of an Extension Adviser from the Certificateholders of 51% or more of the Offered Certificates (other than the Class IO Certificates). The Extension Adviser may be removed at any time by the written vote of Certificateholders of 51% or more of the Offered Certificates (other than the Class IO Certificates). In the event that at any time an Extension Adviser shall have resigned or been removed and a successor Extension Adviser shall not have been elected, there shall be no Extension Adviser and the Special Servicer shall not have any right to extend the maturity of any Specially Serviced Mortgage Loan which would require the approval of an Extension Adviser during any such period that there is no Extension Adviser.

      Duties of the Extension Adviser. The Special Servicer will not be permitted to grant any extension of the maturity of a Specially Serviced Mortgage Loan beyond the third anniversary of such Mortgage Loan's then stated maturity date, unless the Extension Adviser has approved such action in writing within ten days (or 20 days if such period shall be extended in accordance with the terms of the Pooling and Servicing Agreement) after receiving from the

Special Servicer written notice thereof and sufficient information to make an informed decision (provided that if a written objection to such extension from the Extension Adviser has not been received by the Special Servicer within said ten day period, then the Extension Adviser's approval will be deemed to have been given). In addition, the Extension Adviser will confirm to its reasonable satisfaction that all conditions precedent to granting any such extension set forth in the Pooling and Servicing Agreement have been satisfied. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein.

      Limitation on Liability of Extension Adviser. The Extension Adviser will be acting solely as a representative of the interests of the Certificateholders that elected the Extension Adviser, and will have no liability to the Trust or any Certificateholders for any action taken, or for refraining from taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided that the Extension Adviser will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Extension Adviser may take actions that favor the interest of one or more Classes of the Certificates over other Classes of the Certificates, and that the Extension Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, absent willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties on the part of the Extension Adviser, agree to take no action against the Extension Adviser or any of its officers, directors, employees principals or agents as a result of such a special relationship or conflict.

REO PROPERTIES

      If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property within two years of acquisition, unless
(i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

      In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property" such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) or (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES-REMICs" in the Prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

      The Special Servicer will be required to perform a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. In addition, the Master Servicer will be required to inspect each Mortgaged Property at least once per calendar year if, in a given calendar year, such Mortgaged Property has not already been inspected by the Special Servicer; provided, however, that the MasterServicer shall not be required to perform such inspection with respect to a Mortgage Loan in calendar year 1997 to the extent an inspection was previously performed in 1997 in connection with the origination or acquisition of such Mortgage Loan. The Master Servicer and the Special Servicer will each be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value that is apparent from such inspection.

      The Master Servicer or the Special Servicer, as the case may be, is also required to use reasonable efforts to collect from the related borrower and review the annual, and to the extent required by the related Mortgage, quarterly, operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Each of the Mortgages requires the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

      Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Master Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" herein.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Depositor's Mortgage Pass Through Certificates, Series 1997-C1 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of June 1, 1997, among the Depositor, the Master Servicer, the Special Servicer, GECC, the Fiscal Agent, and the Trustee (the "Pooling and Servicing Agreement"). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "Description of the Pooling Agreements-Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

      The Certificates will consist of fifteen classes (each, a "Class") to be designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class IO Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates and the Class J Certificates (collectively, the "REMIC Regular Certificates"); and (ii) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates").

      Only the Class A-1, Class A-2, Class A-3, Class IO, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act, and are not offered hereby. Accordingly, information herein regarding the terms of the Private Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

      The Offered Certificates will be issued in book-entry format through the facilities of The Depository Trust Company ("DTC"). Each Offered Certificate will be issued in denominations of not less than $100,000 actual or notional principal amount and in integral multiples of $1 in excess thereof.

      Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered, certificated form of such Certificate (a "Definitive Offered Certificate"), except under the limited circumstances described in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, beneficial ownership interests in such Class will be recorded and transferred on the book-entry records of DTC and its participating organizations (the "Participants"), and all references to actions by holders of a Class of Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to the holders of a Class of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through the Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. None of the Depositor, the Master Servicer, the Special Servicer or the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates" and "RISK FACTORS--Book-Entry Registration" in the Prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

      Upon initial issuance, and in each case subject to a permitted variance of plus or minus 5%, the Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Initial Pool Balance as set forth in the following table:

                                                     INITIAL        PERCENT OF
                                                   CERTIFICATE     INITIAL POOL
CLASS OF CERTIFICATES                                BALANCE          BALANCE
---------------------                                -------          -------

Class A-1 Certificates ......................     $252,440,000        30.0%
Class A-2 Certificates ......................     $ 86,358,000        10.3%
Class A-3 Certificates ......................     $254,984,000        30.3%
Class B Certificates ........................     $ 46,323,000         5.5%
Class C Certificates ........................     $ 46,324,000         5.5%
Class D Certificates ........................     $ 42,112,000         5.0%
Class E Certificates ........................     $ 16,845,000         2.0%
Private Certificates (other than the
  REMIC Residual Certificates) ..............     $ 96,858,629        11.5%

      The "Certificate Balance" of any Class of Certificates (other than the Class IO Certificates) outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date pursuant to the terms of the Pooling and Servicing Agreement.

      The Class IO Certificates will not have Certificate Balances, but will represent the right to receive the sum of the interest accrued on the notional amount of each of its Components, as described herein. As of any Distribution Date, the Class IO-1 Component will have a notional amount equal to the aggregate Stated Principal Balance of the Mortgage Loans immediately prior to such Distribution Date and the Class IO-2 Component will have a notional amount equal to the aggregate Certificate Balances of the Class A-1 Certificates and the Class A-2 Certificates immediately prior to such Distribution Date (each of the Class IO-1 Component and the Class IO-2 Component, a "Component"). Each Component will accrue interest at its applicable Pass-Through Rate. The Class IO-1 Component and the Class IO-2 Component do not represent separate Classes of Certificates, but rather separate components, each of which is a part of the Class IO Certificates. The notional amount of the Class IO Certificates will equal the sum of the notional amount of each of its Components, which notional amount will initially be equal to $1,181,042,629.

      The REMIC Residual Certificates will not have Certificate Balances, but will represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the other Classes of Certificates.

PASS-THROUGH RATES

      The Pass-Through Rates applicable to each Class of Offered Certificates (other than the Class IO Certificates) for each Distribution Date is fixed at the respective rate per annum set forth with respect to such Class in the table at the beginning of the Summary.

      The Pass-Through Rate applicable to the Class IO-1 Component for each Distribution Date will equal the Weighted Average Net Mortgage Rate for such Distribution Date minus ___% (but not less than zero), and the Pass-Through Rate applicable to the Class IO-2 Component for each Distribution Date will equal the weighted average of the Class A-1 Strip Rate and the Class A-2 Strip Rate, weighted by the Certificate Balances of the corresponding Classes immediately prior to such Distribution Date. The Class A-1 Strip Rate will equal ___%, and the Class A-2 Strip Rate will equal ___%.

      The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date. The "Net Mortgage Rate" for each Mortgage Loan will equal the Mortgage Rate in effect for such Mortgage Loan as of the Cut-off Date, minus the applicable Initial Servicing Fee Rate and the Trustee Fee Rate; provided that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Pass-Through Rate for the Class IO Certificates, such Net Mortgage Rate will, to the extent appropriate, be adjusted from accrual period to accrual period to compensate for such difference. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time generally will equal the Cut-off Date Balance thereof, reduced on each Distribution Date (to not less than zero) by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and are distributed on the Certificates on such Distribution Date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period for such Distribution Date. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

      The "Collection Period" for each Distribution Date will be the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be the 9th day of each month (or, if not a business day, the next preceding business day).

DISTRIBUTIONS

      General. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day with the same force and effect and no additional interest shall accrue, commencing July 18, 1997 (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class.

      The Available Distribution Amount. The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

            (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

                  (i) any Monthly Payments collected but due on a Due Date after the related Collection Period,

                  (ii) any Prepayment Premiums,

                  (iii) Additional Interest, and

                  (iv) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees;

            (b) all P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent with respect to such Distribution Date;

            (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. See "SERVICING OF THE MORTGAGE LOANS--Servicing and other Compensation and Payment of Expenses" and "-P&I Advances" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

      Any Prepayment Premiums actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums" herein.

      Application of the Available Distribution Amount. On each Distribution Date, for so long as the aggregate Certificate Balance of the Classes of Offered Certificates are greater than zero, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

            (1) to distributions of interest to the holders of the Class A-1, Class A-2 and Class A-3 and Class IO Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date;

            (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates;

            (4) after the Class A-1 and Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 and/or Class A-2 Certificates;

            (5) to distributions to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, pro rata in accordance with the amount of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates for which no reimbursement has previously been received, to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any;

            (6) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (7) after the Class A-1, Class A-2 and Class A-3 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2 and/or Class A-3 Certificates on such Distribution Date;

            (8) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

            (9) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (10) after the Class A-1, Class A-2, Class A-3 and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3 and/or Class B Certificates on such Distribution Date;

            (11) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

            (12) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (13) after the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B and/or Class C Certificates on such Distribution Date;

            (14) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

            (15) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (16) after the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C and/or Class D Certificates;

            (17) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

            (18) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (19) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and/or Class E Certificates;

            (20) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

            (21) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (22) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and/or Class F Certificates;

            (23) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

            (24) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (25) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates;

            (26) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received;

            (27) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (28) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and/or Class H Certificates;

            (29) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received; and

            (30) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (29) above.

      Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of any Class of REMIC Regular Certificates, other than Class IO Certificates, for each Distribution Date represents that portion of the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date that is net of such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall"). The "Distributable Certificate Interest" in respect of the Class IO Certificates will equal the sum of the interest due on the notional amount of each of the Components reduced (to not less than zero) by such Class's allocable share of any Net Aggregate Prepayment Interest Shortfall for each Distribution Date.

      The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates (other than Class IO Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued during the immediately previous calendar month on the related Certificate Balance outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 day basis.

      The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest for all the REMIC Regular Certificates for such Distribution Date.

      Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following:

            (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) due, and the principal portions of any Assumed Scheduled Payments deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

            (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period (including any Remaining Cash Flow);

            (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

            (d) the aggregate of all Liquidation Proceeds and Insurance Proceeds (each as defined in the Prospectus), condemnation awards and proceeds of Mortgage Loan repurchases that were received on or in respect of Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

            (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

      The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Monthly Payment that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower or the application of any Remaining Cash Flow with respect to a Hyperamortization Loan, and assuming that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due in respect of any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect prior to its stated maturity date.

      Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

      Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of (i) determining distributions on the Certificates, (ii) allocating of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) determining the amount of Trustee Fees and Master Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage

Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

      Allocation of Prepayment Premiums. In the event a borrower is required to pay any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the Offered Certificates as set forth below. A Prepayment Premium is any Yield Maintenance Charge, Treasury Spread Maintenance or any other fees (each such fee a "Percentage Premium") paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid. "Yield Maintenance Charges" are paid or payable, as the context requires, on a Mortgage Loan as a result of a prepayment of principal not otherwise due thereon, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the difference between the Mortgage Rate on such Mortgage Loan and the applicable treasury rate in effect on the date of repayment (the "Rate Differential") with the aggregate payment of interest which would have accrued on such Mortgage Loan at the Rate Differential on each subsequent due date through the maturity date of such Mortgage Loan discounted at a rate at or near the time of prepayment. The Treasury Spread Maintenance is determined in the same manner as a Yield Maintenance Charge, except that the Rate Differential is the difference between the treasury note upon which the related Mortgage Rate is based and the applicable treasury rate in effect on the date of repayment.

      For any Distribution Date, with respect to any Percentage Premiums actually collected during the relatedCollection Period, the holders of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates are, in the case of each such Class, entitled to distributions in an amount equal to the product of (a) the related Class Prepayment Percentage for such Distribution Date and (b) 25% of the total amount of each such Percentage Premium collected. Any remaining portion of such Percentage Premiums collected will be distributed to the holders of the Class IO Certificates. For any Distribution Date, the respective "Class Prepayment Percentage" for each of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates is computed in each case by dividing the total of Principal Distribution Amount, if any, to be distributed to the holders of each Class of Certificates on such date, by the total Principal Distribution Amount to be distributed on such date.

      For any Distribution Date, with respect to any Yield Maintenance Charge or Treasury Spread Maintenance actually collected in respect of a Mortgage Loan during the related Collection Period, the holders of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates are entitled to distributions in the amount of the product of (a) a fraction (not greater than one and not less than zero), the numerator of which is the applicable Pass-Through Rate minus the discount rate used in calculating such Yield Maintenance Charge or Treasury Spread Maintenance and the denominator of which is the Mortgage Rate of the applicable Mortgage Loan minus such discount rate, (b) the appropriate Class Prepayment Percentage and (c) the amount of such Yield Maintenance Charge or Treasury Spread Maintenance collected. On each Distribution Date, the holders of the Class IO Certificates are entitled to receive any remaining portion of such Yield Maintenance Charge or Treasury Spread Maintenance received.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

      The rights of holders of the Class B, Class C, Class D and Class E Certificates and each Class of the Private Certificates (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A-1, Class A-2, Class A-3 and Class IO Certificates (collectively, the "Senior Certificates") and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-1, Class A-2 and Class A-3 Certificates of principal in an amount equal to the entire respective Certificate Balances of such Classes of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, the Class C, the Class D and the Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of each such Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of each such Class of Certificates of, principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Class E

Certificates by means of the subordination of the Private Certificates, to the holders of the Class D Certificates by means of the subordination of the Class E and the Private Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D, the Class E and the Private Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, the Class D, the Class E and the Private Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and
(ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. The Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-2 and Class A-1 Certificates have been reduced to zero and the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, the Class A-1, Class A-2, Class A-3 and Class IO Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

      On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class C Certificates, until the Remaining Certificate Balance of such Class of Certificates is reduced to zero and eighth, to the Class B Certificates until the remaining Certificate Balance of such Class of Certificates is reduced to zero. Thereafter, additional Realized Losses and Additional Trust Fund Expenses will be allocated to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, pro rata, in proportion to their outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

      Any Realized Loss allocated in reduction of the Certificate Balance of any Class of the Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the Class IO-1 Component, and any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of the Class A-1 or Class A-2 Certificates will also result in a corresponding reduction in the notional amount for the Class IO-2 Component.

      "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

      "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees or Principal Recovery Fees paid to the Special Servicer,
(ii) any interest paid to the Master Servicer, the Trustee and/or the Fiscal Agent in respect of unreimbursed Advances, and (iii) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Master Servicer, any Special Servicer and the Depositor of the type described under

"DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), and certain federal, state and local taxes, and certain tax related expenses, payable from the assets of the Trust Fund and described under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Prohibited Transactions Tax and Other Taxes" in the Prospectus. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

      On or about each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders on such Distribution Date, in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees and, if any, Principal Recovery Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the related Determination Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by a Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Monthly Payment (net of related Master Servicing Fees and, if any, Principal Recovery Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the product of
(i) the amount of the P&I Advance that would otherwise be required without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, and if the Trustee fails to make a P&I Advance required to be made, the Fiscal Agent shall then be required to make such P&I Advance. No default by the Trustee shall be deemed to have occurred if the Fiscal Agent makes such P&I Advance in a timely manner, as set forth in the Pooling and Servicing Agreement. See "--Appraisal Reductions" below.

      The Master Servicer (or the Trustee or Fiscal Agent, as applicable) will be entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Servicing Fees with respect to collections of interest and net of related Principal Recovery Fees with respect to collections of principal) as to which such P&I Advance was made, whether such amounts are collected in the form of late payments, Insurance Proceeds, Liquidation Proceeds or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer, the Trustee or the Fiscal Agent will be obligated to make any P&I Advance that it determines in accordance with the servicing standards described herein, would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee or the Fiscal Agent, as applicable) will be entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

      In connection with the recovery by the Master Servicer, the Trustee or the Fiscal Agent of any P&I Advance made by it or the recovery by the Master Servicer of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest compounded annually at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of

The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Private Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described herein.

APPRAISAL REDUCTIONS

      Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is sixty (60) days delinquent in respect of any Monthly Payment, (2) any REO Property is acquired on behalf of the Trust Fund, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Monthly Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan is subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan is due and has not been paid on its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser, unless such an appraisal had been previously obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer, that is a member in good standing of the Appraisal Institute, and, that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such state, and in each such case who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be an Advance by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account with interest thereon at the Reimbursement Rate and subject to the Master Servicer's determination that such Advance would not be a nonrecoverable Advance. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum of, as of the Determination Date immediately succeeding the date on which the appraisal is obtained, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Servicing Fees and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property (net of any amount escrowed therefor), over (b) an amount equal to 90% of the appraised value (net of any prior liens) of the related Mortgaged Property as determined by such appraisal. See "--P&I Advances" above.

      Notwithstanding the foregoing, if any Required Appraisal Loan as to which an Appraisal Reduction Amount has been established in accordance with the preceding paragraph becomes a Corrected Mortgage Loan, then the Appraisal Reduction Amount shall be deemed to be zero, subject to such Mortgage Loan again becoming subject to the appraisal requirement described above; provided that, in the case of any Required Appraisal Loan that has been modified as described in the immediately preceding paragraph, the Appraisal Reduction Amount will be deemed to exist for so long as the terms of the modification are in effect.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      On each Distribution Date, the Trustee will be required to forward by mail to (i) each holder of an Offered Certificate, (ii) the initial beneficial owners of the Offered Certificates and (iii) subsequent beneficial owners of the Offered Certificates upon their written request to the Trustee a statement (a "Distribution Date Statement"), providing various items of information relating to distributions made on such date with respect to the relevant Class and a statement, similar in content to the form of Annex C, setting forth the recent status of the Mortgage Pool based on information provided to it by the Master Servicer and the Special Servicer. Although the form of the Distribution Date Statement may change at the discretion of the Trustee, the content will be consistent with the requirements of the Pooling and Servicing Agreement. For a more detailed discussion of the particular items of information to be provided in each Distribution Date Statement, as well as a discussion of certain annual information reports to be furnished to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" in the Prospectus. It is anticipated that a portion of the Distribution Date Statement will be in the form of a Mortgage Loan schedule to be prepared by the Master Servicer that may include certain operating information for the respective Mortgaged Properties. See "SERVICING OF THE MORTGAGE LOANS--Inspections; Collection of Operating Information" herein. Such information will generally be obtained from the related borrowers, and neither the Master Servicer, the Special Servicer nor the Trustee will assume any responsibility therefor.

      Except as described above, until such time as Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, the foregoing information will be available to the related Certificate Owners only to the extent it is forwarded by or otherwise available through DTC and its Participants. The manner in which notices and other communications are conveyed by DTC to Participants, and by Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Trustee and the Depositor may recognize as owner of a Certificate the person in whose name the Certificate is registered on the books and records of the Trustee, as registrar in respect of the Certificates (in such capacity, the "Certificate Registrar").

      The Special Servicer will, promptly after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, give written notice to the Trustee, and the Trustee will provide a copy to each Certificateholder, each Rating Agency, the Depositor and the Underwriters, which notice will include an explanation as to the reasons such Mortgage Loan became a Specially Serviced Mortgage Loan and the Special Servicer's plan for servicing such Mortgage Loan.

      The Pooling and Servicing Agreement requires that the Trustee make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by any Certificate Owner owning an interest in a Certificate or any person identified to the Trustee as a prospective transferee of such an interest, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered to the Trustee since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered to the Trustee since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Special Servicer in respect of each Mortgaged Property and delivered to the Trustee, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Special Servicer and delivered to the Trustee,
(g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, and delivered to the Trustee and (h) any and all officers' certificates and other evidence delivered to the Trustee to support the Master Servicer's (or the Trustee's and/or the Fiscal Agent's) determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to the Certificate Owners, including, without limitation, copy charges and reasonable fees for employee time and for space.

      A Certificate Owner may obtain certain information contained in each Distribution Date Statement by calling the Trustee's ASAP System at
(312)904-2200 and requesting statement number 259 or such other mechanism as the Trustee may have in place from time to time. Account numbers on the Trustee's ASAP System may be obtained by calling (312) 904-2200 and following the voice prompts for obtaining account numbers. Separately, bond factor information may be obtained from the Trustee by calling (800) 246-5761. In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make available through its electronic bulletin board system on a confidential basis, certain information related to the Mortgage Loans. The bulletin board is located at (714) 282-3990. Those who have an account on the bulletin board may retrieve the loan level data file for each transaction in the directory. An account number may be obtained by typing "NEW" upon logging into the bulletin board.

      Upon written request of any Certificateholder of record made for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement, the Certificate Registrar will furnish such Certificateholder with a list of the other Certificateholders then of record.

      The Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

VOTING RIGHTS

      At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the series offered hereby (the "Voting Rights") will be allocated among the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1, Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.

TERMINATION

      The obligations created by the Pooling and Servicing Agreement will terminate upon the final distribution to the Certificateholders, which shall follow the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and
(ii) the purchase of all of the Mortgage Loans and all of the REO Properties remaining in the Trust Fund, if any, by the Depositor or the Master Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

      Any such purchase by the Master Servicer or the Depositor of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer or the Depositor to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1% of the Initial Pool Balance.

      The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable (as if such purchase price constituted Liquidation Proceeds) to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described herein under "--Distributions--Application of the Available Distribution Amount", except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

THE TRUSTEE

      LaSalle National Bank, a national banking association, will act as Trustee on behalf of the Certificateholders. The Corporate Trust Department of the Trustee is located at 135South LaSalle Street, Suite 1740, Chicago, Illinois 60674-4107, Attention: Merrill Lynch 1997-C1. See "Description of the Pooling Agreements-the Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Distribution Date will be equal to one-twelfth of the product of (a) the Trustee Fee Rate and (b) the aggregate of the Certificate Balance of the Sequential Pay Certificates immediately prior to such Distribution Date. The "Trustee Fee Rate" will be a per annum rate equal to
 .005%.

      The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Material Federal Income Tax Consequences--REMICs--Reporting and Other Administra-tive Matters" and "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor," "--Events of Default" and "--Rights Upon Event of Default" in the Prospectus.

DUTIES OF THE FISCAL AGENT

      ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60674-4107. The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement (except for the first two sentences of this paragraph) or related documents. The duties and obligations of the Fiscal Agent consist only of making P&I Advances as described in "--P&I Advances" above. The Fiscal Agent shall not be liable except for the performance of such duties and obligations. The Fiscal Agent will be entitled to reimbursement for each P&I Advance made by it in the same manner and to the same extent as the Trustee and the Master Servicer.

                      YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      General. The yield on any Offered Certificate will depend on the price at which such Certificate is purchased by an investor and the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of the related Class, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or notional amount of the related Class, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the related Class.

      Rate and Timing of Principal Payment. The yield to holders of the Class IO Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of such Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates, the Class D and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Payments made in reduction of the principal balance of any Mortgage Loan will result in a corresponding reduction in the notional amount of the Class IO-1 Component and any reduction of the Certificate Balance of the Class A-1 or Class A-2 Certificate will result in a corresponding reduction in the notional amount of the Class IO-2 Component. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate outstanding principal balance of the Mortgage Loans or the Certificate Balance, as the case may be, of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates (other than the Class IO Certificates) of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure" in the Prospectus.

      The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance or notional amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class IO Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance (or Notional Amount of a Component) of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

      Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of their Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described herein, to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. Any Realized Loss allocated in reduction of the aggregate outstanding principal balance of the Mortgage Loans will result in a corresponding reduction in the notional amount of the Class IO-1 Component, and any Realized Loss or Additional Trust Fund Expense allocated in reduction of the Certificate Balance of the Class A-1 or Class A-2 Certificates will also result in a corresponding reduction in the notional amount for the Class IO-2 Component. As more fully described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions-Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates on a pro rata basis.

      Pass-Through Rates. The Pass-Through Rate applicable to the Class IO-1 Component for each Distribution Date will be variable and will be equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus ____% (but not less than zero) and the Pass-Through Rate applicable to the Class IO-2 Component for each Distribution Date will be equal to the weighted average of the Class A-1 Strip Rate and the Class A-2 Strip Rate weighted by the Certificate Balances of the corresponding Classes immediately prior to such Distribution Date. Accordingly, the Pass-Through Rates on the Components and, correspondingly, the yield on the Class IO Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations.

      Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Lockout Periods, provisions requiring the payment of Prepayment Premiums and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, residential health care facility beds or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" herein and "YIELD AND MATURITY CONSIDERATIONS--Principal Prepayments" in the Prospectus.

      The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. As of the Cut-off Date, all of the Mortgage Loans may either be voluntarily prepaid or defeased at any time after the expiration of the applicable Lockout Period, and/or any period when a borrower pledges Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance Period"), subject, in most cases, to the payment of a Yield Maintenance Charge or Percentage Premium. A requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

      The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

      Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 18 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

      Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

      Yield Sensitivity of the Class IO Certificates. The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans. Accordingly, investors in the Class IO Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Percentage Premiums or Yield Maintenance Charges to the Class IO Certificates is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Classes of Certificates that the related prepayments may otherwise have.

      Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans. As used in the following table, the column headed "0%" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity. The columns headed "5%" and "10%," respectively, assume that prepayments are made each month at those levels of CPR on each Mortgage Loan whether or not it is then in its Lockout Period, if any.

      The following table indicates the approximate pre-tax yields to maturity (on a corporate bond equivalent basis ("CBE")) on the Class IO Certificates for the specified CPRs. Such calculations are based on the following assumptions ("Table Assumptions"): (i) no Mortgage Loan prepays when any prepayment restrictions would apply; otherwise each Mortgage Loan is assumed to prepay at the indicated level of CPR, with the CPR in each case being applied on the first day of each month to that portion of the scheduled principal amount of the Mortgage Loan that is not assumed to be in default as described below, (ii) the initial Certificate Balances of the Sequential Pay Certificates and the Pass-Through Rates for the REMIC Regular Certificates are as described in the Summary hereof, (iii) there are no delinquencies or Additional Trust Fund Expenses, (iv) scheduled interest and principal payments on the Mortgage

Loans are timely received, except as described above, and prepayments are made on the Mortgage Loans on their respective Due Dates (assumed in all cases to be the first day of each month) at the indicated levels of CPR set forth in the tables, (v) partial prepayments on the Mortgage Loans are permitted, but are assumed not to affect the amortization schedules, (vi) no Prepayment Premiums are collected, (vii) neither the Master Servicer nor the Depositor exercises its right of optional termination of the Trust Fund described herein, (viii) no Mortgage Loan is required to be purchased from the Trust Fund, (ix) there are no Prepayment Interest Shortfalls or Appraisal Reductions, (x) distributions on the Certificates are made on the eighteenth day (each assumed to be a business day) of each month, commencing in July 1997, and (xi) the Certificates will be issued on the Closing Date.

      It was further assumed that the aggregate purchase price of such Classes of Certificates are as specified below, including accrued interest.

         PRE-TAX YIELD TO MATURITY (CBE) OF THE CLASS IO CERTIFICATES

                               BREAK-EVEN       PRE-TAX YIELD TO MATURITY AT
 ASSUMED PURCHASE PRICE          CPR% AT     -------------------------------
(INCLUDING ACCRUED INTEREST)  0% YIELD (A)   0% CPR      5% CPR      10% CPR
----------------------------  ------------   ------      ------      -------
   $                                %           %           %           %
   $                                %           %           %           %
   $                                %           %           %           %

----------
(A) The Break-Even CPR% is the approximate CPR% for each assumed purchase price where the pre-tax yield to maturity (CBE) is approximately 0%.

      The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flow to be paid on the Class IO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase price of the Class IO Certificates, which includes accrued interest, and by converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) on the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class IO Certificates (and consequently does not purport to reflect the return on any investment in the Class IO Certificates when such reinvestment rates are considered).

      The characteristics of the Mortgage Loans differ in substantial respects from those assumed in preparing the table above, and the table is presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments, and many of the Mortgage Loans are subject to Lockout Periods and/or Required Defeasance Periods disregarded in preparing the table. Thus neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the actual pre-tax yields on the Class IO Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of the Class IO Certificates will be those assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Class IO Certificates.

WEIGHTED AVERAGE LIFE

      The weighted average life of any Class A-1, Class A-2, Class A-3, Class B, Class C, Class D or Class E Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate Any delay in collection of a Balloon Payment due at the maturity of a Mortgage Loan or the repayment of the principal balance of a Mortgage Loan on its respective Expected Repayment Date will likely extend the weighted average life of the Class or Classes of Offered Certificates entitled to distributions in respect of principal as of the date such Balloon Payment was due or such Expected Repayment Date. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

      The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class IO Certificates) that would be outstanding after each of the dates shown under each of the designated scenarios (each, a "Scenario") and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the assumptions described below. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. In particular, partial prepayments on the Mortgage Loans in fact are not permitted. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions underlying any of the Scenarios. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

      The tables set forth below were prepared on the basis of the relevant Table Assumptions, except that it was assumed that there are no prepayments on the Mortgage Loans other than in accordance with the designated Scenario.
The Scenarios are as follows:

      Scenario (1):               No Mortgage Loan prepays; that is, the CPR for
                                  the Mortgage Pool is 0%.

      Scenarios (2), (3) and (4): No Mortgage Loan prepays during a month in which a Lockout Period is in effect or in which prepayments on such Mortgage Loan are required to be accompanied by a Yield Maintenance Charge. All other Mortgage Loans prepay each month at the rate of 5% CPR in the case of Scenario (2), 10% CPR in the case of Scenario (3) and 15% in the case of Scenario
                                  (4).

      Scenarios (5), (6) and (7): No Mortgage Loan prepays during its Lockout
                                  Period. Thereafter, each Mortgage Loan prepays each month at the rate of 5% CPR in the case of Scenario (5), 10% CPR in the case of Scenario (6) and 15% CPR in the case of Scenario (7).

Based on the above-referenced assumptions, the following six tables indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class IO Certificates) and sets forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown under each of the designated Scenarios. For purposes of the following tables, the weighted average life of an Offered Certificate (other than the Class IO Certificates) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                       0% CPR DURING LOCKOUT
                                                     OR YLD. MAINT.-OTHERWISE                 0% CPR DURING
                                                         AT INDICATED CPR          LOCKOUT-OTHERWISE AT INDICATED CPR
                                                 --------------------------------  ----------------------------------
                                     (0% CPR)    (5% CPR)    (10% CPR)  (15% CPR)   (5% CPR)    (10% CPR)  (15% CPR)
DISTRIBUTION DATE                        1           2           3          4           5           6          7
-----------------                    --------    --------    ---------  ---------   --------    ---------  ---------
Closing Date ......................    100         100        100         100         100         100        100
June 18, 1998 .....................     96          96         96          96          96          95         94
June 18, 1999 .....................     92          92         92          92          91          89         87
June 18, 2000 .....................     88          87         87          86          84          81         77
June 18, 2001 .....................     77          76         75          73          69          61         53
June 18, 2002 .....................     52          50         49          48          38          25         13
June 18, 2003 .....................     43          41         39          38          21           0          0
June 18, 2004 (and thereafter) ....      0           0          0           0           0           0          0
Weighted Average Life (in years) ..    5.0         4.9        4.9         4.8         4.5         4.1        3.8

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                       0% CPR DURING LOCKOUT
                                                     OR YLD. MAINT.-OTHERWISE                 0% CPR DURING
                                                         AT INDICATED CPR          LOCKOUT-OTHERWISE AT INDICATED CPR
                                                 --------------------------------  ----------------------------------
                                     (0% CPR)    (5% CPR)    (10% CPR)  (15% CPR)   (5% CPR)    (10% CPR)  (15% CPR)
DISTRIBUTION DATE                        1           2           3          4           5           6          7
-----------------                    --------    --------    ---------  ---------   --------    ---------  ---------
Closing Date ......................    100         100        100         100         100         100        100
June 18, 1998 .....................    100         100        100         100         100         100        100
June 18, 1999 .....................    100         100        100         100         100         100        100
June 18, 2000 .....................    100         100        100         100         100         100        100
June 18, 2001 .....................    100         100        100         100         100         100        100
June 18, 2002 .....................    100         100        100         100         100         100        100
June 18, 2003 .....................    100         100        100         100         100         100         46
June 18, 2004 .....................     45          41         38          35           0           0          0
June 18, 2005 .....................     30          25         21          17           0           0          0
June 18, 2006 (and thereafter) ....      0           0          0           0           0           0          0
Weighted Average Life (in years) ..    7.5         7.4        7.3         7.2         6.6         6.4        5.9

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                       0% CPR DURING LOCKOUT
                                                     OR YLD. MAINT.-OTHERWISE                 0% CPR DURING
                                                         AT INDICATED CPR          LOCKOUT-OTHERWISE AT INDICATED CPR
                                                 --------------------------------  ----------------------------------
                                     (0% CPR)    (5% CPR)    (10% CPR)  (15% CPR)   (5% CPR)    (10% CPR)  (15% CPR)
DISTRIBUTION DATE                        1           2           3          4           5           6          7
-----------------                    --------    --------    ---------  ---------   --------    ---------  ---------
Closing Date ......................    100         100        100         100         100         100        100
June 18, 1998 .....................    100         100        100         100         100         100        100
June 18, 1999 .....................    100         100        100         100         100         100        100
June 18, 2000 .....................    100         100        100         100         100         100        100
June 18, 2001 .....................    100         100        100         100         100         100        100
June 18, 2002 .....................    100         100        100         100         100         100        100
June 18, 2003 .....................    100         100        100         100         100         100        100
June 18, 2004 .....................    100         100        100         100          93          74         57
June 18, 2005 .....................    100         100        100         100          82          58         39
June 18, 2006 .....................    100          98         96          95          68          41         20
June 18, 2007 (and thereafter) ....      0           0          0           0           0           0          0
Weighted Average Life (in years) ..    9.6         9.5        9.5         9.5         9.0         8.3        7.7

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS B CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                       0% CPR DURING LOCKOUT
                                                     OR YLD. MAINT.-OTHERWISE                 0% CPR DURING
                                                         AT INDICATED CPR          LOCKOUT-OTHERWISE AT INDICATED CPR
                                                 --------------------------------  ----------------------------------
                                     (0% CPR)    (5% CPR)    (10% CPR)  (15% CPR)   (5% CPR)    (10% CPR)  (15% CPR)
DISTRIBUTION DATE                        1           2           3          4           5           6          7
-----------------                    --------    --------    ---------  ---------   --------    ---------  ---------
Closing Date ......................     100         100         100        100         100         100        100
June 18, 1998 .....................     100         100         100        100         100         100        100
June 18, 1999 .....................     100         100         100        100         100         100        100
June 18, 2000 .....................     100         100         100        100         100         100        100
June 18, 2001 .....................     100         100         100        100         100         100        100
June 18, 2002 .....................     100         100         100        100         100         100        100
June 18, 2003 .....................     100         100         100        100         100         100        100
June 18, 2004 .....................     100         100         100        100         100         100        100
June 18, 2005 .....................     100         100         100        100         100         100        100
June 18, 2006 .....................     100         100         100        100         100         100        100
June 18, 2007 (and thereafter) ....       0           0           0          0           0           0          0
Weighted Average Life (in years) ..     9.9         9.9         9.9        9.9         9.8         9.7        9.6

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS C CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                       0% CPR DURING LOCKOUT
                                                     OR YLD. MAINT.-OTHERWISE                 0% CPR DURING
                                                         AT INDICATED CPR          LOCKOUT-OTHERWISE AT INDICATED CPR
                                                 --------------------------------  ----------------------------------
                                     (0% CPR)    (5% CPR)    (10% CPR)  (15% CPR)   (5% CPR)    (10% CPR)  (15% CPR)
DISTRIBUTION DATE                        1           2           3          4           5           6          7
-----------------                    --------    --------    ---------  ---------   --------    ---------  ---------
Closing Date ......................     100         100         100        100         100         100        100
June 18, 1998 .....................     100         100         100        100         100         100        100
June 18, 1999 .....................     100         100         100        100         100         100        100
June 18, 2000 .....................     100         100         100        100         100         100        100
June 18, 2001 .....................     100         100         100        100         100         100        100
June 18, 2002 .....................     100         100         100        100         100         100        100
June 18, 2003 .....................     100         100         100        100         100         100        100
June 18, 2004 .....................     100         100         100        100         100         100        100
June 18, 2005 .....................     100         100         100        100         100         100        100
June 18, 2006 .....................     100         100         100        100         100         100        100
June 18, 2007 (and thereafter) ....       0           0           0          0           0           0          0
Weighted Average Life (in years) ..    10.0        10.0        10.0       10.0         9.9         9.9        9.8

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS D CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                       0% CPR DURING LOCKOUT
                                                     OR YLD. MAINT.-OTHERWISE                 0% CPR DURING
                                                         AT INDICATED CPR          LOCKOUT-OTHERWISE AT INDICATED CPR
                                                 --------------------------------  ----------------------------------
                                     (0% CPR)    (5% CPR)    (10% CPR)  (15% CPR)   (5% CPR)    (10% CPR)  (15% CPR)
DISTRIBUTION DATE                        1           2           3          4           5           6          7
-----------------                    --------    --------    ---------  ---------   --------    ---------  ---------
Closing Date ......................     100         100         100        100         100         100        100
June 18, 1998 .....................     100         100         100        100         100         100        100
June 18, 1999 .....................     100         100         100        100         100         100        100
June 18, 2000 .....................     100         100         100        100         100         100        100
June 18, 2001 .....................     100         100         100        100         100         100        100
June 18, 2002 .....................     100         100         100        100         100         100        100
June 18, 2003 .....................     100         100         100        100         100         100        100
June 18, 2004 .....................     100         100         100        100         100         100        100
June 18, 2005 .....................     100         100         100        100         100         100        100
June 18, 2006 .....................     100         100         100        100         100         100        100
June 18, 2007 .....................      45          41          37         33          23           5          0
June 18, 2008 .....................      28          21          15          9           0           0          0
June 18, 2009 (and thereafter) ....       0           0           0          0           0           0          0
Weighted Average Life (in years) ..    10.5        10.4        10.3       10.2        10.1        10.0        9.9

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS E CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                       0% CPR DURING LOCKOUT
                                                     OR YLD. MAINT.-OTHERWISE                 0% CPR DURING
                                                         AT INDICATED CPR          LOCKOUT-OTHERWISE AT INDICATED CPR
                                                 --------------------------------  ----------------------------------
                                     (0% CPR)    (5% CPR)    (10% CPR)  (15% CPR)   (5% CPR)    (10% CPR)  (15% CPR)
DISTRIBUTION DATE                        1           2           3          4           5           6          7
-----------------                    --------    --------    ---------  ---------   --------    ---------  ---------
Closing Date ......................    100         100        100         100         100        100         100
June 18, 1998 .....................    100         100        100         100         100        100         100
June 18, 1999 .....................    100         100        100         100         100        100         100
June 18, 2000 .....................    100         100        100         100         100        100         100
June 18, 2001 .....................    100         100        100         100         100        100         100
June 18, 2002 .....................    100         100        100         100         100        100         100
June 18, 2003 .....................    100         100        100         100         100        100         100
June 18, 2004 .....................    100         100        100         100         100        100         100
June 18, 2005 .....................    100         100        100         100         100        100         100
June 18, 2006 .....................    100         100        100         100         100        100         100
June 18, 2007 .....................    100         100        100         100         100        100          73
June 18, 2008 .....................    100         100        100         100          85         12           0
June 18, 2009 .....................     39          30         21          13           0          0           0
June 18, 2010 (and thereafter) ....      0           0          0           0           0          0           0
Weighted Average Life (in years) ..   12.1        12.0       11.9        11.8        11.4       10.6        10.2

                               USE OF PROCEEDS

      Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      Upon the issuance of the Offered Certificates, Willkie Farr & Gallagher, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, portions of the Trust Fund designated in the Pooling and Servicing Agreement as "REMIC I," "REMIC II" and "REMIC III," respectively, will each qualify as a REMIC under the Code. The assets of REMIC I will consist of the Mortgage Loans (other than rights to the Additional Interest), any REO Properties acquired by the Trustee on behalf of the Certificateholders and the Certificate Account. For federal income tax purposes,
(a) the separate noncertificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (b) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (c) the separate noncertificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III,
(d) the Class R-II Certificates will be the sole class of "residual interest" in REMIC II, (e) the REMIC Regular Certificates (or, in the case of the Class IO Certificates, each Component thereof) will be the "regular interests" in REMIC III and generally will be treated as debt instruments of REMIC III, and (f) the Class R-III Certificates will be the sole class of "residual interests" in REMIC
III. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

      The Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates will not, and the Class E and IO Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

      If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class IO Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class IO Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

      The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

      The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions.

      Prepayment Premiums actually collected will be distributed to the holders of the Offered Certificates as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Prepayment Premium. It appears that Prepayment Premiums, if any, will be treated as ordinary income rather than capital gain. However, that is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

                             ERISA CONSIDERATIONS

      A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

      The U.S. Department of Labor issued to Merrill Lynch an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-29 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 501(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an "underwriter," provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "underwriter" shall include (a) Merrill Lynch, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates, including Daiwa Securities.

      The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Class A-1, Class A-2, Class A-3 and Class IO Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's, Duff & Phelps Credit Rating Co. ("DCR"), Moody's or Fitch Investors Service, L.P. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of either Underwriter, the Depositor, the Master Servicer, a Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Certificates. Fifth, the sum of all payments made to and retained by either Underwriter must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, a Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

      Because none of the Class A-1, Class A-2, Class A-3 and Class IO Certificates are subordinated with respect to the allocation of Realized Losses and Additional Trust Fund Expenses to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A-1, Class A-2, Class A-3 and Class IO Certificates that they be rated not lower than "Aaa" by Moody's and "AAA" by Fitch and, except with respect to the Class IO Certificates, Standard & Poor's; thus, the third general condition set forth above is satisfied with respect to such Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing any such Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase.

      The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of such Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, Trustee, Master Servicer, Special Servicer, sub-servicer or borrower is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

      If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of such Plan's assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person,

(2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by such Plan and (3) the holding of such Certificates by such Plan.

      Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

      The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of the Senior Certificates. A purchaser of any such Certificate should be aware, however, that even if the conditions specified in one or more Exemptions are satisfied, the scope of relief provided by an Exemption may not cover all acts that may be considered prohibited transactions.

      Before purchasing any Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. See "ERISA CONSIDERATIONS" in the Prospectus.

      THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTIONS. ACCORDINGLY, CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY A PLAN, OTHER THAN AN INSURANCE COMPANY GENERAL ACCOUNT, WHICH MAY BE ABLE TO RELY ON SECTION III OF PTE 95-60 (DISCUSSED BELOW).

      Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B, Class C, Class D and Class E Certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of Certificates in the Trust Fund and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, DCR or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing Class B, Class C, Class D or Class E Certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

      Insurance company general accounts purchasing any Class of Certificates may also be able to rely on relief from certain fiduciary provisions of ERISA provided under Section 401(c) of ERISA. Insurance companies seeking to rely on such relief should independently determine whether, and the extent to which, such relief is available.

                               LEGAL INVESTMENT

      None of the Certificates will constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). As a result, the appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" in the Prospectus.

      The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                            METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and the Underwriters, the Depositor has agreed to sell to Merrill Lynch and Daiwa Securities, and each of Merrill Lynch and Daiwa Securities has agreed to purchase __% and __%, respectively, of the respective Certificate Balances of each class of Offered Certificates.

      In the Underwriting Agreement, the Underwriters have severally agreed to purchase all of the Offered Certificates if any are purchased. In the event of a default by either Underwriter, the Underwriting Agreement provides that, the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $___, which includes accrued interest.

      Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with either Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "RISK FACTORS--Limited Liquidity" herein and in the Prospectus.

      The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

                                LEGAL MATTERS

      Certain legal matters will be passed upon for the Depositor by Willkie Farr & Gallagher, New York, New York, and certain legal matters will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                   RATINGS

      It is a condition of their issuance that the Class A-1, Class A-2 and Class A-3 Certificates be rated not lower than "AAA" by each of Fitch and Standard & Poor's and "Aaa" by Moody's, that the Class IO be rated not lower than "AAA" by Fitch and "Aaa" by Moody's, that the Class B Certificates be rated not lower than "AA" by each of Fitch and Standard & Poor's and Aa2 by Moody's, that the Class C Certificates be rated not lower than "A" by each of Fitch and Standard and Poor's and A2 by Moody's, that the Class D Certificates be rated not lower than "BBB" by Standard and Poor's and Baa2 by Moody's and that the Class E Certificates be rated not lower than "BBB-" by Standard and Poor's and Baa3 by Moody's.

      The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of distributions of interest and principal to which they are entitled by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of (i) the likelihood or frequency of principal prepayments or default interest on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class IO Certificates consist only of interest. If the Mortgage Pools were to prepay in the initial month, with the result that holders of the Class IO Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO Certificates. The rating does not address the timing or magnitude of reductions of the notional amounts of the Components of the Class IO Certificates, but only the obligation to pay interest timely on the Notional Amount as reduced from time to time. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

      There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

      The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK
FACTORS--Limited Nature of Ratings" in the Prospectus.

                        INDEX OF PRINCIPAL DEFINITIONS

                                                                            PAGE
                                                                            ----
30/360 Basis .............................................................  S-31
Accrued Certificate Interest .............................................  S-59
Actual/360 basis .........................................................  S-31
Additional Interest ......................................................  S-31
Additional Trust Fund Expenses ...........................................  S-12
Advance ..................................................................  S-63
Appraisal Reduction Amount ...............................................  S-64
Assumed Scheduled Payment ................................................  S-18
Available Distribution Amount ............................................  S-14
Balloon Loans ............................................................   S-9
Balloon Payment ..........................................................   S-9
Boca Mortgage Loan .......................................................  S-34
CBE ......................................................................  S-69
Caruth Mortgage Loan .....................................................  S-35
Certificate Balance ......................................................   S-2
Certificate Owner ........................................................   S-7
Certificate Registrar ....................................................  S-65
Certificateholders .......................................................  S-12
Certificates .............................................................   S-1
Class ....................................................................   S-1
Class A-1 Strip Rate .....................................................   S-2
Class A-2 Strip Rate .....................................................   S-2
Class IO-1 Component .....................................................   S-2
Class IO-2 Component .....................................................   S-2
Class Prepayment Percentage ..............................................  S-61
Closing Date .............................................................   S-7
Code .....................................................................  S-23
Collection Period ........................................................  S-56
Compensating Interest Payment ............................................  S-19
Component ................................................................   S-2
Constant Prepayment Rate or CPR ..........................................  S-69
Controlling Class of Sequential Pay Certificates .........................  S-48
Controlling Class Representative .........................................   S-6
Corrected Mortgage Loan ..................................................  S-49
CPR ......................................................................  S-69
Custodian ................................................................  S-45
Cut-off Date .............................................................   S-1
Cut-off Date Balance .....................................................   S-7
Cut-off Date LTV .........................................................  S-37
Cut-off Date LTV Ratios ..................................................  S-40
Daiwa ....................................................................   S-7
Daiwa Loans ..............................................................   S-7
Daiwa Securities .........................................................   S-7
DCR ......................................................................  S-76
Debt Service Coverage Ratio ..............................................  S-36
Defeasance Collateral ....................................................  S-10
Definitive Offered Certificate ...........................................   S-7
Depositor ................................................................   S-1
Determination Date .......................................................  S-18
Distributable Certificate Interest .......................................  S-17
Distribution Date ........................................................   S-2
Distribution Date Statement ..............................................  S-64
DSCR .....................................................................  S-36
DTC ......................................................................   S-7
Due Dates ................................................................  S-31
ERISA ....................................................................  S-24
Excluded Plan ............................................................  S-76
Exemption ................................................................  S-75
Expected Repayment Date ..................................................   S-9

                                                                            PAGE
                                                                            ----
Extension Adviser ........................................................  S-52
Fiscal Agent .............................................................   S-7
Fitch ....................................................................  S-24
Form 8-K .................................................................  S-47
Fully Amortizing Loans ...................................................   S-9
GECAM ....................................................................   S-6
GECC .....................................................................   S-6
Hyperamortization Loans ..................................................   S-9
Imputed Servicing Fee Rate ...............................................  S-49
Initial Servicing Fee Rate ...............................................  S-49
Initial Pool Balance .....................................................   S-1
Initial Reserves at Closing ..............................................  S-37
IRS ......................................................................  S-75
Loan per Sq ft, Unit, Bed, Key or Room ...................................  S-37
Lockout Period ...........................................................  S-10
Master Servicer ..........................................................   S-6
Merrill Lynch ............................................................   S-6
MLMCI ....................................................................   S-7
MLMCI Loans ..............................................................  S-11
Monthly Payments .........................................................   S-9
Moody's ..................................................................  S-24
Mortgage .................................................................  S-30
Mortgage File ............................................................  S-45
Mortgage Loan Purchase Agreements ........................................  S-45
Mortgage Loan Seller .....................................................   S-2
Mortgage Loans ...........................................................   S-1
Mortgage Note ............................................................  S-30
Mortgage Pool ............................................................   S-1
Mortgage Rates ...........................................................   S-9
Mortgaged Property .......................................................   S-1
Net Aggregate Prepayment Interest Shortfall ..............................  S-20
Net Cash Flow ............................................................  S-36
Net Mortgage Rate ........................................................  S-13
Non-GECAM Mortgage Loans .................................................  S-49
Nonrecoverable P&I Advance ...............................................  S-63
Occupancy Percentage .....................................................  S-38
Offered Certificates .....................................................   S-1
OID Regulations ..........................................................  S-75
P&I Advance ..............................................................  S-19
Participants .............................................................   S-7
Party in Interest ........................................................  S-76
Pass-Through Rate ........................................................   S-2
Percentage Premiums ......................................................  S-61
Plan .....................................................................  S-24
Pooling and Servicing Agreement ..........................................  S-12
Prepayment Interest Excess ...............................................  S-20
Prepayment Interest Shortfall ............................................  S-20
Prepayment Premium .......................................................  S-61
Principal Distribution Amount ............................................  S-17
Principal Recovery Fee ...................................................  S-50
Private Certificates .....................................................   S-6
PTE 95-60 ................................................................  S-77
Purchase Price ...........................................................  S-45
Qualified Appraiser ......................................................  S-64
Rate Differential ........................................................  S-61
Rated Final Distribution Date ............................................   S-1
Rating Agencies ..........................................................  S-24
Realized Losses ..........................................................  S-12
Reimbursement Rate .......................................................  S-19

                                                                            PAGE
                                                                            ----
Related Proceeds .........................................................  S-63
Remain Amort. Term .......................................................  S-36
Remaining Cash Flow ......................................................   S-9
REMIC ....................................................................   S-2
REMIC I ..................................................................   S-2
REMIC II .................................................................   S-2
REMIC III ................................................................   S-2
REMIC Administrator ......................................................  S-66
REMIC Regular Certificates ...............................................   S-6
REMIC Residual Certificates ..............................................   S-6
Rental Property ..........................................................  S-36
REO Extension ............................................................  S-53
REO Mortgage Loan ........................................................  S-61
REO Property .............................................................  S-21
REO Tax ..................................................................  S-53
Repayment LTV ............................................................  S-37
Required Appraisal Date ..................................................  S-64
Required Appraisal Loan ..................................................  S-64
Required Defeasance Period ...............................................  S-69
Restricted Group .........................................................  S-80
Rowland Mortgage Loan ....................................................  S-35
Scenario .................................................................  S-71
Scheduled Payment ........................................................  S-18
Securities Act ...........................................................   S-6
Senior Certificates ......................................................  S-20
Sequential Pay Certificates ..............................................   S-6
Servicing Fee ............................................................  S-49
Servicing Fee Increase ...................................................  S-49
Servicing Fee Rate .......................................................  S-56
Shilo Inn Mortgage Loans .................................................  S-34
SMMEA ....................................................................  S-25
Special Servicer .........................................................   S-6
Special Servicing Fee ....................................................  S-50
Special Servicing Fee Rate ...............................................  S-50
Specially Serviced Mortgage Loans ........................................  S-49
Specially Serviced Trust Fund Assets .....................................  S-49
Standard & Poor's ........................................................  S-24
Stated Principal Balance .................................................  S-13
Stated Remaining Term ....................................................  S-38
Subordinate Certificates .................................................  S-20
Successor Servicing Fee Rate .............................................  S-49
Table Assumptions ........................................................  S-69
Treasury Spread Maintenance ..............................................  S-61
Trust Fund ...............................................................   S-1
Trustee ..................................................................   S-2
Trustee Fee ..............................................................  S-66
Trustee Fee Rate .........................................................  S-66
Underwriters .............................................................   S-1
Underwriting Agreement ...................................................  S-78
Underwriting Reserves ....................................................  S-37
Union Square Mortgage Loan ...............................................  S-34
Voting Rights ............................................................  S-66
Weighted Average Net Mortgage Rate .......................................  S-13
Year Built ...............................................................  S-37
Yield Maintenance Charges ................................................  S-61

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                    ANNEX A

CONTROL
   NO.            PROPERTY NAME                                ADDRESS                              CITY                  STATE
--------------------------------------------------------------------------------------------------------------------------------
   61     Union Square Shopping Center             Union  Deposit Road                          Harrisburg                 PA
   219    Boca / Deerfield Self Storage            3604 NW 2nd & 950 S. Powerline Rd            Boca Raton & Deerfield     FL
   85     Rowland Heights Shopping Ctr             NWC of Nogales & Pomona Fwy                  Rowland Heights            CA
   133    Caruth Plaza Shopping                    9000 N. Central Expressway                   Dallas                     TX
   48     Shilo Inn-Salt Lake City                 206 South West Temple                        Salt Lake City             UT
--------------------------------------------------------------------------------------------------------------------------------
   168    Waverly Place Shopping Center            SEC Kildaire Farm Rd &Tyron Rd               Cary                       NC
   46     Plaza Las Palmas                         West Valley Parkway                          Escondido                  CA
   215    Holiday Inn/Hampton Inn                  1813 W. Mercury Blvd.                        Hampton                    VA
   132    AAAAA Rent-A-Space  -  Colma             3601 Junipero Serra                          Colma                      CA
   186    Banyan Bay Apartments                    703 NE 63rd Street                           Miami                      FL
--------------------------------------------------------------------------------------------------------------------------------
   214    Innsbrook Apartments                     18800 Innsbrook Drive                        Northville                 MI
   19     MacArthur Crossing                       7750 North MacArthur Blvd.                   Irving                     TX
   190    El Dorado/Pipers Cove Apartments         240/270 El Dorado Boulevard                  Houston                    TX
   26     Riverview Apartments                     2111 West 17th Street                        Santa Ana                  CA
   126    Kasco Industrial Portfolio               Various                                      El Paso                    TX
--------------------------------------------------------------------------------------------------------------------------------
   150    Riverwalk Plaza                          20 MacCorkle Ave., Southwest                 South Charleston           WV
   178    Tahoe North Apartments-PhaseII           1000 Holcomb Bridge Road                     Roswell                    GA
   55     Hastings Ranch Plaza                     3801-3883 E. Foothill Bl.                    Pasadena                   CA
   212    Holden Crossing                          3700 S. Holden Road                          Greensboro                 NC
   189    Cottonwood Apartments                    6441 Cypress Street                          Santa Fe                   NM
--------------------------------------------------------------------------------------------------------------------------------
   14     Salvio Pacheco Square                    2151 Salvio                                  Concord                    CA
   28     Creekside Gardens Apartments             300 Bel Air Drive                            Vacaville                  CA
   151    Ashley Gables Apartments                 2225 131st Avenue East                       Tampa                      FL
   174    The Thicket Apartments                   5816 Covington Highway                       Decatur                    GA
   76     Whitemarsh Shopping Center               Ridge Pike & Butler Pike                     Montgomery County          PA
--------------------------------------------------------------------------------------------------------------------------------
   74     The Marketplace in University City       3202-3368 Governor Drive                     San Diego                  CA
   81     Aldrich Plaza                            Route #9                                     Howell Township            NJ
   197    Pines of Green Run                       1302 Pine Cone Circle                        Virginia Beach             VA
   175    Lakeside Villa Apartments                3600 Ashford Dunwoody Road                   Atlanta                    GA
   43     Shilo Inn-Bend                           3105 O.B. Riley Road                         Bend                       OR
--------------------------------------------------------------------------------------------------------------------------------
   50     Crosspointe Plaza                        799 New Haven Road                           Naugatuck                  CT
   51     Back Bay Court                           3601 Jamboree Road                           Newport Beach              CA
   42     McCallum Meadows Apts.                   7760 McCallum Blvd.                          Dallas                     TX
   217    Springfield Apartments                   18500 Redmond Way                            Redmond                    WA
   109    Quality Inn/Airport                      5575 West Amelia Earhart Drive               Salt Lake City             UT
--------------------------------------------------------------------------------------------------------------------------------
   10     IRM-Glenbrook Apartments                 8725 La Riviera Drive                        Sacramento                 CA
   167    Enterprise Square Shopping Ctr           Central Xpressway/Premier Dr                 Plano                      TX
   166    Belleview Plaza Shopping Ctr             NEC of Aaron Aronov Blvd & Belleview Drive   Fairfield                  AL
   181    Castro Commons Prof. Center              1172 and 1174 Castro Street                  Mountain View              CA
   177    Tahoe North Apartments-Phase I           1000 Holcomb Bridge Road                     Roswell                    GA
--------------------------------------------------------------------------------------------------------------------------------
   131    AAAAA Rent-A-Space  -  Foster City       1221 E. Hillsdale Blvd                       Foster City                CA
   44     Shilo Inn-Coeur d'Alene                  702 W. Appleway                              Coeur d'Alene              ID
    7     Sunrise Commons Apartments               8123 Sunrise Boulevard                       Citrus Heights             CA
    8     IRM-Meadow Lakes Apartments              1401 Lakewood Ave                            Modesto                    CA
   23     Lease-All Anaheim                        1550-1600 South Anaheim Blvd.                Anaheim                    CA
--------------------------------------------------------------------------------------------------------------------------------
   203    Bonita Vista                             2175 West Southern Avenue                    Apache Junction            AZ
   63     Bryton Hill Manor Apartments             519 South Richey                             Pasadena                   TX
   171    The Woods of Mandarin                    3200 Hartley Road                            Jacksonville               FL
   130    Lincoln Menlo Phase VIII                 1003-1005 Hamilton Court                     Menlo Park                 CA
   191    Glen Apartments                          2809 West Glen Drive                         Falls Church               VA
--------------------------------------------------------------------------------------------------------------------------------
   69     Centlivre Village Apartments             2903 Westbrook Drive                         Ft. Wayne                  IN
   169    Polo Grounds Shopping Center             890 South Military Trail                     West Palm Beach            FL
   105    Long Beach Avenue                        1250 Long Beach Avenue                       Los Angeles                CA
   47     Shilo Inn-Tillamook                      2515 N. Main                                 Tillamook                  OR
   13     Northaven Apartments                     11457 Dennis Road                            Dallas                     TX
--------------------------------------------------------------------------------------------------------------------------------
   65     Meridian Executive Center                815 NW 57th Avenue                           Miami                      FL
   57     Best Western - Federal Way Executel      31611 20th Avenue South                      Federal Way                WA
   205    Rock Shadows                             600 S. Idaho Road                            Apache Junction            AZ
    1     INT - The Crescent City Apartments       8501 Broadway Street                         Houston                    TX
   164    Capitol Plaza Shopping Center            South Blvd. & Woodley Road                   Montgomery                 AL
--------------------------------------------------------------------------------------------------------------------------------
   220    Devonshire Apartments                    12648 N.E. 144th Street                      Kirkland                   WA
   41     SCO Training Facility                    400 Encinal Street                           Santa Cruz                 CA
   188    Collegiate Suites                        1101A Patrick Henry Drive                    Blacksburg                 VA
   92     St. Augustine Beach Holiday Inn          860 State Road A1A                           St. Augustine Beach        FL
   87     Oaks of Arlington Apartments             2100 Ascension                               Arlington                  TX
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                    % OF    CUMULATIVE
                                                                                       CUT-OFF     INITIAL    INITIAL
 CONTROL                                                ZIP            ORIGINAL         DATE        POOL    % OF POOL
   NO.            PROPERTY NAME                        CODE            BALANCE         BALANCE     BALANCE    BALANCE
-----------------------------------------------------------------------------------------------------------------------
   61     Union Square Shopping Center                 17109        $ 15,000,000    $ 14,926,238    1.77       1.77
   219    Boca / Deerfield Self Storage            33431 & 33442      13,000,000      13,000,000    1.54       3.32
   85     Rowland Heights Shopping Ctr                 91748          12,800,000      12,792,920    1.52       4.83
   133    Caruth Plaza Shopping                        75215          11,770,000      11,770,000    1.40       6.23
   48     Shilo Inn-Salt Lake City                     84101          11,200,000      11,083,192    1.32       7.55
-----------------------------------------------------------------------------------------------------------------------
   168    Waverly Place Shopping Center                27511          10,880,000      10,853,610    1.29       8.84
   46     Plaza Las Palmas                             92029          10,750,000      10,733,361    1.27      10.11
   215    Holiday Inn/Hampton Inn                      23666          11,000,000      10,715,936    1.27      11.38
   132    AAAAA Rent-A-Space  -  Colma                 94014          10,550,000      10,550,000    1.25      12.64
   186    Banyan Bay Apartments                        33138          10,400,000      10,372,056    1.23      13.87
-----------------------------------------------------------------------------------------------------------------------
   214    Innsbrook Apartments                         48167          10,200,000      10,200,000    1.21      15.08
   19     MacArthur Crossing                           75063           9,850,000       9,803,536    1.16      16.24
   190    El Dorado/Pipers Cove Apartments             77598           9,791,000       9,779,433    1.16      17.40
   26     Riverview Apartments                         92706           9,635,000       9,616,137    1.14      18.55
   126    Kasco Industrial Portfolio                   79906           9,500,000       9,500,000    1.13      19.67
-----------------------------------------------------------------------------------------------------------------------
   150    Riverwalk Plaza                              25315           8,690,000       8,629,348    1.02      20.70
   178    Tahoe North Apartments-PhaseII               30076           8,335,000       8,295,321    0.98      21.68
   55     Hastings Ranch Plaza                         91107           8,200,000       8,170,700    0.97      22.65
   212    Holden Crossing                              27406           8,100,000       8,100,000    0.96      23.61
   189    Cottonwood Apartments                        85701           8,000,000       7,974,914    0.95      24.56
-----------------------------------------------------------------------------------------------------------------------
   14     Salvio Pacheco Square                        94520           7,800,000       7,770,812    0.92      25.48
   28     Creekside Gardens Apartments                 95687           7,600,000       7,585,773    0.90      26.38
   151    Ashley Gables Apartments                     33612           7,400,000       7,361,948    0.87      27.26
   174    The Thicket Apartments                       30035           7,392,000       7,346,257    0.87      28.13
   76     Whitemarsh Shopping Center                   19428           7,250,000       7,245,768    0.86      28.99
-----------------------------------------------------------------------------------------------------------------------
   74     The Marketplace in University City           92122           7,200,000       7,187,022    0.85      29.84
   81     Aldrich Plaza                                07731           7,000,000       6,996,348    0.83      30.68
   197    Pines of Green Run                           23456           7,000,000       6,981,169    0.83      31.50
   175    Lakeside Villa Apartments                    30319           6,620,000       6,582,518    0.78      32.29
   43     Shilo Inn-Bend                               97701           6,650,000       6,580,646    0.78      33.07
-----------------------------------------------------------------------------------------------------------------------
   50     Crosspointe Plaza                            06770           6,586,000       6,573,483    0.78      33.85
   51     Back Bay Court                               92660           6,500,000       6,490,779    0.77      34.62
   42     McCallum Meadows Apts.                       75252           6,500,000       6,488,273    0.77      35.39
   217    Springfield Apartments                       98052           6,400,000       6,361,564    0.76      36.14
   109    Quality Inn/Airport                          84116           6,370,000       6,316,542    0.75      36.89
-----------------------------------------------------------------------------------------------------------------------
   10     IRM-Glenbrook Apartments                     95826           6,280,000       6,264,557    0.74      37.64
   167    Enterprise Square Shopping Ctr               75075           6,180,000       6,158,337    0.73      38.37
   166    Belleview Plaza Shopping Ctr                 35064           6,065,000       6,043,116    0.72      39.09
   181    Castro Commons Prof. Center                  94043           5,900,000       5,896,181    0.70      39.79
   177    Tahoe North Apartments-Phase I               30076           5,845,000       5,817,174    0.69      40.48
-----------------------------------------------------------------------------------------------------------------------
   131    AAAAA Rent-A-Space  -  Foster City           94404           5,690,000       5,690,000    0.68      41.15
   44     Shilo Inn-Coeur d'Alene                      83814           5,740,000       5,680,136    0.67      41.83
    7     Sunrise Commons Apartments                   95610           5,624,000       5,610,170    0.67      42.49
    8     IRM-Meadow Lakes Apartments                  95354           5,516,000       5,502,436    0.65      43.15
   23     Lease-All Anaheim                            92805           5,509,000       5,482,702    0.65      43.80
-----------------------------------------------------------------------------------------------------------------------
   203    Bonita Vista                                 85220           5,500,000       5,475,918    0.65      44.45
   63     Bryton Hill Manor Apartments                 77506           5,500,000       5,472,217    0.65      45.10
   171    The Woods of Mandarin                        32257           5,485,000       5,445,335    0.65      45.74
   130    Lincoln Menlo Phase VIII                     94025           5,400,000       5,400,000    0.64      46.38
   191    Glen Apartments                              22046           5,400,000       5,391,492    0.64      47.02
-----------------------------------------------------------------------------------------------------------------------
   69     Centlivre Village Apartments                 46805           5,400,000       5,384,062    0.64      47.66
   169    Polo Grounds Shopping Center                 33406           5,200,000       5,185,025    0.62      48.28
   105    Long Beach Avenue                            90021           5,060,000       5,060,000    0.60      48.88
   47     Shilo Inn-Tillamook                          97141           5,040,000       4,987,437    0.59      49.47
   13     Northaven Apartments                         75229           5,000,000       4,984,186    0.59      50.06
-----------------------------------------------------------------------------------------------------------------------
   65     Meridian Executive Center                    33026           4,833,000       4,806,120    0.57      50.64
   57     Best Western - Federal Way Executel          98003           4,825,000       4,783,207    0.57      51.20
   205    Rock Shadows                                 85220           4,800,000       4,771,985    0.57      51.77
    1     INT - The Crescent City Apartments           77061           4,700,000       4,684,339    0.56      52.33
   164    Capitol Plaza Shopping Center                36116           4,700,000       4,672,725    0.55      52.88
-----------------------------------------------------------------------------------------------------------------------
   220    Devonshire Apartments                        98034           4,700,000       4,672,265    0.55      53.44
   41     SCO Training Facility                        95060           4,600,000       4,592,165    0.55      53.98
   188    Collegiate Suites                            24060           4,560,000       4,555,861    0.54      54.52
   92     St. Augustine Beach Holiday Inn              32084           4,580,000       4,536,490    0.54      55.06
   87     Oaks of Arlington Apartments                 76006           4,520,000       4,517,284    0.54      55.60
-----------------------------------------------------------------------------------------------------------------------

                                                                         STATED     ORIG      REM
                                                                 ORIG      REM     AMORT     AMORT
 CONTROL                                            MORTGAGE     TERM     TERM      TERM      TERM       ORIG      REPAYMENT
   NO.                 PROPERTY NAME                  RATE      (MOS.)   (MOS.)    (MOS.)    (MOS.)      DATE         DATE
-------------------------------------------------------------------------------------------------------------------------------
   61     Union Square Shopping Center                8.470       84        78      324        318     11/21/96     12/01/03
   219    Boca / Deerfield Self Storage               8.730      120 (A)   120 (A)  300        300     05/05/97     06/01/07
   85     Rowland Heights Shopping Ctr                8.940      120 (A)   119 (A)  360        359     04/10/97     05/01/07
   133    Caruth Plaza Shopping                       8.570      120       120      360        360     05/28/97     06/01/07
   48     Shilo Inn-Salt Lake City                    9.220      240       233      240        233     10/31/96     11/01/16
-------------------------------------------------------------------------------------------------------------------------------
   168    Waverly Place Shopping Center               8.550      120       117      300        297     02/20/97     03/01/07
   46     Plaza Las Palmas                            8.450      144       142      330        328     03/19/97     04/01/09
   215    Holiday Inn/Hampton Inn                     9.380       60        43      240        223     12/21/95     12/31/00
   132    AAAAA Rent-A-Space  -  Colma                9.570      300       300      300        300     05/20/97     06/01/22
   186    Banyan Bay Apartments                       8.050      120       116      360        356     01/13/97     01/31/07
-------------------------------------------------------------------------------------------------------------------------------
   214    Innsbrook Apartments                        9.380       60        50      360        360 (B) 07/29/96     08/01/01
   19     MacArthur Crossing                          8.750      120       115      300        295     12/06/96     01/01/07
   190    El Dorado/Pipers Cove Apartments            8.640      120 (A)   118 (A)  360        358     03/24/97     04/01/07
   26     Riverview Apartments                        8.170       60        57      360        357     02/27/97     03/01/02
   126    Kasco Industrial Portfolio                  8.920      120       120      324        324     05/22/97     06/01/07
-------------------------------------------------------------------------------------------------------------------------------
   150    Riverwalk Plaza                             9.295      120       112      300        292     09/20/96     10/01/06
   178    Tahoe North Apartments-PhaseII              8.710       84        76      360        352     09/30/96     10/01/03
   55     Hastings Ranch Plaza                        8.940      240       235      330        325     12/31/96     01/01/17
   212    Holden Crossing                             8.980      120       120      300        300     05/02/97     06/01/07
   189    Cottonwood Apartments                       8.600      120       114      360        354     11/22/96     11/30/06
-------------------------------------------------------------------------------------------------------------------------------
   14     Salvio Pacheco Square                       8.690       84        79      330        325     12/12/96     01/01/04
   28     Creekside Gardens Apartments                8.390       84        81      360        357     02/27/97     03/01/04
   151    Ashley Gables Apartments                    8.330       84        76      360        352     09/16/96     10/01/03
   174    The Thicket Apartments                      9.040       84        73      360        349     06/27/96     07/01/03
   76     Whitemarsh Shopping Center                  8.680      120       119      360        359     04/01/97     05/01/07
-------------------------------------------------------------------------------------------------------------------------------
   74     The Marketplace in University City          8.960      120       118      300        298     03/24/97     04/01/07
   81     Aldrich Plaza                               9.220      120       119      360        359     04/09/97     05/01/07
   197    Pines of Green Run                          8.050      120       116      360        356     01/10/97     01/31/07
   175    Lakeside Villa Apartments                   8.990       84        74      360        350     07/24/96     08/01/03
   43     Shilo Inn-Bend                              9.220      240       233      240        233     10/31/96     11/01/16
-------------------------------------------------------------------------------------------------------------------------------
   50     Crosspointe Plaza                           8.640       84        82      300        298     03/17/97     04/01/04
   51     Back Bay Court                              8.920      120       118      330        328     03/18/97     04/01/07
   42     McCallum Meadows Apts.                      8.570      120       117      360        357     02/04/97     03/01/07
   217    Springfield Apartments                      9.630      120       110      360        350     07/12/96     07/31/06
   109    Quality Inn/Airport                         9.690      240       234      240        234     11/01/96     12/01/16
-------------------------------------------------------------------------------------------------------------------------------
   10     IRM-Glenbrook Apartments                    8.480       84        80      360        356     01/31/97     02/01/04
   167    Enterprise Square Shopping Ctr              9.190      120       116      300        296     01/23/97     02/01/07
   166    Belleview Plaza Shopping Ctr                9.000       84        80      300        296     01/14/97     02/01/04
   181    Castro Commons Prof. Center                 8.970      120       119      300        299     04/29/97     05/01/07
   177    Tahoe North Apartments-Phase I              8.710       84        76      360        352     09/30/96     10/01/03
-------------------------------------------------------------------------------------------------------------------------------
   131    AAAAA Rent-A-Space  -  Foster City          9.570      300       300      300        300     05/20/97     06/01/22
   44     Shilo Inn-Coeur d'Alene                     9.220      240       233      240        233     10/31/96     11/01/16
    7     Sunrise Commons Apartments                  8.480       84        80      360        356     01/31/97     02/01/04
    8     IRM-Meadow Lakes Apartments                 8.480       84        80      360        356     01/31/97     02/01/04
   23     Lease-All Anaheim                           8.970      120       113      336        329     10/30/96     11/01/06
-------------------------------------------------------------------------------------------------------------------------------
   203    Bonita Vista                                9.400      120       109      360        349     06/26/96     06/26/06
   63     Bryton Hill Manor Apartments                8.330       60        55      300        295     12/31/96     01/01/02
   171    The Woods of Mandarin                       8.720       60        48      360        348     04/24/96     06/01/01
   130    Lincoln Menlo Phase VIII                    8.590       84        84      300        300     05/20/97     06/01/04
   191    Glen Apartments                             8.880      120       118      318        316     03/31/97     04/01/07
-------------------------------------------------------------------------------------------------------------------------------
   69     Centlivre Village Apartments                8.450      120       117      300        297     02/05/97     03/01/07
   169    Polo Grounds Shopping Center                8.600      120       117      300        297     02/06/97     03/01/07
   105    Long Beach Avenue                           8.470      120       120      360        360     05/05/97     06/01/07
   47     Shilo Inn-Tillamook                         9.220      240       233      240        233     10/31/96     11/01/16
   13     Northaven Apartments                        8.630      120       116      324        320     01/09/97     02/01/07
-------------------------------------------------------------------------------------------------------------------------------
   65     Meridian Executive Center                   8.880       60        54      300        294     11/01/96     12/01/01
   57     Best Western - Federal Way Executel         9.440      240       234      240        234     11/06/96     12/01/16
   205    Rock Shadows                                9.040      119       106      360        347     03/31/96     03/27/06
    1     INT - The Crescent City Apartments          8.100       60        55      360        355     12/02/96     01/01/02
   164    Capitol Plaza Shopping Center               8.620       84        78      300        294     11/25/96     12/01/03
-------------------------------------------------------------------------------------------------------------------------------
   220    Devonshire Apartments                       9.310      120       111      360        351     08/08/96     08/31/06
   41     SCO Training Facility                       9.300      144       142      300        298     03/13/97     04/01/09
   188    Collegiate Suites                           8.747      120       118      360        358     03/05/97     04/01/07
   92     St. Augustine Beach Holiday Inn             9.960      240       233      240        233     10/25/96     11/01/16
   87     Oaks of Arlington Apartments                8.540      120       119      360        359     04/24/97     05/01/07
-------------------------------------------------------------------------------------------------------------------------------

                                                                  BALLOON/
  CONTROL                                                         REPAYMENT
    NO.             PROPERTY NAME                                  BALANCE    PROPERTY TYPE
---------------------------------------------------------------------------------------------------------------
    61      Union Square Shopping Center                         13,621,664   Anchored Retail
    219     Boca / Deerfield Self Storage                        10,688,722   Self Storage
    85      Rowland Heights Shopping Ctr                         11,434,638   Anchored Retail
    133     Caruth Plaza Shopping                                10,458,293   Anchored Retail
    48      Shilo Inn-Salt Lake City                                     -    Hospitality
---------------------------------------------------------------------------------------------------------------
    168     Waverly Place Shopping Center                         8,913,380   Anchored Retail
    46      Plaza Las Palmas                                      8,693,461   Anchored Retail
    215     Holiday Inn/Hampton Inn                               9,891,849   Hospitality
    132     AAAAA Rent-A-Space-    Colma                                 -    Self Storage
    186     Banyan Bay Apartments                                 9,132,740   Multifamily
---------------------------------------------------------------------------------------------------------------
    214     Innsbrook Apartments                                  9,992,379   Multifamily
    19      MacArthur Crossing                                    8,102,582   Anchored Retail
    190     El Dorado/Pipers Cove Apartments                      8,698,247   Multifamily
    26      Riverview Apartments                                  9,174,092   Multifamily
    126     Kasco Industrial Portfolio                            8,142,017   Industrial
---------------------------------------------------------------------------------------------------------------
    150     Riverwalk Plaza                                       7,238,134   Anchored Retail
    178     Tahoe North Apartments-PhaseII                        7,778,193   Multifamily
    55      Hastings Ranch Plaza                                  4,373,267   Anchored Retail
    212     Holden Crossing                                       6,698,799   Anchored Retail
    189     Cottonwood Apartments                                 7,101,760   Mobile Home Park
---------------------------------------------------------------------------------------------------------------
    14      Salvio Pacheco Square                                 7,137,938   Office/Retail
    28      Creekside Gardens Apartments                          7,064,215   Multifamily
    151     Ashley Gables Apartments                              6,873,052   Multifamily
    174     The Thicket Apartments                                6,925,097   Multifamily
    76      Whitemarsh Shopping Center                            6,445,692   Anchored Retail
---------------------------------------------------------------------------------------------------------------
    74      The Marketplace in University City                    5,951,747   Anchored Retail
    81      Aldrich Plaza                                         6,284,462   Anchored Retail
    197     Pines of Green Run                                    6,147,036   Multifamily
    175     Lakeside Villa Apartments                             6,198,280   Multifamily
    43      Shilo Inn-Bend                                               -    Hospitality
---------------------------------------------------------------------------------------------------------------
    50      Crosspointe Plaza                                     5,869,810   Anchored Retail
    51      Back Bay Court                                        5,615,077   Unanchored Retail
    42      McCallum Meadows Apts.                                5,766,889   Multifamily
    217     Springfield Apartments                                5,779,912   Multifamily
    109     Quality Inn/Airport                                          -    Hospitality
---------------------------------------------------------------------------------------------------------------
    10      IRM-Glenbrook Apartments                              5,843,902   Multifamily
    167     Enterprise Square Shopping Ctr                        5,131,462   Unanchored Retail
    166     Belleview Plaza Shopping Ctr                          5,435,158   Anchored Retail
    181     Castro Commons Prof. Center                           4,878,251   Office
    177     Tahoe North Apartments-Phase I                        5,454,533   Multifamily
---------------------------------------------------------------------------------------------------------------
    131     AAAAA Rent-A-Space- Foster City                              -    Self Storage
    44      Shilo Inn-Coeur d'Alene                                      -    Hospitality
     7      Sunrise Commons Apartments                            5,233,456   Multifamily
     8      IRM-Meadow Lakes Apartments                           5,132,956   Multifamily
    23      Lease-All Anaheim                                     4,799,336   Industrial
---------------------------------------------------------------------------------------------------------------
    203     Bonita Vista                                          4,953,079   Mobile Home Park
    63      Bryton Hill Manor Apartments                          5,093,863   Multifamily
    171     The Woods of Mandarin                                 5,247,252   Multifamily
    130     Lincoln Menlo Phase VIII                              4,809,034   Industrial
    191     Glen Apartments                                       4,585,380   Multifamily
---------------------------------------------------------------------------------------------------------------
    69      Centlivre Village Apartments                          4,410,265   Multifamily
    169     Polo Grounds Shopping Center                          4,262,304   Anchored Retail
    105     Long Beach Avenue                                     4,480,697   Multifamily
    47      Shilo Inn-Tillamook                                          -    Hospitality
    13      Northaven Apartments                                  4,258,751   Multifamily
---------------------------------------------------------------------------------------------------------------
    65      Meridian Executive Center                             4,502,346   Office
    57      Best Western - Federal Way Executel                          -    Hospitality
    205     Rock Shadows                                          4,295,701   Mobile Home Park
     1      INT - The Crescent City Apartments                    4,472,353   Multifamily
    164     Capitol Plaza Shopping Center                         4,187,600   Anchored Retail
---------------------------------------------------------------------------------------------------------------
    220     Devonshire Apartments                                 4,221,620   Multifamily
    41      SCO Training Facility                                 3,573,035   Office
    188     Collegiate Suites                                     4,061,285   Multifamily
    92      St. Augustine Beach Holiday Inn                              -    Hospitality
    87      Oaks of Arlington Apartments                          4,007,910   Multifamily
---------------------------------------------------------------------------------------------------------------

CONTROL
   NO.                 PROPERTY NAME                                                   PREPAYMENT RESTRICTIONS
------------------------------------------------------------------------------------------------------------------------------------
   61     Union Square Shopping Center                 4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
   219    Boca / Deerfield Self Storage                3 year lock, >1% or YM through yr 9 3/4, open last 3 months
   85     Rowland Heights Shopping Ctr                 5.25 yr lock, >1% or YM through yr 9 1/2, open last 6 months
   133    Caruth Plaza Shopping                        5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   48     Shilo Inn-Salt Lake City                     10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   168    Waverly Place Shopping Center                4 yr lock, >1% or YM through yr 9.5, open last 6 months
   46     Plaza Las Palmas                             6 yr lock, yearly @ 6%, 5, 4, 3, 2, 9 mos @ 1%, open last 3 months
   215    Holiday Inn/Hampton Inn                      4 year lock, 2.5% through yr 5
   132    AAAAA Rent-A-Space  -  Colma                 10 yr lock, yr 11, 12@ 4%, 13, 14, 15, 16 @ 3%, 17, 18 @ 2%, 19, 20 @ 1%,
                                                       open last 60 months
   186    Banyan Bay Apartments                        3 year lock, >1% or YM through yr 9 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   214    Innsbrook Apartments                         2 year lock, YM through yr 4 3/4, open last 3 months
   19     MacArthur Crossing                           5.5 yr lock, >1% or YM through yr 9 1/4, open last 9 months
   190    El Dorado/Pipers Cove Apartments             5 year lock, >1% or YM through yr 9 3/4, open last 3 months
   26     Riverview Apartments                         3 yr lock, >1% or YM through yr 4 3/4, open last 3 months
   126    Kasco Industrial Portfolio                   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   150    Riverwalk Plaza                              4 yr lock, >1% or YM through yr 9.75, open last 3 mos
   178    Tahoe North Apartments-PhaseII               4 yr lock, >1% or YM through yr 6.5, open last 6 mos
   55     Hastings Ranch Plaza                         10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   212    Holden Crossing                              4 year lock, >1% or YM through yr 9 3/4, open last 3 months
   189    Cottonwood Apartments                        4 year lock, >1% or YM through yr 9 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   14     Salvio Pacheco Square                        4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
   28     Creekside Gardens Apartments                 4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
   151    Ashley Gables Apartments                     3 yr lock, >1% or YM through yr 6.5, open last 6 mos
   174    The Thicket Apartments                       3 yr lock, >1% or YM through yr 6.5, open last 6 mos
   76     Whitemarsh Shopping Center                   5.25 yr lock, >1% or YM through yr 9 1/2, open last 6 months
------------------------------------------------------------------------------------------------------------------------------------
   74     The Marketplace in University City           5.5 yr lock, >1% or YM through yr 9 1/4, open last 9 months
   81     Aldrich Plaza                                5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   197    Pines of Green Run                           3 year lock, >1% or YM through yr 9 3/4, open last 3 months
   175    Lakeside Villa Apartments                    4 yr lock, >1% or YM through yr 6.5, open last 6 mos
   43     Shilo Inn-Bend                               10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   50     Crosspointe Plaza                            4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
   51     Back Bay Court                               4 yr lock, >1% or YM through yr 9 1/2, open last 6 months
   42     McCallum Meadows Apts.                       5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   217    Springfield Apartments                       5 year lock, YM through yr 9 3/4, open last 3 months
   109    Quality Inn/Airport                          10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   10     IRM-Glenbrook Apartments                     4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
   167    Enterprise Square Shopping Ctr               3 yr lock, Defeasance through yr 9.5, open last 6 mos
   166    Belleview Plaza Shopping Ctr                 3 yr lock, yearly @ 4%, 3%, 2%, 6 mos @ 1%, open last 6 mos
   181    Castro Commons Prof. Center                  3 yr lock, Defeasance through yr 9.5, open last 6 mos
   177    Tahoe North Apartments-Phase I               4 yr lock, >1% or YM through yr 6.5, open last 6 mos
------------------------------------------------------------------------------------------------------------------------------------
   131    AAAAA Rent-A-Space  -  Foster City           10 yr lock, yr 11, 12@ 4%, 13, 14, 15, 16 @ 3%, 17, 18 @ 2%, 19, 20 @ 1%,
                                                       open last 60 months
   44     Shilo Inn-Coeur d'Alene                      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
    7     Sunrise Commons Apartments                   4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
    8     IRM-Meadow Lakes Apartments                  4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
   23     Lease-All Anaheim                            5.25 yr lock, >1% or YM through yr 9 1/2, open last 6 months
------------------------------------------------------------------------------------------------------------------------------------
   203    Bonita Vista                                 4 year lock, TSM through year 10 (C)
   63     Bryton Hill Manor Apartments                 3 yr lock, 18 months @ 1%, open last 6 months
   171    The Woods of Mandarin                        >1% or YM through yr 4.75, open last 3 mos
   130    Lincoln Menlo Phase VIII                     4.25 yr lock, >1% or YM through yr 6 1/2, open last 6 months
   191    Glen Apartments                              3 year lock, >1% or YM through yr 9 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   69     Centlivre Village Apartments                 5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   169    Polo Grounds Shopping Center                 4 yr lock, >1% or YM through yr 9.5, open last 6 mos
   105    Long Beach Avenue                            5.25 yr lock, >1% or YM through yr 9 1/2, open last 6 months
   47     Shilo Inn-Tillamook                          10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   13     Northaven Apartments                         5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   65     Meridian Executive Center                    3 yr lock, >1% or YM through yr 4 3/4, open last 3 months
   57     Best Western - Federal Way Executel          10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   205    Rock Shadows                                 4 year lock, YM through year 10
    1     INT - The Crescent City Apartments           3 yr lock, >1% or YM through yr 4 3/4, open last 3 months
   164    Capitol Plaza Shopping Center                3 yr lock, yearly @ 4%, 3%, 2%, 6 mos @ 1%, open last 6 mos
------------------------------------------------------------------------------------------------------------------------------------
   220    Devonshire Apartments                        5 year lock, YM through yr 9 3/4, open last 3 months
   41     SCO Training Facility                        6 yr lock, >1% or YM through yr 11 3/4, open last 3 months
   188    Collegiate Suites                            3 year lock, >1 % or YM through yr 9 3/4, open last 3 months
   92     St. Augustine Beach Holiday Inn              10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   87     Oaks of Arlington Apartments                 5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------

                                                      ANNUAL
 CONTROL                                               DEBT            TOTAL           TOTAL                              APPRAISED
   NO.                 PROPERTY NAME                 SERVICE          REVENUE         EXPENSE         NCF        DSCR       VALUE
------------------------------------------------------------------------------------------------------------------------------------
   61     Union Square Shopping Center               1,415,441       2,417,486        515,669       1,815,583    1.28     20,000,000
   219    Boca / Deerfield Self Storage              1,280,425       2,606,872        926,575       1,680,297    1.31     18,400,000
   85     Rowland Heights Shopping Ctr               1,229,275       2,565,341        781,571       1,751,973    1.43     17,250,000
   133    Caruth Plaza Shopping                      1,093,028       2,342,093        836,184       1,445,892    1.32     16,200,000
   48     Shilo Inn-Salt Lake City                   1,228,313       4,352,821      2,325,215       2,027,607    1.65     16,000,000
------------------------------------------------------------------------------------------------------------------------------------
   168    Waverly Place Shopping Center              1,055,707       2,203,781        673,986       1,395,468    1.32     16,800,000
   46     Plaza Las Palmas                           1,007,857       1,673,185        357,593       1,255,983    1.25     14,350,000
   215    Holiday Inn/Hampton Inn                    1,220,088       9,197,340      7,540,826       1,656,515    1.36     17,900,000
   132    AAAAA Rent-A-Space  -  Colma               1,112,266       2,740,008        795,666       1,944,342    1.75     18,300,000
   186    Banyan Bay Apartments                        920,088       2,890,890      1,650,890       1,239,911    1.35     13,500,000
------------------------------------------------------------------------------------------------------------------------------------
   214    Innsbrook Apartments                         951,132       2,102,350        965,555       1,136,795    1.19     12,400,000
   19     MacArthur Crossing                           971,774       1,879,091        469,863       1,377,208    1.42     13,300,000
   190    El Dorado/Pipers Cove Apartments             915,095       2,521,150      1,382,290       1,138,859    1.24     13,300,000
   26     Riverview Apartments                         862,120       1,925,580        788,398       1,137,182    1.32     12,100,000
   126    Kasco Industrial Portfolio                   931,991       2,022,943        751,735       1,215,917    1.30     14,000,000
------------------------------------------------------------------------------------------------------------------------------------
   150    Riverwalk Plaza                              896,275       1,604,065        363,714       1,179,175    1.32     11,800,000
   178    Tahoe North Apartments-PhaseII               784,002       2,024,112        929,364       1,003,248    1.28     11,365,000
   55     Hastings Ranch Plaza                         802,361       1,446,747        354,932       1,061,110    1.32     11,730,000
   212    Holden Crossing                              814,368       1,211,233        198,349         988,311    1.21     10,850,000
   189    Cottonwood Apartments                        744,971       1,591,949        496,847       1,095,103    1.47     11,900,000
------------------------------------------------------------------------------------------------------------------------------------
   14     Salvio Pacheco Square                        746,864       1,624,552        533,324         995,688    1.33     10,800,000
   28     Creekside Gardens Apartments                 694,152       1,470,801        605,378         865,423    1.25      9,900,000
   151    Ashley Gables Apartments                     672,126       2,924,581      1,710,435       1,076,146    1.60     12,300,000
   174    The Thicket Apartments                       716,287       1,832,032        712,168       1,056,364    1.47      9,950,000
   76     Whitemarsh Shopping Center                   680,084       1,251,749        348,050         879,346    1.29      9,700,000
------------------------------------------------------------------------------------------------------------------------------------
   74     The Marketplace in University City           722,700       1,436,055        428,606         950,815    1.32     11,400,000
   81     Aldrich Plaza                                689,222       1,336,736        430,511         870,296    1.26      9,350,000
   197    Pines of Green Run                           619,296       1,748,732        893,192         855,539    1.38      9,200,000
   175    Lakeside Villa Apartments                    638,621       1,462,177        548,331         857,894    1.34      9,200,000
   43     Shilo Inn-Bend                               729,311       2,631,139      1,507,830       1,123,309    1.54      9,500,000
------------------------------------------------------------------------------------------------------------------------------------
   50     Crosspointe Plaza                            643,861       1,085,482        257,277         804,917    1.25      8,900,000
   51     Back Bay Court                               634,924       1,181,404        287,259         863,924    1.36      9,300,000
   42     McCallum Meadows Apts.                       603,626       1,502,732        769,552         733,179    1.21      8,160,000
   217    Springfield Apartments                       660,606       1,498,488        682,437         816,052    1.25     10,150,000
   109    Quality Inn/Airport                          722,032       2,837,034      1,789,687       1,047,347    1.45     10,200,000
------------------------------------------------------------------------------------------------------------------------------------
   10     IRM-Glenbrook Apartments                     578,385       1,170,370        444,050         726,320    1.26      7,850,000
   167    Enterprise Square Shopping Ctr               632,025       1,364,906        378,253         901,900    1.43     10,500,000
   166    Belleview Plaza Shopping Ctr                 610,767       1,287,202        376,827         792,702    1.30      8,200,000
   181    Castro Commons Prof. Center                  592,697       1,429,580        553,387         822,695    1.39      8,900,000
   177    Tahoe North Apartments-Phase I               549,789       1,405,039        672,638         679,523    1.24      8,025,000
------------------------------------------------------------------------------------------------------------------------------------
   131    AAAAA Rent-A-Space  -  Foster City           599,886       1,455,752        533,200         922,552    1.54      8,800,000
   44     Shilo Inn-Coeur d'Alene                      629,510       2,137,059      1,104,981       1,032,078    1.64      8,200,000
    7     Sunrise Commons Apartments                   517,968       1,057,485        435,900         621,585    1.20      7,500,000
    8     IRM-Meadow Lakes Apartments                  508,021       1,155,056        542,234         612,822    1.21      7,350,000
   23     Lease-All Anaheim                            538,239         957,101        243,009         672,729    1.25      7,450,000
------------------------------------------------------------------------------------------------------------------------------------
   203    Bonita Vista                                 550,152         968,364        290,699         677,665    1.23      7,710,000
   63     Bryton Hill Manor Apartments                 523,910       2,413,366      1,635,218         778,148    1.49      7,600,000
   171    The Woods of Mandarin                        516,397       1,828,748        973,415         755,083    1.46      7,820,000
   130    Lincoln Menlo Phase VIII                     525,723         972,505        269,506         672,715    1.28      8,300,000
   191    Glen Apartments                              530,379       1,059,250        403,569         655,681    1.24      7,600,000
------------------------------------------------------------------------------------------------------------------------------------
   69     Centlivre Village Apartments                 519,606       1,824,975      1,148,861         676,114    1.30      6,800,000
   169    Polo Grounds Shopping Center                 506,674       1,147,476        337,069         726,765    1.43      7,550,000
   105    Long Beach Avenue                            465,594       1,014,150        336,278         677,872    1.46      6,780,000
   47     Shilo Inn-Tillamook                          552,741       1,736,776        849,282         887,494    1.61      7,200,000
   13     Northaven Apartments                         478,435       1,715,551      1,124,866         590,685    1.23      6,700,000
------------------------------------------------------------------------------------------------------------------------------------
   65     Meridian Executive Center                    481,943       1,309,376        601,596         630,936    1.31      7,700,000
   57     Best Western - Federal Way Executel          537,437       2,932,121      2,171,856         760,265    1.41      7,740,000
   205    Rock Shadows                                 465,121       1,407,447        838,427         569,020    1.22      7,505,000
    1     INT - The Crescent City Apartments           417,782       1,323,905        798,558         525,347    1.26      6,000,000
   164    Capitol Plaza Shopping Center                458,718         896,977        184,206         580,613    1.27      6,300,000
------------------------------------------------------------------------------------------------------------------------------------
   220    Devonshire Apartments                        471,746       1,029,734        461,904         567,831    1.20      6,900,000
   41     SCO Training Facility                        474,629         753,060         82,913         607,474    1.28      7,400,000
   188    Collegiate Suites                            430,365         772,824        253,403         519,421    1.21      5,700,000
   92     St. Augustine Beach Holiday Inn              528,920       3,291,234      2,485,399         805,835    1.52      6,900,000
   87     Oaks of Arlington Apartments                 418,597         879,532        375,763         503,769    1.20      5,700,000
------------------------------------------------------------------------------------------------------------------------------------

                                                             CUT-OFF                          SQ FT, UNITS
 CONTROL                                           APPRAISAL   DATE   REPAYMENT    YEAR        BEDS, PADS
   NO.                 PROPERTY NAME                 YEAR      LTV       LTV       BUILT        OR ROOM
--------------------------------------------------------------------------------------------------------------
   61     Union Square Shopping Center               1996     74.63     68.11      1988        288,833 sqft
   219    Boca / Deerfield Self Storage              1997     70.65     58.09      1997        287,241 sqft
   85     Rowland Heights Shopping Ctr               1997     74.16     66.29      1984        224,900 sqft
   133    Caruth Plaza Shopping                      1997     72.65     64.56      1979        184,134 sqft
   48     Shilo Inn-Salt Lake City                   1996     69.27       -        1971            200 rooms
--------------------------------------------------------------------------------------------------------------
   168    Waverly Place Shopping Center              1996     64.60     53.06      1988        177,355 Sq Ft
   46     Plaza Las Palmas                           1997     74.80     60.58      1985        108,150 sqft
   215    Holiday Inn/Hampton Inn                    1997     59.87     55.26      1962            452 rooms
   132    AAAAA Rent-A-Space  -  Colma               1997     57.65       -        1979        155,799 sqft
   186    Banyan Bay Apartments                      1996     76.83     67.65      1975            402 units
--------------------------------------------------------------------------------------------------------------
   214    Innsbrook Apartments                       1997     82.26     80.58      1973            280 units
   19     MacArthur Crossing                         1996     73.71     60.92      1996        109,890 sqft
   190    El Dorado/Pipers Cove Apartments           1997     73.53     65.40      1982            408 units
   26     Riverview Apartments                       1997     79.47     75.82      1987            240 units
   126    Kasco Industrial Portfolio                 1997     67.86     58.16      1986        551,641 sqft
--------------------------------------------------------------------------------------------------------------
   150    Riverwalk Plaza                            1996     73.13     61.34      1988        134,943 Sq Ft
   178    Tahoe North Apartments-PhaseII             1996     72.99     68.44      1981            300 Units
   55     Hastings Ranch Plaza                       1996     69.66     37.28      1958        260,068 sqft
   212    Holden Crossing                            1997     74.65     61.74      1991        162,529 sq ft
   189    Cottonwood Apartments                      1996     67.02     59.68      1988            460 pads
--------------------------------------------------------------------------------------------------------------
   14     Salvio Pacheco Square                      1996     71.95     66.09      1984        120,597 sqft
   28     Creekside Gardens Apartments               1996     76.62     71.36      1978            194 units
   151    Ashley Gables Apartments                   1996     59.85     55.88      1974            552 Units
   174    The Thicket Apartments                     1996     73.83     69.60      1989            254 Units
   76     Whitemarsh Shopping Center                 1997     74.70     66.45      1974         76,331 sqft
--------------------------------------------------------------------------------------------------------------
   74     The Marketplace in University City         1996     63.04     52.21      1963         88,025 sqft
   81     Aldrich Plaza                              1997     74.83     67.21      1968         98,981 sqft
   197    Pines of Green Run                         1996     75.88     66.82      1971            300 units
   175    Lakeside Villa Apartments                  1996     71.55     67.37      1975            208 Units
   43     Shilo Inn-Bend                             1996     69.27       -        1995            151 rooms
--------------------------------------------------------------------------------------------------------------
   50     Crosspointe Plaza                          1997     73.86     65.95      1990         89,217 sqft
   51     Back Bay Court                             1997     69.79     60.38      1990         34,983 sqft
   42     McCallum Meadows Apts.                     1996     79.51     70.67      1988            296 units
   217    Springfield Apartments                     1997     62.68     56.94      1985            184 units
   109    Quality Inn/Airport                        1996     61.93       -        1984            189 rooms
--------------------------------------------------------------------------------------------------------------
   10     IRM-Glenbrook Apartments                   1996     79.80     74.44      1972            206 units
   167    Enterprise Square Shopping Ctr             1996     58.65     48.87      1985        100,777 Sq Ft
   166    Belleview Plaza Shopping Ctr               1996     73.70     66.28      1972        222,865 Sq Ft
   181    Castro Commons Prof. Center                1997     66.25     54.81      1993         43,287 Sq Ft
   177    Tahoe North Apartments-Phase I             1996     72.49     67.97      1979            208 Units
--------------------------------------------------------------------------------------------------------------
   131    AAAAA Rent-A-Space  -  Foster City         1997     64.66       -        1976        108,824 sqft
   44     Shilo Inn-Coeur d'Alene                    1996     69.27       -        1992            138 rooms
    7     Sunrise Commons Apartments                 1996     74.80     69.78      1986            168 units
    8     IRM-Meadow Lakes Apartments                1996     74.86     69.84      1985            196 units
   23     Lease-All Anaheim                          1996     73.59     64.42      1975        196,910 sqft
--------------------------------------------------------------------------------------------------------------
   203    Bonita Vista                               1996     71.02     64.24      1970            403 pads
   63     Bryton Hill Manor Apartments               1996     72.00     67.02      1972            609 units
   171    The Woods of Mandarin                      1996     69.63     67.10      1972            401 Units
   130    Lincoln Menlo Phase VIII                   1997     65.06     57.94      1996         54,586 sqft
   191    Glen Apartments                            1997     70.94     60.33      1978            152 units
--------------------------------------------------------------------------------------------------------------
   69     Centlivre Village Apartments               1997     79.18     64.86      1967            455 units
   169    Polo Grounds Shopping Center               1996     68.68     56.45      1966        137,923 Sq Ft
   105    Long Beach Avenue                          1997     74.63     66.09      1915             74 units
   47     Shilo Inn-Tillamook                        1996     69.27       -        1989            100 rooms
   13     Northaven Apartments                       1996     74.39     63.56      1975            344 units
--------------------------------------------------------------------------------------------------------------
   65     Meridian Executive Center                  1996     62.42     58.47      1986         90,442 sqft
   57     Best Western - Federal Way Executel        1996     61.80       -        1983            112 rooms
   205    Rock Shadows                               1997     63.58     57.24      1972            680 pads
    1     INT - The Crescent City Apartments         1996     78.07     74.54      1976            328 units
   164    Capitol Plaza Shopping Center              1996     74.17     66.47      1970        201,390 Sq Ft
--------------------------------------------------------------------------------------------------------------
   220    Devonshire Apartments                      1996     67.71     61.18      1985            140 units
   41     SCO Training Facility                      1996     62.06     48.28      1984         46,000 sqft
   188    Collegiate Suites                          1996     79.93     71.25      1996             78 units
   92     St. Augustine Beach Holiday Inn            1996     65.75       -        1974            151 rooms
   87     Oaks of Arlington Apartments               1997     79.25     70.31      1996            107 units
--------------------------------------------------------------------------------------------------------------

                                                                     LOAN PER
                                                                   SQ FT, UNIT                               INITIAL
 CONTROL                                                             BED, PAD           OCCUPANCY            RESERVES
    NO.               PROPERTY NAME                                  OR ROOM            PERCENTAGE          AT CLOSING
----------------------------------------------------------------------------------------------------------------------
    61      Union Square Shopping Center                                 51.68 / sqft     98.38%              30,250
    219     Boca / Deerfield Self Storage                                45.26 / sqft     88.00%             432,077
    85      Rowland Heights Shopping Ctr                                 56.88 / sqft     99.56%                -
    133     Caruth Plaza Shopping                                        63.92 / sqft     96.36%                -
    48      Shilo Inn-Salt Lake City                                 55,415.96 / room       NAP                 -
----------------------------------------------------------------------------------------------------------------------
    168     Waverly Place Shopping Center                                61.20 / sqft     88.00%              23,141
    46      Plaza Las Palmas                                             99.25 / sqft     97.09%                -
    215     Holiday Inn/Hampton Inn                                  23,707.82 / room       NAP              450,000
    132     AAAAA Rent-A-Space  -  Colma                                 67.72 / sqft     95.36%                -
    186     Banyan Bay Apartments                                    25,801.13 / unit     89.50%              41,500
----------------------------------------------------------------------------------------------------------------------
    214     Innsbrook Apartments                                     36,428.57 / unit     98.00%              60,000
    19      MacArthur Crossing                                           89.21 / sqft     96.83%                -
    190     El Dorado/Pipers Cove Apartments                         23,969.20 / unit     96.00%              26,506
    26      Riverview Apartments                                     40,067.24 / unit     93.75%              46,500
    126     Kasco Industrial Portfolio                                   17.22 / sqft     92.52%                -
----------------------------------------------------------------------------------------------------------------------
    150     Riverwalk Plaza                                              63.95 / sqft    100.00%              51,091
    178     Tahoe North Apartments-PhaseII                           27,651.07 / unit     86.00%             288,133
    55      Hastings Ranch Plaza                                         31.42 / sqft     99.27%                -
    212     Holden Crossing                                              49.84 / sq ft   100.00%              21,398
    189     Cottonwood Apartments                                    17,336.77 / pad     100.00%                -
----------------------------------------------------------------------------------------------------------------------
    14      Salvio Pacheco Square                                        64.44 / sqft     93.04%              23,156
    28      Creekside Gardens Apartments                             39,101.92 / unit     97.42%             113,313
    151     Ashley Gables Apartments                                 13,336.86 / unit     92.00%              11,500
    174     The Thicket Apartments                                   28,922.27 / unit     98.00%             116,792
    76      Whitemarsh Shopping Center                                   94.93 / sqft    100.00%             165,000
----------------------------------------------------------------------------------------------------------------------
    74      The Marketplace in University City                           81.65 / sqft     98.73%                -
    81      Aldrich Plaza                                                70.68 / sqft     98.82%               3,750
    197     Pines of Green Run                                       23,270.56 / unit     96.00%             112,500
    175     Lakeside Villa Apartments                                31,646.72 / unit     89.00%               4,663
    43      Shilo Inn-Bend                                           43,580.43 / room       NAP                 -
----------------------------------------------------------------------------------------------------------------------
    50      Crosspointe Plaza                                            73.68 / sqft     87.19%                -
    51      Back Bay Court                                              185.54 / sqft     92.02%                -
    42      McCallum Meadows Apts.                                   21,919.84 / unit     94.26%              44,250
    217     Springfield Apartments                                   34,573.72 / unit     99.00%              86,200
    109     Quality Inn/Airport                                      33,420.85 / room       NAP                5,000
----------------------------------------------------------------------------------------------------------------------
    10      IRM-Glenbrook Apartments                                 30,410.47 / unit     96.12%             261,125
    167     Enterprise Square Shopping Ctr                               61.11 / sqft     89.00%              70,243
    166     Belleview Plaza Shopping Ctr                                 27.12 / sqft     95.00%                -
    181     Castro Commons Prof. Center                                 136.21 / sqft    100.00%               1,476
    177     Tahoe North Apartments-Phase I                           27,967.18 / unit     85.00%             182,532
----------------------------------------------------------------------------------------------------------------------
    131     AAAAA Rent-A-Space  -  Foster City                           52.29 / sqft     86.05%                -
    44      Shilo Inn-Coeur d'Alene                                  41,160.41 / room       NAP                 -
     7      Sunrise Commons Apartments                               33,393.87 / unit     95.24%              20,938
     8      IRM-Meadow Lakes Apartments                              28,073.65 / unit     92.86%              44,875
    23      Lease-All Anaheim                                            27.84 / sqft     94.85%                -
----------------------------------------------------------------------------------------------------------------------
    203     Bonita Vista                                             13,587.89 / pad      85.80%               1,750
    63      Bryton Hill Manor Apartments                              8,985.58 / unit     87.52%             544,095
    171     The Woods of Mandarin                                    13,579.39 / unit     95.00%               8,804
    130     Lincoln Menlo Phase VIII                                     98.93 / sqft    100.00%             200,000
    191     Glen Apartments                                          35,470.34 / unit     98.00%              11,894
----------------------------------------------------------------------------------------------------------------------
    69      Centlivre Village Apartments                             11,833.10 / unit     92.75%              16,250
    169     Polo Grounds Shopping Center                                 37.59 / sqft     98.00%             157,230
    105     Long Beach Avenue                                        68,378.38 / unit    100.00%              22,500
    47      Shilo Inn-Tillamook                                      49,874.37 / room       NAP                 -
    13      Northaven Apartments                                     14,488.91 / unit     95.74%             310,000
----------------------------------------------------------------------------------------------------------------------
    65      Meridian Executive Center                                    53.14 / sqft     98.80%                -
    57      Best Western - Federal Way Executel                      42,707.20 / room       NAP                 -
    205     Rock Shadows                                              7,017.63 / pad      82.00%             180,864
     1      INT - The Crescent City Apartments                       14,281.52 / unit     90.35%                -
    164     Capitol Plaza Shopping Center                                23.20 / sqft     88.08%             221,517
----------------------------------------------------------------------------------------------------------------------
    220     Devonshire Apartments                                    33,373.32 / unit    100.00%              69,000
    41      SCO Training Facility                                        99.83 / sqft    100.00%                -
    188     Collegiate Suites                                        58,408.48 / unit     97.00%               8,750
    92      St. Augustine Beach Holiday Inn                          30,042.98 / room       NAP               53,000
    87      Oaks of Arlington Apartments                             42,217.61 / unit     94.39%                -
----------------------------------------------------------------------------------------------------------------------

                                                                                                         ADMINISTRATIVE
  CONTROL                                                                          UNDERWRITING              COST
     NO.                   PROPERTY NAME                                            RESERVES                 RATE
---------------------------------------------------------------------------------------------------------------------------
     61       Union Square Shopping Center                                      0.18 per sq. ft.             0.005
     219      Boca / Deerfield Self Storage                                     0.15 per sq ft               0.005
     85       Rowland Heights Shopping Ctr                                      0.15 per sq. ft.             0.005
     133      Caruth Plaza Shopping                                             0.15 per sq. ft.             0.005
     48       Shilo Inn-Salt Lake City                                            4% of gross rev.           0.065
---------------------------------------------------------------------------------------------------------------------------
     168      Waverly Place Shopping Center                                     0.15 Per Sq Ft               0.130
     46       Plaza Las Palmas                                                  0.22 per sq. ft.             0.005
     215      Holiday Inn/Hampton Inn                                              4 %EGI                    0.005
     132      AAAAA Rent-A-Space  -  Colma                                      0.15 per sq. ft.             0.005
     186      Banyan Bay Apartments                                              285 per unit                0.005
---------------------------------------------------------------------------------------------------------------------------
     214      Innsbrook Apartments                                               200 per unit                0.005
     19       MacArthur Crossing                                                0.15 per sq. ft.             0.005
     190      El Dorado/Pipers Cove Apartments                                242.54 per unit                0.005
     26       Riverview Apartments                                               250 per unit                0.005
     126      Kasco Industrial Portfolio                                        0.15 per sq. ft.             0.005
---------------------------------------------------------------------------------------------------------------------------
     150      Riverwalk Plaza                                                   0.15 Per Sq Ft               0.130
     178      Tahoe North Apartments-PhaseII                                     305 Per Unit                0.130
     55       Hastings Ranch Plaza                                              0.15 per sq. ft.             0.065
     212      Holden Crossing                                                   0.15 per sq ft               0.005
     189      Cottonwood Apartments                                            28.65 per pad                 0.005
---------------------------------------------------------------------------------------------------------------------------
     14       Salvio Pacheco Square                                             0.15 per sq. ft.             0.065
     28       Creekside Gardens Apartments                                    300.73 per unit                0.065
     151      Ashley Gables Apartments                                           250 Per Unit                0.130
     174      The Thicket Apartments                                             250 Per Unit                0.130
     76       Whitemarsh Shopping Center                                        0.15 per sq. ft.             0.005
---------------------------------------------------------------------------------------------------------------------------
     74       The Marketplace in University City                                0.15 per sq. ft.             0.005
     81       Aldrich Plaza                                                     0.15 per sq. ft.             0.005
     197      Pines of Green Run                                              342.33 per unit                0.005
     175      Lakeside Villa Apartments                                          269 Per Unit                0.130
     43       Shilo Inn-Bend                                                      4% of gross rev.           0.065
---------------------------------------------------------------------------------------------------------------------------
     50       Crosspointe Plaza                                                 0.15 per sq. ft.             0.005
     51       Back Bay Court                                                    0.15 per sq. ft.             0.005
     42       McCallum Meadows Apts.                                             250 per unit                0.005
     217      Springfield Apartments                                             200 per unit                0.005
     109      Quality Inn/Airport                                                 4% of gross rev.           0.005
---------------------------------------------------------------------------------------------------------------------------
     10       IRM-Glenbrook Apartments                                           290 per unit                0.065
     167      Enterprise Square Shopping Ctr                                    0.15 Per Sq Ft               0.130
     166      Belleview Plaza Shopping Ctr                                      0.19 Per Sq Ft               0.130
     181      Castro Commons Prof. Center                                       0.15 Per Sq Ft               0.130
     177      Tahoe North Apartments-Phase I                                  254.22 Per Unit                0.130
---------------------------------------------------------------------------------------------------------------------------
     131      AAAAA Rent-A-Space  -  Foster City                                0.15 per sq. ft.             0.005
     44       Shilo Inn-Coeur d'Alene                                             4% of gross rev.           0.065
      7       Sunrise Commons Apartments                                         321 per unit                0.065
      8       IRM-Meadow Lakes Apartments                                        250 per unit                0.065
     23       Lease-All Anaheim                                                 0.18 per sq. ft.             0.065
---------------------------------------------------------------------------------------------------------------------------
     203      Bonita Vista                                                        25 per pad                 0.005
     63       Bryton Hill Manor Apartments                                       250 per unit                0.065
     171      The Woods of Mandarin                                              250 Per Unit                0.130
     130      Lincoln Menlo Phase VIII                                          0.15 per sq. ft.             0.005
     191      Glen Apartments                                                    250 per unit                0.005
---------------------------------------------------------------------------------------------------------------------------
     69       Centlivre Village Apartments                                       250 per unit                0.005
     169      Polo Grounds Shopping Center                                      0.16 Per Sq Ft               0.130
     105      Long Beach Avenue                                                  250 per unit                0.005
     47       Shilo Inn-Tillamook                                                 4% of gross rev.           0.065
     13       Northaven Apartments                                               286 per unit                0.005
---------------------------------------------------------------------------------------------------------------------------
     65       Meridian Executive Center                                         0.15 per sq. ft.             0.065
     57       Best Western - Federal Way Executel                                 4% of gross rev.           0.065
     205      Rock Shadows                                                        25 per pad                 0.005
      1       INT - The Crescent City Apartments                                 225 per unit                0.065
     164      Capitol Plaza Shopping Center                                     0.15 Per Sq Ft               0.130
---------------------------------------------------------------------------------------------------------------------------
     220      Devonshire Apartments                                              200 per unit                0.005
     41       SCO Training Facility                                             0.15 per sq. ft.             0.005
     188      Collegiate Suites                                                  250 per unit                0.005
     92       St. Augustine Beach Holiday Inn                                     4% of gross rev.           0.065
     87       Oaks of Arlington Apartments                                       225 per unit                0.005
---------------------------------------------------------------------------------------------------------------------------

                                                                          LARGEST RETAIL TENANT
                                              -----------------------------------------------------------------------------
CONTROL                                                                              AREA LEASED             LEASE           CONTROL
  NO.              PROPERTY NAME                         NAME                         (SQ. FT.)            EXP DATE            NO.
------------------------------------------------------------------------------------------------------------------------------------
   61    Union Square Shopping Center         TJX-Gabriel Bros                          78,823              09/30/08           61
  219    Boca / Deerfield Self Storage                                                                                         219
   85    Rowland Heights Shopping Ctr         Gemco/Tawa                                106,262             03/31/15           85
  133    Caruth Plaza Shopping                Bed Bath & Beyond                         53,500              09/30/05           133
   48    Shilo Inn-Salt Lake City                                                                                              48
------------------------------------------------------------------------------------------------------------------------------------
  168    Waverly Place Shopping Center        Harris Teeter, Inc. (Not in Occupancy)    29,500              10/28/08           168
   46    Plaza Las Palmas                     Circuit City                              26,780              01/31/06           46
  215    Holiday Inn/Hampton Inn                                                                                               215
  132    AAAAA Rent-A-Space  -  Colma                                                                                          132
  186    Banyan Bay Apartments                                                                                                 186
------------------------------------------------------------------------------------------------------------------------------------
  214    Innsbrook Apartments                                                                                                  214
   19    MacArthur Crossing                   Stein Mart                                34,000              07/30/11           19
  190    El Dorado/Pipers Cove Apartments                                                                                      190
   26    Riverview Apartments                                                                                                  26
  126    Kasco Industrial Portfolio           Owens-Illinois                            120,000             11/30/01           126
------------------------------------------------------------------------------------------------------------------------------------
  150    Riverwalk Plaza                      The Kroger Company                        49,319              04/30/08           150
  178    Tahoe North Apartments-PhaseII                                                                                        178
   55    Hastings Ranch Plaza                 Sears                                     200,000             04/30/24           55
  212    Holden Crossing                      K-Mart                                    86,479              08/31/16           212
  189    Cottonwood Apartments                                                                                                 189
------------------------------------------------------------------------------------------------------------------------------------
   14    Salvio Pacheco Square                Regional Center                           12,430              09/30/06           14
   28    Creekside Gardens Apartments                                                                                          28
  151    Ashley Gables Apartments                                                                                              151
  174    The Thicket Apartments                                                                                                174
   76    Whitemarsh Shopping Center           Clemens                                   39,513              12/31/16           76
------------------------------------------------------------------------------------------------------------------------------------
   74    The Marketplace in University City   Boney's Marketplace                       22,275              03/31/04           74
   81    Aldrich Plaza                        Grand Union                               41,550              09/27/10           81
  197    Pines of Green Run                                                                                                    197
  175    Lakeside Villa Apartments                                                                                             175
   43    Shilo Inn-Bend                                                                                                        43
------------------------------------------------------------------------------------------------------------------------------------
   50    Crosspointe Plaza                    Waldbaum                                  52,582              02/28/10           50
   51    Back Bay Court                       Relax the Back                             3,199              12/31/01           51
   42    McCallum Meadows Apts.                                                                                                42
  217    Springfield Apartments                                                                                                217
  109    Quality Inn/Airport                                                                                                   109
------------------------------------------------------------------------------------------------------------------------------------
   10    IRM-Glenbrook Apartments                                                                                              10
  167    Enterprise Square Shopping Ctr       American Multi-Cinema, Inc.               27,011              06/30/06           167
  166    Belleview Plaza Shopping Ctr         Wal-Mart (Woolco/Kimco Sublet)            103,161             01/31/03           166
  181    Castro Commons Prof. Center          Karakas Van Sickle Ou                     14,237              12/31/06           181
  177    Tahoe North Apartments-Phase I                                                                                        177
------------------------------------------------------------------------------------------------------------------------------------
  131    AAAAA Rent-A-Space  -  Foster City                                                                                    131
   44    Shilo Inn-Coeur d'Alene                                                                                               44
   7     Sunrise Commons Apartments                                                                                             7
   8     IRM-Meadow Lakes Apartments                                                                                            8
   23    Lease-All Anaheim                    Industrial Plastic Supply /      11,500 / 11,500 /     05/31/98 / 05/31/98 /
                                              Hani Teebi / School Book Fair
                                              / Drafting Graphics              11,500 / 11,500       08/31/97 / 06/30/97       23
------------------------------------------------------------------------------------------------------------------------------------
  203    Bonita Vista                                                                                                          203
   63    Bryton Hill Manor Apartments                                                                                          63
  171    The Woods of Mandarin                                                                                                 171
  130    Lincoln Menlo Phase VIII             Progressive Angiopl                       28,938              06/30/01           130
  191    Glen Apartments                                                                                                       191
------------------------------------------------------------------------------------------------------------------------------------
   69    Centlivre Village Apartments                                                                                          69
  169    Polo Grounds Shopping Center         Publix Supermarket                        36,040              12/31/02           169
  105    Long Beach Avenue                                                                                                     105
   47    Shilo Inn-Tillamook                                                                                                   47
   13    Northaven Apartments                                                                                                  13
------------------------------------------------------------------------------------------------------------------------------------
   65    Meridian Executive Center            Airport Executive Office                  14,973              09/30/06           65
   57    Best Western - Federal Way Executel                                                                                   57
  205    Rock Shadows                                                                                                          205
   1     INT - The Crescent City Apartments                                                                                     1
  164    Capitol Plaza Shopping Center        Service Merchandise Company               73,500              02/28/01           164
------------------------------------------------------------------------------------------------------------------------------------
  220    Devonshire Apartments                                                                                                 220
   41    SCO Training Facility                The Santa Cruz Operation, Inc.            46,000              06/30/05           41
  188    Collegiate Suites                                                                                                     188
   92    St. Augustine Beach Holiday Inn                                                                                       92
   87    Oaks of Arlington Apartments                                                                                          87
------------------------------------------------------------------------------------------------------------------------------------

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                    ANNEX A

CONTROL
   NO.            PROPERTY NAME                                ADDRESS                              CITY                  STATE
--------------------------------------------------------------------------------------------------------------------------------
   179    Century American Insurance Blg           2828 Croasdaile Drive                        Durham                     NC
   45     Shilo Inn-Nampa                          1401 Shilo Drive                             Nampa                      ID
   68     Maple Leaf Building                      23 East Street                               Cambridge                  MA
   60     Waterford Marketplace                    503-555 Capital Expressway                   San Jose                   CA
   39     The Highlands Apartments                 11201 Lake Highlands Drive                   Dallas                     TX
--------------------------------------------------------------------------------------------------------------------------------
   12     Rush Creek Apartments                    2625 Community Drive                         Dallas                     TX
    5     Towne Center Apartments                  65 East Olive                                Gilbert                    AZ
   184    Atlantic Square Shopping Ctr.            2500 - 2780 E. Atlantic Blvd.                Pompano Beach              FL
   30     Callens Corner Phase II                  18637-18729 Brookhurst Street                Fountain Valley            CA
   141    Northrich Village Shopping Ctr           510-520 Arapaho Road                         Richardson                 TX
--------------------------------------------------------------------------------------------------------------------------------
    2     INT - The Park Apartments                4040 Schannen Boulevard                      Corpus Christi             TX
   56     Pirani Best Western - Airport Executel   20717 Pacific Highway South                  Seattle                    WA
   172    Kristopher Woods Apartments              762-792 Jolly Avenue South                   Clarkston                  GA
   122    Parkwood Apartments                      2450 Peach Tree Drive                        Fairfield                  CA
   201    Vista Village                            5000 Butte Street                            Boulder                    CO
--------------------------------------------------------------------------------------------------------------------------------
   104    Thunderbird Business Park                3001 West Indian School                      Phoenix                    AZ
   153    Brook Apartments                         5328 Montgomery Boulevard N.E.               Albuquerque                NM
   187    Bentsen Grove                            810 N. Bentsen Palm Drive                    Mission                    TX
   185    264 Water Street                         264 Water Street                             New York                   NY
   31     Driftwood Apartments                     800 West Grant Line Road                     Tracy                      CA
--------------------------------------------------------------------------------------------------------------------------------
   207    Sandy Lakes Apartments                   3650 E. Lake Mead Blvd.                      Las Vegas                  NV
   173    Lantern Ridge Apartments                 1810 Roswell Road                            Marietta                   GA
   102    Fairfield Inn by Marriott                150 Crossways Boulevard                      Chesapeake                 VA
   101    Elkins Park Square                       8080 Old York Road                           Cheltenham Township        PA
   97     The Trails Apartments  - Multifamily     3109 Chapel Creek Drive                      Dallas                     TX
--------------------------------------------------------------------------------------------------------------------------------
   27     Walnut Woods Apartments                  275 E. Minnesota Avenue                      Turlock                    CA
   20     Carondelet Building                      7710-7730 Carondelet Avenue                  Clayton                    MO
   193    Las Brisas                               302 E. Union Avenue                          Las Cruces                 NM
   96     Ridgeway Village Apartments              6033 W. Bethany Home Rd.                     Glendale                   AZ
   71     Southbrooke Manor                        1105 West Main Street                        Edna (Victoria)            TX
--------------------------------------------------------------------------------------------------------------------------------
   49     Shilo Inn-Elko                           2401 Mountain City Highway                   Elko                       NV
   66     North View Business Center               4665 North Avenue                            Oceanside                  CA
   138    Highland Point Shopping Center           1900-1952 FM Road 407                        Highland Village           TX
   59     Ramada Inn                               5526 North Interstate 35 North               Austin                     TX
   129    Pompano Plaza                            1401 South Federal Highway                   Pompano Beach              FL
--------------------------------------------------------------------------------------------------------------------------------
   88     Quail Meadows Apartments                 10201 Telephone Road                         Houston                    TX
   15     Roosevelt Center                         2800-2820 Roosevelt Street                   Carlsbad                   CA
    9     Diablo View Apartments                   4265 Clayton Road                            Concord                    CA
   152    Plymouth Towne Apartments                107 Haggerty Road                            Plymouth                   MI
   67     Palisades Business Park                  Summit Avenue                                Plano                      TX
--------------------------------------------------------------------------------------------------------------------------------

   216    Terrace View                             600 Trillo Road                              Baltimore                  MD
   216    Terrace View


--------------------------------------------------------------------------------------------------------------------------------
   119    Moors Landing Apartments                 294 Merion Avenue                            Carney's Point             NJ
   199    Stockdale Villa                          3535 Stine Road                              Bakersfield                CA
   176    Shoreham Apartments                      2001 Dawson Road                             Albany                     GA
   183    Morristown Plaza Shopping Ctr            30 Lafayette Ave                             Morristown                 NJ
   158    Lochhaven Apartments                     2900 NW 56th Avenue                          Lauderhill                 FL
--------------------------------------------------------------------------------------------------------------------------------
   140    Rustic Village Apartments                9303 Town Park Drive                         Houston                    TX
   198    Quail Hill                               5102 Galley Road                             Colorado Springs           CO
   22     Lease-All Orangethorpe                   920-980 E. Orangethorpe Ave.                 Anaheim                    CA
   210    The Landings Apartment                   3306 West Main Street                        Kalamazoo                  MI
   154    Woodridge Plaza Shopping Ctr             6969 Gulf Freeway                            Houston                    TX
--------------------------------------------------------------------------------------------------------------------------------
   144    Del Norte Apartments                     6134 4th Street, NW                          Village of Los Ranchos     NM
   18     Southpoint Apartments                    4002 E. Southern Ave.                        Phoenix                    AZ
   108    Holiday Inn Express-Plano                5021 West Plano Parkway                      Plano                      TX
   120    Best Western - Park Suites               640 Park Blvd East                           Plano                      TX
   33     Country Glen Apartments                  7575 Power Inn Road                          Sacramento                 CA
--------------------------------------------------------------------------------------------------------------------------------
   160    Landmark Towers Apartments               601 NW 42nd Avenue                           Plantation                 FL
   125    Riverview Manor Apartments               715-903 Donaldson Street                     Highland Park              NJ
   196    Pepper Hill Apartment                    3484 Mountainbrook Ave                       N. Charleston              SC
   107    Best Western Inn                         13700 LBJ Freeway                            Garland                    TX
   54     Westway Business Plaza                   8000 Harwin Drive                            Houston                    TX
--------------------------------------------------------------------------------------------------------------------------------
   118    Greenfield Apartments                    2105 Cedar Bayou                             Baytown                    TX
   103    Wildwood Apartments                      3321 Peppertree Circle                       Decatur                    GA
   165    9343 North Loop East                     9343 North Loop East                         Houston                    TX
   72     Hampton Inn-Anderson                     120 Interstate Boulevard                     Anderson                   SC
   202    Arizona Acres                            9421 E. Apache Trail                         Mesa                       AZ
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                    % OF    CUMULATIVE
                                                                                       CUT-OFF     INITIAL    INITIAL
 CONTROL                                                ZIP            ORIGINAL         DATE        POOL    % OF POOL
   NO.            PROPERTY NAME                        CODE            BALANCE         BALANCE     BALANCE    BALANCE
-----------------------------------------------------------------------------------------------------------------------
   179    Century American Insurance Blg               27705           4,500,000       4,478,598    0.53      56.13
   45     Shilo Inn-Nampa                              83687           4,480,000       4,433,277    0.53      56.65
   68     Maple Leaf Building                          02141           4,400,000       4,384,488    0.52      57.18
   60     Waterford Marketplace                        95136           4,400,000       4,380,206    0.52      57.70
   39     The Highlands Apartments                     75218           4,200,000       4,192,469    0.50      58.19
-----------------------------------------------------------------------------------------------------------------------
   12     Rush Creek Apartments                        75220           4,200,000       4,187,765    0.50      58.69
    5     Towne Center Apartments                      85234           4,150,000       4,142,389    0.49      59.18
   184    Atlantic Square Shopping Ctr.                33062           4,100,000       4,100,000    0.49      59.67
   30     Callens Corner Phase II                      92708           4,087,500       4,081,392    0.48      60.15
   141    Northrich Village Shopping Ctr               75080           4,100,000       4,058,693    0.48      60.64
-----------------------------------------------------------------------------------------------------------------------
    2     INT - The Park Apartments                    78413           4,080,000       4,058,609    0.48      61.12
   56     Pirani Best Western - Airport Executel       98198           4,075,000       4,039,703    0.48      61.60
   172    Kristopher Woods Apartments                  30021           4,045,000       4,020,626    0.48      62.07
   122    Parkwood Apartments                          94533           3,955,000       3,955,000    0.47      62.54
   201    Vista Village                                80301           3,879,000       3,864,084    0.46      63.00
-----------------------------------------------------------------------------------------------------------------------
   104    Thunderbird Business Park                    85017           3,845,000       3,841,644    0.46      63.46
   153    Brook Apartments                             87109           3,785,500       3,761,047    0.45      63.91
   187    Bentsen Grove                                78572           3,734,000       3,719,891    0.44      64.35
   185    264 Water Street                             10038           3,682,500       3,672,032    0.44      64.78
   31     Driftwood Apartments                         95376           3,650,000       3,645,376    0.43      65.22
-----------------------------------------------------------------------------------------------------------------------
   207    Sandy Lakes Apartments                       89115           3,639,000       3,635,776    0.43      65.65
   173    Lantern Ridge Apartments                     30062           3,650,000       3,627,413    0.43      66.08
   102    Fairfield Inn by Marriott                    23320           3,600,000       3,600,000    0.43      66.51
   101    Elkins Park Square                           19027           3,600,000       3,600,000    0.43      66.93
   97     The Trails Apartments  - Multifamily         75220           3,600,000       3,586,708    0.43      67.36
-----------------------------------------------------------------------------------------------------------------------
   27     Walnut Woods Apartments                      95832           3,580,000       3,573,298    0.42      67.78
   20     Carondelet Building                          63105           3,550,000       3,533,635    0.42      68.20
   193    Las Brisas                                   88001           3,500,000       3,493,628    0.41      68.62
   96     Ridgeway Village Apartments                  85301           3,500,000       3,491,411    0.41      69.03
   71     Southbrooke Manor                            77957           3,500,000       3,488,183    0.41      69.45
-----------------------------------------------------------------------------------------------------------------------
   49     Shilo Inn-Elko                               89801           3,440,000       3,404,123    0.40      69.85
   66     North View Business Center                   92056           3,400,000       3,389,512    0.40      70.25
   138    Highland Point Shopping Center               75067           3,350,000       3,329,755    0.40      70.65
   59     Ramada Inn                                   78751           3,300,000       3,276,334    0.39      71.04
   129    Pompano Plaza                                33062           3,250,000       3,250,000    0.39      71.42
-----------------------------------------------------------------------------------------------------------------------
   88     Quail Meadows Apartments                     77471           3,200,000       3,197,059    0.38      71.80
   15     Roosevelt Center                             92008           3,150,000       3,136,042    0.37      72.17
    9     Diablo View Apartments                       94521           3,098,000       3,090,382    0.37      72.54
   152    Plymouth Towne Apartments                    48170           3,109,000       3,089,015    0.37      72.91
   67     Palisades Business Park                      75074           3,100,000       3,084,841    0.37      73.27
-----------------------------------------------------------------------------------------------------------------------

   216    Terrace View                                 21225           2,779,000       2,725,966
   216    Terrace View                                                   325,090         323,900
                                                                 --------------------------------
                                                                       3,104,090       3,049,865    0.36      73.64

-----------------------------------------------------------------------------------------------------------------------
   119    Moors Landing Apartments                     08069           3,000,000       3,000,000    0.36      73.99
   199    Stockdale Villa                              93309           2,978,000       2,968,148    0.35      74.35
   176    Shoreham Apartments                          31707           2,978,000       2,959,572    0.35      74.70
   183    Morristown Plaza Shopping Ctr                07960           2,940,000       2,938,245    0.35      75.05
   158    Lochhaven Apartments                         33313           3,000,000       2,908,489    0.35      75.39
-----------------------------------------------------------------------------------------------------------------------
   140    Rustic Village Apartments                    77036           2,900,000       2,880,433    0.34      75.73
   198    Quail Hill                                   80915           2,850,000       2,836,606    0.34      76.07
   22     Lease-All Orangethorpe                       92801           2,850,000       2,835,715    0.34      76.41
   210    The Landings Apartment                       49006           2,836,000       2,833,428    0.34      76.74
   154    Woodridge Plaza Shopping Ctr                 77087           2,850,000       2,819,978    0.33      77.08
-----------------------------------------------------------------------------------------------------------------------
   144    Del Norte Apartments                         87107           2,814,000       2,799,270    0.33      77.41
   18     Southpoint Apartments                        85040           2,800,000       2,793,658    0.33      77.74
   108    Holiday Inn Express-Plano                    75093           2,780,000       2,759,216    0.33      78.07
   120    Best Western - Park Suites                   75074           2,750,000       2,750,000    0.33      78.40
   33     Country Glen Apartments                      95828           2,700,000       2,696,608    0.32      78.72
-----------------------------------------------------------------------------------------------------------------------
   160    Landmark Towers Apartments                   33317           2,700,000       2,660,360    0.32      79.03
   125    Riverview Manor Apartments                   08904           2,600,000       2,600,000    0.31      79.34
   196    Pepper Hill Apartment                        29420           2,595,000       2,585,222    0.31      79.65
   107    Best Western Inn                             75041           2,600,000       2,581,378    0.31      79.95
   54     Westway Business Plaza                       77036           2,600,000       2,579,176    0.31      80.26
-----------------------------------------------------------------------------------------------------------------------
   118    Greenfield Apartments                        77520           2,580,000       2,578,440    0.31      80.57
   103    Wildwood Apartments                          30034           2,567,000       2,564,756    0.30      80.87
   165    9343 North Loop East                         77029           2,575,000       2,563,533    0.30      81.18
   72     Hampton Inn-Anderson                         29621           2,542,000       2,528,143    0.30      81.48
   202    Arizona Acres                                85207           2,550,000       2,524,947    0.30      81.78
-----------------------------------------------------------------------------------------------------------------------

                                                                         STATED     ORIG      REM
                                                                 ORIG      REM     AMORT     AMORT
 CONTROL                                            MORTGAGE     TERM     TERM      TERM      TERM       ORIG      REPAYMENT
   NO.                 PROPERTY NAME                  RATE      (MOS.)   (MOS.)    (MOS.)    (MOS.)      DATE         DATE
-------------------------------------------------------------------------------------------------------------------------------
   179    Century American Insurance Blg              8.700       60        55      300        295     12/31/96     01/01/02
   45     Shilo Inn-Nampa                             9.220      240       233      240        233     10/31/96     11/01/16
   68     Maple Leaf Building                         9.140      180       176      300        296     01/22/97     02/01/12
   60     Waterford Marketplace                       8.700      120       114      330        324     11/13/96     12/01/06
   39     The Highlands Apartments                    8.600      120       117      360        357     02/10/97     03/01/07
-------------------------------------------------------------------------------------------------------------------------------
   12     Rush Creek Apartments                       8.530      120       117      300        297     02/18/97     03/01/07
    5     Towne Center Apartments                     8.490      120       117      360        357     02/04/97     03/01/07
   184    Atlantic Square Shopping Ctr.               8.910      120       120      300        300     05/02/97     06/01/07
   30     Callens Corner Phase II                     8.640      120       118      330        328     03/04/97     04/01/07
   141    Northrich Village Shopping Ctr              9.625      120       108      300        288     05/16/96     06/01/06
-------------------------------------------------------------------------------------------------------------------------------
    2     INT - The Park Apartments                   8.100       60        55      300        295     12/02/96     01/01/02
   56     Pirani Best Western - Airport Executel      9.440      240       234      240        234     11/06/96     12/01/16
   172    Kristopher Woods Apartments                 9.170      120       109      360        349     06/20/96     07/01/06
   122    Parkwood Apartments                         8.280       84        84      360        360     05/09/97     06/01/04
   201    Vista Village                               8.869      120       112      360        352     09/30/96     09/30/06
-------------------------------------------------------------------------------------------------------------------------------
   104    Thunderbird Business Park                   9.130       84        83      300        299     04/30/97     05/01/04
   153    Brook Apartments                            8.930      120       113      300        293     10/18/96     11/01/06
   187    Bentsen Grove                               8.720      120       116      300        296     01/31/97     01/31/07
   185    264 Water Street                            8.680      120       117      300        297     02/10/97     03/01/07
   31     Driftwood Apartments                        8.300       84        82      360        358     03/05/97     04/01/04
-------------------------------------------------------------------------------------------------------------------------------
   207    Sandy Lakes Apartments                      9.040      120       119      300        299     04/30/97     05/01/07
   173    Lantern Ridge Apartments                    9.040      120       109      360        349     06/28/96     07/01/06
   102    Fairfield Inn by Marriott                   9.280      240       240      240        240     05/02/97     06/01/17
   101    Elkins Park Square                          8.850      120       120      300        300     05/02/97     06/01/07
   97     The Trails Apartments  - Multifamily        8.510      180       174      360        354     11/15/96     12/01/11
-------------------------------------------------------------------------------------------------------------------------------
   27     Walnut Woods Apartments                     8.390       84        81      360        357     02/27/97     03/01/04
   20     Carondelet Building                         8.890       84        79      300        295     12/12/96     01/01/04
   193    Las Brisas                                  8.900      301       299      301        299     04/01/97     05/01/22
   96     Ridgeway Village Apartments                 8.490      120       116      360        356     01/24/97     02/01/07
   71     Southbrooke Manor                           9.400      120       116      300        296     01/21/97     02/01/07
-------------------------------------------------------------------------------------------------------------------------------
   49     Shilo Inn-Elko                              9.220      240       233      240        233     10/31/96     11/01/16
   66     North View Business Center                  8.480       84        79      360        355     12/30/96     01/01/04
   138    Highland Point Shopping Center              8.740      120       113      312        305     10/22/96     11/01/06
   59     Ramada Inn                                  9.460      240       235      240        235     12/16/96     01/01/17
   129    Pompano Plaza                               8.810      120       120      300        300     05/12/97     06/01/07
-------------------------------------------------------------------------------------------------------------------------------
   88     Quail Meadows Apartments                    8.820      120       119      300        299     04/16/97     05/01/07
   15     Roosevelt Center                            9.130      120       115      300        295     12/19/96     01/01/07
    9     Diablo View Apartments                      8.480       84        80      360        356     01/31/97     02/01/04
   152    Plymouth Towne Apartments                   8.960      120       113      300        293     10/16/96     11/01/06
   67     Palisades Business Park                     8.530      120       115      300        295     12/31/96     01/01/07
-------------------------------------------------------------------------------------------------------------------------------

   216    Terrace View                                8.680       84        65      300        281     10/31/95     10/31/02
   216    Terrace View                                8.920       67        65      300        298


-------------------------------------------------------------------------------------------------------------------------------
   119    Moors Landing Apartments                    8.620      120       120      300        300     05/06/97     06/01/07
   199    Stockdale Villa                             9.110      120       113      360        353     10/11/96     10/31/06
   176    Shoreham Apartments                         9.040      120       109      360        349     06/28/96     07/01/06
   183    Morristown Plaza Shopping Ctr               9.260      120       119      300        299     04/23/97     05/01/07
   158    Lochhaven Apartments                        8.500      240       222      240        222     11/28/95     12/01/15
-------------------------------------------------------------------------------------------------------------------------------
   140    Rustic Village Apartments                   9.500      120       112      300        292     09/25/96     10/01/06
   198    Quail Hill                                  8.890      120       114      300        294     11/06/96     11/30/06
   22     Lease-All Orangethorpe                      8.970      120       113      330        323     10/30/96     11/01/06
   210    The Landings Apartment                      8.900      120       119      300        299     04/21/97     05/01/07
   154    Woodridge Plaza Shopping Ctr                9.140       84        77      240        233     10/23/96     11/01/03
-------------------------------------------------------------------------------------------------------------------------------
   144    Del Norte Apartments                        8.840      120       111      360        351     08/06/96     09/01/06
   18     Southpoint Apartments                       8.880      120       116      360        356     01/31/97     02/01/07
   108    Holiday Inn Express-Plano                   9.130      240       235      240        235     12/13/96     01/01/17
   120    Best Western - Park Suites                  9.310      240       240      240        240     05/08/97     06/01/17
   33     Country Glen Apartments                     8.340       84        82      360        358     03/05/97     04/01/04
-------------------------------------------------------------------------------------------------------------------------------
   160    Landmark Towers Apartments                  8.750      120       105      300        285     02/27/96     03/01/06
   125    Riverview Manor Apartments                  8.660      120       120      300        300     05/09/97     06/01/07
   196    Pepper Hill Apartment                       8.750      120       116      300        296     01/30/97     01/31/07
   107    Best Western Inn                            9.470      240       235      240        235     12/12/96     01/01/17
   54     Westway Business Plaza                      8.970      180       177      180        177     02/05/97     03/01/12
-------------------------------------------------------------------------------------------------------------------------------
   118    Greenfield Apartments                       8.510      120       119      360        359     04/30/97     05/01/07
   103    Wildwood Apartments                         9.120      300       299      300        299     04/30/97     05/01/22
   165    9343 North Loop East                        9.100      120       115      300        295     12/12/96     01/01/07
   72     Hampton Inn-Anderson                        9.830      240       236      240        236     01/28/97     02/01/17
   202    Arizona Acres                               8.030       84        68      360        344     01/26/96     01/26/03
-------------------------------------------------------------------------------------------------------------------------------

                                                                  BALLOON/
  CONTROL                                                         REPAYMENT
    NO.             PROPERTY NAME                                  BALANCE    PROPERTY TYPE
---------------------------------------------------------------------------------------------------------------
    179     Century American Insurance Blg                        4,184,300   Office
    45      Shilo Inn-Nampa                                              -    Hospitality
    68      Maple Leaf Building                                   2,930,707   Office
    60      Waterford Marketplace                                 3,783,606   Anchored Retail
    39      The Highlands Apartments                              3,728,424   Multifamily
---------------------------------------------------------------------------------------------------------------
    12      Rush Creek Apartments                                 3,436,850   Multifamily
     5      Towne Center Apartments                               3,676,298   Multifamily
    184     Atlantic Square Shopping Ctr.                         3,385,276   Anchored Retail
    30      Callens Corner Phase II                               3,510,422   Anchored Retail
    141     Northrich Village Shopping Ctr                        3,439,735   Unanchored Retail
---------------------------------------------------------------------------------------------------------------
     2      INT - The Park Apartments                             3,769,055   Multifamily
    56      Pirani Best Western - Airport Executel                       -    Hospitality
    172     Kristopher Woods Apartments                           3,628,353   Multifamily
    122     Parkwood Apartments                                   3,671,007   Multifamily
    201     Vista Village                                         3,460,760   Mobile Home Park
---------------------------------------------------------------------------------------------------------------
    104     Thunderbird Business Park                             3,452,334   Industrial
    153     Brook Apartments                                      3,127,047   Multifamily
    187     Bentsen Grove                                         3,069,405   Mobile Home Park
    185     264 Water Street                                      3,024,206   Multifamily
    31      Driftwood Apartments                                  3,388,781   Multifamily
---------------------------------------------------------------------------------------------------------------
    207     Sandy Lakes Apartments                                3,013,640   Multifamily
    173     Lantern Ridge Apartments                              3,266,522   Multifamily
    102     Fairfield Inn by Marriott                                    -    Hospitality
    101     Elkins Park Square                                    2,968,296   Unanchored Retail
    97      The Trails Apartments- Multifamily                    2,811,903   Multifamily
---------------------------------------------------------------------------------------------------------------
    27      Walnut Woods Apartments                               3,327,617   Multifamily
    20      Carondelet Building                                   3,176,093   Office
    193     Las Brisas                                                   -    Mobile Home Park
    96      Ridgeway Village Apartments                           3,100,492   Multifamily
    71      Southbrooke Manor                                     2,922,026   Skilled Nursing
---------------------------------------------------------------------------------------------------------------
    49      Shilo Inn-Elko                                               -    Hospitality
    66      North View Business Center                            3,163,896   Industrial
    138     Highland Point Shopping Center                        2,810,426   Anchored Retail
    59      Ramada Inn                                                   -    Hospitality
    129     Pompano Plaza                                         2,677,210   Anchored Retail
---------------------------------------------------------------------------------------------------------------
    88      Quail Meadows Apartments                              2,636,638   Multifamily
    15      Roosevelt Center                                      2,614,020   Unanchored Retail
     9      Diablo View Apartments                                2,882,868   Multifamily
    152     Plymouth Towne Apartments                             2,569,997   Congregate Care
    67      Palisades Business Park                               2,536,723   Industrial
---------------------------------------------------------------------------------------------------------------

    216     Terrace View                                          2,445,638   Mobile Home Park
    216     Terrace View                                            298,684


---------------------------------------------------------------------------------------------------------------
    119     Moors Landing Apartments                              2,460,197   Multifamily
    199     Stockdale Villa                                       2,668,439   Mobile Home Park
    176     Shoreham Apartments                                   2,665,125   Multifamily
    183     Morristown Plaza Shopping Ctr                         2,446,894   Anchored Retail
    158     Lochhaven Apartments                                         -    Multifamily
---------------------------------------------------------------------------------------------------------------
    140     Rustic Village Apartments                             2,426,414   Multifamily
    198     Quail Hill                                            2,352,089   Mobile Home Park
    22      Lease-All Orangethorpe                                2,464,517   Industrial
    210     The Landings Apartment                                2,341,078   Multifamily
    154     Woodridge Plaza Shopping Ctr                          2,359,354   Unanchored Retail
---------------------------------------------------------------------------------------------------------------
    144     Del Norte Apartments                                  2,509,256   Multifamily
    18      Southpoint Apartments                                 2,498,601   Multifamily
    108     Holiday Inn Express-Plano                                    -    Hospitality
    120     Best Western - Park Suites                                   -    Hospitality
    33      Country Glen Apartments                               2,508,057   Multifamily
---------------------------------------------------------------------------------------------------------------
    160     Landmark Towers Apartments                            2,221,012   Multifamily
    125     Riverview Manor Apartments                            2,134,203   Multifamily
    196     Pepper Hill Apartment                                 2,134,640   Multifamily
    107     Best Western Inn                                             -    Hospitality
    54      Westway Business Plaza                                       -    Industrial
---------------------------------------------------------------------------------------------------------------
    118     Greenfield Apartments                                 2,286,385   Multifamily
    103     Wildwood Apartments                                          -    Multifamily
    165     9343 North Loop East                                  2,135,405   Office
    72      Hampton Inn-Anderson                                         -    Hospitality
    202     Arizona Acres                                         2,359,125   Mobile Home Park
---------------------------------------------------------------------------------------------------------------

CONTROL
   NO.                 PROPERTY NAME                                                   PREPAYMENT RESTRICTIONS
------------------------------------------------------------------------------------------------------------------------------------
   179    Century American Insurance Blg               2 yr lock, yearly @ 3%, 2%, 6 mos @ 1%, open last 6 mos
   45     Shilo Inn-Nampa                              10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   68     Maple Leaf Building                          8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
   60     Waterford Marketplace                        5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   39     The Highlands Apartments                     5.5 yr lock, >1% or YM through yr 9 1/4, open last 9 months
------------------------------------------------------------------------------------------------------------------------------------
   12     Rush Creek Apartments                        5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
    5     Towne Center Apartments                      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   184    Atlantic Square Shopping Ctr.                3 yrs lock, >YM or 1% through yr 9.5, open last 6 mos
   30     Callens Corner Phase II                      5.25 yr lock, >1% or YM through yr 9 1/2, open last 6 months
   141    Northrich Village Shopping Ctr               >1% or YM through yr 9.5, open last 6 mos
------------------------------------------------------------------------------------------------------------------------------------
    2     INT - The Park Apartments                    3 yr lock, >1% or YM through yr 4 3/4, open last 3 months
   56     Pirani Best Western - Airport Executel       10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   172    Kristopher Woods Apartments                  4 yr lock, >1% or YM through yr 9.5, open last 6 mos
   122    Parkwood Apartments                          4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
   201    Vista Village                                4 year lock or YM through yr 9 1/2, open last 6 months
------------------------------------------------------------------------------------------------------------------------------------
   104    Thunderbird Business Park                    4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
   153    Brook Apartments                             4 yr lock, >1% or YM through yr 9.5, open last 6 mos
   187    Bentsen Grove                                3 year lock, >1% or YM through yr 9 1/3, open last 4 months
   185    264 Water Street                             5 year lock, >1% or YM through yr 9 3/4, open last 3 months
   31     Driftwood Apartments                         4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   207    Sandy Lakes Apartments                       3 year lock, >1% or YM through yr 9 3/4, open last 3 months
   173    Lantern Ridge Apartments                     4 yr lock, >1% or YM through yr 9.5, open last 6 mos
   102    Fairfield Inn by Marriott                    8 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   101    Elkins Park Square                           3 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   97     The Trails Apartments  - Multifamily         8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   27     Walnut Woods Apartments                      4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
   20     Carondelet Building                          4 yr lock, yearly @ 4%, 3, 6 mos @ 2%, 3 mos @ 1%, open last 3 months
   193    Las Brisas                                   10 year lock, >1% or YM through yr 24 3/4, open last 3 months
   96     Ridgeway Village Apartments                  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   71     Southbrooke Manor                            5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   49     Shilo Inn-Elko                               10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   66     North View Business Center                   4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
   138    Highland Point Shopping Center               4 yr lock, >1% or YM through yr 9.75, open last 3 mos
   59     Ramada Inn                                   10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   129    Pompano Plaza                                5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   88     Quail Meadows Apartments                     5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   15     Roosevelt Center                             5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
    9     Diablo View Apartments                       4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
   152    Plymouth Towne Apartments                    9.5 yr lock, open last 6 mos
   67     Palisades Business Park                      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------

   216    Terrace View                                 2 year lock, >1% or YM through yr 7
   216    Terrace View


------------------------------------------------------------------------------------------------------------------------------------
   119    Moors Landing Apartments                     5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   199    Stockdale Villa                              4 year lock, >1% or YM through yr 9 1/2, open last 6 months
   176    Shoreham Apartments                          4 yr lock, >1% or YM through yr 9.5, open last 6 mos
   183    Morristown Plaza Shopping Ctr                4 yr lock, Defeasance through yr 9.5, open last 6 mos
   158    Lochhaven Apartments                         10 yrs @ YM, yearly @ 5%, 4%, 3%, 2%, 1%, open last 60 mos
------------------------------------------------------------------------------------------------------------------------------------
   140    Rustic Village Apartments                    5 yrs @ YM, 0% or open for 24 mos, yearly @ 3%, 2%, 6 mos @ 1%, 6 mos open
   198    Quail Hill                                   5% Year 1,  4% Year 2-3, 3% Year 4-5, 2% Year 6-7, 1% Year 8, Open Last
                                                       2 Years
   22     Lease-All Orangethorpe                       5.25 yr lock, >1% or YM through yr 9 1/2, open last 6 months
   210    The Landings Apartment                       3 year lock, >1% or YM through yr 9 3/4, open last 3 months
   154    Woodridge Plaza Shopping Ctr                 3 yr lock, >1% or YM through yr 6.5, open last 6 mos
------------------------------------------------------------------------------------------------------------------------------------
   144    Del Norte Apartments                         7 yr lock, >1% or YM through yr 9.75, open last 3 mos
   18     Southpoint Apartments                        5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   108    Holiday Inn Express-Plano                    10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   120    Best Western - Park Suites                   10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   33     Country Glen Apartments                      4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   160    Landmark Towers Apartments                   7 yrs @ YM, yearly @ 3%, 2%, 6 mos @ 1%, open last 6 mos
   125    Riverview Manor Apartments                   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   196    Pepper Hill Apartment                        3 year lock, >1% or YM through yr 9 3/4, open last 3 months
   107    Best Western Inn                             10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   54     Westway Business Plaza                       8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   118    Greenfield Apartments                        4 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   103    Wildwood Apartments                          10 yr lock, >1% or YM through yr 24 3/4, open last 3 months
   165    9343 North Loop East                         2.5 yr lock, >1% or YM through yr 9.5, open last 6 mos
   72     Hampton Inn-Anderson                         10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   202    Arizona Acres                                3 year lock, TSM through year 7(C)
------------------------------------------------------------------------------------------------------------------------------------

                                                      ANNUAL
 CONTROL                                               DEBT            TOTAL           TOTAL                              APPRAISED
   NO.                 PROPERTY NAME                 SERVICE          REVENUE         EXPENSE         NCF        DSCR       VALUE
------------------------------------------------------------------------------------------------------------------------------------
   179    Century American Insurance Blg               442,125       1,238,391        404,667         823,564    1.86      9,000,000
   45     Shilo Inn-Nampa                              491,325       1,494,880        783,504         711,376    1.45      6,400,000
   68     Maple Leaf Building                          448,169       1,147,776        485,528         622,829    1.39      6,200,000
   60     Waterford Marketplace                        421,676         776,855        192,604         569,862    1.35      6,300,000
   39     The Highlands Apartments                     391,110       1,013,560        511,989         501,571    1.28      5,300,000
------------------------------------------------------------------------------------------------------------------------------------
   12     Rush Creek Apartments                        406,854       1,491,112        934,148         556,964    1.37      5,600,000
    5     Towne Center Apartments                      382,566         804,109        325,853         478,256    1.25      5,350,000
   184    Atlantic Square Shopping Ctr.                409,857         824,328        209,506         558,794    1.36      5,900,000
   30     Callens Corner Phase II                      389,679       1,032,223        503,182         500,539    1.28      5,450,000
   141    Northrich Village Shopping Ctr               434,142         853,196        233,167         539,293    1.24      6,040,000
------------------------------------------------------------------------------------------------------------------------------------
    2     INT - The Park Apartments                    381,130       1,264,870        715,609         549,261    1.44      5,100,000
   56     Pirani Best Western - Airport Executel       453,898       2,991,756      2,355,344         636,412    1.40      6,500,000
   172    Kristopher Woods Apartments                  396,516       1,346,712        617,453         675,759    1.70      5,950,000
   122    Parkwood Apartments                          357,553         765,642        336,567         429,074    1.20      5,100,000
   201    Vista Village                                370,157       1,150,228        467,573         682,655    1.84      6,490,000
------------------------------------------------------------------------------------------------------------------------------------
   104    Thunderbird Business Park                    391,321       1,226,245        607,365         514,425    1.31      5,300,000
   153    Brook Apartments                             379,038         982,229        475,830         472,399    1.25      5,070,000
   187    Bentsen Grove                                367,473       1,076,958        603,169         473,789    1.29      5,150,000
   185    264 Water Street                             361,212         755,833        311,953         443,880    1.23      5,100,000
   31     Driftwood Apartments                         330,596         672,686        264,344         408,342    1.24      4,700,000
------------------------------------------------------------------------------------------------------------------------------------
   207    Sandy Lakes Apartments                       367,657         843,568        402,352         473,551    1.20      5,100,000
   173    Lantern Ridge Apartments                     353,686       1,040,953        553,081         450,372    1.27      5,310,000
   102    Fairfield Inn by Marriott                    396,495       1,254,313        710,402         543,911    1.37      5,375,000
   101    Elkins Park Square                           358,106         867,326        350,694         484,755    1.35      5,350,000
   97     The Trails Apartments  - Multifamily         332,477       1,598,222      1,153,902         444,320    1.34      4,650,000
------------------------------------------------------------------------------------------------------------------------------------
   27     Walnut Woods Apartments                      326,982         645,010        246,478         398,532    1.22      4,500,000
   20     Carondelet Building                          354,294       1,141,753        562,192         495,836    1.40      5,600,000
   193    Las Brisas                                   349,591         761,604        311,476         450,128    1.29      5,000,000
   96     Ridgeway Village Apartments                  322,646       1,137,345        591,272         546,073    1.69      5,100,000
   71     Southbrooke Manor                            364,037       3,506,861      2,903,874         602,986    1.66      5,200,000
------------------------------------------------------------------------------------------------------------------------------------
   49     Shilo Inn-Elko                               377,268       1,212,778        629,735         583,043    1.55      4,925,000
   66     North View Business Center                   313,139         547,392        121,780         394,311    1.26      4,800,000
   138    Highland Point Shopping Center               326,744         578,895        132,001         429,423    1.31      5,100,000
   59     Ramada Inn                                   368,090       1,506,209      1,041,435         464,774    1.26      4,900,000
   129    Pompano Plaza                                322,227         706,941        256,938         409,632    1.27      4,400,000
------------------------------------------------------------------------------------------------------------------------------------
   88     Quail Meadows Apartments                     317,531       1,276,606        867,251         409,354    1.29      5,100,000
   15     Roosevelt Center                             320,588         678,573        223,334         430,163    1.34      4,500,000
    9     Diablo View Apartments                       285,325         583,258        240,837         342,421    1.20      3,925,000
   152    Plymouth Towne Apartments                    312,066       1,215,552        668,791         525,761    1.68      4,300,000
   67     Palisades Business Park                      300,297         617,207        175,770         418,880    1.39      4,200,000
------------------------------------------------------------------------------------------------------------------------------------

   216    Terrace View                                 280,480         624,256        235,210         389,046    1.24      4,100,000
   216    Terrace View                                  32,530


------------------------------------------------------------------------------------------------------------------------------------
   119    Moors Landing Apartments                     292,799         836,106        454,701         381,405    1.30      4,400,000
   199    Stockdale Villa                              290,373         658,570        289,901         368,669    1.27      4,590,000
   176    Shoreham Apartments                          288,569         886,938        489,000         351,650    1.22      4,520,000
   183    Morristown Plaza Shopping Ctr                302,375         776,557        347,167         391,803    1.30      4,400,000
   158    Lochhaven Apartments                         312,416       1,505,646        848,248         599,158    1.92      6,975,000
------------------------------------------------------------------------------------------------------------------------------------
   140    Rustic Village Apartments                    304,046       1,002,139        467,748         460,223    1.51      5,100,000
   198    Quail Hill                                   284,433         858,783        305,357         553,426    1.95      5,890,000
   22     Lease-All Orangethorpe                       279,590         530,338        152,800         355,120    1.27      3,800,000
   210    The Landings Apartment                       283,269         908,772        545,699         363,073    1.28      3,600,000
   154    Woodridge Plaza Shopping Ctr                 310,792         725,098        236,664         419,798    1.35      4,000,000
------------------------------------------------------------------------------------------------------------------------------------
   144    Del Norte Apartments                         267,827         556,793        172,294         358,499    1.34      3,800,000
   18     Southpoint Apartments                        267,457         637,545        243,581         393,964    1.47      3,500,000
   108    Holiday Inn Express-Plano                    302,943       1,096,510        657,465         439,045    1.45      4,000,000
   120    Best Western - Park Suites                   303,521       1,522,302        969,536         552,766    1.82      4,100,000
   33     Country Glen Apartments                      245,463         513,734        210,899         302,835    1.23      3,800,000
------------------------------------------------------------------------------------------------------------------------------------
   160    Landmark Towers Apartments                   266,375       1,028,062        559,751         430,463    1.62      4,250,000
   125    Riverview Manor Apartments                   254,604         843,704        515,402         328,302    1.29      3,300,000
   196    Pepper Hill Apartment                        256,016         908,900        569,192         339,708    1.33      3,700,000
   107    Best Western Inn                             290,214       1,709,333      1,280,610         428,723    1.48      3,750,000
   54     Westway Business Plaza                       315,895         830,055        226,541         586,115    1.86      4,800,000
------------------------------------------------------------------------------------------------------------------------------------
   118    Greenfield Apartments                        238,275         655,218        326,007         329,211    1.38      3,250,000
   103    Wildwood Apartments                          261,042         820,229        506,875         313,353    1.20      3,250,000
   165    9343 North Loop East                         261,431         773,556        356,010         368,611    1.41      3,900,000
   72     Hampton Inn-Anderson                         290,943       1,205,930        789,116         416,814    1.43      3,850,000
   202    Arizona Acres                                225,172         502,293        173,055         329,238    1.46      4,250,000
------------------------------------------------------------------------------------------------------------------------------------

                                                             CUT-OFF                          SQ FT, UNITS
 CONTROL                                           APPRAISAL   DATE   REPAYMENT    YEAR        BEDS, PADS
   NO.                 PROPERTY NAME                 YEAR      LTV       LTV       BUILT        OR ROOM
--------------------------------------------------------------------------------------------------------------
   179    Century American Insurance Blg             1996     49.76     46.49      1988         67,730 Sq Ft
   45     Shilo Inn-Nampa                            1996     69.27       -        1992             83 rooms
   68     Maple Leaf Building                        1996     70.72     47.27      1929         60,157 sqft
   60     Waterford Marketplace                      1996     69.53     60.06      1996         31,731 sqft
   39     The Highlands Apartments                   1996     79.10     70.35      1979            216 units
--------------------------------------------------------------------------------------------------------------
   12     Rush Creek Apartments                      1996     74.78     61.37      1966            310 units
    5     Towne Center Apartments                    1997     77.43     68.72      1984            120 units
   184    Atlantic Square Shopping Ctr.              1997     69.49     57.38      1960         71,749 Sq Ft
   30     Callens Corner Phase II                    1996     74.89     64.41      1989         48,650 sqft
   141    Northrich Village Shopping Ctr             1996     67.20     56.95      1973        102,640 Sq Ft
--------------------------------------------------------------------------------------------------------------
    2     INT - The Park Apartments                  1996     79.58     73.90      1967            226 units
   56     Pirani Best Western - Airport Executel     1996     62.15       -        1981            137 rooms
   172    Kristopher Woods Apartments                1996     67.57     60.98      1971            214 Units
   122    Parkwood Apartments                        1997     77.55     71.98      1986            107 units
   201    Vista Village                              1996     59.54     53.32      1971            305 pads
--------------------------------------------------------------------------------------------------------------
   104    Thunderbird Business Park                  1997     72.48     65.14      1972        163,466 sqft
   153    Brook Apartments                           1995     74.18     61.68      1973            136 Units
   187    Bentsen Grove                              1996     72.23     59.60      1978            915 pads
   185    264 Water Street                           1996     72.00     59.30      1870             27 units
   31     Driftwood Apartments                       1996     77.56     72.10      1973             94 units
--------------------------------------------------------------------------------------------------------------
   207    Sandy Lakes Apartments                     1996     71.29     59.09      1986            144 units
   173    Lantern Ridge Apartments                   1996     68.31     61.52      1973            150 Units
   102    Fairfield Inn by Marriott                  1997     66.98       -        1995            105 rooms
   101    Elkins Park Square                         1997     67.29     55.48      1979         50,995 sqft
   97     The Trails Apartments  - Multifamily       1996     77.13     60.47      1970            302 units
--------------------------------------------------------------------------------------------------------------
   27     Walnut Woods Apartments                    1996     79.41     73.95      1987            100 units
   20     Carondelet Building                        1996     63.10     56.72      1961         76,395 sqft
   193    Las Brisas                                 1997     69.87       -        1989            295 pads
   96     Ridgeway Village Apartments                1996     68.46     60.79      1975            200 units
   71     Southbrooke Manor                          1996     67.08     56.19      1991            120 beds
--------------------------------------------------------------------------------------------------------------
   49     Shilo Inn-Elko                             1996     69.12       -        1990             70 rooms
   66     North View Business Center                 1996     70.61     65.91      1990         89,994 sqft
   138    Highland Point Shopping Center             1996     65.29     55.11      1992         55,445 Sq Ft
   59     Ramada Inn                                 1996     66.86       -        1986            140 rooms
   129    Pompano Plaza                              1997     73.86     60.85      1989        145,088 sqft
--------------------------------------------------------------------------------------------------------------
   88     Quail Meadows Apartments                   1997     62.69     51.70      1972            356 units
   15     Roosevelt Center                           1996     69.69     58.09      1960         35,991 sqft
    9     Diablo View Apartments                     1996     78.74     73.45      1984             73 units
   152    Plymouth Towne Apartments                  1996     71.84     59.77      1979             70 beds
   67     Palisades Business Park                    1996     73.45     60.40      1982        137,812 sqft
--------------------------------------------------------------------------------------------------------------

   216    Terrace View                               1997     74.39     66.93      1960            160 Pads
   216    Terrace View


--------------------------------------------------------------------------------------------------------------
   119    Moors Landing Apartments                   1997     68.18     55.91      1973            144 units
   199    Stockdale Villa                            1996     64.67     58.14      1979            196 pads
   176    Shoreham Apartments                        1996     65.48     58.96      1969            176 Units
   183    Morristown Plaza Shopping Ctr              1996     66.78     55.61      1977         48,293 Sq Ft
   158    Lochhaven Apartments                       1995     41.70       -        1978            208 Units
--------------------------------------------------------------------------------------------------------------
   140    Rustic Village Apartments                  1996     56.48     47.58      1974            292 Units
   198    Quail Hill                                 1996     48.16     39.93      1965            282 pads
   22     Lease-All Orangethorpe                     1996     74.62     64.86      1975        102,390 sqft
   210    The Landings Apartment                     1997     78.71     65.03      1967            180 units
   154    Woodridge Plaza Shopping Ctr               1996     70.50     58.98      1985         71,280 Sq Ft
--------------------------------------------------------------------------------------------------------------
   144    Del Norte Apartments                       1996     73.66     66.03      1986            104 Units
   18     Southpoint Apartments                      1996     79.82     71.39      1986            113 units
   108    Holiday Inn Express-Plano                  1996     68.98       -        1994             65 rooms
   120    Best Western - Park Suites                 1997     67.07       -        1995             84 rooms
   33     Country Glen Apartments                    1996     70.96     66.00      1991             80 units
--------------------------------------------------------------------------------------------------------------
   160    Landmark Towers Apartments                 1995     62.60     52.26      1963            167 Units
   125    Riverview Manor Apartments                 1996     78.79     64.67      1967            102 units
   196    Pepper Hill Apartment                      1996     69.87     57.69      1971            214 units
   107    Best Western Inn                           1996     68.84       -        1970            196 rooms
   54     Westway Business Plaza                     1996     53.73       -        1970        143,208 sqft
--------------------------------------------------------------------------------------------------------------
   118    Greenfield Apartments                      1997     79.34     70.35      1987            104 units
   103    Wildwood Apartments                        1997     78.92       -        1974            168 units
   165    9343 North Loop East                       1996     65.73     54.75      1979         60,000 Sq Ft
   72     Hampton Inn-Anderson                       1996     65.67       -        1995             71 rooms
   202    Arizona Acres                              1996     59.41     55.51      1960            200 pads
--------------------------------------------------------------------------------------------------------------

                                                                     LOAN PER
                                                                   SQ FT, UNIT                               INITIAL
 CONTROL                                                             BED, PAD           OCCUPANCY            RESERVES
    NO.               PROPERTY NAME                                  OR ROOM            PERCENTAGE          AT CLOSING
----------------------------------------------------------------------------------------------------------------------
    179     Century American Insurance Blg                               66.12 / sqft    100.00%             662,540
    45      Shilo Inn-Nampa                                          53,412.98 / room       NAP                3,848
    68      Maple Leaf Building                                          72.88 / sqft     96.68%              42,000
    60      Waterford Marketplace                                       138.04 / sqft    100.00%               1,000
    39      The Highlands Apartments                                 19,409.58 / unit     97.84%             270,000
----------------------------------------------------------------------------------------------------------------------
    12      Rush Creek Apartments                                    13,508.92 / unit     90.65%             114,625
     5      Towne Center Apartments                                  34,519.91 / unit     95.00%                -
    184     Atlantic Square Shopping Ctr.                                57.14 / sqft     98.00%               3,315
    30      Callens Corner Phase II                                      83.89 / sqft     89.52%                -
    141     Northrich Village Shopping Ctr                               39.54 / sqft     98.00%             527,804
----------------------------------------------------------------------------------------------------------------------
     2      INT - The Park Apartments                                17,958.45 / unit     94.54%                -
    56      Pirani Best Western - Airport Executel                   29,486.88 / room       NAP                 -
    172     Kristopher Woods Apartments                              18,787.97 / unit     97.00%             134,689
    122     Parkwood Apartments                                      36,962.62 / unit     94.70%              98,750
    201     Vista Village                                            12,669.13 / pad     100.00%                -
----------------------------------------------------------------------------------------------------------------------
    104     Thunderbird Business Park                                    23.50 / sqft     93.95%             100,000
    153     Brook Apartments                                         27,654.76 / unit     99.00%               4,021
    187     Bentsen Grove                                             4,065.45 / pad      87.20%             315,228
    185     264 Water Street                                        136,001.18 / unit     92.60%                -
    31      Driftwood Apartments                                     38,780.60 / unit     95.74%              18,375
----------------------------------------------------------------------------------------------------------------------
    207     Sandy Lakes Apartments                                   25,248.44 / unit     93.80%              46,875
    173     Lantern Ridge Apartments                                 24,182.75 / unit     93.00%             129,500
    102     Fairfield Inn by Marriott                                34,285.71 / room       NAP                 -
    101     Elkins Park Square                                           70.60 / sqft     97.84%              27,731
    97      The Trails Apartments  - Multifamily                     11,876.52 / unit     92.38%              64,839
----------------------------------------------------------------------------------------------------------------------
    27      Walnut Woods Apartments                                  35,732.98 / unit     98.00%                -
    20      Carondelet Building                                          46.25 / sqft     95.91%                -
    193     Las Brisas                                               11,842.81 / pad      98.90%               9,340
    96      Ridgeway Village Apartments                              17,457.05 / unit     96.00%                -
    71      Southbrooke Manor                                        29,068.19 / bed        NAP               42,500
----------------------------------------------------------------------------------------------------------------------
    49      Shilo Inn-Elko                                           48,630.33 / room       NAP                4,075
    66      North View Business Center                                   37.66 / sqft    100.00%             225,000
    138     Highland Point Shopping Center                               60.06 / sqft     92.00%               8,317
    59      Ramada Inn                                               23,402.38 / room       NAP                 -
    129     Pompano Plaza                                                22.40 / sqft     95.02%              20,375
----------------------------------------------------------------------------------------------------------------------
    88      Quail Meadows Apartments                                  8,980.50 / unit     94.94%              30,625
    15      Roosevelt Center                                             87.13 / sqft    100.00%              19,070
     9      Diablo View Apartments                                   42,334.00 / unit     93.15%                -
    152     Plymouth Towne Apartments                                44,128.79 / bed      94.00%              21,000
    67      Palisades Business Park                                      22.38 / sqft     97.14%             246,375
----------------------------------------------------------------------------------------------------------------------

    216     Terrace View                                             17,037.29 / pad      97.00%              90,750
    216     Terrace View


----------------------------------------------------------------------------------------------------------------------
    119     Moors Landing Apartments                                 20,833.33 / unit     93.10%              49,813
    199     Stockdale Villa                                          15,143.61 / pad      96.90%                -
    176     Shoreham Apartments                                      16,815.75 / unit     89.00%             104,357
    183     Morristown Plaza Shopping Ctr                                60.84 / sqft    100.00%              20,741
    158     Lochhaven Apartments                                     13,983.12 / unit     98.00%             305,997
----------------------------------------------------------------------------------------------------------------------
    140     Rustic Village Apartments                                 9,864.50 / unit     80.00%             207,128
    198     Quail Hill                                               10,058.89 / pad      99.00%                -
    22      Lease-All Orangethorpe                                       27.70 / sqft     96.86%                -
    210     The Landings Apartment                                   15,741.27 / unit     89.00%             118,115
    154     Woodridge Plaza Shopping Ctr                                 39.56 / sqft    100.00%              48,079
----------------------------------------------------------------------------------------------------------------------
    144     Del Norte Apartments                                     26,916.05 / unit     89.00%               3,967
    18      Southpoint Apartments                                    24,722.63 / unit     96.46%                -
    108     Holiday Inn Express-Plano                                42,449.47 / room       NAP                 -
    120     Best Western - Park Suites                               32,738.10 / room       NAP                 -
    33      Country Glen Apartments                                  33,707.60 / unit     95.00%                -
----------------------------------------------------------------------------------------------------------------------
    160     Landmark Towers Apartments                               15,930.30 / unit     93.00%              71,295
    125     Riverview Manor Apartments                               25,490.20 / unit     98.04%              46,975
    196     Pepper Hill Apartment                                    12,080.47 / unit     88.00%             187,625
    107     Best Western Inn                                         13,170.29 / room       NAP               52,954
    54      Westway Business Plaza                                       18.01 / sqft     97.94%              18,750
----------------------------------------------------------------------------------------------------------------------
    118     Greenfield Apartments                                    24,792.69 / unit     95.19%                -
    103     Wildwood Apartments                                      15,266.40 / unit     88.10%             159,550
    165     9343 North Loop East                                         42.73 / sqft     92.00%               2,313
    72      Hampton Inn-Anderson                                     35,607.65 / room       NAP                 -
    202     Arizona Acres                                            12,624.73 / pad      98.00%                -
----------------------------------------------------------------------------------------------------------------------

                                                                                                         ADMINISTRATIVE
  CONTROL                                                                          UNDERWRITING              COST
     NO.                   PROPERTY NAME                                            RESERVES                 RATE
---------------------------------------------------------------------------------------------------------------------------
     179      Century American Insurance Blg                                    0.15 Per Sq Ft               0.130
     45       Shilo Inn-Nampa                                                     4% of gross rev.           0.065
     68       Maple Leaf Building                                               0.15 per sq. ft.             0.005
     60       Waterford Marketplace                                             0.15 per sq. ft.             0.065
     39       The Highlands Apartments                                           200 per unit                0.005
---------------------------------------------------------------------------------------------------------------------------
     12       Rush Creek Apartments                                              250 per unit                0.005
      5       Towne Center Apartments                                            270 per unit                0.005
     184      Atlantic Square Shopping Ctr.                                     0.15 Per Sq Ft               0.130
     30       Callens Corner Phase II                                           0.15 per sq. ft.             0.065
     141      Northrich Village Shopping Ctr                                    0.15 Per Sq Ft               0.130
---------------------------------------------------------------------------------------------------------------------------
      2       INT - The Park Apartments                                          265 per unit                0.065
     56       Pirani Best Western - Airport Executel                              4% of gross rev.           0.065
     172      Kristopher Woods Apartments                                        250 Per Unit                0.130
     122      Parkwood Apartments                                                250 per unit                0.065
     201      Vista Village                                                       25 per pad                 0.005
---------------------------------------------------------------------------------------------------------------------------
     104      Thunderbird Business Park                                         0.15 per sq. ft.             0.005
     153      Brook Apartments                                                   250 Per Unit                0.130
     187      Bentsen Grove                                                    56.41 per pad                 0.005
     185      264 Water Street                                                   200 per unit                0.005
     31       Driftwood Apartments                                               250 per unit                0.065
---------------------------------------------------------------------------------------------------------------------------
     207      Sandy Lakes Apartments                                          273.08 per unit                0.005
     173      Lantern Ridge Apartments                                           250 Per Unit                0.130
     102      Fairfield Inn by Marriott                                           4% of gross rev.           0.005
     101      Elkins Park Square                                                0.15 per sq. ft.             0.005
     97       The Trails Apartments  - Multifamily                               250 per unit                0.005
---------------------------------------------------------------------------------------------------------------------------
     27       Walnut Woods Apartments                                         263.45 per unit                0.065
     20       Carondelet Building                                               0.15 per sq. ft.             0.005
     193      Las Brisas                                                          25 per pad                 0.005
     96       Ridgeway Village Apartments                                        250 per unit                0.005
     71       Southbrooke Manor                                                  250 per bed                 0.005
---------------------------------------------------------------------------------------------------------------------------
     49       Shilo Inn-Elko                                                      4% of gross rev.           0.065
     66       North View Business Center                                        0.15 per sq. ft.             0.005
     138      Highland Point Shopping Center                                    0.15 Per Sq Ft               0.130
     59       Ramada Inn                                                          4% of gross rev.           0.005
     129      Pompano Plaza                                                     0.15 per sq. ft.             0.005
---------------------------------------------------------------------------------------------------------------------------
     88       Quail Meadows Apartments                                           250 per unit                0.065
     15       Roosevelt Center                                                  0.15 per sq. ft.             0.005
      9       Diablo View Apartments                                             250 per unit                0.065
     152      Plymouth Towne Apartments                                          300 per bed                 0.130
     67       Palisades Business Park                                           0.15 per sq. ft.             0.005
---------------------------------------------------------------------------------------------------------------------------

     216      Terrace View                                                        25 per pad                 0.005
     216      Terrace View                                                        25 per pad                 0.005


---------------------------------------------------------------------------------------------------------------------------
     119      Moors Landing Apartments                                           250 per unit                0.005
     199      Stockdale Villa                                                     25 per pad                 0.005
     176      Shoreham Apartments                                                263 Per Unit                0.130
     183      Morristown Plaza Shopping Ctr                                     0.18 Per Sq Ft               0.130
     158      Lochhaven Apartments                                               280 Per Unit                0.255
---------------------------------------------------------------------------------------------------------------------------
     140      Rustic Village Apartments                                          254 Per Unit                0.130
     198      Quail Hill                                                          25 per pad                 0.005
     22       Lease-All Orangethorpe                                            0.18 per sq. ft.             0.065
     210      The Landings Apartment                                          224.38 per unit                0.005
     154      Woodridge Plaza Shopping Ctr                                       0.2 Per Sq Ft               0.130
---------------------------------------------------------------------------------------------------------------------------
     144      Del Norte Apartments                                               250 Per Unit                0.130
     18       Southpoint Apartments                                              250 per unit                0.065
     108      Holiday Inn Express-Plano                                           4% of gross rev.           0.005
     120      Best Western - Park Suites                                          4% of gross rev.           0.005
     33       Country Glen Apartments                                            250 per unit                0.065
---------------------------------------------------------------------------------------------------------------------------
     160      Landmark Towers Apartments                                      226.63 Per Unit                0.255
     125      Riverview Manor Apartments                                         300 per unit                0.005
     196      Pepper Hill Apartment                                           350.56 per unit                0.005
     107      Best Western Inn                                                    4% of gross rev.           0.005
     54       Westway Business Plaza                                            0.15 per sq. ft.             0.065
---------------------------------------------------------------------------------------------------------------------------
     118      Greenfield Apartments                                              250 per unit                0.005
     103      Wildwood Apartments                                                250 per unit                0.005
     165      9343 North Loop East                                              0.15 Per Sq Ft               0.130
     72       Hampton Inn-Anderson                                                4% of gross rev.           0.005
     202      Arizona Acres                                                       25 per pad                 0.005
---------------------------------------------------------------------------------------------------------------------------

                                                                          LARGEST RETAIL TENANT
                                              -----------------------------------------------------------------------------
CONTROL                                                                              AREA LEASED             LEASE           CONTROL
  NO.              PROPERTY NAME                         NAME                         (SQ. FT.)            EXP DATE            NO.
------------------------------------------------------------------------------------------------------------------------------------
  179    Century American Insurance Blg       Coastal Group, Inc.                       67,730              07/31/03           179
   45    Shilo Inn-Nampa                                                                                                       45
   68    Maple Leaf Building                  Sumner Schein Arch &                      30,780              09/14/06           68
   60    Waterford Marketplace                Hollywood Video                            6,000              06/01/06           60
   39    The Highlands Apartments                                                                                              39
------------------------------------------------------------------------------------------------------------------------------------
   12    Rush Creek Apartments                                                                                                 12
   5     Towne Center Apartments                                                                                                5
  184    Atlantic Square Shopping Ctr.        Bealls Outlet                             21,010              04/30/00           184
   30    Callens Corner Phase II              Orange Cnty Teacher's                      6,600              08/31/99           30
  141    Northrich Village Shopping Ctr       Interactive Cable Systems, Inc            63,609              09/14/02           141
------------------------------------------------------------------------------------------------------------------------------------
   2     INT - The Park Apartments                                                                                              2
   56    Pirani Best Western - Airport Executel                                                                                56
  172    Kristopher Woods Apartments                                                                                           172
  122    Parkwood Apartments                                                                                                   122
  201    Vista Village                                                                                                         201
------------------------------------------------------------------------------------------------------------------------------------
  104    Thunderbird Business Park            ABCO                                      19,730              12/31/97           104
  153    Brook Apartments                                                                                                      153
  187    Bentsen Grove                                                                                                         187
  185    264 Water Street                                                                                                      185
   31    Driftwood Apartments                                                                                                  31
------------------------------------------------------------------------------------------------------------------------------------
  207    Sandy Lakes Apartments                                                                                                207
  173    Lantern Ridge Apartments                                                                                              173
  102    Fairfield Inn by Marriott                                                                                             102
  101    Elkins Park Square                   Fishbein CPAs                             12,471              08/31/99           101
   97    The Trails Apartments  - Multifamily                                                                                  97
------------------------------------------------------------------------------------------------------------------------------------
   27    Walnut Woods Apartments                                                                                               27
   20    Carondelet Building                  Diekemper, H.                              8,598              01/01/01           20
  193    Las Brisas                                                                                                            193
   96    Ridgeway Village Apartments                                                                                           96
   71    Southbrooke Manor                                                                                                     71
------------------------------------------------------------------------------------------------------------------------------------
   49    Shilo Inn-Elko                                                                                                        49
   66    North View Business Center           Med-Safe Systems                          89,994              02/28/99           66
  138    Highland Point Shopping Center       Food Lion                                 29,000              06/02/18           138
   59    Ramada Inn                                                                                                            59
  129    Pompano Plaza                        Service Merchandise                       86,000              01/31/00           129
------------------------------------------------------------------------------------------------------------------------------------
   88    Quail Meadows Apartments                                                                                              88
   15    Roosevelt Center                     Jazzercise                                10,760              12/31/99           15
   9     Diablo View Apartments                                                                                                 9
  152    Plymouth Towne Apartments                                                                                             152
   67    Palisades Business Park              A.M. Medical, Inc.                         9,389              10/30/99           67
------------------------------------------------------------------------------------------------------------------------------------

  216    Terrace View                                                                                                          216
  216    Terrace View                                                                                                          216


------------------------------------------------------------------------------------------------------------------------------------
  119    Moors Landing Apartments                                                                                              119
  199    Stockdale Villa                                                                                                       199
  176    Shoreham Apartments                                                                                                   176
  183    Morristown Plaza Shopping Ctr        Staples                                   24,092              07/31/05           183
  158    Lochhaven Apartments                                                                                                  158
------------------------------------------------------------------------------------------------------------------------------------
  140    Rustic Village Apartments                                                                                             140
  198    Quail Hill                                                                                                            198
   22    Lease-All Orangethorpe               Enduro Products / Gregory Brown        5,275 / 5,275     11/30/99 / 11/30/98     22
  210    The Landings Apartment                                                                                                210
  154    Woodridge Plaza Shopping Ctr         Houston Training Schools                   8,160              09/01/97           154
------------------------------------------------------------------------------------------------------------------------------------
  144    Del Norte Apartments                                                                                                  144
   18    Southpoint Apartments                                                                                                 18
  108    Holiday Inn Express-Plano                                                                                             108
  120    Best Western - Park Suites                                                                                            120
   33    Country Glen Apartments                                                                                               33
------------------------------------------------------------------------------------------------------------------------------------
  160    Landmark Towers Apartments                                                                                            160
  125    Riverview Manor Apartments                                                                                            125
  196    Pepper Hill Apartment                                                                                                 196
  107    Best Western Inn                                                                                                      107
   54    Westway Business Plaza               Jung Lee                                  16,633              12/31/01           54
------------------------------------------------------------------------------------------------------------------------------------
  118    Greenfield Apartments                                                                                                 118
  103    Wildwood Apartments                                                                                                   103
  165    9343 North Loop East                 Dr. Hellerstein, M.D.                      5,349              03/31/00           165
   72    Hampton Inn-Anderson                                                                                                  72
  202    Arizona Acres                                                                                                         202
------------------------------------------------------------------------------------------------------------------------------------

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                    ANNEX A

CONTROL
   NO.            PROPERTY NAME                                ADDRESS                              CITY                  STATE
--------------------------------------------------------------------------------------------------------------------------------
   117    Huntington Apartments                    5700 Boca Raton Blvd.                        Fort Worth                 TX
   124    Days Inn-Union City                      6840 Shannon Pkwy South                      Union City                 GA
   213    West Chase                               301 N. Shackleford Road                      Little Rock                AR
   155    El Royale Apartments                     1414 N. Riverside Avenue                     Rialto                     CA
   93     Barkwood Apartments                      5050 Yale                                    Houston                    TX
--------------------------------------------------------------------------------------------------------------------------------
   204    Country Club                             5600 S. Country Club Road                    Tucson                     AZ
   149    Flower Avenue Shopping Center            8701-8749 Flower Avenue                      Silver Spring              MD
   77     Hampton Inn - Houston                    20035 N.W. Freeway                           Houston                    TX
   40     10 Corporate Park                        10 Corporate Park                            Irvine                     CA
   180    Apopka Square Center                     823 Semoran Blvd. S.R.436/441                Apopka                     FL
--------------------------------------------------------------------------------------------------------------------------------
   163    Harker Heights Shopping Center           702-706 Edwards Drive                        Killeen                    TX
   123    Peachwood Apartments                     2215 Peach Tree Drive                        Fairfield                  CA
   34     Mountain Park Apartments                 1350-1421 Custer Avenue                      Atlanta                    GA
   106    Ball Park Inn - Arlington                903 N. Collins                               Arlington                  TX
   139    Holiday Inn - St. Augustine              1300 Ponce de Leon Boulevard                 St. Augustine              FL
--------------------------------------------------------------------------------------------------------------------------------
   32     Lincoln Village Apartments               2211 W. Campbell Avenue                      Phoenix                    AZ
   145    Budgetel Inn - Atlanta Airport           2480 Old National Parkway                    College Park               GA
   182    Markham Building                         2301 14th Street                             Gulfport                   MS
   17     Lochwood Apartments                      11117 Lochwood Boulevard                     Dallas                     TX
   35     Foxworth Apartments                      4789 Manzanita Avenue                        Carmichael                 CA
--------------------------------------------------------------------------------------------------------------------------------
   78     Holiday Inn Express                      1610 W. Nugent Avenue                        Temple                     TX
   86     Goose Creek Plaza S. C.                  6900 Garth Road                              Baytown                    TX
   209    6550 Collins                             6550 Collins Avenue                          Miami Beach                FL
   52     Park Central                             7901-7963 Central Ave.                       Capitol Heights            MD
   115    BDR - Sierra  Point Apartments           1439 North Lilac Avenue                      Rialto                     CA
--------------------------------------------------------------------------------------------------------------------------------
   208    Tuckertown Village                       41 Little Pond Road                          S. Kingstown               RI
   83     Springwood Apartments                    410 Sulphur Springs Road                     Greenville                 SC
   211    Claire Tower                             1041 Marion Street                           Columbia                   SC
   194    Morningstar Self Storage                 10833 Monroe Road                            Matthews                   NC
   70     Pinewood Place Mobile Home Park          8539 Monterey Pine Place                     Tomball                    TX
--------------------------------------------------------------------------------------------------------------------------------
   58     Blue Mountain View Apartments            150 South Wilbur                             Walla Walla                WA
   156    Terrytown Village Apartments             733 Carrollwood Village Drive                Gretna                     LA
   148    Holiday Inn Express-Fresno               6051 North Thesta Street                     Fresno                     CA
   100    Cherrywood Square Apartments             6077 S. Norcross Tucker Road                 Norcross                   GA
   29     Willowbrook Business Park                11515 - 11555 SW Durham Road                 Tigard                     OR
--------------------------------------------------------------------------------------------------------------------------------
   170    Marshall Plaza                           919 West College Street                      Marshall                   MO
   159    Valle Sereno Apartments                  9133 Kernel Circle                           El Paso                    TX
   36     New Peachtree Apartments                 3354 Burk Drive                              Chamblee                   GA
   75     Greenview Apartments                     7141 North 16th Street                       Phoenix                    AZ
   99     Comfort Inn - Richardson                 220 W. Spring Valley Road                    Richardson                 TX
--------------------------------------------------------------------------------------------------------------------------------
   157    Santa Fe Square                          5231 Blanco Road                             San Antonio                TX
   127    Best Western-Courtyard Inn               1225 Janesville Ave                          Ft. Atkinson               WI
   121    Comfort Inn - Plano                      621 Central Parkway East                     Plano                      TX
   95     Parkside Aparments                       325 W. 5th Avenue                            Mesa                       AZ
   137    Brookside Apartments                     3661 North Decatur Road                      Decatur                    GA
--------------------------------------------------------------------------------------------------------------------------------
   162    Danubia Apartments                       5301-5325 North 17th Street                  McAllen                    TX
   128    Super 8 - Whitewater, WI                 917 E. Milwaukee Ave.                        Whitewater                 WI
   218    Lakehurst Shurguard Mini-Storage         6040 Lakehurst Drive                         Orlando                    FL
   147    Holiday Inn Express-Mariposa             5059 Highway 140                             Mariposa                   CA
   73     Creekview Apartments                     151 Little Creek Road                        Cedar Hill                 TX
--------------------------------------------------------------------------------------------------------------------------------
   94     Wing Ong Plaza                           Thomas Road                                  Phoenix                    AZ
    4     Days Inn-Norfolk                         1001 Omaha                                   Norfolk                    NE
   161    Spring Ridge Apartments                  3604 Legendary Drive                         Dallas                     TX
   90     Three Fountains Apartments               2400 Buffalo Gap Rd                          Abilene                    TX
    3     PP-Days Inn-Cody                         524 Yellowstone                              Cody                       WY
--------------------------------------------------------------------------------------------------------------------------------
   24     Westlake Business Center                 31200 - 31220 La Baya Drive                  Westlake Village           CA
   114    Whispering Oaks Apartments               10010 Greenfork Drive                        Houston                    TX
   116    Falls of Maplewood Apts.                 9600 Glenfield Court                         Houston                    TX
   64     Greeley Super 8 Motel                    2423 West 29th Street                        Greeley                    CO
   136    Wyncreek Apartments                      588 Little Street                            Marietta                   GA
--------------------------------------------------------------------------------------------------------------------------------
   146    Holiday Inn Express-Oakhurst             40662 Highway 41                             Oakhurst                   CA
   113    BDR - Francis Court V - Multifamily      160 N. Linden Avenue                         Rialto                     CA
   91     Avenel Blockbuster                       1392 Route 35 North                          Woodbridge                 NJ
   110    Cinnamon Tree Apartments                 111 South 1400 West                          Cedar City                 UT
   192    Hyde Park Mobile Estates                 2934 W. 1st Street                           Santa Ana                  CA
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                    % OF    CUMULATIVE
                                                                                       CUT-OFF     INITIAL    INITIAL
 CONTROL                                                ZIP            ORIGINAL         DATE        POOL    % OF POOL
   NO.            PROPERTY NAME                        CODE            BALANCE         BALANCE     BALANCE    BALANCE
-----------------------------------------------------------------------------------------------------------------------
   117    Huntington Apartments                        76112           2,510,000       2,508,438    0.30      82.07
   124    Days Inn-Union City                          30294           2,500,000       2,500,000    0.30      82.37
   213    West Chase                                   72211           2,500,000       2,500,000    0.30      82.67
   155    El Royale Apartments                         92376           2,500,000       2,471,310    0.29      82.96
   93     Barkwood Apartments                          77018           2,475,000       2,458,535    0.29      83.25
-----------------------------------------------------------------------------------------------------------------------
   204    Country Club                                 85706           2,450,000       2,439,102    0.29      83.54
   149    Flower Avenue Shopping Center                20901           2,450,000       2,433,332    0.29      83.83
   77     Hampton Inn - Houston                        77065           2,400,000       2,397,343    0.28      84.12
   40     10 Corporate Park                            92714           2,390,000       2,386,260    0.28      84.40
   180    Apopka Square Center                         32703           2,335,000       2,322,993    0.28      84.67
-----------------------------------------------------------------------------------------------------------------------
   163    Harker Heights Shopping Center               76543           2,300,000       2,287,271    0.27      84.95
   123    Peachwood Apartments                         94533           2,250,000       2,250,000    0.27      85.21
   34     Mountain Park Apartments                     30316           2,250,000       2,245,897    0.27      85.48
   106    Ball Park Inn - Arlington                    76011           2,250,000       2,233,884    0.27      85.74
   139    Holiday Inn - St. Augustine                  32804           2,236,000       2,233,541    0.27      86.01
-----------------------------------------------------------------------------------------------------------------------
   32     Lincoln Village Apartments                   85015           2,200,000       2,195,915    0.26      86.27
   145    Budgetel Inn - Atlanta Airport               30349           2,200,000       2,185,376    0.26      86.53
   182    Markham Building                             39501           2,175,000       2,173,808    0.26      86.79
   17     Lochwood Apartments                          75218           2,180,000       2,173,660    0.26      87.05
   35     Foxworth Apartments                          95608           2,130,000       2,127,285    0.25      87.30
-----------------------------------------------------------------------------------------------------------------------
   78     Holiday Inn Express                          76504           2,100,000       2,097,162    0.25      87.55
   86     Goose Creek Plaza S. C.                      77521           2,070,000       2,068,293    0.25      87.79
   209    6550 Collins                                 33141           2,025,000       2,023,856    0.24      88.03
   52     Park Central                                 20743           2,030,000       2,018,083    0.24      88.27
   115    BDR - Sierra  Point Apartments               92376           2,020,000       2,015,348    0.24      88.51
-----------------------------------------------------------------------------------------------------------------------
   208    Tuckertown Village                           02879           2,000,000       1,998,932    0.24      88.75
   83     Springwood Apartments                        29617           2,000,000       1,998,866    0.24      88.99
   211    Claire Tower                                 29201           2,000,000       1,998,283    0.24      89.22
   194    Morningstar Self Storage                     28105           2,000,000       1,991,115    0.24      89.46
   70     Pinewood Place Mobile Home Park              77375           2,000,000       1,988,822    0.24      89.70
-----------------------------------------------------------------------------------------------------------------------
   58     Blue Mountain View Apartments                99362           1,975,000       1,966,969    0.23      89.93
   156    Terrytown Village Apartments                 70056           1,980,000       1,956,168    0.23      90.16
   148    Holiday Inn Express-Fresno                   93710           1,980,000       1,955,735    0.23      90.40
   100    Cherrywood Square Apartments                 30093           1,950,000       1,950,000    0.23      90.63
   29     Willowbrook Business Park                    97223           1,930,000       1,926,718    0.23      90.86
-----------------------------------------------------------------------------------------------------------------------
   170    Marshall Plaza                               65340           1,900,000       1,897,302    0.23      91.08
   159    Valle Sereno Apartments                      79907           1,925,000       1,850,991    0.22      91.30
   36     New Peachtree Apartments                     30341           1,850,000       1,846,513    0.22      91.52
   75     Greenview Apartments                         85020           1,850,000       1,846,461    0.22      91.74
   99     Comfort Inn - Richardson                     75081           1,800,000       1,800,000    0.21      91.95
-----------------------------------------------------------------------------------------------------------------------
   157    Santa Fe Square                              78213           1,800,000       1,783,444    0.21      92.16
   127    Best Western-Courtyard Inn                   53538           1,750,000       1,750,000    0.21      92.37
   121    Comfort Inn - Plano                          75074           1,750,000       1,750,000    0.21      92.58
   95     Parkside Aparments                           85201           1,750,000       1,743,190    0.21      92.79
   137    Brookside Apartments                         30032           1,750,000       1,730,840    0.21      92.99
-----------------------------------------------------------------------------------------------------------------------
   162    Danubia Apartments                           78504           1,718,000       1,708,816    0.20      93.20
   128    Super 8 - Whitewater, WI                     53190           1,700,000       1,700,000    0.20      93.40
   218    Lakehurst Shurguard Mini-Storage             32819           1,700,000       1,693,653    0.20      93.60
   147    Holiday Inn Express-Mariposa                 95338           1,700,000       1,679,167    0.20      93.80
   73     Creekview Apartments                         75104           1,650,000       1,648,137    0.20      93.99
-----------------------------------------------------------------------------------------------------------------------
   94     Wing Ong Plaza                               85006           1,625,000       1,618,161    0.19      94.19
    4     Days Inn-Norfolk                             68701           1,610,000       1,603,503    0.19      94.38
   161    Spring Ridge Apartments                      74224           1,625,000       1,602,984    0.19      94.57
   90     Three Fountains Apartments                   79605           1,600,000       1,598,608    0.19      94.76
    3     PP-Days Inn-Cody                             82414           1,600,000       1,593,544    0.19      94.95
-----------------------------------------------------------------------------------------------------------------------
   24     Westlake Business Center                     91361           1,600,000       1,592,315    0.19      95.13
   114    Whispering Oaks Apartments                   77036           1,560,000       1,552,446    0.18      95.32
   116    Falls of Maplewood Apts.                     77096           1,550,000       1,544,172    0.18      95.50
   64     Greeley Super 8 Motel                        80631           1,540,000       1,529,382    0.18      95.68
   136    Wyncreek Apartments                          30060           1,550,000       1,519,333    0.18      95.86
-----------------------------------------------------------------------------------------------------------------------
   146    Holiday Inn Express-Oakhurst                 91301           1,520,000       1,501,373    0.18      96.04
   113    BDR - Francis Court V - Multifamily          92376           1,500,000       1,494,313    0.18      96.22
   91     Avenel Blockbuster                           07001           1,480,000       1,478,723    0.18      96.40
   110    Cinnamon Tree Apartments                     84720           1,470,000       1,456,256    0.17      96.57
   192    Hyde Park Mobile Estates                     92702           1,472,000       1,455,773    0.17      96.74
-----------------------------------------------------------------------------------------------------------------------

                                                                          STATED    ORIG      REM
                                                                 ORIG      REM     AMORT     AMORT
 CONTROL                                            MORTGAGE     TERM     TERM      TERM      TERM       ORIG      REPAYMENT
   NO.                 PROPERTY NAME                  RATE      (MOS.)   (MOS.)    (MOS.)    (MOS.)      DATE         DATE
-------------------------------------------------------------------------------------------------------------------------------
   117    Huntington Apartments                       8.370       60        59      360        359     04/30/97     05/01/02
   124    Days Inn-Union City                         9.570      240       240      240        240     05/09/97     06/01/17
   213    West Chase                                  8.950      120       120      300        300     05/02/97     06/01/07
   155    El Royale Apartments                        9.375       84        63      360        339     08/29/95     09/01/02
   93     Barkwood Apartments                         8.750       84        77      300        293     10/23/96     11/01/03
-------------------------------------------------------------------------------------------------------------------------------
   204    Country Club                                9.130       84        74      360        350     07/17/96     07/17/03
   149    Flower Avenue Shopping Center               9.450      120       112      300        292     09/05/96     10/01/06
   77     Hampton Inn - Houston                       9.630      264       263      264        263     04/07/97     05/01/19
   40     10 Corporate Park                           8.390       60        58      330        328     03/11/97     04/01/02
   180    Apopka Square Center                        8.220       84        79      300        295     12/02/96     01/01/04
-------------------------------------------------------------------------------------------------------------------------------
   163    Harker Heights Shopping Center              8.910      120       114      300        294     11/08/96     12/01/06
   123    Peachwood Apartments                        8.280       84        84      360        360     05/09/97     06/01/04
   34     Mountain Park Apartments                    8.890      120       118      300        298     03/12/97     04/01/07
   106    Ball Park Inn - Arlington                   9.470      240       235      240        235     12/12/96     01/01/17
   139    Holiday Inn - St. Augustine                 9.700      120       119      240        239     05/01/97     05/01/07
-------------------------------------------------------------------------------------------------------------------------------
   32     Lincoln Village Apartments                  8.430      120       117      360        357     02/28/97     03/01/07
   145    Budgetel Inn - Atlanta Airport             10.320      180       171      300        291     08/07/96     09/01/11
   182    Markham Building                            9.550      120       119      300        299     04/21/97     05/01/07
   17     Lochwood Apartments                         8.540       84        81      300        297     02/21/97     03/01/04
   35     Foxworth Apartments                         8.270       84        82      360        358     03/05/97     04/01/04
-------------------------------------------------------------------------------------------------------------------------------
   78     Holiday Inn Express                         9.800      240       239      240        239     04/22/97     05/01/17
   86     Goose Creek Plaza S. C.                     9.470      120       119      300        299     04/18/97     05/01/07
   209    6550 Collins                                8.840      144 (A)   143 (A)  360        359     04/24/97     04/23/09
   52     Park Central                                9.510      120       113      300        293     10/21/96     11/01/06
   115    BDR - Sierra  Point Apartments              8.800      120       116      360        356     01/27/97     02/01/07
-------------------------------------------------------------------------------------------------------------------------------
   208    Tuckertown Village                          9.110      120       119      360        359     04/04/97     05/01/07
   83     Springwood Apartments                       8.820      120       119      360        359     04/09/97     05/01/07
   211    Claire Tower                                9.230      120       119      300        299     04/30/97     05/01/07
   194    Morningstar Self Storage                    8.780      120       115      300        295     12/20/96     12/31/06
   70     Pinewood Place Mobile Home Park             8.850      120       114      300        294     11/12/96     12/01/06
-------------------------------------------------------------------------------------------------------------------------------
   58     Blue Mountain View Apartments               8.810      120       113      360        353     10/31/96     11/01/06
   156    Terrytown Village Apartments                8.875      120       100      360        340     09/21/95     10/01/05
   148    Holiday Inn Express-Fresno                 10.000      180       171      240        231     08/07/96     09/01/11
   100    Cherrywood Square Apartments                8.720      120       120      300        300     05/01/97     06/01/07
   29     Willowbrook Business Park                   9.310      120       118      300        298     03/05/97     04/01/07
-------------------------------------------------------------------------------------------------------------------------------
   170    Marshall Plaza                              9.380      120       118      300        298     03/07/97     04/01/07
   159    Valle Sereno Apartments                     9.125      180       166      180        166     03/27/96     04/01/11
   36     New Peachtree Apartments                    8.690      120       118      300        298     03/12/97     04/01/07
   75     Greenview Apartments                        8.600      120       118      300        298     03/31/97     04/01/07
   99     Comfort Inn - Richardson                    9.480      240       240      240        240     05/02/97     06/01/17
-------------------------------------------------------------------------------------------------------------------------------
   157    Santa Fe Square                             9.625       60        49      300        289     06/26/96     07/01/01
   127    Best Western-Courtyard Inn                  9.460      264       264      264        264     05/14/97     06/01/19
   121    Comfort Inn - Plano                         9.310      240       240      240        240     05/08/97     06/01/17
   95     Parkside Aparments                          8.540      120       116      300        296     01/22/97     02/01/07
   137    Brookside Apartments                        8.830      120       113      240        233     10/30/96     11/01/06
-------------------------------------------------------------------------------------------------------------------------------
   162    Danubia Apartments                          9.750       84        73      360        349     06/03/96     07/01/03
   128    Super 8 - Whitewater, WI                    9.560      264       264      264        264     05/14/97     06/01/19
   218    Lakehurst Shurguard Mini-Storage            9.730      120       110      360        350     07/26/96     07/31/06
   147    Holiday Inn Express-Mariposa               10.000      180       171      240        231     08/07/96     09/01/11
   73     Creekview Apartments                        8.860      180       178      360        358     03/19/97     04/01/12
-------------------------------------------------------------------------------------------------------------------------------
   94     Wing Ong Plaza                              9.440      120       115      300        295     12/24/96     01/01/07
    4     Days Inn-Norfolk                            9.900      240       237      240        237     02/04/97     03/01/17
   161    Spring Ridge Apartments                     9.250      300       285      300        285     02/05/96     03/01/21
   90     Three Fountains Apartments                  9.150      120       119      300        299     04/29/97     05/01/07
    3     PP-Days Inn-Cody                            9.900      240       237      240        237     02/04/97     03/01/17
-------------------------------------------------------------------------------------------------------------------------------
   24     Westlake Business Center                    8.640      120       115      300        295     12/19/96     01/01/07
   114    Whispering Oaks Apartments                  8.590      120       115      300        295     12/31/96     01/01/07
   116    Falls of Maplewood Apts.                    8.750       84        80      300        296     01/31/97     02/01/04
   64     Greeley Super 8 Motel                       9.770      240       235      240        235     12/31/96     01/01/17
   136    Wyncreek Apartments                         8.800       84        64      300        280     09/25/95     10/01/02
-------------------------------------------------------------------------------------------------------------------------------
   146    Holiday Inn Express-Oakhurst               10.000      180       171      240        231     08/07/96     09/01/11
   113    BDR - Francis Court V - Multifamily         8.380      120       114      360        354     11/26/96     12/01/06
   91     Avenel Blockbuster                          9.200       84        83      300        299     04/24/97     05/01/04
   110    Cinnamon Tree Apartments                    8.830      240       234      240        234     11/05/96     12/01/16
   192    Hyde Park Mobile Estates                    8.620      181       176      181        176     12/31/96     02/01/12
-------------------------------------------------------------------------------------------------------------------------------

                                                                  BALLOON/
  CONTROL                                                         REPAYMENT
    NO.             PROPERTY NAME                                  BALANCE    PROPERTY TYPE
---------------------------------------------------------------------------------------------------------------
    117     Huntington Apartments                                 2,394,137   Multifamily
    124     Days Inn-Union City                                          -    Hospitality
    213     West Chase                                            2,066,102   Unanchored Retail
    155     El Royale Apartments                                  2,350,904   Multifamily
    93      Barkwood Apartments                                   2,209,607   Multifamily
---------------------------------------------------------------------------------------------------------------
    204     Country Club                                          2,297,611   Mobile Home Park
    149     Flower Avenue Shopping Center                         2,047,663   Unanchored Retail
    77      Hampton Inn - Houston                                        -    Hospitality
    40      10 Corporate Park                                     2,251,665   Office
    180     Apopka Square Center                                  2,067,223   Anchored Retail
---------------------------------------------------------------------------------------------------------------
    163     Harker Heights Shopping Center                        1,899,058   Anchored Retail
    123     Peachwood Apartments                                  2,088,436   Multifamily
    34      Mountain Park Apartments                              1,856,912   Multifamily
    106     Ball Park Inn - Arlington                                    -    Hospitality
    139     Holiday Inn - St. Augustine                           1,619,627   Hospitality
---------------------------------------------------------------------------------------------------------------
    32      Lincoln Village Apartments                            1,946,620   Multifamily
    145     Budgetel Inn - Atlanta Airport                        1,529,899   Hospitality
    182     Markham Building                                      1,821,788   Office
    17      Lochwood Apartments                                   1,939,905   Multifamily
    35      Foxworth Apartments                                   1,976,798   Multifamily
---------------------------------------------------------------------------------------------------------------
    78      Holiday Inn Express                                          -    Hospitality
    86      Goose Creek Plaza S. C.                               1,730,824   Unanchored Retail
    209     6550 Collins                                          1,733,561   Unanchored Retail
    52      Park Central                                          1,698,859   Unanchored Retail
    115     BDR - Sierra  Point Apartments                        1,799,918   Multifamily
---------------------------------------------------------------------------------------------------------------
    208     Tuckertown Village                                    1,792,101   Mobile Home Park
    83      Springwood Apartments                                 1,782,754   Multifamily
    211     Claire Tower                                          1,663,438   Multifamily
    194     Morningstar Self Storage                              1,647,128   Self Storage
    70      Pinewood Place Mobile Home Park                       1,649,054   Mobile Home Park
---------------------------------------------------------------------------------------------------------------
    58      Blue Mountain View Apartments                         1,760,145   Multifamily
    156     Terrytown Village Apartments                          1,766,707   Multifamily
    148     Holiday Inn Express-Fresno                              899,298   Hospitality
    100     Cherrywood Square Apartments                          1,602,930   Multifamily
    29      Willowbrook Business Park                             1,608,085   Unanchored Retail
---------------------------------------------------------------------------------------------------------------
    170     Marshall Plaza                                        1,585,544   Anchored Retail
    159     Valle Sereno Apartments                                      -    Multifamily
    36      New Peachtree Apartments                              1,519,649   Multifamily
    75      Greenview Apartments                                  1,516,396   Multifamily
    99      Comfort Inn - Richardson                                     -    Hospitality
---------------------------------------------------------------------------------------------------------------
    157     Santa Fe Square                                       1,689,150   Multifamily
    127     Best Western-Courtyard Inn                                   -    Hospitality
    121     Comfort Inn - Plano                                          -    Hospitality
    95      Parkside Aparments                                    1,432,366   Multifamily
    137     Brookside Apartments                                  1,236,855   Multifamily
---------------------------------------------------------------------------------------------------------------
    162     Danubia Apartments                                    1,621,978   Multifamily
    128     Super 8 - Whitewater, WI                                     -    Hospitality
    218     Lakehurst Shurguard Mini-Storage                      1,539,341   Self Storage
    147     Holiday Inn Express-Mariposa                            772,124   Hospitality
    73      Creekview Apartments                                  1,303,279   Multifamily
---------------------------------------------------------------------------------------------------------------
    94      Wing Ong Plaza                                        1,357,847   Anchored Retail
     4      Days Inn-Norfolk                                             -    Hospitality
    161     Spring Ridge Apartments                                      -    Multifamily
    90      Three Fountains Apartments                            1,328,357   Multifamily
     3      PP-Days Inn-Cody                                             -    Hospitality
---------------------------------------------------------------------------------------------------------------
    24      Westlake Business Center                              1,312,731   Industrial
    114     Whispering Oaks Apartments                            1,278,385   Multifamily
    116     Falls of Maplewood Apts.                              1,383,794   Multifamily
    64      Greeley Super 8 Motel                                        -    Hospitality
    136     Wyncreek Apartments                                   1,384,853   Multifamily
---------------------------------------------------------------------------------------------------------------
    146     Holiday Inn Express-Oakhurst                            690,370   Hospitality
    113     BDR - Francis Court V - Multifamily                   1,325,948   Multifamily
    91      Avenel Blockbuster                                    1,330,217   Unanchored Retail
    110     Cinnamon Tree Apartments                                     -    Multifamily
    192     Hyde Park Mobile Estates                                     -    Mobile Home Park
---------------------------------------------------------------------------------------------------------------

CONTROL
   NO.                 PROPERTY NAME                                                   PREPAYMENT RESTRICTIONS
------------------------------------------------------------------------------------------------------------------------------------
   117    Huntington Apartments                        3.25 yr lock, >1% or YM through yr 4 1/2, open last 6 months
   124    Days Inn-Union City                          10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   213    West Chase                                   3 year lock, >1% or YM through yr 9 3/4, open last 3 months
   155    El Royale Apartments                         5 yrs @ YM, yearly @ 2%, 6 mos @ 1%, open last 6 mos
   93     Barkwood Apartments                          4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   204    Country Club                                 3 year lock, TSM through year 7 (C)
   149    Flower Avenue Shopping Center                4 yr lock, >1% or YM through yr 9.5, open last 6 mos
   77     Hampton Inn - Houston                        11 yr lock, >1% or YM through 21 3/4, open last 3 months
   40     10 Corporate Park                            3.25 yr lock, >1% or YM through yr 4 1/2, open last 6 months
   180    Apopka Square Center                         3 yr lock, >1% or YM through yr 6.75, open last 3 mos
------------------------------------------------------------------------------------------------------------------------------------
   163    Harker Heights Shopping Center               4 yr lock, >1% or YM through yr 9.75, open last 3 mos
   123    Peachwood Apartments                         4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
   34     Mountain Park Apartments                     5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   106    Ball Park Inn - Arlington                    10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   139    Holiday Inn - St. Augustine                  4 yr lock, >1% or YM through yr. 9.5, open last 6 mos.
------------------------------------------------------------------------------------------------------------------------------------
   32     Lincoln Village Apartments                   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   145    Budgetel Inn - Atlanta Airport               4 yr lock, >1% or YM through yr 14.75, open last 3 mos
   182    Markham Building                             4 yr lock, Defeasance through yr 9.5, open last 6 mos.
   17     Lochwood Apartments                          4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
   35     Foxworth Apartments                          4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   78     Holiday Inn Express                          10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   86     Goose Creek Plaza S. C.                      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   209    6550 Collins                                 3 year lock, >1% or YM through yr 11 3/4, open last 3 months
   52     Park Central                                 5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   115    BDR - Sierra  Point Apartments               5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   208    Tuckertown Village                           3 year lock, >1% or YM through yr 9 3/4, open last 3 months
   83     Springwood Apartments                        5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   211    Claire Tower                                 4 year lock, >1% or YM through yr 9 3/4, open last 3 months
   194    Morningstar Self Storage                     3 year lock, >1% or YM through yr 9 3/4, open last 3 months
   70     Pinewood Place Mobile Home Park              5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   58     Blue Mountain View Apartments                5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   156    Terrytown Village Apartments                 7 yrs @ YM, yearly @ 3%, 2%, 6 mos @ 1%, open last 6 mos
   148    Holiday Inn Express-Fresno                   7 yr lock, >1% or YM through yr 14.75, open last 3 mos
   100    Cherrywood Square Apartments                 5.5 yr lock, >1% or YM through yr 9 1/2, open last 6 months
   29     Willowbrook Business Park                    5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   170    Marshall Plaza                               4 year lock, Defeasance through yr 9.75, open last 3 mos
   159    Valle Sereno Apartments                      10 yrs @ YM, yearly @ 5%, 4%, 3%, 2%, 6 mos @ 1%, open last 6 mos
   36     New Peachtree Apartments                     5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   75     Greenview Apartments                         5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   99     Comfort Inn - Richardson                     10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   157    Santa Fe Square                              3 yrs @ YM, yearly @ 2%, 6 mos @ 1%, open last 6 mos
   127    Best Western-Courtyard Inn                   11 yr lock, >1% or YM through yr 21 3/4, open last 3 months
   121    Comfort Inn - Plano                          10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   95     Parkside Aparments                           5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   137    Brookside Apartments                         3 yr lock, >1% or YM through yr 9.5, open last 6 mos
------------------------------------------------------------------------------------------------------------------------------------
   162    Danubia Apartments                           5 yrs @ YM, yearly @ 2%, 6 mos @ 1%, open last 6 mos
   128    Super 8 - Whitewater, WI                     11 yr lock, >1% or YM through yr 21 3/4, open last 3 months
   218    Lakehurst Shurguard Mini-Storage             3 year lock, TSM through yr 10 (C)
   147    Holiday Inn Express-Mariposa                 7 yr lock, >1% or YM through yr 14.75, open last 3 mos
   73     Creekview Apartments                         8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   94     Wing Ong Plaza                               5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
    4     Days Inn-Norfolk                             10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   161    Spring Ridge Apartments                      15 yrs @ YM, yearly @ 5%, 4%, 3%, 2%, 1, open last 60 mos
   90     Three Fountains Apartments                   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
    3     PP-Days Inn-Cody                             10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   24     Westlake Business Center                     5.5 yr lock, >1% or YM through yr 9 1/4, open last 9 months
   114    Whispering Oaks Apartments                   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   116    Falls of Maplewood Apts.                     4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
   64     Greeley Super 8 Motel                        10 yr lock, >1% or YM through 19 3/4, open last 3 months
   136    Wyncreek Apartments                          >1% or YM through yr 5, 12 mos @ 2%, 6 mos @ 1%, open last 6 mos
------------------------------------------------------------------------------------------------------------------------------------
   146    Holiday Inn Express-Oakhurst                 7 yr lock, >1% or YM through yr 14.75, open last 3 mos
   113    BDR - Francis Court V - Multifamily          5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   91     Avenel Blockbuster                           4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
   110    Cinnamon Tree Apartments                     10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   192    Hyde Park Mobile Estates                     10 year lock, >1% or YM through yr 14 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------

                                                      ANNUAL
 CONTROL                                               DEBT            TOTAL           TOTAL                              APPRAISED
   NO.                 PROPERTY NAME                 SERVICE          REVENUE         EXPENSE         NCF        DSCR       VALUE
------------------------------------------------------------------------------------------------------------------------------------
   117    Huntington Apartments                        228,828         909,608        613,789         295,819    1.29      3,530,000
   124    Days Inn-Union City                          281,012       1,368,750        973,395         395,355    1.41      3,830,000
   213    West Chase                                   250,733         629,666        177,445         394,888    1.57      4,700,000
   155    El Royale Apartments                         249,525         665,993        338,737         290,898    1.17      3,650,000
   93     Barkwood Apartments                          244,177       1,085,683        764,910         320,773    1.31      3,300,000
------------------------------------------------------------------------------------------------------------------------------------
   204    Country Club                                 239,316         616,728        284,305         332,423    1.39      3,350,000
   149    Flower Avenue Shopping Center                255,846         547,329        134,244         370,516    1.45      3,500,000
   77     Hampton Inn - Houston                        263,001       1,042,574        687,379         355,195    1.35      3,450,000
   40     10 Corporate Park                            222,885         549,626        207,946         304,203    1.36      3,450,000
   180    Apopka Square Center                         220,362         481,591        151,919         264,932    1.20      3,300,000
------------------------------------------------------------------------------------------------------------------------------------
   163    Harker Heights Shopping Center               229,920         487,733        114,268         338,726    1.47      3,750,000
   123    Peachwood Apartments                         203,412         461,265        217,071         244,194    1.20      3,000,000
   34     Mountain Park Apartments                     224,553         983,348        537,500         445,848    1.99      4,160,000
   106    Ball Park Inn - Arlington                    251,147       1,931,214      1,592,206         339,009    1.35      3,600,000
   139    Holiday Inn - St. Augustine                  253,624       1,485,248      1,046,169         439,079    1.73      3,500,000
------------------------------------------------------------------------------------------------------------------------------------
   32     Lincoln Village Apartments                   201,685         551,130        303,170         247,960    1.23      2,750,000
   145    Budgetel Inn - Atlanta Airport               245,878       1,235,287        877,435         357,852    1.46      3,200,000
   182    Markham Building                             228,943         848,946        483,857         304,662    1.33      3,250,000
   17     Lochwood Apartments                          211,353         952,012        618,656         333,356    1.58      3,475,000
   35     Foxworth Apartments                          192,383         403,944        161,960         241,984    1.26      2,850,000
------------------------------------------------------------------------------------------------------------------------------------
   78     Holiday Inn Express                          239,856         971,455        633,923         337,531    1.41      3,350,000
   86     Goose Creek Plaza S. C.                      216,508         536,413        202,327         295,406    1.36      3,800,000
   209    6550 Collins                                 192,732         334,724         85,483         242,578    1.26      2,700,000
   52     Park Central                                 213,002         471,598        131,566         312,168    1.47      2,900,000
   115    BDR - Sierra  Point Apartments               191,562         596,772        355,073         241,699    1.26      2,575,000
------------------------------------------------------------------------------------------------------------------------------------
   208    Tuckertown Village                           195,012         388,025        138,537         249,488    1.28      2,500,000
   83     Springwood Apartments                        190,009         599,943        344,876         255,067    1.34      2,600,000
   211    Claire Tower                                 205,200         727,410        475,569         251,842    1.23      2,650,000
   194    Morningstar Self Storage                     197,804         761,850        331,333         430,517    2.17      4,400,000
   70     Pinewood Place Mobile Home Park              198,948         478,837        220,195         258,642    1.30      2,800,000
------------------------------------------------------------------------------------------------------------------------------------
   58     Blue Mountain View Apartments                187,464         488,274        237,066         251,208    1.34      2,600,000
   156    Terrytown Village Apartments                 189,045         825,413        502,576         293,437    1.55      2,800,000
   148    Holiday Inn Express-Fresno                   229,289         968,929        655,107         313,822    1.37      3,400,000
   100    Cherrywood Square Apartments                 191,905         434,383        193,003         241,380    1.26      2,460,000
   29     Willowbrook Business Park                    199,298         574,181        222,910         321,124    1.61      3,320,000
------------------------------------------------------------------------------------------------------------------------------------
   170    Marshall Plaza                               197,304         500,480        143,611         257,309    1.30      3,300,000
   159    Valle Sereno Apartments                      236,016         821,497        465,385         326,620    1.38      3,580,000
   36     New Peachtree Apartments                     181,612         560,359        282,283         278,076    1.53      2,480,000
   75     Greenview Apartments                         180,259         464,168        239,496         224,671    1.25      2,375,000
   99     Comfort Inn - Richardson                     201,058         998,316        630,774         367,542    1.83      3,100,000
------------------------------------------------------------------------------------------------------------------------------------
   157    Santa Fe Square                              190,599         580,399        332,060         224,139    1.18      2,800,000
   127    Best Western-Courtyard Inn                   189,374         859,242        592,206         267,036    1.41      2,725,000
   121    Comfort Inn - Plano                          193,149       1,406,351      1,063,096         343,255    1.78      2,750,000
   95     Parkside Aparments                           169,664         496,312        273,423         222,889    1.31      2,390,000
   137    Brookside Apartments                         186,653         547,430        287,136         238,814    1.28      2,440,000
------------------------------------------------------------------------------------------------------------------------------------
   162    Danubia Apartments                           177,123         350,942        128,892         207,420    1.17      2,295,000
   128    Super 8 - Whitewater, WI                     185,332         644,623        378,120         266,503    1.44      2,425,000
   218    Lakehurst Shurguard Mini-Storage             174,968         387,800        152,178         235,622    1.35      2,600,000
   147    Holiday Inn Express-Mariposa                 196,864         649,708        410,778         238,930    1.21      2,800,000
   73     Creekview Apartments                         157,325         447,300        231,068         216,232    1.37      2,450,000
------------------------------------------------------------------------------------------------------------------------------------
   94     Wing Ong Plaza                               169,558         403,849        180,201         213,589    1.26      2,350,000
    4     Days Inn-Norfolk                             185,164         652,949        354,135         298,814    1.61      2,300,000
   161    Spring Ridge Apartments                      166,994       1,008,954        693,991         261,063    1.56      2,800,000
   90     Three Fountains Apartments                   163,102         693,951        448,472         245,479    1.51      2,640,000
    3     PP-Days Inn-Cody                             184,014         596,651        332,512         264,139    1.44      2,300,000
------------------------------------------------------------------------------------------------------------------------------------
   24     Westlake Business Center                     156,419         308,268        104,077         197,258    1.26      2,300,000
   114    Whispering Oaks Apartments                   151,876         664,500        439,438         225,062    1.48      2,100,000
   116    Falls of Maplewood Apts.                     152,919         483,850        291,191         192,659    1.26      2,175,000
   64     Greeley Super 8 Motel                        175,529         634,419        363,026         271,394    1.55      2,200,000
   136    Wyncreek Apartments                          153,551         607,541        364,032         221,109    1.44      2,325,000
------------------------------------------------------------------------------------------------------------------------------------
   146    Holiday Inn Express-Oakhurst                 176,020         606,862        375,514         231,348    1.31      2,500,000
   113    BDR - Francis Court V - Multifamily          136,877         550,393        366,164         184,229    1.35      2,650,000
   91     Avenel Blockbuster                           151,481         309,365         90,930         206,683    1.36      2,230,000
   110    Cinnamon Tree Apartments                     156,788         293,015        102,555         190,460    1.21      2,110,000
   192    Hyde Park Mobile Estates                     175,189         547,278        275,355         271,923    1.55      2,400,000
------------------------------------------------------------------------------------------------------------------------------------

                                                             CUT-OFF                          SQ FT, UNITS
 CONTROL                                           APPRAISAL   DATE   REPAYMENT    YEAR        BEDS, PADS
   NO.                 PROPERTY NAME                 YEAR      LTV       LTV       BUILT        OR ROOM
--------------------------------------------------------------------------------------------------------------
   117    Huntington Apartments                      1997     71.06     67.82      1978            220 units
   124    Days Inn-Union City                        1997     65.27       -        1990            100 rooms
   213    West Chase                                 1997     53.19     43.96      1985         64,709 sq ft
   155    El Royale Apartments                       1995     67.71     64.41      1990             98 Units
   93     Barkwood Apartments                        1996     74.50     66.96      1971            250 units
--------------------------------------------------------------------------------------------------------------
   204    Country Club                               1996     72.81     68.59      1985            246 pads
   149    Flower Avenue Shopping Center              1996     69.52     58.50      1950         50,798 Sq Ft
   77     Hampton Inn - Houston                      1997     69.49       -        1996             62 rooms
   40     10 Corporate Park                          1997     69.17     65.27      1989         36,182 sqft
   180    Apopka Square Center                       1996     70.39     62.64      1979         70,134 Sq Ft
--------------------------------------------------------------------------------------------------------------
   163    Harker Heights Shopping Center             1996     60.99     50.64      1979        143,724 Sq Ft
   123    Peachwood Apartments                       1997     75.00     69.61        s              66 units
   34     Mountain Park Apartments                   1997     53.99     44.64      1966            212 units
   106    Ball Park Inn - Arlington                  1996     62.05       -        1965            186 rooms
   139    Holiday Inn - St. Augustine                1996     63.82     46.28      1962            122 Rooms
--------------------------------------------------------------------------------------------------------------
   32     Lincoln Village Apartments                 1997     79.85     70.79      1980            115 units
   145    Budgetel Inn - Atlanta Airport             1996     68.29     47.81      1988            101 Rooms
   182    Markham Building                           1996     66.89     56.06      1926         80,038 Sq Ft
   17     Lochwood Apartments                        1996     62.55     55.82      1958            198 units
   35     Foxworth Apartments                        1996     74.64     69.36      1986             64 units
--------------------------------------------------------------------------------------------------------------
   78     Holiday Inn Express                        1997     62.60       -        1996             61 rooms
   86     Goose Creek Plaza S. C.                    1997     54.43     45.55      1984         74,215 sqft
   209    6550 Collins                               1997     74.96     64.21      1996         13,089 sq ft
   52     Park Central                               1997     69.59     58.58      1991         47,037 sqft
   115    BDR - Sierra  Point Apartments             1996     78.27     69.90      1991            100 units
--------------------------------------------------------------------------------------------------------------
   208    Tuckertown Village                         1997     79.96     71.68      1985            155 pads
   83     Springwood Apartments                      1997     76.88     68.57      1981            152 units
   211    Claire Tower                               1997     75.41     62.77      1951            121 units
   194    Morningstar Self Storage                   1996     45.25     37.43      1983        131,555 sqft
   70     Pinewood Place Mobile Home Park            1996     71.03     58.89      1985            216 pads
--------------------------------------------------------------------------------------------------------------
   58     Blue Mountain View Apartments              1996     75.65     67.70      1978            115 units
   156    Terrytown Village Apartments               1995     69.86     63.10      1973            196 Units
   148    Holiday Inn Express-Fresno                 1996     57.52     26.45      1994             56 Rooms
   100    Cherrywood Square Apartments               1997     79.27     65.16      1969             60 units
   29     Willowbrook Business Park                  1996     58.03     48.44      1980         50,585 sqft
--------------------------------------------------------------------------------------------------------------
   170    Marshall Plaza                             1996     57.49     48.05      1974        131,868 Sq Ft
   159    Valle Sereno Apartments                    1995     51.70       -        1983            203 Units
   36     New Peachtree Apartments                   1997     74.46     61.28      1962             80 units
   75     Greenview Apartments                       1997     77.75     63.85      1970             68 units
   99     Comfort Inn - Richardson                   1997     58.06       -        1995             56 rooms
--------------------------------------------------------------------------------------------------------------
   157    Santa Fe Square                            1996     63.69     60.33      1968            110 Units
   127    Best Western-Courtyard Inn                 1997     64.22       -        1990             60 rooms
   121    Comfort Inn - Plano                        1997     63.64       -        1987            104 rooms
   95     Parkside Aparments                         1996     72.94     59.93      1962             87 units
   137    Brookside Apartments                       1996     70.94     50.69      1968             86 Units
--------------------------------------------------------------------------------------------------------------
   162    Danubia Apartments                         1996     74.46     70.67      1991             55 Units
   128    Super 8 - Whitewater, WI                   1997     70.10       -        1991             52 rooms
   218    Lakehurst Shurguard Mini-Storage           1997     65.14     59.21      1989         36,176 sqft
   147    Holiday Inn Express-Mariposa               1996     59.97     27.58      1994             46 Rooms
   73     Creekview Apartments                       1996     67.27     53.20      1986             66 units
--------------------------------------------------------------------------------------------------------------
   94     Wing Ong Plaza                             1996     68.86     57.78      1986         28,340 sqft
    4     Days Inn-Norfolk                           1996     69.72       -        1992             61 rooms
   161    Spring Ridge Apartments                    1995     57.25       -        1963            196 Units
   90     Three Fountains Apartments                 1997     60.55     50.32      1974            170 units
    3     PP-Days Inn-Cody                           1996     69.28       -        1994             52 rooms
--------------------------------------------------------------------------------------------------------------
   24     Westlake Business Center                   1996     69.23     57.08      1978         38,686 sqft
   114    Whispering Oaks Apartments                 1996     73.93     60.88      1977            180 units
   116    Falls of Maplewood Apts.                   1996     71.00     63.62      1974            108 units
   64     Greeley Super 8 Motel                      1996     69.52       -        1994             49 rooms
   136    Wyncreek Apartments                        1995     65.35     59.56      1964            112 Units
--------------------------------------------------------------------------------------------------------------
   146    Holiday Inn Express-Oakhurst               1996     60.05     27.61      1990             42 Rooms
   113    BDR - Francis Court V - Multifamily        1996     56.39     50.04      1988            100 units
   91     Avenel Blockbuster                         1997     66.31     59.65      1991         11,435 sqft
   110    Cinnamon Tree Apartments                   1996     69.02       -        1996             64 units
   192    Hyde Park Mobile Estates                   1996     60.66       -        1965            118 pads
--------------------------------------------------------------------------------------------------------------

                                                                     LOAN PER
                                                                   SQ FT, UNIT                               INITIAL
 CONTROL                                                             BED, PAD           OCCUPANCY            RESERVES
    NO.               PROPERTY NAME                                  OR ROOM            PERCENTAGE          AT CLOSING
----------------------------------------------------------------------------------------------------------------------
    117     Huntington Apartments                                    11,401.99 / unit     90.45%                -
    124     Days Inn-Union City                                      25,000.00 / room       NAP               22,344
    213     West Chase                                                   38.63 / sq ft    87.00%                -
    155     El Royale Apartments                                     25,217.45 / unit     89.00%               4,500
    93      Barkwood Apartments                                       9,834.14 / unit     92.13%             241,688
----------------------------------------------------------------------------------------------------------------------
    204     Country Club                                              9,915.05 / pad     100.00%               9,120
    149     Flower Avenue Shopping Center                                47.90 / sqft     97.00%             155,243
    77      Hampton Inn - Houston                                    38,666.83 / room       NAP                 -
    40      10 Corporate Park                                            65.95 / sqft    100.00%                -
    180     Apopka Square Center                                         33.12 / sqft     97.00%                -
----------------------------------------------------------------------------------------------------------------------
    163     Harker Heights Shopping Center                               15.91 / sqft    100.00%              12,072
    123     Peachwood Apartments                                     34,090.91 / unit     94.90%              49,375
    34      Mountain Park Apartments                                 10,593.85 / unit     91.04%             266,625
    106     Ball Park Inn - Arlington                                12,010.13 / room       NAP               23,333
    139     Holiday Inn - St. Augustine                              18,307.72 / room       NAP                5,626
----------------------------------------------------------------------------------------------------------------------
    32      Lincoln Village Apartments                               19,094.91 / unit     95.65%                -
    145     Budgetel Inn - Atlanta Airport                           21,637.38 / room       NAP              140,295
    182     Markham Building                                             27.16 / sqft     94.00%              29,325
    17      Lochwood Apartments                                      10,978.08 / unit     88.22%             201,864
    35      Foxworth Apartments                                      33,238.83 / unit     95.31%              13,906
----------------------------------------------------------------------------------------------------------------------
    78      Holiday Inn Express                                      34,379.71 / room       NAP                 -
    86      Goose Creek Plaza S. C.                                      27.87 / sqft     93.19%             107,875
    209     6550 Collins                                                154.62 / sq ft    92.70%                -
    52      Park Central                                                 42.90 / sqft    100.00%                -
    115     BDR - Sierra  Point Apartments                           20,153.48 / unit     78.97%                -
----------------------------------------------------------------------------------------------------------------------
    208     Tuckertown Village                                       12,896.34 / pad      94.00%              70,125
    83      Springwood Apartments                                    13,150.43 / unit     92.76%              68,700
    211     Claire Tower                                             16,514.74 / unit     98.00%                -
    194     Morningstar Self Storage                                     15.14 / sq ft    96.00%                -
    70      Pinewood Place Mobile Home Park                           9,207.51 / pad      92.59%                -
----------------------------------------------------------------------------------------------------------------------
    58      Blue Mountain View Apartments                            17,104.08 / unit     93.04%              54,569
    156     Terrytown Village Apartments                              9,980.45 / unit     97.00%               9,992
    148     Holiday Inn Express-Fresno                               34,923.85 / room       NAP                 -
    100     Cherrywood Square Apartments                             32,500.00 / unit     90.00%              15,025
    29      Willowbrook Business Park                                    38.09 / sqft     95.08%              82,949
----------------------------------------------------------------------------------------------------------------------
    170     Marshall Plaza                                               14.39 / sqft    100.00%              87,942
    159     Valle Sereno Apartments                                   9,118.18 / unit     95.00%               9,180
    36      New Peachtree Apartments                                 23,081.41 / unit     98.75%              21,825
    75      Greenview Apartments                                     27,153.84 / unit     95.59%              15,250
    99      Comfort Inn - Richardson                                 32,142.86 / room       NAP                 -
----------------------------------------------------------------------------------------------------------------------
    157     Santa Fe Square                                          16,213.12 / unit     96.00%              17,625
    127     Best Western-Courtyard Inn                               29,166.67 / room       NAP                 -
    121     Comfort Inn - Plano                                      16,826.92 / room       NAP               36,250
    95      Parkside Aparments                                       20,036.66 / unit     91.95%              27,694
    137     Brookside Apartments                                     20,126.05 / unit     92.00%              93,665
----------------------------------------------------------------------------------------------------------------------
    162     Danubia Apartments                                       31,069.39 / unit     93.00%                 802
    128     Super 8 - Whitewater, WI                                 32,692.31 / room       NAP                 -
    218     Lakehurst Shurguard Mini-Storage                             46.82 / sqft     93.00%                -
    147     Holiday Inn Express-Mariposa                             36,503.63 / room       NAP               81,027
    73      Creekview Apartments                                     24,971.78 / unit     90.91%              32,500
----------------------------------------------------------------------------------------------------------------------
    94      Wing Ong Plaza                                               57.10 / sqft    100.00%                -
     4      Days Inn-Norfolk                                         26,286.94 / room       NAP                 -
    161     Spring Ridge Apartments                                   8,178.49 / unit     96.00%              86,175
    90      Three Fountains Apartments                                9,403.58 / unit     88.43%              72,656
     3      PP-Days Inn-Cody                                         30,645.07 / room       NAP               29,912
----------------------------------------------------------------------------------------------------------------------
    24      Westlake Business Center                                     41.16 / sqft     96.90%              18,975
    114     Whispering Oaks Apartments                                8,624.70 / unit     97.59%              28,935
    116     Falls of Maplewood Apts.                                 14,297.89 / unit     95.37%              41,278
    64      Greeley Super 8 Motel                                    31,211.88 / room       NAP                 -
    136     Wyncreek Apartments                                      13,565.47 / unit     98.00%             124,867
----------------------------------------------------------------------------------------------------------------------
    146     Holiday Inn Express-Oakhurst                             35,746.97 / room       NAP               72,573
    113     BDR - Francis Court V - Multifamily                      14,943.13 / unit     99.00%             213,012
    91      Avenel Blockbuster                                          129.32 / sqft    100.00%                -
    110     Cinnamon Tree Apartments                                 22,754.00 / unit     98.44%                -
    192     Hyde Park Mobile Estates                                 12,337.06 / pad      94.00%             109,638
----------------------------------------------------------------------------------------------------------------------

                                                                                                         ADMINISTRATIVE
  CONTROL                                                                          UNDERWRITING              COST
     NO.                   PROPERTY NAME                                            RESERVES                 RATE
---------------------------------------------------------------------------------------------------------------------------
     117      Huntington Apartments                                              250 per unit                0.005
     124      Days Inn-Union City                                                 4% of gross rev.           0.005
     213      West Chase                                                        0.15 per sq ft               0.005
     155      El Royale Apartments                                               371 Per Unit                0.255
     93       Barkwood Apartments                                                275 per unit                0.065
---------------------------------------------------------------------------------------------------------------------------
     204      Country Club                                                        25 per pad                 0.005
     149      Flower Avenue Shopping Center                                     0.15 Per Sq Ft               0.130
     77       Hampton Inn - Houston                                               4% of gross rev.           0.005
     40       10 Corporate Park                                                 0.15 per sq. ft.             0.065
     180      Apopka Square Center                                              0.15 Per Sq Ft               0.130
---------------------------------------------------------------------------------------------------------------------------
     163      Harker Heights Shopping Center                                    0.23 Per Sq Ft               0.130
     123      Peachwood Apartments                                               250 per unit                0.065
     34       Mountain Park Apartments                                           250 per unit                0.005
     106      Ball Park Inn - Arlington                                           4% of gross rev.           0.005
     139      Holiday Inn - St. Augustine                                      464.8 Per Room                0.130
---------------------------------------------------------------------------------------------------------------------------
     32       Lincoln Village Apartments                                         253 per unit                0.005
     145      Budgetel Inn - Atlanta Airport                                  489.22 Per Room                0.130
     182      Markham Building                                                  0.37 Per Sq Ft               0.130
     17       Lochwood Apartments                                                300 per unit                0.005
     35       Foxworth Apartments                                                250 per unit                0.065
---------------------------------------------------------------------------------------------------------------------------
     78       Holiday Inn Express                                                 4% of gross rev.           0.005
     86       Goose Creek Plaza S. C.                                           0.16 per sq. ft.             0.005
     209      6550 Collins                                                      0.15 per sq ft               0.005
     52       Park Central                                                      0.15 per sq. ft.             0.005
     115      BDR - Sierra  Point Apartments                                     225 per unit                0.005
---------------------------------------------------------------------------------------------------------------------------
     208      Tuckertown Village                                               89.25 per pad                 0.005
     83       Springwood Apartments                                           303.39 per unit                0.005
     211      Claire Tower                                                       275 per unit                0.005
     194      Morningstar Self Storage                                          0.15 per sq ft               0.005
     70       Pinewood Place Mobile Home Park                                     50 per pad                 0.005
---------------------------------------------------------------------------------------------------------------------------
     58       Blue Mountain View Apartments                                      250 per unit                0.005
     156      Terrytown Village Apartments                                       150 Per Unit                0.255
     148      Holiday Inn Express-Fresno                                         769 Per Room                0.130
     100      Cherrywood Square Apartments                                       250 per unit                0.005
     29       Willowbrook Business Park                                         0.15 per sq. ft.             0.005
---------------------------------------------------------------------------------------------------------------------------
     170      Marshall Plaza                                                     0.2 Per Sq Ft               0.130
     159      Valle Sereno Apartments                                         145.28 Per Unit                0.255
     36       New Peachtree Apartments                                           250 per unit                0.005
     75       Greenview Apartments                                               250 per unit                0.005
     99       Comfort Inn - Richardson                                            4% of gross rev.           0.005
---------------------------------------------------------------------------------------------------------------------------
     157      Santa Fe Square                                                    220 Per Unit                0.255
     127      Best Western-Courtyard Inn                                          4% of gross rev.           0.005
     121      Comfort Inn - Plano                                                 4% of gross rev.           0.005
     95       Parkside Aparments                                                 250 per unit                0.005
     137      Brookside Apartments                                            249.77 Per Unit                0.130
---------------------------------------------------------------------------------------------------------------------------
     162      Danubia Apartments                                                 266 Per Unit                0.255
     128      Super 8 - Whitewater, WI                                            4% of gross rev.           0.005
     218      Lakehurst Shurguard Mini-Storage                                   0.2 per sq ft               0.005
     147      Holiday Inn Express-Mariposa                                       744 Per Room                0.130
     73       Creekview Apartments                                               200 per unit                0.005
---------------------------------------------------------------------------------------------------------------------------
     94       Wing Ong Plaza                                                    0.15 per sq. ft.             0.005
      4       Days Inn-Norfolk                                                    4% of gross rev.           0.005
     161      Spring Ridge Apartments                                            275 Per Unit                0.255
     90       Three Fountains Apartments                                         275 per unit                0.005
      3       PP-Days Inn-Cody                                                    4% of gross rev.           0.005
---------------------------------------------------------------------------------------------------------------------------
     24       Westlake Business Center                                          0.19 per sq. ft.             0.005
     114      Whispering Oaks Apartments                                         250 per unit                0.005
     116      Falls of Maplewood Apts.                                           250 per unit                0.005
     64       Greeley Super 8 Motel                                               4% of gross rev.           0.005
     136      Wyncreek Apartments                                                200 Per Unit                0.360
---------------------------------------------------------------------------------------------------------------------------
     146      Holiday Inn Express-Oakhurst                                       773 Per Room                0.130
     113      BDR - Francis Court V - Multifamily                                251 per unit                0.005
     91       Avenel Blockbuster                                                0.15 per sq. ft.             0.065
     110      Cinnamon Tree Apartments                                           250 per unit                0.005
     192      Hyde Park Mobile Estates                                         58.35 per pad                 0.005
---------------------------------------------------------------------------------------------------------------------------

                                                                          LARGEST RETAIL TENANT
                                              -----------------------------------------------------------------------------
CONTROL                                                                              AREA LEASED             LEASE           CONTROL
  NO.              PROPERTY NAME                         NAME                         (SQ. FT.)            EXP DATE            NO.
------------------------------------------------------------------------------------------------------------------------------------
  117    Huntington Apartments                                                                                                 117
  124    Days Inn-Union City                                                                                                   124
  213    West Chase                           Tans You                                   6,322              11/01/99           213
  155    El Royale Apartments                                                                                                  155
   93    Barkwood Apartments                                                                                                   93
------------------------------------------------------------------------------------------------------------------------------------
  204    Country Club                                                                                                          204
  149    Flower Avenue Shopping Center        Entertainment Unlimited, Inc.             11,000              05/31/06           149
   77    Hampton Inn - Houston                                                                                                 77
   40    10 Corporate Park                    Sign Biz Inc.                              6,203              04/14/99           40
  180    Apopka Square Center                 Winn Dixie Stores, Inc                    32,907              12/14/00           180
------------------------------------------------------------------------------------------------------------------------------------
  163    Harker Heights Shopping Center       Winn-Dixie Texas, Inc.                    45,924              03/07/16           163
  123    Peachwood Apartments                                                                                                  123
   34    Mountain Park Apartments                                                                                              34
  106    Ball Park Inn - Arlington                                                                                             106
  139    Holiday Inn - St. Augustine                                                                                           139
------------------------------------------------------------------------------------------------------------------------------------
   32    Lincoln Village Apartments                                                                                            32
  145    Budgetel Inn - Atlanta Airport                                                                                        145
  182    Markham Building                     Global Financial Aid                       6,212              03/31/97           182
   17    Lochwood Apartments                                                                                                   17
   35    Foxworth Apartments                                                                                                   35
------------------------------------------------------------------------------------------------------------------------------------
   78    Holiday Inn Express                                                                                                   78
   86    Goose Creek Plaza S. C.              Plitt Cinema                              18,000              10/31/97           86
  209    6550 Collins                         Blockbuster Video                          6,780              08/31/06           209
   52    Park Central                         Salvation Army                             9,230              05/31/02           52
  115    BDR - Sierra  Point Apartments                                                                                        115
------------------------------------------------------------------------------------------------------------------------------------
  208    Tuckertown Village                                                                                                    208
   83    Springwood Apartments                                                                                                 83
  211    Claire Tower                                                                                                          211
  194    Morningstar Self Storage                                                                                              194
   70    Pinewood Place Mobile Home Park                                                                                       70
------------------------------------------------------------------------------------------------------------------------------------
   58    Blue Mountain View Apartments                                                                                         58
  156    Terrytown Village Apartments                                                                                          156
  148    Holiday Inn Express-Fresno                                                                                            148
  100    Cherrywood Square Apartments                                                                                          100
   29    Willowbrook Business Park            Ale Blazers Grandstand                     5,440              07/31/98           29
------------------------------------------------------------------------------------------------------------------------------------
  170    Marshall Plaza                       Fleming Supermarkets, Inc.                43,121              02/28/05           170
  159    Valle Sereno Apartments                                                                                               159
   36    New Peachtree Apartments                                                                                              36
   75    Greenview Apartments                                                                                                  75
   99    Comfort Inn - Richardson                                                                                              99
------------------------------------------------------------------------------------------------------------------------------------
  157    Santa Fe Square                                                                                                       157
  127    Best Western-Courtyard Inn                                                                                            127
  121    Comfort Inn - Plano                                                                                                   121
   95    Parkside Aparments                                                                                                    95
  137    Brookside Apartments                                                                                                  137
------------------------------------------------------------------------------------------------------------------------------------
  162    Danubia Apartments                                                                                                    162
  128    Super 8 - Whitewater, WI                                                                                              128
  218    Lakehurst Shurguard Mini-Storage                                                                                      218
  147    Holiday Inn Express-Mariposa                                                                                          147
   73    Creekview Apartments                                                                                                  73
------------------------------------------------------------------------------------------------------------------------------------
   94    Wing Ong Plaza                       Walgreen                                  13,560              12/31/14           94
   4     Days Inn-Norfolk                                                                                                       4
  161    Spring Ridge Apartments                                                                                               161
   90    Three Fountains Apartments                                                                                            90
   3     PP-Days Inn-Cody                                                                                                       3
------------------------------------------------------------------------------------------------------------------------------------
   24    Westlake Business Center             Delson                                     5,230              01/31/98           24
  114    Whispering Oaks Apartments                                                                                            114
  116    Falls of Maplewood Apts.                                                                                              116
   64    Greeley Super 8 Motel                                                                                                 64
  136    Wyncreek Apartments                                                                                                   136
------------------------------------------------------------------------------------------------------------------------------------
  146    Holiday Inn Express-Oakhurst                                                                                          146
  113    BDR - Francis Court V - Multifamily                                                                                   113
   91    Avenel Blockbuster                   Blockbuster                                6,969              12/14/00           91
  110    Cinnamon Tree Apartments                                                                                              110
  192    Hyde Park Mobile Estates                                                                                              192
------------------------------------------------------------------------------------------------------------------------------------

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                    ANNEX A

CONTROL
   NO.            PROPERTY NAME                                ADDRESS                              CITY                  STATE
--------------------------------------------------------------------------------------------------------------------------------
   200    The Chalet                               6115 Jack Finney Boulevard                   Greenville                 TX
   84     Woodley Downs Apartments                 3923 Wodley Road                             Montgomery                 AL
   134    River Oaks Village Shopping Cr           3700 Lorna Road                              Hoover                     AL
   37     Ashdale Garden Apartments                2450 Ashdale Drive                           Austin                     TX
   62     Club Secane Apartments                   100 Oak Lane                                 Darby Township             PA
--------------------------------------------------------------------------------------------------------------------------------
    6     Ramada Limited - Austin                  9102 Burnett Road                            Austin                     TX
   16     Eastgate Square Shopping Center          164 U.S. Highway 17                          East Palatka               FL
   111    BDR - Francis Court III - Multifamily    1621 West Rialto Avenue                      Rialto                     CA
   195    Oak Meadow Park                          31750 NW Pacific                             North Plains               OR
   135    Wyncove Apartments                       3251 Commerce Drive                          East Point                 GA
--------------------------------------------------------------------------------------------------------------------------------
   143    Riverview Apartments                     78 Pheasant Road                             Peterborough               NH
   80     Mill Run Apartments                      2732 W. Colorado                             Dallas                     TX
   82     Ho Jo Inn - Wilmington                   3901 Market Street                           Wilmington                 NC
   11     Casa Del Sol Apartments                  14250 Borego Road                            Victorville                CA
   38     Western Apartments                       411 North Avenue                             Trinidad                   CO
--------------------------------------------------------------------------------------------------------------------------------
   89     Sherwood Court Apartments                4503-4531 McPherson Ave.                     St Louis                   MO
   53     Lindberg Station                         711 Morosgo Drive, N.E.                      Atlanta                    GA
   25     Oregon Building                          494 State Street                             Salem                      OR
   79     Telstar Apartments                       510 Westmount                                Dallas                     TX
   112    BDR - Francis Court IV - Multifamily     1680 West Rialto Avenue                      Rialto                     CA
--------------------------------------------------------------------------------------------------------------------------------
   21     Guild Building                           7912 Bonhomme Ave.                           St. Louis                  MO
   98     Crestridge Apartments                    6417 Ridgecrest Road                         Dallas                     TX
   142    2-8 Washington Avenue                    2-8 Washington Avenue                        Chelsea                    MA

                                                                                                    % OF    CUMULATIVE
                                                                                       CUT-OFF     INITIAL    INITIAL
 CONTROL                                                ZIP            ORIGINAL         DATE        POOL    % OF POOL
   NO.            PROPERTY NAME                        CODE            BALANCE         BALANCE     BALANCE    BALANCE
-----------------------------------------------------------------------------------------------------------------------
   200    The Chalet                                   75402           1,462,000       1,455,097    0.17      96.91
   84     Woodley Downs Apartments                     36116           1,450,000       1,448,689    0.17      97.09
   134    River Oaks Village Shopping Cr               35216           1,600,000       1,402,154    0.17      97.25
   37     Ashdale Garden Apartments                    78757           1,400,000       1,396,585    0.17      97.42
   62     Club Secane Apartments                       19036           1,400,000       1,391,566    0.17      97.58
-----------------------------------------------------------------------------------------------------------------------
    6     Ramada Limited - Austin                      78758           1,400,000       1,389,664    0.16      97.75
   16     Eastgate Square Shopping Center              32131           1,376,000       1,371,084    0.16      97.91
   111    BDR - Francis Court III - Multifamily        92376           1,350,000       1,344,882    0.16      98.07
   195    Oak Meadow Park                              97133           1,345,000       1,343,474    0.16      98.23
   135    Wyncove Apartments                           30344           1,350,000       1,322,582    0.16      98.39
-----------------------------------------------------------------------------------------------------------------------
   143    Riverview Apartments                         03458           1,315,000       1,303,659    0.15      98.54
   80     Mill Run Apartments                          75211           1,230,000       1,228,914    0.15      98.69
   82     Ho Jo Inn - Wilmington                       28403           1,223,000       1,220,098    0.14      98.83
   11     Casa Del Sol Apartments                      92392           1,200,000       1,195,781    0.14      98.97
   38     Western Apartments                           81082           1,200,000       1,195,368    0.14      99.12
-----------------------------------------------------------------------------------------------------------------------
   89     Sherwood Court Apartments                    63108           1,160,000       1,159,373    0.14      99.25
   53     Lindberg Station                             30324           1,100,000       1,093,309    0.13      99.38
   25     Oregon Building                              97301           1,000,000         998,025    0.12      99.50
   79     Telstar Apartments                           75211             988,000         987,128    0.12      99.62
   112    BDR - Francis Court IV - Multifamily         92376             850,000         846,778    0.10      99.72
-----------------------------------------------------------------------------------------------------------------------
   21     Guild Building                               63105             850,000         846,082    0.10      99.82
   98     Crestridge Apartments                        75231             800,000         799,530    0.09      99.92
   142    2-8 Washington Avenue                        02150             715,000         708,991    0.08     100.00

                                                                          STATED    ORIG      REM
                                                                 ORIG      REM     AMORT     AMORT
 CONTROL                                            MORTGAGE     TERM     TERM      TERM      TERM       ORIG      REPAYMENT
   NO.                 PROPERTY NAME                  RATE      (MOS.)   (MOS.)    (MOS.)    (MOS.)      DATE         DATE
-------------------------------------------------------------------------------------------------------------------------------
   200    The Chalet                                  8.450      120       115      300        295     12/30/96     01/01/07
   84     Woodley Downs Apartments                    8.920      180       179      300        299     04/09/97     05/01/12
   134    River Oaks Village Shopping Cr              8.875      180       140      180        140     01/12/94     02/01/09
   37     Ashdale Garden Apartments                   8.520      120       116      360        356     01/08/97     02/01/07
   62     Club Secane Apartments                      8.390      120       114      300        294     11/26/96     12/01/06
-------------------------------------------------------------------------------------------------------------------------------
    6     Ramada Limited - Austin                     9.230      240       235      240        235     12/17/96     01/01/17
   16     Eastgate Square Shopping Center             9.060      120       116      300        296     01/29/97     02/01/07
   111    BDR - Francis Court III - Multifamily       8.380      120       114      360        354     11/26/96     12/01/06
   195    Oak Meadow Park                             8.840      120 (A)   118 (A)  360        358     03/24/97     04/01/07
   135    Wyncove Apartments                         10.350       84        58      300        274     03/14/95     04/01/02
-------------------------------------------------------------------------------------------------------------------------------
   143    Riverview Apartments                        8.910       60        51      300        291     08/14/96     09/01/01
   80     Mill Run Apartments                         9.060      180       179      300        299     04/16/97     05/01/12
   82     Ho Jo Inn - Wilmington                     10.180      180       179      180        179     04/09/97     05/01/12
   11     Casa Del Sol Apartments                     8.750      120       114      360        354     11/20/96     12/01/06
   38     Western Apartments                          8.590      120       116      300        296     01/09/97     02/01/07
-------------------------------------------------------------------------------------------------------------------------------
   89     Sherwood Court Apartments                   9.050      120       119      360        359     04/24/97     05/01/07
   53     Lindberg Station                            8.330      120       114      300        294     11/26/96     12/01/06
   25     Oregon Building                             9.340      120       117      330        327     02/05/97     03/01/07
   79     Telstar Apartments                          9.060      180       179      300        299     04/15/97     05/01/12
   112    BDR - Francis Court IV - Multifamily        8.380      120       114      360        354     11/26/96     12/01/06
-------------------------------------------------------------------------------------------------------------------------------
   21     Guild Building                              8.890       84        79      300        295     12/12/96     01/01/04
   98     Crestridge Apartments                       8.650       60        59      360        359     04/30/97     05/01/02
   142    2-8 Washington Avenue                       9.570      120       110      300        290     07/30/96     08/01/06

                                                                  BALLOON/
  CONTROL                                                         REPAYMENT
    NO.             PROPERTY NAME                                  BALANCE    PROPERTY TYPE
---------------------------------------------------------------------------------------------------------------
    200     The Chalet                                            1,194,038   Multifamily
    84      Woodley Downs Apartments                                957,597   Multifamily
    134     River Oaks Village Shopping Cr                               -    Unanchored Retail
    37      Ashdale Garden Apartments                             1,240,912   Multifamily
    62      Club Secane Apartments                                1,141,732   Multifamily
---------------------------------------------------------------------------------------------------------------
     6      Ramada Limited - Austin                                      -    Hospitality
    16      Eastgate Square Shopping Center                       1,140,056   Anchored Retail
    111     BDR - Francis Court III - Multifamily                 1,193,353   Multifamily
    195     Oak Meadow Park                                       1,199,343   Mobile Home Park
    135     Wyncove Apartments                                    1,232,520   Multifamily
---------------------------------------------------------------------------------------------------------------
    143     Riverview Apartments                                  1,224,969   Multifamily
    80      Mill Run Apartments                                     816,743   Multifamily
    82      Ho Jo Inn - Wilmington                                       -    Hospitality
    11      Casa Del Sol Apartments                               1,068,269   Multifamily
    38      Western Apartments                                      983,373   Multifamily
---------------------------------------------------------------------------------------------------------------
    89      Sherwood Court Apartments                             1,038,313   Multifamily
    53      Lindberg Station                                        895,757   Multifamily
    25      Oregon Building                                         871,154   Office
    79      Telstar Apartments                                      656,051   Multifamily
    112     BDR - Francis Court IV - Multifamily                    751,371   Multifamily
---------------------------------------------------------------------------------------------------------------
    21      Guild Building                                          760,473   Office
    98      Crestridge Apartments                                   764,883   Multifamily
    142     2-8 Washington Avenue                                   599,145   Multifamily/Retail

CONTROL
   NO.                 PROPERTY NAME                                                   PREPAYMENT RESTRICTIONS
------------------------------------------------------------------------------------------------------------------------------------
   200    The Chalet                                   3 year lock, >1% or YM through yr 9 3/4, open last 3 months
   84     Woodley Downs Apartments                     8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
   134    River Oaks Village Shopping Cr               2 yr lock, >1% or YM through yr 14.75, open last 3 mos
   37     Ashdale Garden Apartments                    5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   62     Club Secane Apartments                       5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
    6     Ramada Limited - Austin                      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
   16     Eastgate Square Shopping Center              5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   111    BDR - Francis Court III - Multifamily        5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   195    Oak Meadow Park                              5 year lock, >1% or YM through yr 9 3/4, open last 3 months
   135    Wyncove Apartments                           2 yr lock, >1% or YM through yr 6.5, open last 6 mos
------------------------------------------------------------------------------------------------------------------------------------
   143    Riverview Apartments                         4.5 yr lock, open last 6 mos
   80     Mill Run Apartments                          8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
   82     Ho Jo Inn - Wilmington                       8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
   11     Casa Del Sol Apartments                      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   38     Western Apartments                           5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   89     Sherwood Court Apartments                    5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   53     Lindberg Station                             5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   25     Oregon Building                              5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
   79     Telstar Apartments                           8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
   112    BDR - Francis Court IV - Multifamily         5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
------------------------------------------------------------------------------------------------------------------------------------
   21     Guild Building                               4 yr lock, yearly @ 4%, 3, 6 mos @ 2%, 3 mos @ 1%, open last 3 months
   98     Crestridge Apartments                        3 yr lock, >1% or YM through yr 4 1/2, open last 6 months
   142    2-8 Washington Avenue                        5 yr lock, >1%orYM through yr 7, yearly @ 3%, 2%, 6 mos @ 1%, open last 6 mos

                                                      ANNUAL
 CONTROL                                               DEBT            TOTAL           TOTAL                              APPRAISED
   NO.                 PROPERTY NAME                  SERVICE         REVENUE         EXPENSE         NCF        DSCR       VALUE
------------------------------------------------------------------------------------------------------------------------------------
   200    The Chalet                                   140,678         510,979        333,543         177,436    1.26      1,950,000
   84     Woodley Downs Apartments                     145,068         512,660        325,845         186,814    1.29      1,925,000
   134    River Oaks Village Shopping Cr               193,314         451,800        161,280         263,256    1.36      2,550,000
   37     Ashdale Garden Apartments                    129,416         335,367        175,373         159,994    1.24      1,750,000
   62     Club Secane Apartments                       134,035         443,092        279,037         164,055    1.22      1,900,000
------------------------------------------------------------------------------------------------------------------------------------
    6     Ramada Limited - Austin                      153,648         573,222        357,123         216,099    1.41      2,020,000
   16     Eastgate Square Shopping Center              139,247         386,217        135,242         235,204    1.69      2,235,000
   111    BDR - Francis Court III - Multifamily        123,189         427,723        252,650         175,073    1.42      2,000,000
   195    Oak Meadow Park                              128,016         240,728         87,103         153,625    1.20      1,950,000
   135    Wyncove Apartments                           151,225         574,516        329,115         223,801    1.48      2,165,000
------------------------------------------------------------------------------------------------------------------------------------
   143    Riverview Apartments                         131,454         427,700        206,050         192,850    1.47      2,200,000
   80     Mill Run Apartments                          124,472         648,876        490,242         158,634    1.27      1,725,000
   82     Ho Jo Inn - Wilmington                       159,329         603,838        388,605         215,232    1.35      2,250,000
   11     Casa Del Sol Apartments                      113,285         303,697        154,323         149,374    1.32      2,000,000
   38     Western Apartments                           116,827         301,382        147,337         154,044    1.32      1,600,000
------------------------------------------------------------------------------------------------------------------------------------
   89     Sherwood Court Apartments                    112,505         295,812        153,272         142,540    1.27      1,500,000
   53     Lindberg Station                             104,782         278,274        127,278         150,996    1.44      1,430,000
   25     Oregon Building                              101,237         314,231        145,457         133,209    1.32      1,750,000
   79     Telstar Apartments                            99,983         527,333        402,242         125,091    1.25      1,350,000
   112    BDR - Francis Court IV - Multifamily          77,563         261,760        160,356         101,404    1.31      1,250,000
------------------------------------------------------------------------------------------------------------------------------------
   21     Guild Building                                84,831         281,476        140,391         112,979    1.33      1,550,000
   98     Crestridge Apartments                         74,839         390,139        291,252          98,887    1.32      1,500,000
   142    2-8 Washington Avenue                         75,381         193,487         79,049         104,465    1.39      1,100,000

                                                             CUT-OFF                          SQ FT, UNITS
 CONTROL                                           APPRAISAL   DATE   REPAYMENT    YEAR        BEDS, PADS
   NO.                 PROPERTY NAME                 YEAR      LTV       LTV       BUILT        OR ROOM
--------------------------------------------------------------------------------------------------------------
   200    The Chalet                                 1996     74.62     61.23      1978            120 units
   84     Woodley Downs Apartments                   1997     75.26     49.75      1978            120 units
   134    River Oaks Village Shopping Cr             1993     54.99       -        1978         37,514 Sq Ft
   37     Ashdale Garden Apartments                  1996     79.80     70.91      1981             58 units
   62     Club Secane Apartments                     1996     73.24     60.09      1972             72 units
--------------------------------------------------------------------------------------------------------------
    6     Ramada Limited - Austin                    1996     68.80       -        1986             40 rooms
   16     Eastgate Square Shopping Center            1996     61.35     51.01      1978         57,864 sqft
   111    BDR - Francis Court III - Multifamily      1996     67.24     59.67      1990             68 units
   195    Oak Meadow Park                            1997     68.90     61.50      1992             57 pads
   135    Wyncove Apartments                         1995     61.09     56.93      1974            108 Units
--------------------------------------------------------------------------------------------------------------
   143    Riverview Apartments                       1996     59.26     55.68      1971             96 Units
   80     Mill Run Apartments                        1997     71.24     47.35      1969            112 units
   82     Ho Jo Inn - Wilmington                     1996     54.23       -        1987             80 rooms
   11     Casa Del Sol Apartments                    1996     59.79     53.41      1993             56 units
   38     Western Apartments                         1996     74.71     61.46      1968             60 units
--------------------------------------------------------------------------------------------------------------
   89     Sherwood Court Apartments                  1997     77.29     69.22      1906             66 units
   53     Lindberg Station                           1996     76.46     62.64      1961             42 units
   25     Oregon Building                            1996     57.03     49.78      1912         31,470 sqft
   79     Telstar Apartments                         1997     73.12     48.60      1969            100 units
   112    BDR - Francis Court IV - Multifamily       1996     67.74     60.11      1990             44 units
--------------------------------------------------------------------------------------------------------------
   21     Guild Building                             1996     54.59     49.06      1954         22,555 sqft
   98     Crestridge Apartments                      1997     53.30     50.99      1981            110 units
   142    2-8 Washington Avenue                      1996     64.45     54.47      1910             16 Units

                                                                     LOAN PER
                                                                   SQ FT, UNIT                               INITIAL
 CONTROL                                                             BED, PAD           OCCUPANCY            RESERVES
    NO.               PROPERTY NAME                                  OR ROOM            PERCENTAGE          AT CLOSING
----------------------------------------------------------------------------------------------------------------------
    200     The Chalet                                               12,125.81 / unit     97.50%               1,000
    84      Woodley Downs Apartments                                 12,072.41 / unit     85.00%              49,750
    134     River Oaks Village Shopping Cr                               37.38 / sqft     95.00%                 313
    37      Ashdale Garden Apartments                                24,079.06 / unit     98.28%               3,773
    62      Club Secane Apartments                                   19,327.31 / unit     94.44%               8,219
----------------------------------------------------------------------------------------------------------------------
     6      Ramada Limited - Austin                                  34,741.60 / room       NAP                 -
    16      Eastgate Square Shopping Center                              23.69 / sqft     96.89%                -
    111     BDR - Francis Court III - Multifamily                    19,777.68 / unit     97.06%                -
    195     Oak Meadow Park                                          23,569.73 / pad     100.00%                -
    135     Wyncove Apartments                                       12,246.13 / unit     96.00%              23,800
----------------------------------------------------------------------------------------------------------------------
    143     Riverview Apartments                                     13,579.78 / unit     90.00%             221,450
    80      Mill Run Apartments                                      10,972.44 / unit     91.37%                -
    82      Ho Jo Inn - Wilmington                                   15,251.22 / room       NAP                 -
    11      Casa Del Sol Apartments                                  21,353.24 / unit     87.50%                -
    38      Western Apartments                                       19,922.80 / unit    100.00%                -
----------------------------------------------------------------------------------------------------------------------
    89      Sherwood Court Apartments                                17,566.26 / unit    100.00%                -
    53      Lindberg Station                                         26,031.16 / unit     97.62%              17,348
    25      Oregon Building                                              31.71 / sqft     97.39%                -
    79      Telstar Apartments                                        9,871.28 / unit     93.00%              45,000
    112     BDR - Francis Court IV - Multifamily                     19,244.94 / unit     96.97%                -
----------------------------------------------------------------------------------------------------------------------
    21      Guild Building                                               37.51 / sqft     97.07%               5,375
    98      Crestridge Apartments                                     7,268.46 / unit     91.82%              20,691
    142     2-8 Washington Avenue                                    44,311.95 / unit    100.00%                 568



                                                                                                         ADMINISTRATIVE
  CONTROL                                                                          UNDERWRITING              COST
     NO.                   PROPERTY NAME                                            RESERVES                 RATE
---------------------------------------------------------------------------------------------------------------------------
     200      The Chalet                                                         200 per unit                0.005
     84       Woodley Downs Apartments                                           250 per unit                0.005
     134      River Oaks Village Shopping Cr                                     0.1 Per Sq Ft               0.230
     37       Ashdale Garden Apartments                                          250 per unit                0.005
     62       Club Secane Apartments                                             250 per unit                0.005
---------------------------------------------------------------------------------------------------------------------------
      6       Ramada Limited - Austin                                             4% of gross rev.           0.005
     16       Eastgate Square Shopping Center                                   0.15 per sq. ft.             0.005
     111      BDR - Francis Court III - Multifamily                              250 per unit                0.005
     195      Oak Meadow Park                                                     25 per pad                 0.005
     135      Wyncove Apartments                                                 200 Per Unit                1.940
---------------------------------------------------------------------------------------------------------------------------
     143      Riverview Apartments                                               300 Per Unit                0.130
     80       Mill Run Apartments                                                250 per unit                0.005
     82       Ho Jo Inn - Wilmington                                              4% of gross rev.           0.005
     11       Casa Del Sol Apartments                                            200 per unit                0.065
     38       Western Apartments                                                 250 per unit                0.005
---------------------------------------------------------------------------------------------------------------------------
     89       Sherwood Court Apartments                                          200 per unit                0.005
     53       Lindberg Station                                                   250 per unit                0.005
     25       Oregon Building                                                   0.24 per sq. ft.             0.065
     79       Telstar Apartments                                                 250 per unit                0.005
     112      BDR - Francis Court IV - Multifamily                               250 per unit                0.005
---------------------------------------------------------------------------------------------------------------------------
     21       Guild Building                                                    0.15 per sq. ft.             0.005
     98       Crestridge Apartments                                              250 per unit                0.005
     142      2-8 Washington Avenue                                              322 Per Unit                0.130

                                                                          LARGEST RETAIL TENANT
                                              -----------------------------------------------------------------------------
CONTROL                                                                              AREA LEASED             LEASE           CONTROL
  NO.              PROPERTY NAME                         NAME                         (SQ. FT.)            EXP DATE            NO.
------------------------------------------------------------------------------------------------------------------------------------
  200    The Chalet                                                                                                            200
   84    Woodley Downs Apartments                                                                                              84
  134    River Oaks Village Shopping Cr       M/H Dunham dba Enchanted Attic             4,029              12/31/97           134
   37    Ashdale Garden Apartments                                                                                             37
   62    Club Secane Apartments                                                                                                62
------------------------------------------------------------------------------------------------------------------------------------
   6     Ramada Limited - Austin                                                                                                6
   16    Eastgate Square Shopping Center      Miller Grocery                            24,800              06/14/14           16
  111    BDR - Francis Court III - Multifamily                                                                                 111
  195    Oak Meadow Park                                                                                                       195
  135    Wyncove Apartments                                                                                                    135
------------------------------------------------------------------------------------------------------------------------------------
  143    Riverview Apartments                                                                                                  143
   80    Mill Run Apartments                                                                                                   80
   82    Ho Jo Inn - Wilmington                                                                                                82
   11    Casa Del Sol Apartments                                                                                               11
   38    Western Apartments                                                                                                    38
------------------------------------------------------------------------------------------------------------------------------------
   89    Sherwood Court Apartments                                                                                             89
   53    Lindberg Station                                                                                                      53
   25    Oregon Building                      Bagel Basket                               7,000              01/31/01           25
   79    Telstar Apartments                                                                                                    79
  112    BDR - Francis Court IV - Multifamily                                                                                  112
------------------------------------------------------------------------------------------------------------------------------------
   21    Guild Building                       Metropolitan Title                         3,922              04/30/00           21
   98    Crestridge Apartments                                                                                                 98
  142    2-8 Washington Avenue                Store 24                                   2,310              02/28/01           142

----------
(A) These Mortgage Loans are Hyperamortization Loans. Each of their Original Terms and Stated Remaining Terms are based upon their respective Expected Repayment Dates and not their Maturity Dates.

(B) The Monthly Payments currently provide for interest only payments. Beginning on August 1, 1999 through the Maturity Date thereof, payment of interest and principal will be due.

(C) Provides for payments of Treasury Spread Maintenance, which are not considered a form of call protection.

[LOGO MERRILL LYNCH]                          MORTGAGE SECURITY NEW ISSUE TERM SHEET                                    JUNE 5, 1997
------------------------------------------------------------------------------------------------------------------------------------
                                                     $745,386,000 (APPROXIMATE)                                              ANNEX B
                                               MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                                            (DEPOSITOR)
                                         MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1
                                               CLASS A-1, A-2, A-3, B, C, D, E AND IO

         Moody's/S&P/      Initial                                                                         Weighted    Cash Flow or
            Fitch        Certificate       % of           Credit                             Pass-         Average      Principal
Class     Rating (1)     Balances(2)  Initial Pool(2)     Support       Bond Type        Through Rate    Life (years)    Window(3)
-----     ----------     -----------  ---------------     -------   ------------------   ------------    ------------  -------------
 A-1     Aaa/AAA/AAA       $252.4           30.0%          29.5%       Fixed Coupon            %             5.0       07/97 - 02/04
 A-2     Aaa/AAA/AAA         86.4           10.3           29.5        Fixed Coupon            %             7.5       02/04 - 06/06
 A-3     Aaa/AAA/AAA        255.0           30.3           29.5        Fixed Coupon            %             9.6       06/06 - 05/07
  B       Aa2/AA/AA          46.3            5.5           24.0        Fixed Coupon            %             9.9       05/07 - 05/07
  C         A2/A/A           46.3            5.5           18.5        Fixed Coupon            %            10.0       05/07 - 06/07
  D      Baa2/BBB/NR         42.1            5.0           13.5        Fixed Coupon            %            10.5       06/07 - 04/09
  E      Baa3/BBB-/NR        16.8            2.0           11.5        Fixed Coupon            %            12.1       04/09 - 04/10
  F          (6)             50.5            6.0            5.5        Fixed Coupon            %            14.8       04/10 - 05/14
  G          (6)              8.4            1.0            4.5        Fixed Coupon            %            17.3       05/14 - 03/15
  H          (6)             16.8            2.0            2.5        Fixed Coupon            %            18.5       03/15 - 08/16
  J          (6)             21.1            2.5            0.0        Fixed Coupon            %            21.0       08/16 - 06/22
  IO      Aaa/NR/AA            (4)           N/A            N/A      Variable I/O Strip       (5)            N/A       07/97 - 06/22

----------

(1) By each of Moody's Investors Service, Inc., Standard & Poor's Ratings Services (except with respect to the Class IO
    Certificates) and Fitch Investors Service, L.P. (except with respect to the Class D and Class E Certificates).

(2) Subject to a permitted variance of plus or minus 5%.

(3) Based on Scenario (1) set forth under "YIELD AND MATURITY CONSIDERATIONS-Weighted Average Life" in the Prospectus Supplement.

(4) The Class IO Certificates will not have a Certificate Balance nor will they entitle the holders thereof to receive distributions of principal.

(5) Holders of the Class IO Certificates will be entitled to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of its Components, as described herein.

(6) Not offered hereby. Accordingly, any information regarding the terms of any such Class of Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.
------------------------------------------------------------------------------------------------------------------------------------

KEY FEATURES:

o PASS-THROUGH STRUCTURE: Senior/subordinated, sequential pay pass-through bonds.

o   UNDERWRITERS: Merrill Lynch & Co., Daiwa Securities America Inc.

o   DEPOSITOR: Merrill Lynch Mortgage Investors, Inc.

o   MASTER SERVICER: GE Capital Asset Management Corporation

o   SPECIAL SERVICER: GE Capital Realty Group, Inc.

o   TRUSTEE: LaSalle National Bank

o   INITIAL EXTENSION ADVISER: LaSalle National Bank

o   INTEREST ACCRUAL PERIOD: 1st to the 1st (17 day delay).

o   DISTRIBUTION: 18th day of the month.

o   DELIVERY: The Depository Trust Company ("DTC") through Cede & Co.

o ERISA: Only Classes A-1, A-2, A-3 and Class IO Certificates are ERISA eligible subject to certain conditions for eligibility.

o   SMMEA: None of the Offered Securities is SMMEA eligible.

o   TAX TREATMENT: REMIC.

o   OPTIONAL TERMINATION: 1% clean up call.

------------------------------------------------------------------------------------------------------------------------------------
[LOGO MERRILL LYNCH]              THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND
 (212) 449-3860                   PRELIMINARY PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH
                                  SECURITIES ARE ADVISED TO CAREFULLY READ, AND SHOULD RELY SOLELY ON THE DETAILED INFORMATION
                                  APPEARING IN THE PROSPECTUS AND PRELIMINARY PROSPECTUS SUPPLEMENT. THIS ANNEX B DOES NOT INCLUDE
DAIWA SECURITIES                  ALL RELEVANT INFORMATION RELATING TO THE SECURITIES AND UNDERLYING ASSETS DESCRIBED HEREIN,
  AMERICA INC.                    PARTICULARLY WITH RESPECT TO THE RISKS AND SPECIAL CONSIDERATIONS INVOLVED WITH AN INVESTMENT IN
 (212) 612-6976                   SUCH SECURITIES AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION SET
                                  FORTH IN THE PROSPECTUS AND PRELIMINARY PROSPECTUS SUPPLEMENT. CERTAIN CAPITALIZED TERMS USED
                                  HEREIN MAY BE DEFINED IN THE PROSPECTUS OR PRELIMINARY PROSPECTUS SUPPLEMENT.
------------------------------------------------------------------------------------------------------------------------------------

[LOGO MERRILL LYNCH]   MORTGAGE SECURITY NEW ISSUE TERM SHEET       JUNE 5, 1997
--------------------------------------------------------------------------------
                              $745,386,000 (APPROXIMATE)
                        MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                     (DEPOSITOR)
                  MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1
                        CLASS A-1, A-2, A-3, B, C, D, E AND IO
OVERVIEW
--------

o The transaction is collateralized by 220 multifamily and commercial loans with an aggregate principal balance of approximately $842.2 million located throughout 34 states.

o Merrill Lynch's Commercial and Multifamily Conduit Program originated or acquired 133 of the mortgage loans, making up 59% of the total pool balance. Fifty-one (51) loans, or 22% of the pool balance, were originated or acquired through Daiwa Securities and 36 loans, or 19% of the pool balance, were originated or acquired through GECC.

o Except where otherwise indicated, percentages (%) represent principal amount of loan or loans compared to the Initial Pool Balance.

--------------------------------------------------------------------------------
                                LOAN INFORMATION
                                ----------------

INITIAL POOL BALANCE:          $842.2 million (220 loans)

AVG./MAX BALANCE:              $3.8 million/$14.9 million

LOAN TYPES(1):                 All fixed rate; 80% balloons, 5% hyperamortizing,
                               16% fully amortizing

GROSS WAC:                     8.893% (Range = 8.030% -10.350%)

NET WAC:                       8.843%

WTD. AVG. SEASONING:           5 months (3% originated prior to 1996, 43%
                               originated in 1996, 54% originated in 1997)

WTD. AVG. RTM:                 10.5 years

WTD. AVG. DSCR:                1.37x

CALL PROTECTION:               Generally, all loans are currently locked out
                               (96%) or have yield maintenance (4%)

BORROWER CONCENTRATION:        None greater than 7% of the pool

CROSS COLLATERALIZATION:       11 of the Mortgage Loans (5%), are
                               cross-collateralized and cross-defaulted with one or more Mortgage Loans in the Mortgage Pool.

WAC = Weighted Average Mortgage Rate
RTM = Remaining Term to Maturity
(1) Percentages reflect rounding to the nearest whole number.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION
                           --------------------------

                                 # OF         % OF
                TYPE             LOANS        POOL       DSCR
                ----             -----        ----       ----

                Multifamily:       99         40.3%      1.33x
                Retail:            41         25.3       1.33x
                Hospitality:       35         13.9       1.49x
                MH Parks:          16          5.9       1.40x
                Industrial:         9          4.5       1.33x
                Office:            11          4.4       1.42x
                Self Storage:       5          3.9       1.54x
                Mixed Use:          2          1.0       1.34x
                Health Care:        2          0.8       1.67x

                TOT/AVG.          220        100.0%      1.37x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               STATE DISTRIBUTION
                               ------------------
                              (Total of 34 States)

                                             # OF               % OF
        STATE                               LOANS                POOL
        -----                               -----                ----
    California:                                43                22.9%
    Texas:                                     54                21.3
    Florida:                                   16                 8.7
    Georgia:                                   17                 6.8
    All others [less than] 5%:                 90                40.3
                                              ---               -----

       TOTALS                                 220               100.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  CUT-OFF LTV'S
                                  -------------

                                   # OF        % OF        CUMULATIVE
           LTV RANGE               LOANS       POOL        % OF POOL
           -----------------------------------------------------------
           41.70% - 50.00%          4           1.45%         1.45%
           50.01% - 60.00%         26           8.95         10.41
           60.01% - 70.00%         89          36.68         47.08
           70.01% - 80.00%        100          51.71         98.79
           80.01% - 82.26%          1           1.21        100.00
           -----------------------------------------------------------
           TOTALS                 220         100.00%       100.00%

    Weighted Average Cut-Off LTV = 69.88%.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          DEBT SERVICE COVERAGE RATIOS
                          ----------------------------

                               # OF         % OF         CUMULATIVE %
           DSCR RANGE          LOANS        POOL            OF POOL
           ----------------------------------------------------------
           1.17x - 1.19x        4            1.92%           1.92%
           1.20x - 1.29x       79           36.45           38.37
           1.30x - 1.39x       63           30.19           68.57
           1.40x - 1.49x       37           16.18           84.74
           1.50x - 1.59x       13            4.48           89.23
           1.60x - 1.69x       11            5.55           94.77
           1.70x - 1.79x        4            2.20           96.98
           1.80x - 1.89x        5            1.84           98.81
           1.90x - 1.99x        3            0.95           99.76
           2.00x - 2.17x        1            0.24          100.00
           ----------------------------------------------------------
           TOTALS             220          100.00%         100.00%

   Weighted Average DSCR = 1.37x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  ORIGINAL TERM
                                  -------------

                                       # OF LOANS          % OF POOL
       ---------------------------------------------------------------
       10 Yr Balloon                      108               46.54%
       10 Yr Hyperamortization              4                4.38
       12 Yr Balloon                        2                1.82
       12 Yr Hyperamortization              1                0.24
       15 Yr Balloon                       10                2.45
       20 Yr Balloon                        1                0.97
        5 Yr Balloon                       14                8.10
        6 Yr Balloon                        1                0.04
        7 Yr Balloon                       39               19.73
       Fully Amortizing                    40               15.73
       ---------------------------------------------------------------
         TOTALS                           220              100.00%
--------------------------------------------------------------------------------


[LOGO MERRILL LYNCH]                          MORTGAGE SECURITY NEW ISSUE TERM SHEET                                    JUNE 5, 1997
------------------------------------------------------------------------------------------------------------------------------------
                                                     $745,386,000 (APPROXIMATE)
                                               MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                                            (DEPOSITOR)
                                         MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1
                                               CLASS A-1, A-2, A-3, B, C, D, E AND IO

DESCRIPTION OF PROPERTY TYPES

                                           LOAN/CREDIT CHARACTERISTICS BY PROPERTY TYPE

--------------------------------------------------------------------------------------------------------------------------
                                                                                  WTD.                           AVG.
                                                                                  AVG.                          INITIAL
                       INITIAL       NUMBER           % OF                      CUT-OFF        WTD. AVG.         POOL
                        POOL           OF           INITIAL         WTD.          DATE        REPAYMENT        BALANCE
  PROPERTY TYPES       BALANCE      MORTGAGE          POOL          AVG.        LTV (%)        LTV (%)           (MM)
                        (MM)          LOANS         BALANCE         DSCR
--------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY            $339.4        99              40.30%          1.33x       72.94%         63.60%             $3.4

RETAIL
   ANCHORED             171.3        27              20.33           1.32x       71.57          60.54               6.3
   UNANCHORED            42.1        14               5.00           1.39x       65.07          53.39               3.0
                       -------      ----            -------         ------      -------        -------             -----
SUBTOTALS               213.4        41              25.33           1.33x       70.29          59.13               5.2

HOSPITALITY             117.2        35              13.91           1.49x       65.66           8.02               3.3

MH PARKS                 49.9        16               5.93           1.40x       66.82          53.48               3.1

INDUSTRIAL               37.7         9               4.48           1.33x       69.07          57.11               4.2

OFFICE                   36.7        11               4.35           1.42x       63.11          53.22               3.3

SELF STORAGE             32.9         5               3.91           1.54x       63.63          28.25               6.6

MIXED USE
 MULTIFAMILY/RETAIL       0.7         1               0.08           1.39x       64.45          54.47               0.7
 OFFICE/RETAIL            7.8         1               0.92           1.33x       71.95          66.09               7.8
                       -------      ----            -------         ------      -------        -------             -----
SUBTOTALS                 8.5         2               1.01           1.34x       71.33          65.12               4.2

HEALTHCARE
 CONGREGATE CARE          3.1         1               0.37           1.68x       71.84          59.77               3.1
 SKILLED NURSING          3.5         1               0.41           1.66x       67.08          56.19               3.5
                       -------      ----            -------         ------      -------        -------             -----
SUBTOTALS                 6.6         2               0.78           1.67x       69.31          57.87               3.3

--------------------------------------------------------------------------------------------------------------------------
TOTALS/WTD. AVG./
AVERAGES               $842.2       220             100.00%          1.37x       69.88%         51.98%             $3.8
--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                        HIGHEST                                       LOAN PER
                        CUT-OFF                                        SQ. FT.
                          DATE                                          UNIT,
                        BALANCE           AVG.            OCCU-       PAD, BED,
  PROPERTY TYPES         (MM)           PROPERTY          PANCY       OR ROOM
                                           SIZE             (%)
--------------------------------------------------------------------------------
MULTIFAMILY               $10.4          215 units           93.9%       26,233

RETAIL
   ANCHORED                14.9       151,168 sq. ft.       96.7           62
   UNANCHORED               6.5        59,100 sq. ft.       94.8           80
                          ------      ---------------      ------       -------
SUBTOTALS                  14.9       132,996 sq. ft.       96.3           66

HOSPITALITY                11.1          149 rooms          N/A          35,563

MH PARKS                    8.0          375 pads           94.5         12,463

INDUSTRIAL                  9.5       230,585 sq. ft.       96.0           35

OFFICE                      5.9       60,090 sq. ft.        98.0           73

SELF STORAGE               13.0       191,960 sq. ft.       90.8           52

MIXED USE
 MULTIFAMILY/RETAIL         0.7          16 units          100.0         44,312
 OFFICE/RETAIL              7.8       120,597 sq. ft.       93.0           64
                          ------      ---------------      ------       -------
SUBTOTALS                   7.8       110,515 sq. ft.       93.6          3,764

HEALTHCARE
 CONGREGATE CARE            3.1           70 beds          94.00         44,129
 SKILLED NURSING            3.5          120 beds           N/A          29,068
                          ------      ---------------      ------       -------
SUBTOTALS                   3.5           97 beds          94.00         36,141

--------------------------------------------------------------------------------
TOTALS/WTD. AVG./
AVERAGES                  $14.9           55,379           94.79%        $16,602
--------------------------------------------------------------------------------

[LOGO MERRILL LYNCH]   MORTGAGE SECURITY NEW ISSUE TERM SHEET       JUNE 5, 1997
--------------------------------------------------------------------------------
                              $745,386,000 (APPROXIMATE)
                        MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                     (DEPOSITOR)
                  MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1
                        CLASS A-1, A-2, A-3, B, C, D, E AND IO

PREPAYMENT PROTECTION
---------------------

o Currently 96% of the loans are locked out and 4% are subject to yield maintenance charges.

o As described further, 84.3% of the loans are currently locked out, followed by yield maintenance charges.

o All of the loans have yield maintenance charges which use a formula based on the Treasury Rate.

------------------------------------------------------------------------------------------------------------------------------------
                                                                         TABLE 1
                                                              PREPAYMENT PREMIUM CATEGORIES
------------------------------------------------------------------------------------------------------------------------------------
                                    NUMBER      INITIAL       % OF      WTD. AVG.                % OF WTD. AVG/      AVERAGE # OF
                                      OF         POOL       INITIAL      STATED       LOCKOUT   STATED REMAINING    MONTHS OPEN TO
                                   MORTGAGE     BALANCE       POOL      REMAINING      TERM          TERM OF          PREPAYMENT
      PREPAYMENT RESTRICTION (A)    LOANS        (MM)       BALANCE    TERM            (MO.)         LOCKOUT      PRIOR TO MATURITY
------------------------------------------------------------------------------------------------------------------------------------
Lockout, then Yield Maintenance      185         $709.5      84.2%        127           58             46%                     4

Lockout, then Percentage Premium      10           62.7       7.5         137           61             44                     18

YM, then PP                           10           21.3       2.5         125            0              0                     21

Lockout, then Defeasance               5           19.1       2.3         118          112             95                      6

Lockout Only                           6           16.5       2.0          94           45             48                     48

Lockout, then YM, then PP              1            0.7       0.1         110           50             45                      6

Yield Maintenance Only                 2            9.5       1.1          74            0              0                      4

Percentage Premium Only                1            2.8       0.3         114            0              0                     24
------------------------------------------------------------------------------------------------------------------------------------
TOTALS/WTD. AVG./AVG.                220         $842.2     100.0%        126           57             45%                     6
------------------------------------------------------------------------------------------------------------------------------------
                                                Weighted Average Term to End of Lockout: 57 months
                   Weighted Average Number of Months Loans are Open to Prepayment Prior to Maturity: 6 months

(A) YM = Yield Maintenance, PP = Percentage Premium
------------------------------------------------------------------------------------------------------------------------------------


ALLOCATION OF PREPAYMENT PREMIUMS
---------------------------------

Prepayment premiums will be allocated between the REMIC Regular Certificates as follows:

     Yield Maintenance Charges:
     --------------------------

     o Any yield maintenance charges will be allocated between the REMIC Regular Certificates based upon a formula which is based, in part, on the relationship between the Pass-Through Rate of the Class currently receiving principal, the mortgage rate of the loan that has prepaid, and the discount rate used in calculating the borrower's yield maintenance penalty.

--------------------------------------------------------------------------------
 % of Yield Maintenance Charge        (Pass-Through Rate  -  Discount Rate)
                                   =  -------------------------------------
 Allocated to Non-IO Certificates     (Mortgage Rate - Discount Rate)
--------------------------------------------------------------------------------

     o In general, this formula provides for an increase in the allocation of yield maintenance charges to the Sequential Pay Certificates as interest rates decrease and a decrease in the allocation to such classes as interest rates rise.

     Penalties allocated to the Sequential Pay Certificates will be distributed sequentially to the Class currently receiving principal.

     Percentage Prepayment Premium:
     ------------------------------

     o Allocation: 25% to the Sequential Pay Certificates and 75% to Class IO. Distributions to the Sequential Pay Certificates will be made sequentially to the Class currently receiving principal.


[LOGO MERRILL LYNCH]                          MORTGAGE SECURITY NEW ISSUE TERM SHEET                             JUNE 5, 1997
-----------------------------------------------------------------------------------------------------------------------------
                                                     $745,386,000 (APPROXIMATE)
                                               MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                                            (DEPOSITOR)
                                         MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1
                                               CLASS A-1, A-2, A-3, B, C, D, E AND IO




-----------------------------------------------------------------------------------------------------------------------------

                                             PREPAYMENT LOCK-OUT/PREMIUM ANALYSIS
-----------------------------------------------------------------------------------------------------------------------------
                                      PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT
                         ----------------------------------------------------------------------------------------------------
                          CURRENT      12 MO.        24 MO.       36 MO.       48 MO.       60 MO.       72 MO.       84 MO.
      PREPAYMENT            JUN.        JUN.          JUN.         JUN.         JUN.         JUN.         JUN.         JUN.
      RESTRICTION           1997        1998          1999         2000         2001         2002         2003         2004
-----------------------------------------------------------------------------------------------------------------------------
Locked Out                 95.7%        95.4%         93.3%        74.9%       50.4%         31.2%        22.2%       26.5%
Yield Maintenance           4.0%         4.3%          5.5%        20.1%       42.6%         63.8%        66.4%       68.6%
-----------------------------------------------------------------------------------------------------------------------------
Subtotal                   99.7%        99.7%         98.8%        95.0%       93.0%         95.0%        88.6%       95.1%

%  Premium
     5.00% - greater        0.3%         0.0%          0.0%        0.0%         0.0%          0.0%         1.4%        1.8%
     4.00 - 4.99%           0.0%         0.3%          0.3%        1.3%         0.5%          0.0%         0.0%        0.0%
     3.00 - 3.99%           0.0%         0.0%          0.5%        0.3%         1.6%          0.6%         0.6%        0.6%
     2.00 - 2.99%           0.0%         0.0%          0.0%        2.0%         0.5%          2.0%         0.9%        0.8%
     1.00 - 1.99%           0.0%         0.0%          0.0%        0.6%         1.2%          0.0%         0.8%        0.5%
Open                        0.0%         0.0%          0.3%        0.8%         3.2%          2.5%         7.6%        1.3%
-----------------------------------------------------------------------------------------------------------------------------
TOTALS                    100.0%       100.0%         100.0%      100.0%      100.0%        100.0%       100.0%      100.0%
Mortgage Pool
Balance ($ millions)     $842.2       $833.0         $822.8      $811.7      $784.5        $721.1       $699.0      $542.4
% of Initial Pool
Balance                  100.00%        98.9%          97.7%       96.4%       93.1%         85.6%        83.0%       64.4%

----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------

                                                    PREPAYMENT LOCK-OUT/PREMIUM ANALYSIS
----------------------------------------------------------------------------------------------------------------------------
                                      PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT
                          --------------------------------------------------------------------------------------------------
                           96 MO.      108 MO.      120 MO.      132 MO.      144 MO.       156 MO.     168 MO.      180 MO.
      PREPAYMENT            JUN.        JUN.          JUN.         JUN.         JUN.         JUN.         JUN.         JUN.
      RESTRICTION           2005        2006          2007         2008         2009         2010         2011         2012
----------------------------------------------------------------------------------------------------------------------------
Locked Out                  23.0%       22.7%         3.4%         0.0%         0.0%          0.0%         0.0%        0.0%
Yield Maintenance           72.1%       60.9%        77.4%        80.5%        85.8%         85.6%        79.3%       79.8%
----------------------------------------------------------------------------------------------------------------------------
Subtotal                    95.1%       83.6%        80.8%        80.5%        85.8%         85.6%        79.3%       79.8%

%  Premium
     5.00% - greater         0.0%        0.6%         0.0%         0.0%         0.0%          0.0%         1.2%        0.0%
     4.00 - 4.99%            1.8%        0.0%        12.2%        10.5%         0.0%          0.0%         0.0%        1.6%
     3.00 - 3.99%            0.0%        1.9%         0.0%         1.8%        12.3%         12.8%        13.5%       17.2%
     2.00 - 2.99%            0.6%        0.0%         6.9%         0.0%         1.9%          0.0%         0.0%        0.0%
     1.00 - 1.99%            0.4%        0.0%         0.0%         7.1%         0.0%          1.6%         0.0%        0.0%
Open                         2.1%       14.0%         0.0%         0.0%         0.0%          0.0%         6.0%        1.5%
------------------------------------------------------------------------------------------------------------------ ---------
TOTALS                     100.0%      100.0%       100.0%       100.0%       100.0%        100.0%       100.0%      100.0%
Mortgage Pool
Balance ($ millions)       $529.2     $503.1       $132.8       $125.4       $103.4         $95.2        $86.3       $63.9
% of Initial Pool
Balance                      62.8%      59.7%        15.8%        14.9%        12.3%         11.3%        10.2%        7.6%

----------------------------------------------------------------------------------------------------------------------------

[LOGO MERRILL LYNCH]    MORTGAGE SECURITY NEW ISSUE TERM SHEET      JUNE 5, 1997
--------------------------------------------------------------------------------
                              $745,386,000 (APPROXIMATE)
                        MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                     (DEPOSITOR)
                  MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1
                        CLASS A-1, A-2, A-3, B, C, D, E AND IO

SPECIAL SERVICER/LOAN MODIFICATIONS
-----------------------------------
The initial Special Servicer will be GE Capital Realty Group, Inc. The Special Servicer will be responsible for servicing loans that, in general, are in default or are in imminent default and for administering REO properties. The Special Servicer may modify such loans, if among other things, such modification, in the sole good faith of the Special Servicer, increases the recovery to Certificateholders on a present value basis.

The Special Servicer will not be permitted to extend the date on which any Balloon Payment is scheduled to be due for a period in excess of 12 months per extension or 36 months in the aggregate, without the consent of the Extension Adviser.

EXTENSION ADVISER
-----------------
The initial Extension Adviser is expected to be LaSalle National Bank. No balloon loan may be extended beyond three (3) years after its original maturity date without the consent of the Extension Adviser (provided that if a written objection to such extension from the Extension Adviser has not been received by the Special Servicer within a stated period, then the Extension Adviser's approval will be deemed to have been given).

The Extension Adviser may be removed at any time by a written vote of Certificateholders of 51% or more of the Offered Certificates (other than the Class IO Certificates). In the event that at any time an Extension Adviser has resigned or has been removed and a successor has not been elected, no extension of a balloon loan beyond three (3) years may occur during such period that there is no Extension Adviser.

REMOVAL OF THE SPECIAL SERVICER/CONTROLLING CLASS REPRESENTATIVE
----------------------------------------------------------------
The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class of Sequential Pay Certificates to replace the Special Servicer and to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances. The "Controlling Class of Sequential Pay Certificates" is the most junior class of certificates (not including Class IO) currently outstanding which has a principal balance exceeding 20% of its original balance (or if no Class shall have a principal balance, exceeding 20%, then Classes A-1, A-2 and A-3 shall be treated as one Class).

APPRAISAL REDUCTION
-------------------
Upon the earliest of the date (each such date, a "Required Appraisal Date") that
(1) any Mortgage Loan is sixty (60) days delinquent in respect of any Monthly Payment, (2) any REO Property is acquired on behalf of the Trust Fund, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Monthly Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan is subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan is due and has not been paid on its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgage Property.

As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal.

If any Required Appraisal Loan becomes a Corrected Mortgage Loan, then the Appraisal Reduction Amount shall be deemed to be zero.

                                                    COMPUTATIONAL MATERIALS
                     MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1
------------------------------------------------------------------------------------------------------------------------------------
                                                  PRICE/YIELD TO MATURITY TABLE
                                                        BOND SENSITIVITIES
                                                             CLASS A-1
                                                         BOND TYPE - FIXED
Settlement Date:                6/26/97                                                                Current Balance: $252,440,000
Next Payment:                   7/18/97                                                                Current Coupon:         7.20%
                                     -----------------------------------------------------------------
                                        *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                  Otherwise at Indicated CPR Percentage
------       ---------------         -----------------------------------------------------------------
                0.00 CPR                5.00 CPR        10.00 CPR       15.00 CPR       25.00 CPR
Price           Yield   Dur             Yield   Dur     Yield   Dur     Yield   Dur     Yield   Dur
------       ---------------         -----------------------------------------------------------------
 99-16          7.35    3.97            7.35    3.93    7.36    3.89    7.36    3.86    7.36    3.80
 99-20          7.32                    7.32            7.32            7.33            7.33
 99-24          7.29                    7.29            7.29            7.29            7.30
 99-28          7.26                    7.26            7.26            7.26            7.27

100-00          7.22    3.98            7.23    3.94    7.23    3.90    7.23    3.87    7.23    3.80
100-04          7.19                    7.19            7.20            7.20            7.20
100-08          7.16                    7.16            7.16            7.17            7.17
100-12          7.13                    7.13            7.13            7.13            7.14

100-16          7.10    3.99            7.10    3.95    7.10    3.91    7.10    3.87    7.10    3.81
100-20          7.07                    7.07            7.07            7.07            7.07
100-24          7.04                    7.04            7.04            7.04            7.04
100-28          7.01                    7.01            7.01            7.01            7.01

101-00          6.98    3.99            6.98    3.95    6.97    3.91    6.97    3.88    6.97    3.82
101-04          6.94                    6.94            6.94            6.94            6.94
101-08          6.91                    6.91            6.91            6.91            6.91
101-12          6.88                    6.88            6.88            6.88            6.88

101-16          6.85    4.00            6.85    3.96    6.85    3.92    6.85    3.89    6.85    3.83
101-20          6.82                    6.82            6.82            6.82            6.81
101-24          6.79                    6.79            6.79            6.78            6.78
101-28          6.76                    6.76            6.76            6.75            6.75

102-00          6.73    4.01            6.73    3.97    6.72    3.93    6.72    3.89    6.72    3.83
102-04          6.70                    6.70            6.69            6.69            6.69
102-08          6.67                    6.67            6.66            6.66            6.65
102-12          6.64                    6.64            6.63            6.63            6.62

102-16          6.61    4.01            6.60    3.97    6.60    3.94    6.60    3.90    6.59    3.84

WAL              5.0                     4.9             4.9             4.8             4.7

1st Prin     7/18/97                 7/18/97         7/18/97         7/18/97         7/18/97
    Mat.     2/18/04                 2/18/04         2/18/04         2/18/04         2/18/04
             ------------------------------------------------------------------
                                *0% CPR While Subject to Lockout;
                              Otherwise at Indicated CPR Percentage
------       ------------------------------------------------------------------
                 5.00 CPR        10.00 CPR       15.00 CPR      25.00 CPR
Price            Yield   Dur     Yield   Dur     Yield    Dur   Yield      Dur
------       ------------------------------------------------------------------
 99-16           7.51    3.62    7.65    3.33     7.73    3.13     7.85    2.86
 99-20           7.48            7.61             7.69             7.81
 99-24           7.44            7.58             7.65             7.76
 99-28           7.41            7.54             7.61             7.72

100-00           7.37    3.62    7.50    3.34     7.57    3.13     7.68    2.86
100-04           7.34            7.46             7.53             7.63
100-08           7.30            7.43             7.49             7.59
100-12           7.27            7.39             7.45             7.55

100-16           7.24    3.63    7.35    3.35     7.41    3.14     7.50    2.87
100-20           7.20            7.32             7.37             7.46
100-24           7.17            7.28             7.33             7.42
100-28           7.13            7.24             7.29             7.37

101-00           7.10    3.64    7.21    3.35     7.26    3.15     7.33    2.87
101-04           7.07            7.17             7.22             7.29
101-08           7.03            7.13             7.18             7.25
101-12           7.00            7.10             7.14             7.20

101-16           6.96    3.64    7.06    3.36     7.10    3.15     7.16    2.88
101-20           6.93            7.02             7.06             7.12
101-24           6.90            6.99             7.02             7.08
101-28           6.86            6.95             6.98             7.03

102-00           6.83    3.65    6.91    3.36     6.94    3.16     6.99    2.88
102-04           6.80            6.88             6.91             6.95
102-08           6.76            6.84             6.87             6.91
102-12           6.73            6.80             6.83             6.86

102-16           6.70    3.66    6.77    3.37     6.79    3.16     6.82    2.89

WAL               4.5             4.0              3.8              3.4

1st Prin      7/18/97         7/18/97          7/18/97          7/18/97
    Mat.     12/18/03         7/18/03         11/18/02          4/18/02

--------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
--------------------------------------------------------------------------------
These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                                                 COMPUTATIONAL MATERIALS
                   MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1
------------------------------------------------------------------------------------------------------------------------------------
                                              PRICE/YIELD TO MATURITY TABLE
                                                   BOND SENSITIVITIES
                                                        CLASS A-2
                                                   BOND TYPE - FIXED
Settlement Date:        6/26/97                                                                     Current Balance:     $86,358,000
Next Payment:           7/18/97                                                                     Current Coupon:            7.25%
                                     ---------------------------------------------------------------------
                                        *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                    Otherwise at Indicated CPR Percentage
             ---------------         ---------------------------------------------------------------------
------          0.00 CPR                5.00 CPR          10.00 CPR         15.00 CPR         25.00 CPR
Price           Yield   Dur             Yield   Dur       Yield   Dur       Yield   Dur       Yield   Dur
-----        ---------------         ---------------   ---------------   ---------------   ---------------
 99-16          7.39    5.56            7.39    5.50      7.39    5.46      7.39    5.42      7.40    5.36
 99-20          7.37                    7.37              7.37              7.37              7.37
 99-24          7.34                    7.35              7.35              7.35              7.35
 99-28          7.32                    7.32              7.32              7.33              7.33

100-00          7.30    5.57            7.30    5.51      7.30    5.46      7.30    5.42      7.30    5.37
100-04          7.28                    7.28              7.28              7.28              7.28
100-08          7.25                    7.26              7.26              7.26              7.26
100-12          7.23                    7.23              7.23              7.23              7.23

100-16          7.21    5.58            7.21    5.52      7.21    5.47      7.21    5.43      7.21    5.37
100-20          7.19                    7.19              7.19              7.19              7.19
100-24          7.17                    7.17              7.17              7.17              7.17
100-28          7.14                    7.14              7.14              7.14              7.14

101-00          7.12    5.58            7.12    5.52      7.12    5.48      7.12    5.44      7.12    5.38
101-04          7.10                    7.10              7.10              7.10              7.10
101-08          7.08                    7.08              7.08              7.07              7.07
101-12          7.06                    7.05              7.05              7.05              7.05

101-16          7.03    5.59            7.03    5.53      7.03    5.48      7.03    5.44      7.03    5.39
101-20          7.01                    7.01              7.01              7.01              7.01
101-24          6.99                    6.99              6.99              6.98              6.98
101-28          6.97                    6.97              6.96              6.96              6.96

102-00          6.95    5.60            6.94    5.54      6.94    5.49      6.94    5.45      6.94    5.39
102-04          6.92                    6.92              6.92              6.92              6.91
102-08          6.90                    6.90              6.90              6.90              6.89
102-12          6.88                    6.88              6.88              6.87              6.87

102-16          6.86    5.61            6.86    5.55      6.85    5.50      6.85    5.46      6.85    5.40

WAL              7.5                     7.4               7.3               7.2               7.1

1st Prin     2/18/04                 2/18/04           2/18/04           2/18/04           2/18/04
    Mat.     6/18/06                 5/18/06           4/18/06           3/18/06           1/18/06
             ---------------------------------------------------------------------
                               *0% CPR While Subject to Lockout;
                               Otherwise at Indicated CPR Percentage
             ---------------------------------------------------------------------
------           5.00 CPR          10.00 CPR         15.00 CPR         25.00 CPR
Price            Yield   Dur       Yield   Dur       Yield   Dur       Yield   Dur
-----        ----------------   ---------------   ---------------  ----------------
 99-16           7.42    5.09      7.48    4.92      7.63    4.65      7.80    4.19
 99-20           7.40              7.45              7.61              7.77
 99-24           7.37              7.43              7.58              7.74
 99-28           7.35              7.40              7.55              7.71

100-00           7.32    5.10      7.38    4.92      7.53    4.66      7.68    4.19
100-04           7.30              7.35              7.50              7.65
100-08           7.27              7.33              7.47              7.62
100-12           7.25              7.30              7.45              7.59

100-16           7.23    5.11      7.28    4.93      7.42    4.66      7.57    4.20
100-20           7.20              7.25              7.39              7.54
100-24           7.18              7.23              7.37              7.51
100-28           7.15              7.20              7.34              7.48

101-00           7.13    5.11      7.18    4.93      7.31    4.67      7.45    4.20
101-04           7.10              7.15              7.29              7.42
101-08           7.08              7.13              7.26              7.39
101-12           7.06              7.10              7.23              7.36

101-16           7.03    5.12      7.08    4.94      7.21    4.67      7.33    4.21
101-20           7.01              7.05              7.18              7.30
101-24           6.98              7.03              7.16              7.27
101-28           6.96              7.00              7.13              7.24

102-00           6.94    5.12      6.98    4.95      7.10    4.68      7.21    4.21
102-04           6.91              6.95              7.08              7.19
102-08           6.89              6.93              7.05              7.16
102-12           6.87              6.91              7.03              7.13

102-16           6.84    5.13      6.88    4.95      7.00    4.69      7.10    4.22

WAL               6.6               6.4               5.9               5.2

1st Prin     12/18/03           7/18/03           11/18/02          4/18/02
    Mat.      5/18/04           2/18/04           10/18/03          1/18/03

--------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
--------------------------------------------------------------------------------
These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                                                       COMPUTATIONAL MATERIALS
                      MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1
                                                     PRICE/YIELD TO MATURITY TABLE
                                                          BOND SENSITIVITIES
                                                              CLASS A-3
                                                          BOND TYPE - FIXED

Settlement Date:    6/26/97                                                                        Current Balance:     $254,984,000
Next Payment:       7/18/97                                                                        Current Coupon:             7.35%

                                     ---------------------------------------------------------------------
                                          *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                     Otherwise at Indicated CPR Percentage
             ---------------         ---------------------------------------------------------------------
------          0.00 CPR                5.00 CPR          10.00 CPR         15.00 CPR         25.00 CPR
Price           Yield   Dur             Yield   Dur       Yield   Dur       Yield   Dur       Yield   Dur
------       ---------------         ---------------   ---------------   ---------------   ---------------
 99-16          7.49    6.63            7.49    6.62      7.49    6.61      7.49    6.61      7.49    6.60
 99-20          7.47                    7.47              7.47              7.47              7.47
 99-24          7.45                    7.45              7.45              7.45              7.45
 99-28          7.43                    7.43              7.43              7.43              7.43

100-00          7.41    6.64            7.41    6.63      7.41    6.62      7.41    6.62      7.41    6.61
100-04          7.39                    7.39              7.39              7.39              7.39
100-08          7.37                    7.37              7.37              7.37              7.37
100-12          7.36                    7.36              7.36              7.36              7.36

100-16          7.34    6.65            7.34    6.64      7.34    6.63      7.34    6.63      7.34    6.62
100-20          7.32                    7.32              7.32              7.32              7.32
100-24          7.30                    7.30              7.30              7.30              7.30
100-28          7.28                    7.28              7.28              7.28              7.28

101-00          7.26    6.66            7.26    6.65      7.26    6.64      7.26    6.64      7.26    6.63
101-04          7.24                    7.24              7.24              7.24              7.24
101-08          7.23                    7.23              7.23              7.23              7.23
101-12          7.21                    7.21              7.21              7.21              7.21

101-16          7.19    6.67            7.19    6.66      7.19    6.65      7.19    6.65      7.19    6.64
101-20          7.17                    7.17              7.17              7.17              7.17
101-24          7.15                    7.15              7.15              7.15              7.15
101-28          7.13                    7.13              7.13              7.13              7.13

102-00          7.12    6.68            7.12    6.67      7.12    6.66      7.12    6.66      7.11    6.65
102-04          7.10                    7.10              7.10              7.10              7.10
102-08          7.08                    7.08              7.08              7.08              7.08
102-12          7.06                    7.06              7.06              7.06              7.06

102-16          7.04    6.69            7.04    6.68      7.04    6.67      7.04    6.67      7.04    6.66

WAL              9.6                     9.5               9.5               9.5               9.5

1st Prin     6/18/06                 5/18/06           4/18/06           3/18/06           1/18/06
    Mat.     5/18/07                 4/18/07           4/18/07           4/18/07           4/18/07

                     ---------------------------------------------------------------------
                                       *0% CPR While Subject to Lockout;
                                     Otherwise at Indicated CPR Percentage
                     ---------------------------------------------------------------------
------                  5.00 CPR          10.00 CPR         15.00 CPR         25.00 CPR
Price                   Yield   Dur       Yield   Dur       Yield   Dur       Yield   Dur
------               ---------------   ---------------    -------------   ----------------
 99-16                  7.52    6.33      7.55    5.97      7.59    5.65      7.70    5.12
 99-20                  7.50              7.53              7.57              7.68
 99-24                  7.48              7.51              7.55              7.65
 99-28                  7.46              7.49              7.53              7.63

100-00                  7.44    6.34      7.47    5.98      7.51    5.66      7.61    5.13
100-04                  7.42              7.45              7.48              7.58
100-08                  7.40              7.43              7.46              7.56
100-12                  7.38              7.41              7.44              7.53

100-16                  7.36    6.35      7.39    5.98      7.42    5.67      7.51    5.14
100-20                  7.34              7.37              7.40              7.49
100-24                  7.32              7.35              7.38              7.46
100-28                  7.30              7.33              7.35              7.44

101-00                  7.28    6.35      7.31    5.99      7.33    5.67      7.41    5.14
101-04                  7.27              7.29              7.31              7.39
101-08                  7.25              7.26              7.29              7.37
101-12                  7.23              7.24              7.27              7.34

101-16                  7.21    6.36      7.22    6.00      7.25    5.68      7.32    5.15
101-20                  7.19              7.20              7.22              7.29
101-24                  7.17              7.18              7.20              7.27
101-28                  7.15              7.16              7.18              7.25

102-00                  7.13    6.37      7.14    6.01      7.16    5.69      7.22    5.16
102-04                  7.11              7.12              7.14              7.20
102-08                  7.09              7.10              7.12              7.18
102-12                  7.07              7.08              7.09              7.15

102-16                  7.05    6.38      7.06    6.02      7.07    5.70      7.13    5.16

WAL                      9.0               8.3               7.7               6.7

1st Prin             5/18/04           2/18/04          10/18/03           1/18/03
    Mat.             4/18/07           2/18/07          12/18/06          12/18/05

--------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
--------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                                               COMPUTATIONAL MATERIALS
                   MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1
------------------------------------------------------------------------------------------------------------------------------------
                                           PRICE/YIELD TO MATURITY TABLE
                                                BOND SENSITIVITIES
                                                     CLASS B
                                                BOND TYPE - FIXED
Settlement Date:      6/26/97                                                                          Current Balance:  $46,323,000
Next Payment:         7/18/97                                                                          Current Coupon:         7.35%

                                     ---------------------------------------------------------------------
                                        *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                  Otherwise at Indicated CPR Percentage
             ---------------         ---------------------------------------------------------------------
------          0.00 CPR                5.00 CPR          10.00 CPR         15.00 CPR         25.00 CPR
Price           Yield   Dur             Yield   Dur       Yield   Dur       Yield   Dur       Yield   Dur
------       ---------------         ---------------   ---------------   ---------------   ---------------
 99-04          7.54    6.78            7.54    6.78      7.54    6.78      7.54    6.78      7.54    6.77
 99-08          7.52                    7.52              7.52              7.52              7.52
 99-12          7.50                    7.50              7.50              7.50              7.51
 99-16          7.49                    7.49              7.49              7.49              7.49

 99-20          7.47    6.79            7.47    6.79      7.47    6.79      7.47    6.79      7.47    6.78
 99-24          7.45                    7.45              7.45              7.45              7.45
 99-28          7.43                    7.43              7.43              7.43              7.43
100-00          7.41                    7.41              7.41              7.41              7.41

100-04          7.39    6.80            7.39    6.80      7.39    6.80      7.39    6.80      7.39    6.79
100-08          7.38                    7.38              7.38              7.38              7.38
100-12          7.36                    7.36              7.36              7.36              7.36
100-16          7.34                    7.34              7.34              7.34              7.34

100-20          7.32    6.81            7.32    6.81      7.32    6.81      7.32    6.81      7.32    6.80
100-24          7.30                    7.30              7.30              7.30              7.30
100-28          7.29                    7.29              7.29              7.29              7.29
101-00          7.27                    7.27              7.27              7.27              7.27

101-04          7.25    6.82            7.25    6.82      7.25    6.82      7.25    6.82      7.25    6.81
101-08          7.23                    7.23              7.23              7.23              7.23
101-12          7.21                    7.21              7.21              7.21              7.21
101-16          7.20                    7.20              7.20              7.20              7.20

101-20          7.18    6.83            7.18    6.83      7.18    6.83      7.18    6.83      7.18    6.82
101-24          7.16                    7.16              7.16              7.16              7.16
101-28          7.14                    7.14              7.14              7.14              7.14
102-00          7.12                    7.12              7.12              7.12              7.12

102-04          7.11    6.84            7.11    6.84      7.11    6.84      7.11    6.84      7.11    6.83

WAL              9.9                     9.9               9.9               9.9               9.9

1st Prin     5/18/07                 4/18/07           4/18/07           4/18/07           4/18/07
    Mat.     5/18/07                 5/18/07           5/18/07           5/18/07           5/18/07

             ---------------------------------------------------------------------
                                *0% CPR While Subject to Lockout;
                              Otherwise at Indicated CPR Percentage
             ---------------------------------------------------------------------
------          5.00 CPR          10.00 CPR         15.00 CPR         25.00 CPR
Price           Yield   Dur       Yield   Dur       Yield   Dur       Yield   Dur
------       ---------------   ---------------  ----------------   ---------------
 99-04          7.55    6.76      7.56    6.71      7.57    6.65      7.65    6.32
 99-08          7.53              7.54              7.55              7.63
 99-12          7.51              7.52              7.53              7.61
 99-16          7.49              7.50              7.51              7.59

 99-20          7.47    6.77      7.48    6.72      7.49    6.66      7.57    6.33
 99-24          7.46              7.46              7.47              7.55
 99-28          7.44              7.44              7.46              7.53
100-00          7.42              7.43              7.44              7.51

100-04          7.40    6.78      7.41    6.73      7.42    6.67      7.49    6.34
100-08          7.38              7.39              7.40              7.47
100-12          7.36              7.37              7.38              7.45
100-16          7.35              7.35              7.36              7.43

100-20          7.33    6.79      7.33    6.74      7.34    6.68      7.41    6.35
100-24          7.31              7.32              7.33              7.39
100-28          7.29              7.30              7.31              7.37
101-00          7.27              7.28              7.29              7.35

101-04          7.25    6.80      7.26    6.75      7.27    6.69      7.33    6.36
101-08          7.24              7.24              7.25              7.31
101-12          7.22              7.22              7.23              7.29
101-16          7.20              7.21              7.21              7.27

101-20          7.18    6.81      7.19    6.76      7.20    6.70      7.25    6.37
101-24          7.16              7.17              7.18              7.24
101-28          7.15              7.15              7.16              7.22
102-00          7.13              7.13              7.14              7.20

102-04          7.11    6.82      7.12    6.77      7.12    6.71      7.18    6.38

WAL              9.8               9.7               9.6               8.9

1st Prin     4/18/07           2/18/07          12/18/06           12/18/05
    Mat.     5/18/07           4/18/07           3/18/07           11/18/06

--------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
--------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                                                 COMPUTATIONAL MATERIALS
                    MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1
------------------------------------------------------------------------------------------------------------------------------------
                                              PRICE/YIELD TO MATURITY TABLE
                                                  BOND SENSITIVITIES
                                                        CLASS C
                                                  BOND TYPE - FIXED
Settlement Date:     6/26/97                                                                        Current Balance:    $46,234,000
Next Payment:        7/18/97                                                                        Current Coupon:           7.35%

                                      --------------------------------------------------------------------
                                         *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                     Otherwise at Indicated CPR Percentage
             ---------------          --------------------------------------------------------------------
------          0.00 CPR                5.00 CPR          10.00 CPR         15.00 CPR         25.00 CPR
Price           Yield   Dur             Yield   Dur       Yield   Dur       Yield   Dur       Yield   Dur
------       ---------------          --------------    --------------   ---------------   ---------------
 98-14          7.64    6.80            7.64    6.80      7.64    6.79      7.64    6.79      7.64    6.79
 98-18          7.62                    7.62              7.62              7.62              7.62
 98-22          7.61                    7.61              7.61              7.61              7.61
 98-26          7.59                    7.59              7.59              7.59              7.59

 98-30          7.57    6.81            7.57    6.81      7.57    6.80      7.57    6.80      7.57    6.80
 99-02          7.55                    7.55              7.55              7.55              7.55
 99-06          7.53                    7.53              7.53              7.53              7.53
 99-10          7.51                    7.51              7.51              7.51              7.51

 99-14          7.50    6.82            7.50    6.82      7.50    6.82      7.50    6.81      7.50    6.81
 99-18          7.48                    7.48              7.48              7.48              7.48
 99-22          7.46                    7.46              7.46              7.46              7.46
 99-26          7.44                    7.44              7.44              7.44              7.44

 99-30          7.42    6.83            7.42    6.83      7.42    6.83      7.42    6.82      7.42    6.82
100-02          7.40                    7.40              7.40              7.40              7.40
100-06          7.39                    7.39              7.39              7.39              7.39
100-10          7.37                    7.37              7.37              7.37              7.37

100-14          7.35    6.84            7.35    6.84      7.35    6.84      7.35    6.83      7.35    6.83
100-18          7.33                    7.33              7.33              7.33              7.33
100-22          7.31                    7.31              7.31              7.31              7.31
100-26          7.30                    7.30              7.30              7.30              7.30

100-30          7.28    6.85            7.28    6.85      7.28    6.85      7.28    6.84      7.28    6.84
101-02          7.26                    7.26              7.26              7.26              7.26
101-06          7.24                    7.24              7.24              7.24              7.24
101-10          7.22                    7.22              7.22              7.22              7.22

101-14          7.21    6.86            7.21    6.86      7.21    6.86      7.21    6.85      7.21    6.85

WAL             10.0                    10.0              10.0               9.9               9.9

1st Prin     5/18/07                  5/18/07           5/18/07          5/18/07           5/18/07
    Mat.     6/18/07                  6/18/07           6/18/07          6/18/07           6/18/07

             ---------------------------------------------------------------------
                            *0% CPR While Subject to Lockout;
                            Otherwise at Indicated CPR Percentage
             ---------------------------------------------------------------------
------          5.00 CPR          10.00 CPR         15.00 CPR         25.00 CPR
Price           Yield   Dur       Yield   Dur       Yield   Dur       Yield   Dur
------       ---------------   ---------------   ---------------  ----------------
 98-14          7.65    6.78      7.66    6.76      7.67    6.73      7.70    6.61
 98-18          7.63              7.64              7.65              7.68
 98-22          7.61              7.62              7.63              7.66
 98-26          7.59              7.60              7.61              7.64

 98-30          7.57    6.79      7.58    6.77      7.59    6.74      7.62    6.62
 99-02          7.56              7.56              7.57              7.60
 99-06          7.54              7.54              7.55              7.58
 99-10          7.52              7.53              7.54              7.56

 99-14          7.50    6.80      7.51    6.78      7.52    6.75      7.54    6.63
 99-18          7.48              7.49              7.50              7.53
 99-22          7.46              7.47              7.48              7.51
 99-26          7.45              7.45              7.46              7.49

 99-30          7.43    6.81      7.43    6.79      7.44    6.76      7.47    6.64
100-02          7.41              7.41              7.42              7.45
100-06          7.39              7.40              7.41              7.43
100-10          7.37              7.38              7.39              7.41

100-14          7.35    6.82      7.36    6.80      7.37    6.77      7.39    6.65
100-18          7.34              7.34              7.35              7.38
100-22          7.32              7.32              7.33              7.36
100-26          7.30              7.31              7.32              7.34

100-30          7.28    6.83      7.29    6.81      7.30    6.78      7.32    6.66
101-02          7.26              7.27              7.28              7.30
101-06          7.25              7.25              7.26              7.28
101-10          7.23              7.23              7.24              7.27

101-14          7.21    6.84      7.22    6.82      7.22    6.79      7.25    6.67

WAL              9.9               9.9               9.8               9.6

1st Prin     5/18/07           4/18/07           3/18/07          11/18/06
    Mat.     6/18/07           5/18/07           5/18/07           3/18/07

--------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
--------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                                                       COMPUTATIONAL MATERIALS
                      MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1
------------------------------------------------------------------------------------------------------------------------------------
                                                     PRICE/YIELD TO MATURITY TABLE
                                                         BOND SENSITIVITIES
                                                               CLASS E
                                                         BOND TYPE - FIXED
Settlement Date:    6/26/97                                                                           Current Balance:  $16,845,000
Next Payment:       7/18/97                                                                           Current Coupon:         7.35%

                                        ---------------------------------------------------------------------
                                           *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                    Otherwise at Indicated CPR Percentage
                ---------------         ---------------------------------------------------------------------
--------           0.00 CPR                5.00  CPR         10.00 CPR         15.00 CPR         25.00 CPR
   Price           Yield   Dur             Yield   Dur       Yield   Dur       Yield   Dur       Yield   Dur
--------        ---------------         ---------------  ----------------  ----------------   ---------------
   94-28        8.10    7.60               8.11    7.57      8.11    7.54      8.11    7.51      8.12    7.43
   95-00        8.08                       8.09              8.09              8.10              8.11
   95-04        8.07                       8.07              8.07              8.08              8.09
   95-08        8.05                       8.05              8.06              8.06              8.07

   95-12        8.03    7.61               8.04    7.58      8.04    7.55      8.04    7.52      8.05    7.45
   95-16        8.02                       8.02              8.02              8.03              8.04
   95-20        8.00                       8.00              8.01              8.01              8.02
   95-24        7.98                       7.99              7.99              7.99              8.00

   95-28        7.96    7.63               7.97    7.59      7.97    7.57      7.98    7.53      7.98    7.46
   96-00        7.95                       7.95              7.95              7.96              7.97
   96-04        7.93                       7.93              7.94              7.94              7.95
   96-08        7.91                       7.92              7.92              7.92              7.93

   96-12        7.90    7.64               7.90    7.61      7.90    7.58      7.91    7.55      7.92    7.47
   96-16        7.88                       7.88              7.89              7.89              7.90
   96-20        7.86                       7.87              7.87              7.87              7.88
   96-24        7.85                       7.85              7.85              7.86              7.86

   96-28        7.83    7.66               7.83    7.62      7.83    7.59      7.84    7.56      7.85    7.49
   97-00        7.81                       7.82              7.82              7.82              7.83
   97-04        7.80                       7.80              7.80              7.80              7.81
   97-08        7.78                       7.78              7.78              7.79              7.79

   97-12        7.76    7.67               7.77    7.64      7.77    7.61      7.77    7.57      7.78    7.50
   97-16        7.75                       7.75              7.75              7.75              7.76
   97-20        7.73                       7.73              7.73              7.74              7.74
   97-24        7.71                       7.72              7.72              7.72              7.73

   97-28        7.70    7.68               7.70    7.65      7.70    7.62      7.70    7.59      7.71    7.51

     WAL       12.1                       12.0              11.9              11.8              11.6

1st Prin     4/18/09                    4/18/09           2/18/09          11/18/08           7/18/08
    Mat.     4/18/10                    2/18/10          11/18/09           9/18/09           6/18/09

             ---------------------------------------------------------------------
                              *0% CPR While Subject to Lockout;
                            Otherwise at Indicated CPR Percentage
             ---------------------------------------------------------------------
--------        5.00 CPR          10.00 CPR         15.00 CPR         25.00 CPR
   Price        Yield   Dur       Yield   Dur       Yield   Dur       Yield   Dur
--------     ---------------   ---------------   ---------------   ---------------
   94-28        8.18    7.36      8.28    7.02      8.29    6.84      8.23    6.73
   95-00        8.16              8.26              8.27              8.21
   95-04        8.14              8.24              8.25              8.19
   95-08        8.12              8.22              8.23              8.17

   95-12        8.11    7.37      8.21    7.04      8.22    6.85      8.15    6.74
   95-16        8.09              8.19              8.20              8.13
   95-20        8.07              8.17              8.18              8.11
   95-24        8.05              8.15              8.16              8.09

   95-28        8.04    7.38      8.13    7.05      8.14    6.86      8.08    6.75
   96-00        8.02              8.11              8.12              8.06
   96-04        8.00              8.10              8.10              8.04
   96-08        7.98              8.08              8.08              8.02

   96-12        7.97    7.40      8.06    7.06      8.06    6.87      8.00    6.76
   96-16        7.95              8.04              8.05              7.98
   96-20        7.93              8.02              8.03              7.96
   96-24        7.91              8.00              8.01              7.94

   96-28        7.90    7.41      7.99    7.07      7.99    6.89      7.92    6.78
   97-00        7.88              7.97              7.97              7.90
   97-04        7.86              7.95              7.95              7.88
   97-08        7.84              7.93              7.93              7.87

   97-12        7.83    7.42      7.91    7.08      7.92    6.90      7.85    6.79
   97-16        7.81              7.90              7.90              7.83
   97-20        7.79              7.88              7.88              7.81
   97-24        7.78              7.86              7.86              7.79

   97-28        7.76    7.43      7.84    7.10      7.84    6.91      7.77    6.80

     WAL       11.4              10.6              10.2              10.0

1st Prin     4/18/08           8/18/07           6/18/07           5/18/07
    Mat.     4/18/09           8/18/08           1/18/08           7/18/07

--------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
--------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                                                                                                       ANNEX C
ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.                          Statement Date:  07/18/97
LaSalle National Bank       GE CAPITAL ASSET MANAGEMENT CORPORATION, AS MASTER SERVICER                Payment Date:    07/18/97
                                        MORTGAGE PASS-THROUGH CERTIFICATES                             Prior Payment:         NA
Administrator:                                    SERIES 1997-C1                                       Record Date:     06/30/97
  Linda Wirfel (800) 246-5761
  135 S. LaSalle Street Suite 1740                                                                     WAC:
  Chicago, IL 60603                                                                                    WAMM:

================================================================================================================================
================================================================================================================================




                                                                      Number Of Pages
                                                                      ---------------
                              Table Of Contents                            1

                              REMIC Certificate Report                     1

                              Other Related Information                    4

                              Asset Backed Facts Sheets                    1

                              Delinquency Loan Detail                      1

                              Mortgage Loan Characteristics                2

                              Loan Level Listing Part I                    1

                              Loan Level Listing Part II

                              Loan Level Listing Part III                  1
                                                                          --

                              TOTAL PAGES INCLUDED IN THIS PACKAGE        12


                              Specially Serviced Loan Detail          Appendix A
                              Modified Loan Detail                    Appendix B
                              Realized Loss Detail                    Appendix C


================================================================================================================================
================================================================================================================================

                                                                                                        PAGE 1 OF 12

07/30/96 - 08:54 (M399-M599) (C) 1997 LaSalle National Bank



ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.                          Statement Date:  07/18/97
LaSalle National Bank       GE CAPITAL ASSET MANAGEMENT CORPORATION, AS MASTER SERVICER                Payment Date:    07/18/97
                                        MORTGAGE PASS-THROUGH CERTIFICATES                             Prior Payment:         NA
Administrator:                                    SERIES 1997-C1                                       Record Date:     06/30/97
  Linda Wirfel (800) 246-5761
  135 S. LaSalle Street Suite 1740                                                                     WAC:
  Chicago, IL 60603                                                                                    WAMM:

================================================================================================================================
               ORIGINAL     OPENING    PRINCIPAL    PRINCIPAL       NEGATIVE     CLOSING    INTEREST    INTEREST   PASS-THROUGH
   CLASS     FACE VALUE(1)  BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE    PAYMENT    ADJUSTMENT    RATE (2)
   CUSIP      Per $1,000   Per $1,000  Per $1,000   Per $1,000     Per $1,000  Per $1,000  Per $1,000  Per $1,000  Next Rate (3)
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------


=================================================================================================================================
                                                                           =======================
                                                                           Total P&I Payment
                                                                           =======================
                                                                                                        PAGE 2 OF 12

Notes:  (1) N denotes notional balance not included in total
        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3) Estimated

07/30/96 - 08:54 (M399-M599)  (C) 1997  LaSalle National Bank



ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.                          Statement Date:  07/18/97
LaSalle National Bank       GE CAPITAL ASSET MANAGEMENT CORPORATION, AS MASTER SERVICER                Payment Date:    07/18/97
                                        MORTGAGE PASS-THROUGH CERTIFICATES                             Prior Payment:         NA
Administrator:                                    SERIES 1997-C1                                       Record Date:     06/30/97
  Linda Wirfel (800) 246-5761
  135 S. LaSalle Street Suite 1740                                                                     WAC:
  Chicago, IL 60603                                                                                    WAMM:
                                          OTHER RELATED INFORMATION
================================================================================================================================


                          =======================================================================================
                                               AGGREGATE POOL SUMMARY
                          ---------------------------------------------------------------------------------------
                           Stated Principal Balance Of The Mortgage Pool Prior to Current Distribution Date:
                           Stated Principal Balance Of The Mortgage Pool Subsequent to Current Distribution Date:

                           Class Notional  Amount Prior to Current Distribution Date:
                           Class Notional  Amount Subsequent to Current Distribution Date:
                           Available Distribution Amount
                           Beginning Loan Count:
                           Ending Count:

                           Weighted Average Remaining Term To Maturity:
                           Weighted Average Mortgage Rate:
                           Weighted Average Effective Net Mortgage Rate:

                          =======================================================================================


                          =======================================================================================
                                                      AGGREGATE POOL INTEREST SUMMARY
                          ---------------------------------------------------------------------------------------
                                        Component   Current  Shortfall   Delinquent   Total      Rate
                          ---------------------------------------------------------------------------------------
                                      Gross

                                      Servicing
                                      Trustee

                                      Remittance
                                      Less PPIS
                                      Less Int on Adv
                                      Less Special Serv
                                      Plus Penalties
                                      Net Remittance

                          =======================================================================================


================================================================================================================================

                                                                                                      PAGE 3 OF 12

07/30/96 - 08:54 (M399-M599)  (C) 1997  LaSalle National Bank

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.                          Statement Date:  07/18/97
LaSalle National Bank       GE CAPITAL ASSET MANAGEMENT CORPORATION, AS MASTER SERVICER                Payment Date:    07/18/97
                                        MORTGAGE PASS-THROUGH CERTIFICATES                             Prior Payment:         NA
Administrator:                                    SERIES 1997-C1                                       Record Date:     06/30/97
  Linda Wirfel (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603
                                             OTHER RELATED INFORMATION

================================================================================================================================
================================================================================================================================

                            ======================================================
                                                  ADVANCE SUMMARY
                            ------------------------------------------------------
                            Master Servicer P&I Advances Made:
                            Master Servicer Unreimbursed P&I Advances Outstanding
                            ======================================================

                            ======================================================
                                               SERVICING FEE BREAKDOWN
                            ------------------------------------------------------
                            Current Period Accrued Servicing Fees
                            Less Delinquent Servicing Fees
                            Plus Additional Servicing Fees
                            Less Reductions To Servicing Fees
                            Total Servicing Fees Collected
                            ======================================================


         ===========================================================================================================
                                   ALLOCATION OF INTEREST SHORTFALLS, LOSSES & EXPENSES

                    Accrued     Prepayment      Beginning                                                  Ending
                  Certificate    Interest        Unpaid        Interest                                    Unpaid
          Class     Interest    Shortfall       Interest         Loss       Expenses     Distributable    Interest
          -----   -----------   ----------      ---------      --------     --------     -------------    --------






         ===========================================================================================================



================================================================================================================================
================================================================================================================================

                                                                                                        PAGE 4 OF 12

07/30/96 - 08:54 (M399-M599) (C) 1997 LaSalle National Bank


ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.                          Statement Date:  07/18/97
LaSalle National Bank       GE CAPITAL ASSET MANAGEMENT CORPORATION, AS MASTER SERVICER                Payment Date:    07/18/97
                                        MORTGAGE PASS-THROUGH CERTIFICATES                             Prior Payment:         NA
Administrator:                                    SERIES 1997-C1                                       Record Date:     06/30/97
  Linda Wirfel (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603
                                             OTHER RELATED INFORMATION

================================================================================================================================
================================================================================================================================

                      ============================================================================
                                      AGGREGATE POOL PRINCIPAL ALLOCATION SUMMARY
                                      -------------------------------------------
                                                                              Balance   Count
                                                                              -------   -----
                      Beginning Pool:

                      Scheduled Principal Payments (Non Balloon):
                      Assumed Schedule Payments:
                      Partial Prepayments:
                      Payoffs:
                      Balloon Payments:
                      Liquidation/Insurance Proceeds:
                      Assumed Payments on REO's:
                      Liquidation/Insurance Proceeds on REO's:
                      Ending Pool:
                      ============================================================================

                          ====================================================================
                                     CURRENT PERIOD LISTING OF LIQUIDATING LOANS
                          --------------------------------------------------------------------
                                       Beginning   Principal   Ending   Maturity   Prepayment
                          Loan Number   Balance     Amount     Balance    Date       Premium
                          --------------------------------------------------------------------





                          ====================================================================


================================================================================================================================
================================================================================================================================

                                                                                                        PAGE 5 OF 12

07/30/96 - 08:54 (M399-M599) (C) 1997 LaSalle National Bank


ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.                          Statement Date:  07/18/97
LaSalle National Bank       GE CAPITAL ASSET MANAGEMENT CORPORATION, AS MASTER SERVICER                Payment Date:    07/18/97
                                        MORTGAGE PASS-THROUGH CERTIFICATES                             Prior Payment:         NA
Administrator:                                    SERIES 1997-C1                                       Record Date:     06/30/97
  Linda Wirfel (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603                         OTHER RELATED INFORMATION

================================================================================================================================
================================================================================================================================


                                     ===========================================
                                          CLASS PRINCIPAL BALANCE INFORMATION
                                     -------------------------------------------
                                              Optimal     Scheduled    Required
                                             Principal    Principal     Credit
                                     Class    Balance   Distribution % Support %
                                     -------------------------------------------





                                        =================================
                                           REIMBURSED REALIZED LOSSES
                                        =================================
                                          Class        Reimbursement
                                        ---------------------------------


================================================================================================================================
================================================================================================================================

                                                                                                      PAGE 6 OF 12

07/30/96 - 08:54 (M399-M599) (C) 1997 LaSalle National Bank

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.                          Statement Date:  07/18/97
LaSalle National Bank       GE CAPITAL ASSET MANAGEMENT CORPORATION, AS MASTER SERVICER                Payment Date:    07/18/97
                                        MORTGAGE PASS-THROUGH CERTIFICATES                             Prior Payment:         NA
Administrator:                                    SERIES 1997-C1                                       Record Date:     06/30/97
  Linda Wirfel (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603

=======================================================================================
=======================================================================================
Distribution  Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure/Bankruptcy
            ---------------------------------------------------------------------------
   Date       #      Balance  #      Balance   #      Balance         #   Balance
---------------------------------------------------------------------------------------
 07/18/97       0         0      0        0      0         0          0         0
             0.00%    0.000%  0.00%   0.000%  0.00%    0.000%      0.00%    0.000%
---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------


=======================================================================================


========================================================================================
========================================================================================
Distribution      REO           Modifications     Prepayments        Curr Weighted Avg.
            ----------------------------------------------------------------------------
   Date       #  Balance       #     Balance      #      Balance     Coupon    Remit
---------------------------------------------------------------------------------------
 07/18/97      0        0         0        0         0        0
            0.00%   0.000%      0.00%  0.000%     0.00%   0.000%
----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


========================================================================================

                                                                            PAGE 7 OF 12

Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency Aging Category

07/30/96 - 08:54 (M399-M599) (C) 1997 LaSalle National Bank

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.                          Statement Date:  07/18/97
LaSalle National Bank       GE CAPITAL ASSET MANAGEMENT CORPORATION, AS MASTER SERVICER                Payment Date:    07/18/97
                                        MORTGAGE PASS-THROUGH CERTIFICATES                             Prior Payment:         NA
Administrator:                                    SERIES 1997-C1                                       Record Date:     06/30/97
  Linda Wirfel (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603

                                              DELINQUENT LOAN DETAIL
====================================================================================================================================
                 Paid                   Outstanding   Out. Property                     Special
Disclosure Doc   Thru   Current P&I         P&I         Protection      Advance         Servicer      Foreclosure   Bankruptcy  REO
  Control #      Date     Advance       Advances**       Advances     Description(1)  Transfer Date       Date         Date     Date
====================================================================================================================================
















     TOTAL
====================================================================================================================================
A. P&I Advance - Loan in Grace Period
B. P&I Advance - Late Payment but (left angle bracket) one month delinq

1. P&I Advance - Loan delinquent 1 month
2. P&I Advance - Loan delinquent 2 months

3. P&I Advance - Loan delinquent 3 months or More
4. Matured Balloon/Assumed Scheduled Payment
====================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance                                        PAGE 8 OF 12


07/30/96 - 08:54 (M399-M599) (c) 1997 LaSalle National Bank


ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.                          Statement Date:  07/18/97
LaSalle National Bank       GE CAPITAL ASSET MANAGEMENT CORPORATION, AS MASTER SERVICER                Payment Date:    07/18/97
                                        MORTGAGE PASS-THROUGH CERTIFICATES                             Prior Payment:         NA
Administrator:                                    SERIES 1997-C1                                       Record Date:     06/30/97
  Linda Wirfel (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603

              DISTRIBUTION OF PRINCIPAL BALANCES

---------------------------------------------------------------
      Current Scheduled        Number    Scheduled   Based on
           Balances            of Loans  Balance     Balance
===============================================================
              to
              to
              to
              to
              to
              to
              to
              to
              to
              to
              to
              to
              to
              to
              to
              to
              to
              to
              to
               &
================================================================
            Total                 0               0   0.00%
---------------------------------------------------------------
                  Average Scheduled Balance is
                  Maximum  Scheduled Balance is
                  Minimum  Scheduled Balance is



         DISTRIBUTION OF PROPERTY TYPES
-------------------------------------------------
                 Number    Scheduled   Based on
 Property Types  of Loans  Balance     Balance
=================================================







=================================================
     Total          0               0   0.00%
-------------------------------------------------


    DISTRIBUTION OF MORTGAGE INTEREST RATES
-------------------------------------------------
     Current     Number
    Mortgage       of      Scheduled   Based on
 Interest Rate   Loans      Balance     Balance
=================================================
       or less
       to
       to
       to
       to
       to
       to
       to
       to
       to
       to
       to
       to
       to
       &
=================================================
     Total             0            0   0.00%
-------------------------------------------------
       W/Avg Mortgage Interest Rate is
       Minimum Mortgage Interest Rate is
       Maximum Mortgage Interest Rate is


              GEOGRAPHIC DISTRIBUTION
-----------------------------------------------------
                       Number    Scheduled   Based on
 Geographic Location  of Loans    Balance     Balance
=====================================================









=====================================================
        Total            0         0         0.00%
-----------------------------------------------------


07/30/96 - 08:54 (M399-M599)(C) 1997 LaSalle National Bank                                              PAGE 9 OF 12


ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.                          Statement Date:  07/18/97
LaSalle National Bank       GE CAPITAL ASSET MANAGEMENT CORPORATION, AS MASTER SERVICER                Payment Date:    07/18/97
                                        MORTGAGE PASS-THROUGH CERTIFICATES                             Prior Payment:         NA
Administrator:                                    SERIES 1997-C1                                       Record Date:     06/30/97
  Linda Wirfel (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603

                         LOAN SEASONING
-----------------------------------------------------------------
                               Number    Scheduled    Based on
       Number of Years         of Loans  Balance     Balance
=================================================================
        1 year or less
        1+ to 2 years
        2+ to 3 years
        3+ to 4 years
        4+ to 5 years
        5+ to 6 years
        6+ to 7 years
        7+ to 8 years
        8+ to 9 years
        9+ to 10 years
       10 years or more
=================================================================
            Total                    0            0   0.00%
-----------------------------------------------------------------
                             Weighted Average Seasoning is



         DISTRIBUTION OF REMAINING TERM
                FULLY AMORTIZING
-------------------------------------------------
Fully Amortizing Number    Scheduled   Based on
 Mortgage Loans  of Loans  Balance     Balance
=================================================
     60 months or less
     61 to 120 months
    121 to 180 months
    181 to 240 months
    241 to 360 months
=================================================
     Total             0            0   0.00%
-------------------------------------------------
         Weighted Average Months to Maturity is



                DISTRIBUTION OF DSCR
---------------------------------------------------------------
   Debt Service             Number        Scheduled    Based on
 Coverage Ratio (1)        of Loans        Balance     Balance
================================================================
         or less
         to
         to
         to
         to
         to
         to
         to
         to
         to
         to
         to
         to
         to
         &
================================================================
        Total               0            0               0.00%
---------------------------------------------------------------
Weighted Average Debt Service Coverage Ratio is







              DISTRIBUTION OF AMORTIZATION TYPE
---------------------------------------------------------------
                               Number    Scheduled    Based on
      Amortization Type        of Loans  Balance     Balance
===============================================================







===============================================================
            Total                    0            0      0.00%
---------------------------------------------------------------



                DISTRIBUTION OF REMAINING TERM
                        BALLOON LOANS
------------------------------------------------------------
          Balloon           Number    Scheduled    Based on
      Mortgage Loans       of Loans     Balance     Balance
============================================================
   12 months or less
   13 to 24 months
   25 to 36 months
   37 to 48 months
   49 to 60 months
   61 to 120 months
  121 to 180 months
  181 to 240 months
============================================================
      Total                   0            0          0.00%
------------------------------------------------------------
          Weighted Average Months to Maturity is








                     NOI AGING
-----------------------------------------------------
                      Number    Scheduled  Based on
      NOI Date        of Loans  Balance     Balance
 ====================================================
   1 year or less
    1 to 2 years
   2 Years or More
       Unknown
=====================================================
        Total            0         0         0.00%
-----------------------------------------------------


(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level.

    Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

07/30/96 - 08:54 (M399-M599)(C) 1997  LaSalle National Bank                                                PAGE 10 OF  12

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.                          Statement Date:  07/18/97
LaSalle National Bank       GE CAPITAL ASSET MANAGEMENT CORPORATION, AS MASTER SERVICER                Payment Date:    07/18/97
                                        MORTGAGE PASS-THROUGH CERTIFICATES                             Prior Payment:         NA
Administrator:                                    SERIES 1997-C1                                       Record Date:     06/30/97
  Linda Wirfel (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603

                                             LOAN LEVEL DETAIL PART I

================================================================================
 Disclosure                              Terms as of Cutoff Date
  Control #   ------------------------------------------------------------------
                                          Maturity    Remaining
                Balance        Rate         Date         Term         P&I
================================================================================































================================================================================



=======================================================================================================
 Disclosure                                              Current Terms
  Control #   -----------------------------------------------------------------------------------------
                                                      Maturity     Remaining
                 DSCR       Balance        Rate         Date         Term         P&I         DSCR
=======================================================================================================



























=======================================================================================================

* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy of methodology used to determine such figures.

--------------------------------------------------------------------------------------------------------

(1) Legend:   A.  P&I Adv - in Grace Period
              B.  P&I Adv - (left angle bracket) one month delinq

1. P&I Adv - delinquent 1 month     3. P&I Adv - delinquent 3+ months
2. P&I Adv - delinquent 2 months    4. Mat. Balloon/Assumed P&I

5. Prepaid in Full                  6. Specially Serviced
7. Foreclosure                      8. Bankruptcy

9. REO                             10. DPO                      11. Modification

===================================================================================================================================

07/30/96 - 08:54 (M399-M599)(C) 1997 LaSalle National Bank                                                    PAGE 11 OF 12

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.                          Statement Date:  07/18/97
LaSalle National Bank       GE CAPITAL ASSET MANAGEMENT CORPORATION, AS MASTER SERVICER                Payment Date:    07/18/97
                                        MORTGAGE PASS-THROUGH CERTIFICATES                             Prior Payment:         NA
Administrator:                                    SERIES 1997-C1                                       Record Date:     06/30/97
  Linda Wirfel (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603

                                            LOAN LEVEL DETAIL PART II
====================================================================================================================================
                                                                        Number of Times
                                                               Loan        Delinquent         In     Modifi-   In      In
Disclosure             Property                    Property   Status    -----------------   Special  cation   Fore-   Bank-
 Control #    Group      Name      City    State     Type     Code(1)    30    60   90+    Servicing  Date   closure  ruptcy   REO
====================================================================================================================================































===================================================================================================================================



------------------------------------------------------------------------------------------------------------------------------------
(1)   Legend:    A.  P&I Adv - in Grace Period                            1.  P&I Adv - delinquent 1 month
                 B.  P&I Adv - (left angle bracket) one month delinq      2.  P&I Adv - delinquent 2 months
                                                                          3.  P&I Adv - delinquent 3+ months
                                                                          4.  Mat. Balloon/Assumed P&I
====================================================================================================================================
07/30/96 - 08:54 (M399-M599)(C) 1997  LaSalle National Bank                                                       PAGE 12 OF  12

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.                          Statement Date:  07/18/97
LaSalle National Bank       GE CAPITAL ASSET MANAGEMENT CORPORATION, AS MASTER SERVICER                Payment Date:    07/18/97
                                        MORTGAGE PASS-THROUGH CERTIFICATES                             Prior Payment:         NA
Administrator:                                    SERIES 1997-C1                                       Record Date:     06/30/97
  Linda Wirfel (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603

                                        SPECIALLY SERVICED LOAN DETAIL
====================================================================================================================================
                   Beginning                                                   Specially
   Disclosure      Scheduled       Interest      Maturity       Property        Serviced
   Control #        Balance          Rate          Date           Type        Status Code (1)                   Comments
====================================================================================================================================






























====================================================================================================================================
(1) Legend :
    1)  Request for waiver of Prepayment Penalty       4)  Loan with Borrower Bankruptcy     7)  Loans Paid Off
    2)  Payment default                                5)  Loan in Process of Foreclosure    8)  Loans Returned to Master Servicer
    3)  Request for Loan Modification or Workout       6)  Loan now REO Property
====================================================================================================================================

07/30/96 - 08:54 (M399-M599)(C) 1997 LaSalle National Bank                                                         APPENDIX A

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.                          Statement Date:  07/18/97
LaSalle National Bank       GE CAPITAL ASSET MANAGEMENT CORPORATION, AS MASTER SERVICER                Payment Date:    07/18/97
                                        MORTGAGE PASS-THROUGH CERTIFICATES                             Prior Payment:         NA
Administrator:                                    SERIES 1997-C1                                       Record Date:     06/30/97
  Linda Wirfel (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603
                                               MODIFIED LOAN DETAIL
====================================================================================================================================
   Disclosure     Modification                                                               Modification
   Control #          Date                                                                   Description
------------------------------------------------------------------------------------------------------------------------------------


































====================================================================================================================================

07/30/96 - 08:54 (M399-M599) (C) 1997 LaSalle National Bank                                                       APPENDIX B

ABN AMRO                               MERRILL LYNCH MORTGAGE INVESTORS, INC.                          Statement Date:  07/18/97
LaSalle National Bank       GE CAPITAL ASSET MANAGEMENT CORPORATION, AS MASTER SERVICER                Payment Date:    07/18/97
                                        MORTGAGE PASS-THROUGH CERTIFICATES                             Prior Payment:         NA
Administrator:                                    SERIES 1997-C1                                       Record Date:     06/30/97
  Linda Wirfel (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603

                                               REALIZED LOSS DETAIL
============================================================================================
                                                                Beginning
     Dist.         Disclosure     Appraisal      Appraisal      Scheduled        Gross
      Date         Control #         Date          Value         Balance        Proceeds
--------------------------------------------------------------------------------------------






























--------------------------------------------------------------------------------------------
 CURRENT TOTAL                                          0.00                           0.00
 CUMULATIVE                                             0.00                           0.00
============================================================================================


==============================================================================================
                    Gross Proceeds     Aggregate      Net       Net Proceeds
     Dist.            as a % of      Liquidation  Liquidation     as a % of       Realized
      Date         Sched Principal    Expenses *   Proceeds    Sched. Balance       Loss
-----------------------------------------------------------------------------------------------






























----------------------------------------------------------------------------------------------
 CURRENT TOTAL                              0.00          0.00                           0.00
 CUMULATIVE                                 0.00          0.00                           0.00
==============================================================================================

                                                                                APPENDIX C

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

07/30/96 - 08:54 (M399-M599) (C) 1997 LaSalle National Bank

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                                   ----------

         The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of each series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates."

         Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool of one or more of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Mortgage Loans (or mortgage loans underlying an MBS) may be delinquent or non-performing as of the date Certificates of a series are issued, if so specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

         Each series of Certificates will consist of one or more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates."

         Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual or other periodic basis as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such distributions will be made only from the assets of the related Trust Fund.

         No Certificates of any series will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

         The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations." A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates."

         If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

                                   ----------

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK
     FACTORS" ON PAGE 16 OF THIS PROSPECTUS AND SUCH INFORMATION AS MAY BE
      SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS
              SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                                   ----------

         Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. See "Risk Factors." This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

         The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

                                  JUNE 5, 1997

                              PROSPECTUS SUPPLEMENT

       As more particularly described herein, each Prospectus Supplement will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of Offered Certificates of the related series, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest will accrue from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made to Certificateholders; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets");
(v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") engaged to administer the related Mortgage Assets; (xi) information as to the nature and extent of any subordination in entitlement to distributions of any class of Certificates of such series; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

       The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each series contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

       No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

       The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. The means by which notices and other communications are conveyed by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates," and "Description of the Pooling Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

       There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor, upon request, will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at 250 Vesey Street, Fifteenth Floor, New York, New York 10281-1315, Attention:
Secretary, or by telephone at (212) 449-0336. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                              TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
PROSPECTUS SUPPLEMENT ..........................................................................  2
AVAILABLE INFORMATION ..........................................................................  2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ..............................................  3
SUMMARY OF PROSPECTUS ..........................................................................  8
RISK FACTORS ................................................................................... 16
  Limited Liquidity ............................................................................ 16
  Limited Assets ............................................................................... 16
  Prepayments; Average Life of Certificates; Yields ............................................ 16
  Limited Nature of Ratings .................................................................... 17
  Risks Associated with Certain Mortgage Loans and Mortgaged Properties ........................ 18
  Balloon Payments; Borrower Default ........................................................... 19
  Credit Support Limitations ................................................................... 19
  Leases and Rents ............................................................................. 19
  Environmental Risks .......................................................................... 20
  ERISA Considerations ......................................................................... 20
  Certain Federal Tax Considerations Regarding REMIC Residual Certificates ..................... 20
  Book-Entry Registration ...................................................................... 20
  Delinquent and Non-Performing Mortgage Loans ................................................. 21
DESCRIPTION OF THE TRUST FUNDS ................................................................. 21
  General ...................................................................................... 21
  Mortgage Loans ............................................................................... 21
    General .................................................................................... 21
    Default and Loss Considerations with Respect to the Mortgage Loans ......................... 22
    Payment Provisions of the Mortgage Loans ................................................... 23
    Mortgage Loan Information in Prospectus Supplements ........................................ 23
  MBS .......................................................................................... 24
  Certificate Accounts ......................................................................... 24
  Credit Support ............................................................................... 24
  Cash Flow Agreements ......................................................................... 25
YIELD AND MATURITY CONSIDERATIONS .............................................................. 25
  General ...................................................................................... 25
  Pass-Through Rate ............................................................................ 25
  Payment Delays ............................................................................... 25
  Certain Shortfalls in Collections of Interest ................................................ 25
  Yield and Prepayment Considerations .......................................................... 26
  Weighted Average Life and Maturity ........................................................... 27
  Controlled Amortization Classes and Companion Classes ........................................ 28
  Other Factors Affecting Yield, Weighted Average Life and Maturity ............................ 28
    Balloon Payments; Extensions of Maturity ................................................... 28
    Negative Amortization ...................................................................... 28
    Foreclosures and Payment Plans ............................................................. 29
    Losses and Shortfalls on the Mortgage Assets ............................................... 29
    Additional Certificate Amortization ........................................................ 29


                                       4

                                                                                               PAGE
                                                                                               ----
THE DEPOSITOR .................................................................................. 30
USE OF PROCEEDS ................................................................................ 30
DESCRIPTION OF THE CERTIFICATES ................................................................ 30
  General ...................................................................................... 30
  Distributions ................................................................................ 30
  Distributions of Interest on the Certificates ................................................ 31
  Distributions of Certificate Principal ....................................................... 32
  Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
   Equity Participations ....................................................................... 32
  Allocation of Losses and Shortfalls .......................................................... 32
  Advances in Respect of Delinquencies ......................................................... 33
  Reports to Certificateholders ................................................................ 33
  Voting Rights ................................................................................ 34
  Termination .................................................................................. 34
  Book-Entry Registration and Definitive Certificates .......................................... 35
DESCRIPTION OF THE POOLING AGREEMENTS .......................................................... 37
  General ...................................................................................... 37
  Assignment of Mortgage Loans; Repurchases .................................................... 37
  Representations and Warranties; Repurchases .................................................. 38
  Certificate Account .......................................................................... 39
    General .................................................................................... 39
    Deposits ................................................................................... 39
    Withdrawals ................................................................................ 40
  Collection and Other Servicing Procedures .................................................... 41
  Modifications, Waivers and Amendments of Mortgage Loans ...................................... 41
  Sub-Servicers ................................................................................ 41
  Special Servicers ............................................................................ 42
  Realization Upon Defaulted Mortgage Loans .................................................... 42
  Hazard Insurance Policies .................................................................... 43
  Due-On-Sale and Due-On-Encumbrance Provisions ................................................ 44
  Servicing Compensation and Payment of Expenses ............................................... 44
  Evidence as to Compliance .................................................................... 45
  Certain Matters Regarding the Master Servicer and the Depositor .............................. 45
  Events of Default ............................................................................ 46
  Rights Upon Event of Default ................................................................. 46
  Amendment .................................................................................... 47
  List of Certificateholders ................................................................... 47
  The Trustee .................................................................................. 47
  Duties of the Trustee ........................................................................ 47
  Certain Matters Regarding the Trustee ........................................................ 48
  Resignation and Removal of the Trustee ....................................................... 48
DESCRIPTION OF CREDIT SUPPORT .................................................................. 48
  General ...................................................................................... 48
  Subordinate Certificates ..................................................................... 49
  Cross-Support Provisions ..................................................................... 49


                                       5

                                                                                               PAGE
                                                                                               ----
  Insurance or Guarantees with Respect to Mortgage Loans ....................................... 49
  Letter of Credit ............................................................................. 49
  Certificate Insurance and Surety Bonds ....................................................... 49
  Reserve Funds ................................................................................ 50
  Credit Support with Respect to MBS ........................................................... 50
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ........................................................ 50
  General ...................................................................................... 50
  Types of Mortgage Instruments ................................................................ 51
  Leases and Rents ............................................................................. 51
  Personalty ................................................................................... 51
  Junior Mortgages; Rights of Senior Lenders ................................................... 51
  Foreclosure .................................................................................. 52
    General .................................................................................... 52
    Foreclosure procedures vary from state to state ............................................ 52
    Judicial Foreclosure ....................................................................... 52
    Non-Judicial Foreclosure/Power of Sale ..................................................... 53
    Limitations on the Rights of Mortgage Lenders .............................................. 53
    Rights of Redemption ....................................................................... 54
    Anti-Deficiency Legislation ................................................................ 54
    Leasehold Considerations ................................................................... 54
  Bankruptcy Laws .............................................................................. 55
  Environmental Considerations ................................................................. 56
    General .................................................................................... 56
    Superlien Laws ............................................................................. 56
    CERCLA ..................................................................................... 56
    Certain Other Federal and State Laws ....................................................... 56
    Additional Considerations .................................................................. 57
  Due-On-Sale and Due-On-Encumbrance ........................................................... 57
  Subordinate Financing ........................................................................ 57
  Default Interest and Limitations on Prepayments .............................................. 58
  Applicability of Usury Laws .................................................................. 58
  Soldiers' and Sailors' Civil Relief Act of 1940 .............................................. 58
  Americans with Disabilities Act .............................................................. 58
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ........................................................ 59
  General ...................................................................................... 59
  REMICs ....................................................................................... 59
    Classification of REMICs ................................................................... 59
    Characterization of Investments in REMIC Certificates ...................................... 60
    Tiered REMIC Structures .................................................................... 60
  Taxation of Owners of REMIC Regular Certificates ............................................. 61
    General .................................................................................... 61
    Original Issue Discount .................................................................... 61
    Market Discount ............................................................................ 63
    Premium .................................................................................... 64
    Realized Losses ............................................................................ 64


                                       6

                                                                                               PAGE
                                                                                               ----
  Taxation of Owners of REMIC Residual Certificates ............................................ 64
    General .................................................................................... 64
    Taxable Income of the REMIC ................................................................ 65
    Basis Rules, Net Losses and Distributions .................................................. 66
    Excess Inclusions .......................................................................... 67
    Noneconomic REMIC Residual Certificates .................................................... 68
    Mark-to-Market Rules ....................................................................... 69
    Possible Pass-Through of Miscellaneous Itemized Deductions ................................. 69
    Sales of REMIC Certificates ................................................................ 70
    Prohibited Transactions Tax and Other Taxes ................................................ 70
    Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations .. 71
    Termination ................................................................................ 72
    Reporting and Other Administrative Matters ................................................. 72
    Backup Withholding with Respect to REMIC Certificates ...................................... 73
    Foreign Investors in REMIC Certificates .................................................... 73
  Grantor Trust Funds .......................................................................... 73
    Classification of Grantor Trust Funds ...................................................... 73
  Characterization of Investments in Grantor Trust Certificates ................................ 74
    Grantor Trust Fractional Interest Certificates ............................................. 74
    Grantor Trust Strip Certificates ........................................................... 74
  Taxation of Owners of Grantor Trust Fractional Interest Certificates ......................... 74
    General .................................................................................... 74
    If Stripped Bond Rules Apply ............................................................... 75
    If Stripped Bond Rules Do Not Apply ........................................................ 76
    Market Discount ............................................................................ 78
    Premium .................................................................................... 79
    Taxation of Owners of Grantor Trust Strip Certificates ..................................... 79
    Possible Application of Proposed Contingent Payment Rules .................................. 80
    Sales of Grantor Trust Certificates ........................................................ 80
    Grantor Trust Reporting .................................................................... 81
    Backup Withholding ......................................................................... 81
    Foreign Investors .......................................................................... 81
  STATE AND OTHER TAX CONSEQUENCES ............................................................. 81
  ERISA CONSIDERATIONS ......................................................................... 82
    General .................................................................................... 82
    Plan Asset Regulations ..................................................................... 82
    Prohibited Transaction Exemptions .......................................................... 82
  LEGAL INVESTMENT ............................................................................. 84
  METHOD OF DISTRIBUTION ....................................................................... 85
  LEGAL MATTERS ................................................................................ 86
  FINANCIAL INFORMATION ........................................................................ 86
  RATING ....................................................................................... 86
  INDEX OF PRINCIPAL DEFINITIONS ............................................................... 87

                              SUMMARY OF PROSPECTUS

       The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates ......  Mortgage Pass-Through Certificates, issuable in series (the "Certificates").

Depositor ..................  Merrill Lynch Mortgage Investors, Inc., a
                                wholly-owned limited purpose subsidiary of
                                Merrill Lynch Mortgage Capital Inc. (the
                                "Depositor"). See "The Depositor."

Master Servicer ............  The master servicer (the "Master Servicer"), if any, for a series of Certificates will be named in the related Prospectus Supplement and may be an affiliate of the Depositor. See "Description of the Pooling Agreements--Collection and Other Servicing Procedures."

Special Servicer ...........  The special servicer (the "Special Servicer"), if any, for a series of Certificates will be named, or the circumstances under which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Pooling Agreements--Special Servicers."

Trustee ....................  The trustee (the "Trustee") for each series of
                                Certificates will be named in the related
                                Prospectus Supplement. See "Description of the Pooling Agreements--The Trustee."

The Trust Assets ...........  Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

   A. Mortgage Assets ......  The Mortgage Assets with respect to each series of
                                Certificates will, in general, consist of a pool of mortgage loans (collectively, the "Mortgage Loans") secured by liens on, or security interests in, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land (the "Commercial Properties"). If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date of their deposit into the related Trust Fund. The Mortgage Loans will not be guaranteed or insured by the Depositor, any of its affiliates or, unless otherwise specified in the Prospectus Supplement, by any governmental agency or instrumentality or other person.

                              As and to the extent described in the related
                                Prospectus Supplement, a Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, (iv) may contain a prohibition on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had an original term to maturity of not more than 40 years, and will have been originated by a person other than the Depositor. See "Description of the Trust Funds--Mortgage Loans."

                              If and to the extent specified in the related
                                Prospectus Supplement, the Mortgage Assets that constitute a particular Trust Fund may also include or consist solely of (i) private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") or the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses (i) and (ii), "MBS"), provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS."

                              Each Mortgage Asset will be selected by the
                                Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor.

   B. Certificate Account ..  Each Trust Fund will include one or more accounts
                                (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Trust Funds--Certificate Accounts" and "Description of the Pooling Agreements-- Certificate Account."

  C. Credit Support ........  If so provided in the related Prospectus
                                Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of any Credit Support, the identification of the entity providing it (if applicable) and related information will be set forth in the related Prospectus Supplement. See "Risk Factors--Credit Support Limitations," "Description of the Trust Funds--Credit Support" and "Description of Credit Support."

   D. Cash Flow Agreements .  If so provided in the related Prospectus
                                Supplement, a Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will contain certain information that pertains to the obligor under any such Cash Flow Agreement. See "Description of the Trust Funds--Cash Flow Agreements."

Description of Certificates   Each series of Certificates will be issued in one
                                or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                              Each series of Certificates will consist of one or
                                more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal
                                Certificates"); (iii) be entitled to
                                distributions of interest, with
                                disproportionately small, nominal or no
                                distributions of principal (collectively,
                                "Stripped Interest Certificates"); (iv) provide for distributions of principal and/or interest that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or
                                (vi) pro-
                                vide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology.

                              Each class of Certificates, other than certain
                                classes of Stripped Interest Certificates and certain REMIC Residual Certificates (as defined below), will have a stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount ("Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and Pass-Through Rate for each class of Offered Certificates, as applicable, or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                              The Certificates will not be guaranteed or insured
                                by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

Distributions of Interest
  on the Certificates ......  Interest on each class of Offered Certificates
                                (other than certain classes of Stripped
                                Principal Certificates and Stripped Interest
                                Certificates and certain REMIC Residual
                                Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Prepayments; Average Life of Certificates; Yields," "Yield and Maturity Considerations," and "Description of the Certificates--Distributions of Interest on the Certificates."

Distributions of Certificate
  Principal ................  Each class of the Certificates of each series
                                (other than certain classes of Stripped Interest Certificates and/or REMIC Residual Certificates) will have a Certificate Balance which, as of any date, will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the Mortgage Assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not exceed the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to each series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates (i) may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (iii) may be made, subject to available funds, based on a specified principal payment schedule (any such class, a "Controlled Amortization Class"); and (iv) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received (any such class, a "Companion Class"). Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Certificate Principal."

Advances ...................  If and to the extent provided in the related
                                Prospectus Supplement, the Master Servicer and/or other specified person will be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on the Mortgage Loans in the related Trust Fund. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, the Master Servicer or other specified person will be entitled to receive interest on its advances for the period that they are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies." If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

Termination ................  If so specified in the related Prospectus
                                Supplement, a series of Certificates may be subject to optional early termination by means of the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination."

Registration of Book-Entry
  Certificates .............  If so provided in the related Prospectus
                                Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format (collectively, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a Certificate of such class in fully registered, definitive form (a "Definitive Certificate"), except under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Tax Status of the
  Certificates .............  The Certificates of each series will constitute either (i)"regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

   A. REMIC ................  REMIC Regular Certificates generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. In general, to the extent the assets and income of the REMIC are treated as qualifying assets and income under the following sections of the Code, REMIC Regular Certificates owned by a real estate investment trust will be treated as "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of Section 856(c)(3)(B) of the Code. In addition, REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. Moreover, if 95% or more of the assets and the income of the REMIC qualify for any of the foregoing treatments, the REMIC Regular Certificates will qualify for the foregoing treatments in their entirety. However, REMIC Regular Certificates owned by a thrift institution will constitute assets described in
                                Section 7701(a)(19)(C) of the Code only if so specified in the related Prospectus Supplement. Holders of REMIC Regular Certificates must report income with respect thereto on the accrual method, regardless of their method of tax accounting generally. Holders of any class of REMIC Regular Certificates issued with original issue discount generally will be required to include the original issue discount in income as it accrues, which will be determined using an initial prepayment assumption and taking into account, from time to time, actual prepayments occurring at a rate different than the prepayment assumption.

                                See "Certain Federal Income Tax
                                Consequences--REMICs --Taxation of Owners of
                                REMIC Regular Certificates."

                              REMIC Residual Certificates generally will be
                                treated as representing an interest in
                                qualifying assets and income to the same extent described above for institutions subject to Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code, but not for purposes of Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement. A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. See "Certain Federal Income Tax
                                Consequences--REMICs--Taxation of Owners of
                                REMIC Residual Certificates."

   B. Grantor Trust ........  Unless otherwise provided in the related
                                Prospectus Supplement, Grantor Trust
                                Certificates may be either Certificates that have a Certificate Balance and a Pass-Through Rate or that are Stripped Principal Certificates (collectively, "Grantor Trust Fractional Interest Certificates"), or may be Stripped Interest Certificates.

                              Owners of Grantor Trust Fractional Interest
                                Certificates will be treated for federal income tax purposes as owners of an undivided pro rata interest in the assets of the related Trust Fund, and generally will be required to report their pro rata share of the entire gross income (including amounts incurred as servicing or other fees and expenses) from the Mortgage Assets and will be entitled, subject to certain limitations, to deduct their pro rata shares of any servicing or other fees and expenses incurred during the year. Holders of Grantor Trust Fractional Interest Certificates generally will be treated as owning an interest in qualifying assets and income under Sections 856(c)(5)(A), 856(c)(3)(B) and 860G(a)(3) of the
                                Code, but will not be so treated for purposes of
                                Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement.

                              It is unclear whether Stripped Interest
                                Certificates will be treated as representing an ownership interest in qualifying assets and income under Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code, although the policy considerations underlying those Sections suggest that such treatment should be available. However, such Certificates will not be treated as representing an ownership interest in assets described in Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement. The taxation of holders of Stripped Interest Certificates is uncertain in various respects, including in particular the method such holders should use to recover their purchase price and to report their income with respect to such Stripped Interest Certificates. See "Certain Federal Income Tax Consequences--Grantor Trust Funds."

                              Investors are advised to consult their tax
                                advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations .......  Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                                Section 4975 of the Code. See "ERISA
                                Considerations" herein and in the related
                                Prospectus Supplement.

Legal Investment ...........  The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating .....................  At their respective dates of issuance, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

       In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

LIMITED LIQUIDITY

       Merrill Lynch, Pierce, Fenner & Smith Incorporated, itself or through one or more of its affiliates, currently expects to make a secondary market in the Offered Certificates of each series, but has no obligation to do so. However, there can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. Furthermore, because, among other things, the timing of receipt of payments with respect to a pool of multifamily or commercial mortgage loans may be substantially more difficult to predict than that of a pool of single family mortgage loans, any such secondary market that does develop may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

       The primary source of continuing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders." There can be no assurance that any additional continuing information regarding the Offered Certificates of any series will be available through any other source, and the limited nature of such information may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

       Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination."

LIMITED ASSETS

       Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts on deposit from time to time remaining in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions that will be described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS; AVERAGE LIFE OF CERTIFICATES; YIELDS

       For a number of reasons, including the difficulty of predicting the rate of prepayments on the Mortgage Loans in a particular Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the rate of prepayments on the Mortgage Loans in any Trust Fund or that such rate will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

       The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of prepayments enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is faster than anticipated; while a class of Certificates that entitles the holders thereof to a disproportionately small share of prepayments enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is slower than anticipated. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

       A series of Certificates may include one or more Controlled Amortization Classes that will be entitled to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, it can be reduced substantially in the case of a Controlled Amortization Class so long as the actual rate of prepayments on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. However, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and to a disproportionately small share of those prepayments when the rate of prepayment is relatively slow, and thus absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise affect the related Controlled Amortization Class if all payments of principal of the Mortgage Loans were allocated on a pro rata basis.

       A series of Certificates may also include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the riskthat a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

       Any rating assigned by a Rating Agency to a class of Offered
Certificates will reflect only its assessment of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Neither will such rating address the possibility that prepayments on the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

       The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

       Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. See "Description of the Trust Funds--Mortgage Loans." The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors beyond the control of a Master Servicer.

       In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, specialty properties (such as hotels, health care facilities, self-storage facilities and restaurants) are often characterized by substantial operating risk associated with the particular industry or business that is in addition to traditional real estate risk. Also, specialty properties frequently are of such design that they may not be readily converted to alternative uses if that industry or business declines.

       It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

       Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BALLOON PAYMENTS; BORROWER DEFAULT

       Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and therelated Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

       If and to the extent specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While a Master Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

CREDIT SUPPORT LIMITATIONS

       The Prospectus Supplement for the Offered Certificates of each series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

       A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

       The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

LEASES AND RENTS

       The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents."

ENVIRONMENTAL RISKS

       Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations." If a Trust Fund includes Mortgage Loans and the related Prospectus Supplement does not otherwise specify, the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans." These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of hazardous substances, but there can be no assurance in a given case that those risks can be eliminated entirely.

ERISA CONSIDERATIONS

       Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations."

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

       Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Certain Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

BOOK-ENTRY REGISTRATION

       If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. The means by which notices and other communications are conveyed by

DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may experience delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

       If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing as of the date they are deposited in the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in the Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans-General."

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

       The primary assets of each Trust Fund will consist of (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

       General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a Mortgaged Property. A Mortgage may create a lien on a borrower's leasehold estate in a property; however, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least two years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

       If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

       Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

       Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and
(iii) debt service on loans (including the related Mortgage Loan) secured by liens on the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

       Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

       Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and the outstanding principal balance of any loan secured by a lien on the related Mortgaged Property prior to the lien of the related Mortgage, to (ii) the Value of such Mortgaged Property. The "Value" of a Mortgaged Property, is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

       Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

       While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans there is no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Balloon Payments; Borrower Default."

       Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly or semi-annually. A Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate,(ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (iv) may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

       Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the original Loan-to-Value Ratios of the Mortgage Loans,(vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the geographic distribution of the Mortgaged Properties on a state-by-state basis,
(viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

       MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

       Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer (the "MBS Issuer") of the MBS and/or the servicer (the "MBS Servicer") of the underlying mortgage loans will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

       The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

       Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

       The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

       Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement.

CREDIT SUPPORT

       If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or by a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered Certificates of each series. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

       If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the related Prospectus Supplement.

                      YIELD AND MATURITY CONSIDERATIONS

GENERAL

       The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields." The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.

PASS-THROUGH RATE

       The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to the Offered Certificates of any series will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

       With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

       When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the Due Date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the Due Date of the preceding scheduled payment up to the Due Date for the next scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

       A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to their Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance.

       The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans is distributed on an Offered Certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the Notional Amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on such investor's yield of principal payments (to the extent distributable in reduction of the principal balance or Notional Amount of such investor's Offered Certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

       A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

       In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of such Mortgage Assets or such classes of Certificates, as the case may be. Thus, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates.

       The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

       The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

       Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

       The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

       The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

       Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

       The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

       A series of Certificates may include one or more Controlled Amortization Classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more Companion Classes. Unless otherwise specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, distributions of principal on a PAC are made in accordance with a specified amortization schedule so long as prepayments on the underlying Mortgage Loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more Companion Classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments may retire the Companion Classes much earlier than expected, thus leaving the PAC without further prepayment protection. A TAC is similar to a PAC, but a TAC structure generally does not draw on Companion Classes to make up cash flow shortfalls, and will generally not provide protection to the TAC against the risk that prepayments occur more slowly than expected.

       In general, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series (any of which may also be a class of Offered Certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the related Prospectus Supplement, the holders of a Companion Class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the Controlled Amortization Class, and (in the case of a Companion Class that supports a PAC) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk" that would otherwise be allocated to the related Controlled Amortization Class. Accordingly, Companion Classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

       Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

       Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization. In general, such Mortgage Loans by their terms limit the amount by which scheduled payments may adjust in response to changes in Mortgage
Rates and/or provide that scheduled payment amounts will adjust less frequently than the Mortgage Rates. Accordingly, during a period of rising interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the Mortgage Loan balance would amortize more slowly than necessary to repay it over such schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable Mortgage Rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the Mortgage Loan balance over such schedule.

       A slower or negative rate of Mortgage Loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature. A faster rate of Mortgage Loan amortization will shorten the weighted average life of such Mortgage Loans and, correspondingly, the weighted average lives of those classes of Certificates then entitled to a portion of the principal payments on such Mortgage Loans. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series.

       Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

       Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

       The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates. The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

       Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

       The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

                                  THE DEPOSITOR

       Merrill Lynch Mortgage Investors, Inc., the Depositor, is a Delaware corporation organized on June 13, 1986 as a wholly-owned limited purpose finance subsidiary of Merrill Lynch Mortgage Capital Inc. (a wholly-owned indirect subsidiary of Merrill Lynch & Co.). The Depositor maintains its principal office at World Financial Center, North Tower-Fifteenth Floor, 250 Vesey Street, New York, New York 10281-1315. Its telephone number is (212) 449-0336. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                 USE OF PROCEEDS

       The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

       The Certificates of each series will consist of one or more classes and will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. Each series of Certificates may consist of one or more classes of Certificates (including classes of Offered Certificates) that (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology.

       Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates or REMIC Residual Certificates, Notional Amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity," "--Limited Assets" and "--Book-Entry Registration."

DISTRIBUTIONS

       Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

       Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

       Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

       Distributions of interest in respect of the Certificates of any class (other than any class of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and REMIC Residual Certificates), "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the period between Distribution Dates) on the outstanding Certificate Balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Certificate Interest for each Distribution Date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest," exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations."

DISTRIBUTIONS OF CERTIFICATE PRINCIPAL

       Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates of REMIC Residual Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets that is allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Assets. In addition, distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Certificates (each such class, a "Companion Class"), may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

       If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

       The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or in the Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

       If and to the extent provided in the related Prospectus Supplement, the related Master Servicer and/or other specified person (including a provider of Credit Support) may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. Unless otherwise provided in the related Prospectus Supplement, a "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

       Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the advancing person's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by the Master Servicer or by any other person if, in the good faith judgment of the Master Servicer or such other person, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer or another person, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

       If advances have been made from excess funds in a Certificate Account, the Master Servicer or other person that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

       If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

       The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

       On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

              (i) the amount of such distribution to holders of Certificates of such class that was applied to reduce the Certificate Balance thereof;

              (ii) the amount of such distribution to holders of Certificates of such class that is allocable to Accrued Certificate Interest;

              (iii) the amount, if any, of such distribution to holders of Certificates of such class that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

              (iv) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as such Master Servicer or the related Trustee, as the case may be, deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

              (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

              (vi) the aggregate principal balance of the related Mortgage Loans on, or as of a specified date shortly prior to, such Distribution Date;

              (vii) the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

              (viii) with respect to each Mortgage Loan that is delinquent in respect of three or more scheduled payments, (A) the loan number thereof,
       (B) the unpaid balance thereof, (C) whether the delinquency is in respect of any balloon payment, (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (E) if applicable, the aggregate amount of any interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances, (F) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the borrower;

              (ix) with respect to any Mortgage Loan liquidated during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date) in connection with a default thereon or by reason of being purchased out of the related Trust Fund, (A) the loan number thereof, (B) the manner in which it was liquidated, (C) the aggregate amount of Liquidation Proceeds received, (D) the portion of such Liquidation Proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such Mortgage Loan and (E) the amount of any loss to Certificateholders;

              (x) with respect to each Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise (an "REO Property") and included in the related Trust Fund as of the end of the related Due Period or Prepayment Period, as applicable, (A) the loan number of the related Mortgage Loan, (B) the date of acquisition, (C) the principal balance of the related Mortgage Loan (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the related Pooling Agreement), (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (E) if applicable, the aggregate amount of interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances;

              (xi) with respect to any REO Property sold during the related Prepayment Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate amount of sales proceeds, (C) the portion of such sales proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (D) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

              (xii) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any losses in respect of the related Mortgage Loans and any increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

              (xiii) the aggregate amount of principal prepayments made on the Mortgage Loans during the related Prepayment Period;

              (xiv) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

              (xv) the amount of any Accrued Certificate Interest due but not paid on such class of Offered Certificates at the close of business on such Distribution Date;

              (xvi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date; and

              (xvii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date.

       In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

       Within a reasonable period of time after the end of each calendar year, the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

       If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

       The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

       Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment." The holders of specified amounts of Certificates of a particular series will have the collective right to remove the related Trustee and also to cause the removal of the related Master Servicer in the case of an Event of Default on the part of the Master Servicer. See "Description of the Pooling Agreements--Events of Default," "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

       The obligations created by the Pooling Agreement for each series of Certificates will terminate upon the payment (or provision for payment) to Certificateholders of that series of all amounts held in the related Certificate Account, or otherwise by the related Master Servicer or Trustee or by a Special Servicer, and required to be paid to such Certificateholders pursuant to such Pooling Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the related Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the related Prospectus Supplement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

       If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a party that will be specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party identified therein will be authorized or required to solicit bids for the purchase of all the assets of the related Trust Fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

       If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

       DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants," which maintain accounts with DTC, include securities brokers and dealers (including Merrill Lynch, Pierce, Fenner & Smith Incorporated), banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Commission.

       Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") will in turn be recorded on the records of Direct and Indirect Participants. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates will be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

       DTC will not know the identity of actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

       Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants" accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

       Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) of a Book-Entry Certificate will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the

Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

       Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

       Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form (as so issued, "Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if
(i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for reregistration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

       The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include a Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement.

       A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Merrill Lynch Mortgage Investors, Inc., World Financial Center, North Tower-Fifteenth Floor, 250 Vesey Street, New York, New York 10281-1315. Attention: Secretary.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

       At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

       With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, unless otherwise specified in the related Prospectus Supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

       The related Trustee (or the custodian appointed by the Trustee) will be required to review the Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, in either case such that interests of the Certificateholders are materially and adversely affected, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and the Master Servicer will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to replace the related Mortgage Loan or repurchase it from the Trustee at a price that will be specified in the related Prospectus Supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

       Unless otherwise provided in the related Prospectus Supplement, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign certain representations and warranties, (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. Each Warranting Party will be identified in the related Prospectus Supplement.

       Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the related Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates of any series for a breach of representation and warranty by a Warranting Party. Moreover, neither the Depositor (unless it is the Warranting Party) nor the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

       The dates as of which representations and warranties have been made by a Warranting Party will be specified in the related Prospectus Supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

       General. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. As described in the related Prospectus Supplement, a Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

       Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

              (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

              (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee;

              (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

              (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

              (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

              (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

              (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also, "Liquidation Proceeds");

              (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

              (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

              (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

              (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

              (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

       Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

              (i) to make distributions to the Certificateholders on each Distribution Date;

              (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

              (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

              (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses
       (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the related Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

              (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of Credit Support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

              (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

              (vii) to reimburse the Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor";

              (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

              (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

              (x) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

              (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

              (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

              (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

              (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

              (xv) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

              (xvi) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

       The Master Servicer for any mortgage pool, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled Mortgage Loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in the related Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the Pooling Agreement and in the related Prospectus Supplement (the "Servicing Standard").

       The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing Mortgaged Properties acquired through or in lieu of foreclosure (each, an "REO Property"); and maintaining servicing records relating to the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

       A Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment (i) a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation.

SUB-SERVICERS

       A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Sub-Servicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement unless otherwise provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

       Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

       If and to the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted Mortgage Loans) in respect of the servicing of the related Mortgage Loans. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

       A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

       The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

       A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of Certificates of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Master Servicer will generally be required to proceed with respect to such defaulted Mortgage Loan as described below.

       If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

              (i) either the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

              (ii) either there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations."

       Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

       If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

       If any Mortgaged Property suffers damage that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore, the Master Servicer will not be required to expend its own funds to restore the damaged property unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

       Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the related Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage

Loan and the replacement cost of the Mortgaged Property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in the related Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

       In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

       The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

       Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

       Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payments on each Mortgage Loan in the related Trust Fund. Since that compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

       In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of the Trustee and any Special Servicer, may be required to be borne by the Trust Fund.

       If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest."

EVIDENCE AS TO COMPLIANCE

       Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will require that, on or before a specified date in each year, the Master Servicer cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that, based on an examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related Pooling Agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, either the Audit Program for Mortgages serviced for FHLMC or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, as the case may be, requires it to report. Each Pooling Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve-month period.

       Unless otherwise provided in the related Prospectus Supplement, copies of the annual accountants' statement and the statement of officers of a Master Servicer will be made available to Certificateholders without charge upon written request to the Master Servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

       The Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the Pooling Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

       Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not reimbursable pursuant to the Pooling Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

       Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

       Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series); (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for sixty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

       So long as an Event of Default under a Pooling Agreement remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances in respect of Mortgage Loan delinquencies, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each Rating Agency that assigned ratings to the Offered Certificates of such series to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

       No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders entitled to at least 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

       Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of the related Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or
(v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended for any purpose by the parties, with the consent of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series allocated to the affected classes; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may
(i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Prospectus Supplement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

       Upon written request of any Certificateholder of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholder access, during normal business hours, to the most recent list of Certificateholders of that series then maintained by such person.

THE TRUSTEE

       The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

       The Trustee for a series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of

Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

       Unless otherwise specified in the related Prospectus Supplement, the Trustee for a series of Certificates will be entitled to indemnification, from amounts held in the related Certificate Account, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein. As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

       The Trustee for a series of Certificates will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor (or such other person as may be specified in the related Prospectus Supplement) will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

       If at any time the Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. In addition, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee and appoint a successor trustee.

       Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

       Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

       Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the Credit Support or that are not covered by the Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

       If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, generally including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders" equity or policyholders" surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

       If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

       If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of a series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

       If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

       If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

       If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

       If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

       Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

       If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

       If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

       The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans." For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

       Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgage instruments." A mortgage instrument creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage instrument and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage instrument as to the existence of prior liens and, generally, the order of recordation of the mortgage instrument in the appropriate public recording office. However, the lien of a recorded mortgage instrument will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

       There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

       Mortgage instruments that encumber income-producing property often contain or are accompanied by an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

       In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default.

PERSONALTY

       In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

       Some of the Mortgage Loans included in a Trust Fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the Trust Fund (and therefore the Certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property to be sold upon borrower's default and thereby extinguish the Trust Fund's junior lien unless the Master Servicer or Special Servicer asserts its subordinate interest in a property in a foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument or in a subordination or intercreditor agreement, no notice of default is required to be given to the junior lender.

       The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

       The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

       Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtednesss secured by the mortgage instrument.

       The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of certain new leases and the termination or modification of certain existing leases, the performance of certain alterations to buildings forming a part of the mortgaged property and the execution of managment and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

       General. Foreclosure is a legal procedure that allows the lender to recover the borrower's mortgage debt by enforcing its rights and available legal remedies under the mortgage instrument. If the borrower defaults in payment or performance of its obligations under the note or mortgage instrument, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

       Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

       Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

       Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument (in particular, a deed to secure debt) if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

       Limitations on the Rights of Mortgage Lenders. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage instrument providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

       Also, a third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett
v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. SSSS 101-1330 (the "Bankruptcy Code")) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May, 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgage loans, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

       The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

       Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from the exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

       The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

       Anti-Deficiency Legislation. In general, it is expected that some or all of the Mortgage Loans in a particular Trust Fund may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

       Leasehold Considerations. Mortgage loans may be secured by a lien on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee), the leasehold mortgagee would be left without its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain these provisions.

BANKRUPTCY LAWS

       Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

       Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

       Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code.

       If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved under the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

       General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

       Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

       CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of the facility, holds indicia of ownership primarily to protect his security interest in the facility. This so-called secured creditor exemption is intended to provide a lender protection from liability under CERCLA as an owner or operator of contaminated property. The secured creditor exemption, however, does not necessarily protect a lender from liability for cleanup of hazardous substances in every situation. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

       In addition, lenders may face potential liability for remediation of releases or petroleum or hazardous substances from underground storage tanks under Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

       The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management."

       Importantly, the Act does not, among other things: (1) completely eliminate potential liability to lenders under CERCLA or RCRA; (2) reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) affect liabilities or potential liabilities under state environmental laws. Further, application or the Act to specific situation has not yet been tested through litigation.

       Certain Other Federal and State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

       In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

       Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

       Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

       To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not take possession of to a Mortgaged Property or take over its operation unless the Master Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."

       If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

       In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

       Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

       Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC

Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)(v). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe those Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. Under those regulations, if a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied against qualified stated interest. The proposed regulations generally would be effective for REMIC Regular Certificates acquired on or after the date 60 days after the date final regulations are published in the Federal Register. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Residential Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Residential Loans or the underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     As an exception to the general rules described above, thrift institutions are allowed to offset their excess inclusions with unrelated deductions, losses or loss carryovers, but only if the REMIC Residual Certificates are considered to have "significant value." The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price, at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules. The above-described exception for thrift institutions applies only to those residual interests held directly by, and deductions, losses and loss carryovers incurred by, such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or by certain wholly-owned direct subsidiaries of such institutions formed or operated exclusively in connection with the organization and operation of one or more REMICs.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that on December 28, 1993, the IRS released temporary regulations under Code Section 475 (the "Temporary Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Temporary Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a "negative value" REMIC Residual Certificate is not treated as a security and thus may not be marked to market. In general, a REMIC Residual Certificate has negative value if, as of the date a taxpayer acquires the REMIC Residual Certificate, the present value of the tax liabilities associated with holding the REMIC Residual Certificate exceeds the sum of (i) the present value of the expected future distributions on the REMIC Residual Certificate, and (ii) the present value of the anticipated tax savings associated with holding the REMIC Residual Certificate as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under
Section 1272(a)(6) of the Code, or that would have been adopted had the REMIC's regular interests been issued with original issue discount, (ii) any required or permitted clean up calls, or required qualified liquidation, provided for in the REMIC's organizational documents and (iii) a discount rate equal to the "applicable Federal rate" (as specified in Section 1274(d)(1) of the Code) that would apply to a debt instrument issued on the date of acquisition of the REMIC Residual Certificate. The Temporary Mark-to-Market Regulations apply to taxable years ending on or after December 31, 1993. Furthermore, the Temporary Mark-to-Market Regulations provide the IRS with the authority to treat any REMIC Residual Certificate having substantially the same economic effect as a "negative value" residual interest. On January 3, 1995, the IRS released proposed regulations under Section 475 of the Code (the "Proposed Mark-to-Market Regulations"). The Proposed Mark-to-Market Regulations provide that any residual interest (regardless of whether it has negative value) that is acquired on or after January 4, 1995 is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark-to-market rules. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the Temporary Mark-to-Market Regulations and the Proposed Mark-to-Market Regulations.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii)
the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, either the Trustee or the Master Servicer, generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Trustee or the Master Servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer, unless otherwise stated in the related Prospectus Supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert the foregoing withholding tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by (i) a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or (ii) to the extent of the amount of interest paid by the related Mortgagor on a particular Mortgage Loan, (A) a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such Mortgagor or (B) a REMIC Regular Certificateholder that is a controlled foreign corporation as to the United States of which such Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling

Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) assets described in Section 7701(a)(19)(C) of the Code; (ii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Grantor Trust Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans in preparing information returns to the Certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply."

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Proposed Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated in 1994 regarding contingent payment debt instruments, but have not been made final and are likely to be substantially revised before being made final. Moreover, like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

  GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     The DOL issued an individual administrative exemption, Prohibited Transaction Exemption 90-29 (the "Exemption"), to Merrill Lynch, Pierce, Fenner & Smith Incorporated, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" includes (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch, Pierce, Fenner & Smith Incorporated and (iii) any member of the underwriting syndicate or selling group of which Merrill Lynch, Pierce, Fenner & Smith Incorporated or a person described in (ii) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other Certificates of the same series. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps, Inc. ("Duff & Phelps") or Fitch Investors Service, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer, the provider of any Credit Support and any obligor with respect to Mortgage Assets (including mortgage loans underlying an MBS not issued by FNMA, FHLMC or GNMA) constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates acquired by a Plan upon issuance from the Depositor or Underwriter when the Depositor, Master Servicer, Special Servicer, Sub-Servicer, Trustee, provider of Credit Support, Underwriter or obligor with respect to Mortgage Assets is a Party in Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of fuel Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) an obligor with respect to 5% or less of the fair market value of the Mortgage Assets (including mortgage loans underlying an MBS not issued by FNMA, FHLMC or GNMA) in the related Trust Fund or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Assets.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (a) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (i) that the Offered Certificates constitute "certificates" for purposes of the Exemption and (ii) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates on behalf of a Plan.

     Any fiduciary of a Plan that proposes to cause the Plan to purchase Offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of (and scope of relief provided by) the Exemption or any other prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.

                                LEGAL INVESTMENT

     The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the related Prospectus Supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities," Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations those regulations may impose, a modification of the definition of "mortgage related securities" will become effective to include among the types of loans to which such securities may relate loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     All depository institutions considering an investment in the Offered Certificates of any series should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Prospectus Supplements hereto will be offered in series. The distribution of the Offered Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Prospectus Supplement for the Offered Certificates of each series will, as to each class of such Certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the Certificates of such class will be sold to the public can be determined, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the Depositor.

     If so specified in the related Prospectus Supplement, the Offered Certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Merrill Lynch acting as agent. If Merrill Lynch acts as agent in the sale of Offered Certificates, Merrill Lynch will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or Notional Amount of such Offered Certificates as of the date of issuance. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch elects to purchase Offered Certificates as principal, Merrill Lynch may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor will agree to indemnify Merrill Lynch and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Merrill Lynch and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any class of Certificates not offered hereby may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                  LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor and for Merrill Lynch, Pierce, Fenner & Smith Incorporated by Thacher Proffitt & Wood, New York, New York.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                PAGE
                                                                ----
Accrual Certificates ..........................................   11
Accrued Certificate Interest ..................................   31
Act ...........................................................   56
ADA ...........................................................   58
ARM Loans .....................................................   23
Available Distribution Amount .................................   30
Bankruptcy Code ...............................................   53
Book-Entry Certificates .......................................   13
Cash Flow Agreement ...........................................    1
CERCLA ........................................................   20
Certificate ...................................................    1
Certificate Account ...........................................    9
Certificate Balance ...........................................    2
Certificate Owner .............................................   13
Certificateholder .............................................    1
Closing Date ..................................................   61
Code ..........................................................   13
Commercial Properties .........................................    8
Commission ....................................................    2
Committee Report ..............................................   61
Companion Class ...............................................   12
Contributions Tax .............................................   71
Controlled Amortization Class .................................   12
Cooperatives ..................................................   21
CPR ...........................................................   27
Credit Support ................................................    1
Cut-off Date ..................................................   12
Debt Service Coverage Ratio ...................................   22
Definitive Certificate ........................................   13
Depositor .....................................................    8
Determination Date ............................................   31
Direct Participants ...........................................   36
Distribution Date .............................................   11
Distribution Date Statement ...................................   33
DOL ...........................................................   82
DTC ...........................................................    2
Due Dates .....................................................   23
Due Period ....................................................   33
Duff & Phelps .................................................   83
Equity Participation ..........................................   23
ERISA .........................................................   15
Event of Default ..............................................   46
Excess Funds ..................................................   29
Exchange Act ..................................................    2
Exemption .....................................................   82
FAMC ..........................................................    9
FHLMC .........................................................    9
Fitch .........................................................   83
FNMA ..........................................................    9
Garn Act ......................................................   57
GNMA ..........................................................    9
Grantor Trust Certificates ....................................   13
Grantor Trust Fractional Interest Certificates ................   14
Grantor Trust Fund ............................................   59
Grantor Trust Strip Certificate ...............................   74

                                                                PAGE
                                                                ----
Indirect Participants .........................................   36
Insurance Proceeds ............................................   39
IRS ...........................................................   61
Issue Premium .................................................   66
L/C Bank ......................................................   49
Liquidation Proceeds ..........................................   39
Loan-to-Value Ratio ...........................................   22
Lock-out Expiration Date ......................................   23
Lock-out Period ...............................................   23
Master Servicer ...............................................    2
MBS ...........................................................    1
MBS Agreement .................................................   24
MBS Issuer ....................................................   24
MBS Servicer ..................................................   24
MBS Trustee ...................................................   24
Merrill Lynch .................................................   85
Moody's .......................................................   83
Mortgage Asset Seller .........................................    9
Mortgage Assets ...............................................    1
Mortgage Loan .................................................    1
Mortgage Notes ................................................   21
Mortgage Rate .................................................    8
Mortgaged Properties ..........................................   21
Mortgages .....................................................   21
Multifamily Properties ........................................    8
Net Leases ....................................................   22
Net Operating Income ..........................................   22
Nonrecoverable Advance ........................................   33
Notional Amount ...............................................   11
Offered Certificates ..........................................    1
OID Regulations ...............................................   59
Originator ....................................................   21
PAC ...........................................................   28
Participants ..................................................   20
Parties in Interest ...........................................   82
Pass-Through Rate .............................................    2
Permitted Investments .........................................   39
Plans .........................................................   82
Pooling Agreement .............................................   10
Prepayment Assumption .........................................   61
Prepayment Interest Shortfall .................................   26
Prepayment Premium ............................................   23
Prohibited Transactions Tax ...................................   70
Proposed Mark-to-Market Regulations ...........................   69
Prospectus Supplement .........................................    1
Rating Agency .................................................   15
RCRA ..........................................................   56
Record Date ...................................................   31
Related Proceeds ..............................................   33
Relief Act ....................................................   58
REMIC .........................................................    1
REMIC Certificates ............................................   59
REMIC Provisions ..............................................   59
REMIC Regular Certificates ....................................   13
REMIC Regulations .............................................   59
REMIC Residual Certificates ...................................   13

                                                                PAGE
                                                                ----
REO Property ..................................................   34
Senior Certificates ...........................................   10
Servicing Standard ............................................   41
SMMEA .........................................................   84
SPA ...........................................................   27
Special Servicer ..............................................    2
Standard & Poor's .............................................   83
Stripped Interest Certificates ................................   10
Stripped Principal Certificates ...............................   10
Sub-Servicer ..................................................   41
Sub-Servicing Agreement .......................................   42
Subordinate Certificates ......................................   10
TAC ...........................................................   28
Temporary Mark-to-Market Regulations ..........................   69
Tiered REMICs .................................................   60
Title V .......................................................   58
Trust Assets ..................................................    2
Trust Fund ....................................................    1
Trustee .......................................................    2
UCC ...........................................................   51
Value .........................................................   22
Voting Rights .................................................   35
Warranting Party ..............................................   38

                 [THIS PAGE INTENTIONALLY LEFT BLANK]

                               [GRAPHIC OMITTED]

      This diskette contains a file: The file "MLMI97C1.XLS." The file is a Microsoft Excel(1), Version 5.0 spreadsheet that provides, in electronic format, the information shown in Annex A of the Prospectus Supplement.

         Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

      NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

                                   ----------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                              PROSPECTUS SUPPLEMENT

Summary ................................................................    S-5
Risk Factors ...........................................................   S-26
Description of the Mortgage Pool .......................................   S-30
Servicing of the Mortgage Loans ........................................   S-47
Description of the Certificates ........................................   S-54
Yield and Maturity Considerations ......................................   S-67
Use of Proceeds ........................................................   S-74
Certain Federal Income Tax
 Consequences ..........................................................   S-74
ERISA Considerations ...................................................   S-75
Legal Investment .......................................................   S-77
Method of Distribution .................................................   S-78
Legal Matters ..........................................................   S-78
Ratings ................................................................   S-78
Index of Principal Definitions .........................................   S-80
Annex A ................................................................    A-1
Annex B ................................................................    B-1
Annex C ................................................................    C-1

                                   PROSPECTUS

Prospectus Supplement ..................................................      2
Available Information ..................................................      2
Incorporation of Certain Information by
 Reference .............................................................      3
Summary of Prospectus ..................................................      8
Risk Factors ...........................................................     16
Description of the Trust Funds .........................................     21
Yield and Maturity Considerations ......................................     25
The Depositor ..........................................................     30
Use of Proceeds ........................................................     30
Description of the Certificates ........................................     30
Description of the Pooling Agreements ..................................     37
Description of Credit Support ..........................................     48
Certain Legal Aspects of Mortgage Loans ................................     50
Certain Federal Income Tax Consequences ................................     59
State and Other Tax Considerations .....................................     81
ERISA Considerations ...................................................     82
Legal Investment .......................................................     84
Method of Distribution .................................................     85
Legal Matters ..........................................................     86
Financial Information ..................................................     86
Rating .................................................................     86
Index of Principal Definitions .........................................     87

================================================================================


================================================================================


                             MERRILL LYNCH MORTGAGE
                                 INVESTORS, INC.
                                   (DEPOSITOR)


                                  $745,386,000
                                  (APPROXIMATE)
                              MORTGAGE PASS-THROUGH
                                  CERTIFICATES
                                 SERIES 1997-C1


                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------


                               MERRILL LYNCH & CO.

                          DAIWA SECURITIES AMERICA INC.


                                   JUNE __, 1997

================================================================================